     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 1994

                                                  SEC REGISTRATION NO. 033-52255
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                          INTERNATIONAL CONTROLS CORP.
             (Exact name of Registrant as specified in its Charter)

             FLORIDA                               3715                             54-0698116
   (State or other jurisdiction        (Primary Standard Industrial              (I.R.S. Employer
        of incorporation)                  Classification Code)                Identification No.)


                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW


                           2016 NORTH PITCHER STREET
                           KALAMAZOO, MICHIGAN 49007
                                 (616) 343-6121
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                                DAVID R. MARKIN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          INTERNATIONAL CONTROLS CORP.
                           2016 NORTH PITCHER STREET
                           KALAMAZOO, MICHIGAN 49007
                                 (616) 343-6121
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                ----------------

                                   COPIES TO:

              Paulette Kendler, Esq.                             Valerie Ford Jacob, Esq.
 Hutton Ingram Yuzek Gainen Carroll & Bertolotti         Fried, Frank, Harris, Shriver & Jacobson
                 250 Park Avenue                                    One New York Plaza
             New York, New York 10177                            New York, New York 10004
                  (212) 907-9650                                      (212) 820-8000

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                                ----------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
                                ----------------

                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
                 TITLE OF EACH CLASS OF                      AMOUNT TO          OFFERING           AGGREGATE        REGISTRATION
              SECURITIES TO BE REGISTERED                  BE REGISTERED   PRICE PER UNIT (1)    OFFERING PRICE        FEE (2)
   % First Priority Senior Secured Notes due 2001.......   $200,000,000          $1,000           $200,000,000         $68,966
Units consisting of the following:......................   100,000 Units         $1,000           $100,000,000         $34,483
$1,000 principal amount of    % Senior Subordinated
 Notes due 2004.........................................   $100,000,000           (3)                 (3)                (3)
Warrants to purchase     shares of Common Stock, $.01
 par value per share (4)................................     Warrants             (3)                 (3)                (3)

(1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(a).
(2) Of the aggregate registration fee of $103,449, $77,586 was paid on February 11, 1994 with the initial filing of this Registration Statement $13,794 was paid on June 9, 1994 and $12,069 was paid on July 25, 1994.
(3) The       % Senior  Subordinated  Notes  due 2004  and  the  Warrants  being registered hereby are being offered as part of the Units and will not be offered separately.
(4) Includes the shares of Common Stock, $.01 par value, issuable upon exercise of the Warrants, plus an additional number of shares of Common Stock which may become issuable upon exercise of the Warrants pursuant to the anti-dilution provisions relating thereto.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS
              (____% FIRST PRIORITY SENIOR SECURED NOTES DUE 2001)


                                                        PRIMARY
                                    STATE OR OTHER     STANDARD         I.R.S.          ADDRESS, INCLUDING ZIP CODE,
                                     JURISDICTION     INDUSTRIAL       EMPLOYER             AND TELEPHONE NUMBER,
                                          OF        CLASSIFICATION   IDENTIFICATION         INCLUDING AREA CODE OF
NAME                                INCORPORATION        CODE           NUMBER           PRINCIPAL EXECUTIVE OFFICE
- ----------------------------------  --------------  ---------------  ------------  ---------------------------------------
Great Dane Trailers, Inc.              Georgia              3715      58-0446840   600 East Lathrop Avenue
                                                                                   Savannah, Georgia 31402
                                                                                   (912) 232-4471
Great Dane Trailers Nebraska, Inc.     Nebraska             3715      47-0734452   200 Centennial Road
                                                                                   Wayne, Nebraska 68787
                                                                                   (402) 375-5500
Great Dane Trailers Tennessee,        Tennessee             3715      62-0531103   1095 Harbor Avenue
 Inc.                                                                              Memphis, Tennessee 38113
                                                                                   (901) 948-1611
Great Dane Los Angeles, Inc.           Georgia              5012      95-3650164   15000 East Nelson Avenue
                                                                                   City of Industry, California 91744
                                                                                   (818) 336-9999
Checker Motors Corporation            New Jersey            3465      38-0415420   2016 North Pitcher Street
                                                                                   Kalamazoo, Michigan 49007
                                                                                   (616) 343-6121
Checker Motors Co., L.P.               Delaware             3465      13-3307242   2016 North Pitcher Street
                                                                                   Kalamazoo, Michigan 49007
                                                                                   (616) 343-6121
South Charleston Stamping &         West Virginia           3465      55-0680662   3100 MacCorkle Avenue S.W.
 Manufacturing Company                                                             South Charleston, West Virginia 25303
                                                                                   (304) 774-4601
Yellow Cab Company                     Delaware             4121      36-3967021   1730 South Indiana Avenue
                                                                                   Chicago, Illinois 60616
                                                                                   (312) 225-7440
Chicago AutoWerks Inc.                 Delaware             7538      36-3966884   1157 West Monroe Street
                                                                                   Chicago, Illinois 60607
                                                                                   (312) 421-1121
CMC Kalamazoo Inc.                     Delaware             3465      38-3189565   2016 North Pitcher Street
                                                                                   Kalamazoo, Michigan 49007
                                                                                   (616) 343-6121

                          INTERNATIONAL CONTROLS CORP.
                         FORM S-1 CROSS REFERENCE SHEET

REGISTRATION STATEMENT ITEM AND HEADING                                         LOCATION IN PROSPECTUS
- -------------------------------------------------------------  --------------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus...................  Outside Front Cover Page
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus.......................................  Inside Front Cover and Outside Back Cover Pages
       3.  Summary Information, Risk Factors and Ratio of
            Earnings to Fixed Charges........................  Prospectus Summary; Risk Factors; Selected Consolidated
                                                                Financial Information
       4.  Use of Proceeds...................................  Prospectus Summary; Proposed Refinancing; Use of
                                                                Proceeds; Capitalization
       5.  Determination of Offering Price...................  Inapplicable
       6.  Dilution..........................................  Inapplicable
       7.  Selling Security Holders..........................  Inapplicable
       8.  Plan of Distribution..............................  Outside Front Cover Page; Underwriting
       9.  Description of Securities to be Registered........  Description of Units; Description of Warrants;
                                                                Description of Capital Stock; Description of Notes
      10.  Interests of Named Experts and Counsel............  Inapplicable
      11.  Information with Respect to the Registrant........  Outside Front Cover Page; Prospectus Summary; Risk
                                                                Factors; The Company; Selected Consolidated Financial
                                                                Data; Management's Discussion and Analysis of Financial
                                                                Condition and Results of Operations; Business;
                                                                Management; Ownership of Common Stock; Financial
                                                                Statements
      12.  Disclosure of Commission Position on
            Indemnification for Securities Act Liabilities...  Inapplicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                           SUBJECT TO COMPLETION

                                                                  AUGUST 1, 1994


                          INTERNATIONAL CONTROLS CORP.

        $200,000,000     % First Priority Senior Secured Notes due 2001

100,000 Units consisting of $100,000,000    % Senior Subordinated Notes due 2004
                and Warrants to Purchase Shares of Common Stock
                                  -----------

    International Controls Corp. ("International Controls") and certain of its subsidiaries (each, an "Issuer," and together with International Controls, the "Issuers") are hereby offering on a joint and several basis (the "Senior Note Offering") $200,000,000 aggregate principal amount of % First Priority Senior Secured Notes due 2001 (the "Senior Notes"). In addition, International Controls is hereby offering (the "Unit Offering," and together with the Senior Note Offering, the "Offering") 100,000 units (the "Units"), each consisting of $1,000 principal amount of International Controls' % Senior Subordinated Notes due 2004 (the "Senior Subordinated Notes," and together with the Senior Notes, the
"Notes")  and one warrant to purchase initially          shares of common stock,
par value $.01 per share (the "Common Stock"), of International Controls (each a "Warrant," and the Warrants, together with the Notes and the Units, the "Securities"). The Senior Subordinated Notes and the Warrants will not be separately transferable until February 15, 1995 or such earlier date as (i) the Underwriters may determine or (ii) the Warrants become exercisable (the "Separation Date").


    Interest on the Senior Notes is payable in cash semi-annually on May 1 and November 1 of each year, commencing November 1, 1994. Interest on the Senior Subordinated Notes is payable in cash semi-annually on February 1 and August 1 of each year, commencing February 1, 1995. The Senior Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after November 1, 1998, and the Senior Subordinated Notes will be redeemable at the option of International Controls, in whole or in part, at any time on or after August 1, 1999, in each case at the respective redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. Upon a Change of Control (as defined herein), (i) holders of the Senior Notes may require the Issuers to repurchase the Senior Notes and (ii) holders of the Senior Subordinated Notes may require International Controls to repurchase the Senior Subordinated Notes, in each case at a redemption price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. In addition, the Senior Notes will be subject to mandatory annual sinking fund payments of $10 million payable on November 1 in each of the years 1995 through 2000.


    The Issuers will be required to apply up to $40 million of the aggregate net proceeds to International Controls of any Public Offering (as defined herein) effected through November 1, 1999 to the redemption of the Senior Notes at a redemption price equal to ___% of the principal amount of such Senior Notes, together with accrued and unpaid interest, if any, to the date of redemption. The Issuers, in the case of the Senior Notes, or International Controls, in the case of the Senior Subordinated Notes, will have the option to apply the aggregate net proceeds in excess of $40 million of any Public Offering effected through August 1, 1997 to the redemption of (i) up to $20 million aggregate principal amount of the Senior Notes and (ii) up to $30 million aggregate principal amount of the Senior Subordinated Notes, at redemption prices equal to ____% of the principal amount of the Senior Notes and __% of the principal amount of the Senior Subordinated Notes, as the case may be, in each case together with any accrued and unpaid interest, if any, to the date of redemption; PROVIDED that $110 million in aggregate principal amount of the Senior Notes or $70 million in aggregate principal amount of the Senior Subordinated Notes, as the case may be, remains outstanding immediately following such redemption.


    Any redemptions (whether mandatory or optional) of the Senior Notes other than sinking fund payments shall be applied first against the aggregate principal amount of the Senior Notes which become due and payable at maturity and thereafter against sinking fund payments in inverse order of payment.


    The Senior Notes will be senior secured obligations of the Issuers and will rank PARI PASSU in right of payment with all other senior indebtedness of the Issuers and senior in right of payment to all subordinated indebtedness of the Issuers. The Senior Notes will be secured by a first priority security interest in a substantial portion of the Issuers' real property, property and equipment and other assets, including 1,350 taxi medallions, but excluding inventory, accounts receivable and certain other assets (which will be subject to a lien under the New Credit Facility (as defined herein)). The Senior Notes will also be secured by a pledge of all the outstanding shares of capital stock (the "Pledged Stock") of subsidiaries of International Controls now or hereafter directly or indirectly owned by International Controls (other than the capital stock of American Country Insurance Company and its subsidiaries) and a lien on certain patents, trademarks and other intellectual property of the Issuers, in each case on an equal and ratable basis with the security interest securing the obligations of the Issuers under the New Credit Facility.


    The Senior Subordinated Notes will be senior subordinated obligations of International Controls and will be subordinated in right of payment to all senior indebtedness (including, without limitation, the Senior Notes and the obligations under the New Credit Facility); PROVIDED, HOWEVER, that the Senior Subordinated Notes will rank PARI PASSU with or senior in right of payment to all existing and future indebtedness of International Controls that is expressly subordinated to senior indebtedness. Since International Controls is a holding company, the Senior Subordinated Notes will be effectively subordinated to all existing and future liabilities of International Controls' subsidiaries. After giving effect to the application of the estimated net proceeds of the Offering and the other transactions contemplated hereby (the "Refinancing"), International Controls would have had outstanding consolidated indebtedness of $348.4 million at March 31, 1994, including approximately $48.4 million of secured revolving credit indebtedness estimated to be drawn under the New Credit Facility, and the subsidiaries of International Controls would have had total liabilities (including trade payables and indebtedness under the New Credit Facility and the Senior Notes) of $541.5 million.


    Each Warrant will initially entitle the holder thereof to purchase shares of Common Stock of International Controls at an exercise price of $.01 per share, which represent in the aggregate 7.5% of the outstanding Common Stock of International Controls on a fully diluted basis as of the date of issuance of the Warrants. In the event that an Initial Public Offering (as defined herein)
is not consummated on or  prior to                 , 1995, the number of  shares
purchasable  per Warrant  will be  increased to      shares  of Common  Stock of
International Controls, which represent in the aggregate 10.0% of the outstanding Common Stock of International Controls on a fully diluted basis as of the date of issuance of the Warrants. The Warrants will become exercisable on February 1, 2004, or upon the earlier occurrence of (i) a Change of Control or
(ii) an Initial Public Offering.


    The New York Stock Exchange has approved the listing of the Senior Notes, subject to the satisfaction of certain listing requirements. After the Separation Date, International Controls intends to apply to list the Senior Subordinated Notes on the New York Stock Exchange. There can be no assurance that the Notes will be listed.

                              --------------------
    SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES.
                              --------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF         THIS PROSPECTUS. ANY REPRESENTATION  TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR
                          ADEQUACY OF THIS PROSPECTUS.

                                                                                  PRICE
                                                                                   TO                UNDERWRITING
                                                                                PUBLIC(1)            DISCOUNTS(2)
Per Senior Note.........................................................            %                      %
Total...................................................................  $                      $
Per Unit................................................................            $                      %
Total...................................................................  $                      $

                                                                                PROCEEDS
                                                                                   TO
                                                                             THE ISSUERS(3)
Per Senior Note.........................................................            %
Total...................................................................  $
Per Unit................................................................            %
Total...................................................................  $

(1)  Plus accrued interest, if any, from              , 1994.
(2) See "Underwriting" for information regarding the indemnification of the Underwriters.
(3)  Before deducting expenses payable by the Issuers estimated at $         .

                              --------------------

    The Securities are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by them and subject to various prior conditions, including the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the Securities will be made at the offices of Alex. Brown & Sons Incorporated, New York, New York on or about
             , 1994.


ALEX. BROWN & SONS                                              SPP HAMBRO & CO.
      INCORPORATED

              THE DATE OF THIS PROSPECTUS IS               , 1994

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES, THE UNITS AND/OR THE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION


    The Issuers have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by this reference.



    International Controls is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and in accordance therewith files reports, proxy statements (if required) and other information with the Commission. Such reports, proxy statements and other information, including the Registration Statement, may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. International Controls' 12 3/4% Senior Subordinated Debentures due 2001 and its Subordinated Discount Debentures due January 1, 2006 are listed on the American Stock Exchange. Reports, proxy statements, and other information can also be inspected at the office of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.



    The Issuers will furnish holders of the Securities with copies of reports, proxy statements or other information as specified in "Description of Warrants
- -- Reports," "Description of Notes -- Certain Covenants -- Provision of Financial Statements."

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO (I) THE "ISSUERS," IN THE CASE OF THE SENIOR NOTES, MEAN INTERNATIONAL CONTROLS CORP. ("INTERNATIONAL CONTROLS"), CHECKER MOTORS CORPORATION ("MOTORS"), CHECKER MOTORS CO., L.P. ("CHECKER L.P."), CMC KALAMAZOO INC., YELLOW CAB COMPANY, CHICAGO AUTOWERKS INC., SOUTH CHARLESTON STAMPING & MANUFACTURING COMPANY ("SCSM"), GREAT DANE TRAILERS, INC. ("GREAT DANE"), GREAT DANE TRAILERS TENNESSEE, INC., GREAT DANE TRAILERS NEBRASKA, INC. AND GREAT DANE LOS ANGELES, INC., (II) THE "ISSUERS," IN THE CASE OF THE SENIOR SUBORDINATED NOTES, MEAN ONLY INTERNATIONAL CONTROLS, AND (III) THE "COMPANY" MEAN INTERNATIONAL CONTROLS AND ITS CONSOLIDATED SUBSIDIARIES (WHICH FOR THIS PURPOSE INCLUDES A PARTNERSHIP WHICH IS CONTROLLED BY INTERNATIONAL CONTROLS).


                                  THE COMPANY

OVERVIEW


    International Controls is a holding company that is engaged in four principal lines of business. Great Dane manufactures a full line of truck trailers for the over-the-road tractor trailer long and short haul markets and containers and chassis for intermodal shipping. Motors manufactures sheet metal stampings for automotive components and subassemblies, primarily for General Motors Corporation ("GM"). The Company's Yellow Cab Company division ("Yellow Cab") is currently the largest owner of taxicabs and provider of taxi-related services in Chicago, Illinois. American Country Insurance Company ("Country") underwrites property and casualty insurance, including taxicab insurance, workers' compensation and other commercial and personal lines.



    Prior to 1987, International Controls engaged in various engineering, aerospace and manufacturing operations, including truck trailer manufacturing. In 1987, International Controls was taken private in a leveraged buyout transaction and initiated a plan of divestitures to reduce bank debt. In 1989, with Great Dane as its only remaining business, International Controls acquired Motors and immediately thereafter, the major shareholders of Motors obtained control of International Controls through a reverse acquisition (the "Reverse Acquisition").


TRAILER MANUFACTURING


    Great Dane, which generated approximately 78% of the Company's revenues and 62% of the Company's total segment operating profit (segment gross profit less selling, general and administrative expenses) for the year ended December 31, 1993, designs, manufactures and distributes a full line of both standard and customized truck trailers (including dry freight vans, refrigerated trailers ("reefers") and platform trailers) and intermodal containers and chassis. In 1993, Great Dane was the largest manufacturer of truck trailers in the United States with a 12.7% total market share, including an estimated leading 37.9% share of the reefer market and a 23.3% share of the intermodal container and chassis market. Great Dane believes it offers the broadest line of products in the industry and emphasizes the production of customized and proprietary products which generally have higher margins than more standard products. Great Dane sells and services its trailers primarily through a nationwide network of branches and independent dealers to gain access to a diversified customer base.



    During the past several years, Great Dane has undertaken a number of strategic initiatives designed to improve its competitive position and capitalize on the growing intermodal container and chassis market. Accordingly, Great Dane reduced corporate overhead through management consolidation, increased operating efficiencies and capacity through plant reconfigurations, and initiated product cost reduction and new product development programs. Great Dane also increased its manufacturing flexibility by adapting certain of its assembly lines to be efficient in filling both large and small orders, and expanded its distribution network domestically, as well as in Canada and Mexico, in order to provide new outlets for its products and high margin parts and services business.

    Furthermore, during 1992, Great Dane entered the intermodal container and chassis market as its engineering department, working in conjunction with J.B. Hunt Transport ("J.B. Hunt"), one of the largest truckload carriers in the U.S., developed a unique line of intermodal containers and matching ultra lightweight chassis. "Intermodal containers," as used in this Prospectus, refers to containers which are designed to travel principally on rail car, and which, when removed from the rail car, can be placed on a chassis for transportation by truck to and from a rail yard. These products enable Great Dane's customers to take advantage of new double stack intermodal shipping methods, generally the most economical method of hauling freight over long and intermediate distances. Great Dane believes that intermodal transportation, which has been expanding at an approximately 10% compounded annual growth rate since 1988, will provide a significant growth opportunity as carriers replace some or all of their trailers with containers and chassis.

    Great Dane's objectives are to increase its share of the truck trailer market and continue to capitalize on the growing intermodal market. To achieve these objectives, Great Dane will continue to emphasize the development of high quality innovative products and improve the efficiency of its assembly operations. Great Dane is presently adapting certain of its assembly lines to produce either intermodal containers or truck trailers on the same line. In addition, Great Dane plans to utilize its expanded distribution network and manufacturing flexibility to broaden its customer base by increasing sales to large customers.

AUTOMOTIVE PRODUCTS OPERATIONS


    Through SCSM and its Kalamazoo, Michigan facility ("CMC Kalamazoo"), Motors, together with its customers, develops, designs and manufactures a broad range of sheet metal automotive components and subassemblies, including tailgates, fenders, doors, roofs and hoods, primarily for sale to North American original equipment manufacturers ("OEMs"). These operations generated approximately 14% of the Company's revenues and 29% of the Company's total segment operating profit for the year ended December 31, 1993. Motors focuses on the higher-growth light truck, sports utility vehicle and van segments of the market and currently supplies products primarily to GM. Other customers include Freightliner Corp. and Saturn Corporation, and SCSM recently signed a contract with Mercedes-Benz to produce parts for its new sports utility vehicle commencing in 1996 for the 1997 model year.


    Through the purchase of SCSM in 1989 and the expansion of that facility's press lines, Motors acquired a modernized stamping facility covering an area of more than 900,000 square feet. Unlike many of its competitors, SCSM presently has the equipment to supply complete assemblies including large stampings and related assembly parts. SCSM provides a full complement of services, including design, engineering and manufacturing, which enables the Company to play an integral role in the development and execution of product programs for its customers. SCSM's ability to provide customer service, timely delivery and quality products at competitive prices has resulted in the receipt of GM's "Mark of Excellence" award.

VEHICULAR OPERATIONS

    The vehicular operations generated approximately 5% of the Company's revenues and 12% of the Company's total segment operating profit during the year ended December 31, 1993. Yellow Cab is the largest taxicab fleet owner in the City of Chicago ("Chicago") and, as of March 31, 1994, owned approximately 2,370 or 44% of the 5,400 taxicab licenses ("licenses" or "medallions") available in Chicago. Yellow Cab's primary business is the leasing of its medallions and vehicles to independent taxi operators through two programs: the owner-operator program and the daily lease program. In contrast to the daily lease program, the owner-operator program, which covers approximately 65% of the medallions owned by the Company, relieves Yellow Cab of vehicle maintenance and repair costs, as well as the cost of housing and storing a large fleet. The Company also provides a variety of other services to taxi drivers and non-affiliated medallion holders, including insurance coverage through Country and repair and maintenance services through Chicago AutoWerks.

INSURANCE OPERATIONS

    Country generated approximately 3% of the Company's revenues and an aggregate of $3.9 million of pre-tax income (comprising approximately $2.0 million of segment operating loss and approximately $5.9 million of portfolio interest income) during the year ended December 31, 1993. During 1993, 67% of Country's total premium revenue was attributable to non-affiliated property/casualty lines, primarily workers' compensation, commercial automobile and commercial multiple peril. The remainder of Country's premium revenues was attributable to affiliated taxi liability, collision and workers' compensation insurance in the State of Illinois. Through its longstanding relationship with Yellow Cab, Country has developed a comprehensive understanding of the associated risks of taxicab insurance underwriting and presently is one of the few voluntary providers of such insurance. Country's strategy is to expand its non-affiliated personal and commercial/casualty property lines by entering new markets including Southern Illinois and the states surrounding Illinois while maintaining its affiliated taxi liability and collision business. Country is currently rated "A" by A.M. Best.

PROPOSED REFINANCING

    The Company is implementing a refinancing (the "Refinancing") designed (a) to increase its liquidity through (i) reduced amortization requirements and (ii) the removal of certain restrictions on the use of cash from the Company's subsidiaries providing for more flexible and efficient cash management and (b) to simplify its corporate structure, thereby enhancing its ability to obtain future financing. The Refinancing includes the following (all amounts are as of March 31, 1994):



        (A) the offering of the Securities;


        (B) the entering into the New Credit Facility by the Issuers, consisting of a revolving credit facility and pursuant to which an initial borrowing of approximately $48.4 million (the "Initial Borrowing") will be made;


        (C)  the  repayment  of  substantially   all  of  the  indebtedness   of
    International Controls' subsidiaries in the aggregate principal amount of approximately $86.0 million;


        (D) the redemption of all of the approximately $132.0 million outstanding aggregate principal amount of International Controls' 12 3/4% Senior Subordinated Debentures due 2001 (the "12 3/4% Debentures") at 103.18% of their principal amount, together with accrued and unpaid interest to the date of redemption (the "12 3/4% Debenture Redemption");



        (E) the redemption of all of the approximately $61.3 million outstanding aggregate principal amount of International Controls' Subordinated Discount Debentures due January 1, 2006 (the "14 1/2% Debentures") at their principal amount, together with accrued and unpaid interest to the date of redemption (the "14 1/2% Debenture Redemption");



        (F) the redemption of all of the outstanding $30.0 million aggregate principal amount of International Controls' senior notes (the "Existing Notes") bearing interest at an annual rate of 3.5% above the prime rate of interest, held by the stockholders of International Controls, maturing on the earlier of September 30, 1997 or the payment in full of certain subsidiary indebtedness (the "Existing Note Redemption"); and



        (G) the redemption for $37.0 million (the "Minority Interest Redemption") of the minority capital account in Checker L.P. which was being amortized over a twenty-five year period, ending in December 2013, with interest at a rate of 7.0%, and any minority equity interest in Checker L.P.



    Simultaneously with the consummation of the Minority Interest Redemption, Checker L.P. will be liquidated and its assets distributed to Motors, which will immediately contribute these assets (except for the capital stock of Country) to three newly-formed subsidiaries, CMC Kalamazoo Inc., Yellow Cab Company and Chicago AutoWerks Inc., each of which is an Issuer.

    See "Proposed Refinancing," "Use of Proceeds" and "Capitalization."


    Before giving effect to the Refinancing, scheduled principal payments on outstanding indebtedness in each of the five years ending December 31, 1998 are $19.3 million, $44.4 million, $9.1 million, $54.1 million and $19.6 million, respectively. After giving effect to the Refinancing, scheduled principal payments on outstanding indebtedness for each of the next five years would be $10 million, consisting of mandatory sinking fund payments with respect to the Senior Notes. In addition, up to $40 million of the Senior Notes are required to be redeemed in the event the Company effects any Public Offering during this period. See "Description of Notes -- Sinking Fund," "-- Mandatory Redemption" and "-- Additional Optional Redemptions."

ORGANIZATION

    The chart below sets forth the corporate structure of the Company after giving effect to the Refinancing:

                                  [CHART]
                                [See Appendix A]

                                  THE OFFERING

Securities Offered................  $200,000,000  principal amount  of      % First Priority
                                    Senior Secured Notes due 2001 of the Issuers and 100,000
                                    Units, each  consisting of  $1,000 principal  amount  of
                                       % Senior Subordinated Notes due 2004 of International
                                    Controls   and   one  Warrant   to   purchase  initially
                                    shares of Common  Stock of  International Controls.  The
                                    Senior  Subordinated  Notes  and the  Warrants  will not
                                    trade separately until February 15, 1995 or such earlier
                                    date as (i) the Underwriters  may determine or (ii)  the
                                    Warrants become exercisable. See "Description of Notes,"
                                    "Description of Units" and "Description of Warrants."
Use of Proceeds...................  The  Issuers will use the net  proceeds from the sale of the Securities, together with  proceeds of an  estimated
                                    $48.4 million of initial borrowings under the New Credit
                                    Facility and approximately $22.2 million of Company cash
                                    (assuming the Offering had been consummated on March 31,
                                    1994)  to  (i) redeem  all  of the  outstanding  12 3/4%
                                    Debentures, (ii) redeem all  of the outstanding 14  1/2%
                                    Debentures, (iii) redeem the Existing Notes, (iv) retire
                                    substantially  all of the  indebtedness of International
                                    Controls' subsidiaries,  and  (v)  redeem  the  minority
                                    capital  account  and any  minority interest  in Checker
                                    L.P. See "Use of  Proceeds," "Proposed Refinancing"  and
                                    "Business  -- Legal Proceedings  -- Executive Life Liti-
                                    gation."

                                THE SENIOR NOTES

Issuers...........................  The  Senior  Notes  will   be  the  joint  and   several
                                    obligations of International Controls, Great Dane, Great
                                    Dane  Trailers  Tennessee,  Inc.,  Great  Dane  Trailers
                                    Nebraska, Inc., Great  Dane Los  Angeles, Inc.,  Motors,
                                    Checker  L.P., CMC  Kalamazoo Inc.,  Yellow Cab Company,
                                    Chicago AutoWerks Inc. and SCSM.
Interest Payment Dates............  May 1 and November 1  of each year, commencing  November
                                    1, 1994.
Sinking Fund......................  The  Senior Notes  will be  subject to  mandatory annual sinking fund payments  of $10 million  on November 1  in
                                    each of the years 1995 through 2000. See "Description of
                                    Notes -- Sinking Fund."
Mandatory Redemption..............  The  Issuers will be required to apply up to $40 million of the  net proceeds  to International  Controls of  any
                                    Public Offering effected through November 1, 1999 to the
                                    redemption  of the  Senior Notes  at a  redemption price
                                    equal to % of the principal amount of such Senior Notes,
                                    together with accrued  and unpaid interest,  if any,  to
                                    the  date of  redemption. See  "Description of  Notes --
                                    Mandatory Redemption."
Optional Redemption...............  The Senior Notes will be redeemable at the option of the
                                    Issuers, in whole or  in part, at any  time on or  after
                                    November  1, 1998,  at the  redemption prices  set forth
                                    herein, together with  accrued and  unpaid interest,  if
                                    any,  to  the date  of  redemption. See  "Description of
                                    Notes -- Optional Redemption."
                                    Any redemptions (whether mandatory  or optional) of  the
                                    Senior  Notes other than sinking  fund payments shall be
                                    applied first against the aggregate principal amount  of
                                    the Senior Notes

                                    which  become due and payable at maturity and thereafter
                                    against  sinking  fund  payments  in  inverse  order  of
                                    payment.   See  "Description  of   Notes  --  Additional
                                    Optional Redemptions."
Security..........................  The Senior Notes  will be  secured by  a first  priority security  interest  in  a  substantial  portion  of  the
                                    Issuers' real property, property and equipment and other
                                    assets, including 1,350  taxi medallions, but  excluding
                                    inventory,  accounts receivable and certain other assets
                                    (which will be subject  to a lien  under the New  Credit
                                    Facility).  The Senior Notes  will also be  secured by a
                                    pledge of  the  Pledged  Stock and  a  lien  on  certain
                                    patents,  trademarks and other  intellectual property of
                                    the Issuers, in each case on an equal and ratable  basis
                                    with  the security interest  securing the obligations of
                                    the  Issuers  under   the  New   Credit  Facility.   See
                                    "Description of Notes -- Security for the Senior Notes."
Ranking...........................  The  Senior Notes will be  senior secured obligations of the Issuers and will rank PARI PASSU in right of payment
                                    with  all  other  senior  indebtedness  of  the  Issuers
                                    (including   the  obligations   under  the   New  Credit
                                    Facility)  and  senior  in  right  of  payment  to   all
                                    subordinated  obligations of the  Issuers, including the
                                    obligations of International  Controls under the  Senior
                                    Subordinated Notes.

                         THE SENIOR SUBORDINATED NOTES

Issuer............................  International Controls.
Interest Payment Dates............  February  1  and  August  1  of  each  year,  commencing
                                    February 1, 1995.
Mandatory Redemption..............  None.
Optional Redemption...............  The Senior  Subordinated  Notes are  redeemable  at  the option  of International Controls, in  whole or in part,
                                    at  any  time  on  or  after  August  1,  1999,  at  the
                                    redemption  prices  set forth  herein, plus  accrued and
                                    unpaid interest, if any, to the date of redemption.  See
                                    "Description of Notes -- Optional Redemption."
Ranking...........................  The   Senior   Subordinated   Notes   will   be   senior
                                    subordinated obligations of  International Controls  and
                                    will  be subordinated in right  of payment to all senior
                                    indebtedness (including, without limitation, the  Senior
                                    Notes   and  the   obligations  under   the  New  Credit
                                    Facility); PROVIDED,  HOWEVER,  that the  Senior  Subor-
                                    dinated  Notes will rank  senior in right  of payment to
                                    all existing  and future  indebtedness of  International
                                    Controls   that  is  expressly  subordinated  to  senior
                                    indebtedness  except  for  any  future  indebtedness  of
                                    International  Controls which expressly provides that it
                                    is PARI PASSU with  the Senior Subordinated Notes  (and,
                                    until redemption thereof, the 12 3/4% Debentures). Since
                                    International  Controls is a holding company, the Senior
                                    Subordinated Notes will also be effectively subordinated
                                    to all existing and future liabilities (including  trade
                                    payables  and obligations under the Senior Notes and the
                                    New  Credit   Facility)   of   International   Controls'
                                    subsidiaries,  including  the Issuers  under  the Senior
                                    Notes.  After   giving   effect  to   the   Refinancing,
                                    International Controls would have had outstanding $248.4
                                    million of indebtedness at March 31, 1994 ranking senior
                                    in  right of  payment to the  Senior Subordinated Notes,
                                    the subsidiaries

                                    would have had total  liabilities of $541.5 million  and
                                    there  would  have been  no  indebtedness junior  to the
                                    Senior Subordinated Notes.

                        GENERAL PROVISIONS OF THE NOTES

Additional Optional Redemptions...  The Issuers,  in  the  case  of  the  Senior  Notes,  or
                                    International  Controls,  in  the  case  of  the  Senior
                                    Subordinated Notes, will  have the option  to apply  the
                                    aggregate  net proceeds in excess  of $40 million of any
                                    Public Offering effected through  August 1, 1997 to  the
                                    redemption  of (i) up to $20 million aggregate principal
                                    amount of the Senior  Notes and (ii)  up to $30  million
                                    aggregate  principal amount  of the  Senior Subordinated
                                    Notes, at redemption prices equal to % of the  principal
                                    amount of the Senior Notes and % of the principal amount
                                    of the Senior Subordinated Notes, as the case may be, in
                                    each  case together with accrued and unpaid interest, if
                                    any, to  the  date  of redemption;  PROVIDED  that  $110
                                    million  in  aggregate  principal amount  of  the Senior
                                    Notes or $70  million in aggregate  principal amount  of
                                    the  Senior  Subordinated  Notes, as  the  case  may be,
                                    remain outstanding  immediately following  such  redemp-
                                    tion.
Change of Control.................  Upon  a Change of Control  (as defined in the indentures governing the Notes (the "Indentures")), each holder  of
                                    Notes may require the Issuers, in the case of the Senior
                                    Notes,  or International  Controls, in  the case  of the
                                    Senior  Subordinated  Notes,  to  repurchase  all  or  a
                                    portion of such holder's Notes at a purchase price equal
                                    to  101% of the principal  amount thereof, together with
                                    accrued and  unpaid interest,  if any,  to the  date  of
                                    repurchase.  See  "Description  of  Notes  --  Change of
                                    Control."
Certain Restrictions..............  The Indentures will  contain covenants  with respect  to the  following  matters: (i)  limitations  on additional
                                    indebtedness; (ii) limitations  on restricted  payments;
                                    (iii)  limitations on transactions with affiliates; (iv)
                                    limitations on compensation paid to certain  affiliates;
                                    (v)  the application  of the  proceeds of  certain asset
                                    sales (including  the obligation  under certain  circum-
                                    stances  to  repurchase the  Notes with  such proceeds);
                                    (vi)  limitations   on  liens;   (vii)  limitations   on
                                    guarantees  by subsidiaries;  (viii) limitations  on the
                                    issuance and sale of capital stock of subsidiaries; (ix)
                                    limitations on dividends and other payment  restrictions
                                    affecting subsidiaries; and (x) restrictions on mergers,
                                    consolidations and transfers of all or substantially all
                                    of the assets of the Issuers and International Controls,
                                    as  the case may be, to another person. In addition, the
                                    Senior Subordinated  Note  Indenture will  prohibit  the
                                    incurrence  of indebtedness that  is subordinated to any
                                    senior   indebtedness   and   senior   to   the   Senior
                                    Subordinated Notes. See "Description of Notes -- Certain
                                    Covenants."
Original Issue Discount...........  The  Senior  Subordinated  Notes  will  be  issued  with original issue discount for federal income tax purposes.
                                    As a  result, purchasers  of Senior  Subordinated  Notes
                                    will  be  required  to  recognize  such  original  issue
                                    discount as ordinary income in advance of the receipt of
                                    the cash payments to which such income is  attributable.
                                    See "Certain Federal Income Tax Consequences."

                                  THE WARRANTS

Warrants..........................  Each  Warrant will initially  entitle the holder thereof
                                    to purchase     shares of Common Stock of  International
                                    Controls  at an exercise price  of $.01 per share, which
                                    represent in  the  aggregate  7.5%  of  the  outstanding
                                    Common  Stock  of  International  Controls  on  a  fully
                                    diluted  basis  as  of  the  date  of  issuance  of  the
                                    Warrants.  In the event that  an Initial Public Offering
                                    is not consummated on or prior to               ,  1995,
                                    the  number of  shares purchasable  per Warrant  will be
                                    increased to    shares of Common Stock of  International
                                    Controls  which represent in the  aggregate 10.0% of the
                                    outstanding Common Stock of International Controls on  a
                                    fully  diluted basis as  of the date  of issuance of the
                                    Warrants.
                                    It is the present  intention of International  Controls,
                                    subject  to various factors  including prevailing market
                                    conditions, to effect an Initial Public Offering of  its
                                    Common Stock within the next twelve months. There can be
                                    no  assurance  if  or  when any  such  offering  will be
                                    consummated. Any  such offering  will  be made  only  by
                                    means  of a prospectus pursuant to a registration state-
                                    ment filed with the Securities and Exchange Commission.
Exercise..........................  The  Warrants  will  become  exercisable  (an  "Exercise
                                    Event")  on  February  1,  2004,  or  upon  the  earlier
                                    occurrence of (i) a Change of Control or (ii) an Initial
                                    Public Offering.
Expiration........................  August 1, 2004.

                                  RISK FACTORS

    In  addition  to  the  other  information  contained  in  this   Prospectus,
prospective purchasers of the Securities should carefully consider the matters set forth under "Risk Factors" prior to making an investment decision.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

    The summary consolidated financial information set forth below is derived from the consolidated financial statements of the Company for the years ended December 31, 1989, 1990, 1991, 1992 and 1993, which have been audited by Ernst & Young, independent auditors, and from the consolidated financial statements of the Company for the three-month periods ended March 31, 1993 and 1994. The summary consolidated financial information provided for the three-month periods reflects all adjustments (consisting of normal recurring accruals) considered for a fair presentation of such data. The results of interim periods may not be indicative of results for the full year. The following summary information should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                            THREE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                               MARCH 31,
                                      ----------------------------------------------------------------    ----------------------
                                        1989           1990          1991         1992         1993         1993         1994
                                      ---------    ------------    ---------    ---------    ---------    ---------    ---------
                                                                        (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues:
  Trailer Manufacturing............   $ 575,793    $    491,532    $ 400,196    $ 536,336    $ 711,862    $ 153,623    $ 215,050
  Automotive Products..............      99,886         133,401       84,401      112,631      127,925       34,685       38,253
  Vehicular Operations.............      44,404          45,006       43,527       40,580       42,103       10,262       10,518
  Insurance Operations.............      18,304          23,272       27,142       27,186       27,436        6,363        7,859
                                      ---------    ------------    ---------    ---------    ---------    ---------    ---------
  Total Revenues...................   $ 738,387    $    693,211    $ 555,266    $ 716,733    $ 909,326    $ 204,933    $ 271,680
                                      ---------    ------------    ---------    ---------    ---------    ---------    ---------
                                      ---------    ------------    ---------    ---------    ---------    ---------    ---------
Segment Operating Profit (Loss):
 (1)
  Trailer Manufacturing............   $  26,508    $     13,109(2) $   7,059    $  17,590    $  32,381    $   5,144    $  14,300
  Automotive Products..............      10,561           9,669       (4,237)      11,622       15,306        4,491        5,409
  Vehicular Operations.............       9,437           9,751        7,139        5,727        6,251        1,323        1,330
  Insurance Operations (3).........        (190)           (980)      (2,872)      (1,557)      (1,947)        (450)        (710)
                                      ---------    ------------    ---------    ---------    ---------    ---------    ---------
  Total Segment Operating Profit...      46,316          31,549        7,089       33,382       51,991       10,508       20,329
Corporate Expenses.................      (7,457)         (8,115)      (4,398)      (4,396)      (4,646)      (1,192)        (938)
Interest Expense (4)...............     (57,879)        (61,596)     (47,425)     (42,726)     (41,614)     (10,465)     (10,044)
Interest Income....................      15,494          14,696       11,634        8,895        7,396        2,018        1,660
Other Income (Expense).............       4,704            (941)      (1,078)      (2,023)       3,494          991          604
Special Charge (5).................          --              --           --           --       (7,500)          --           --
                                      ---------    ------------    ---------    ---------    ---------    ---------    ---------
Income (Loss) Before Minority
 Equity, Income Taxes,
 Extraordinary Items and Accounting
 Changes...........................       1,178         (24,407)     (34,178)      (6,868)       9,121        1,860       11,611
Minority Equity....................      (2,424)         (2,296)       1,931           --           --           --           --
Income Tax Benefit (Expense).......        (610)          6,429        5,241         (687)      (5,757)      (2,604)      (5,225)
Extraordinary Items (6)............       4,799          27,749       31,188           --           --           --           --
Accounting Changes (7).............          --              --           --           --      (46,626)     (46,626)          --
                                      ---------    ------------    ---------    ---------    ---------    ---------    ---------
Net Income (Loss)..................   $   2,943    $      7,475    $   4,182    $  (7,555)   $ (43,262)   $ (47,370)   $   6,386
                                      ---------    ------------    ---------    ---------    ---------    ---------    ---------
                                      ---------    ------------    ---------    ---------    ---------    ---------    ---------
OTHER DATA:
Total Depreciation and Amortization
 Expense (8).......................   $  48,149    $     49,791    $  26,401    $  26,506    $  28,089    $   6,747    $   6,882
Capital Expenditures...............      20,513          21,564       16,457       17,549       20,006        7,843        6,903
EBITDA (9).........................      80,200          61,940(2)    38,304       60,889       84,658       18,675       28,070
Ratio of EBITDA to Cash Interest
 Expense (4).......................        2.6x            1.7x           --         1.5x         2.1x         1.9x         2.9x
Ratio of Earnings to Fixed Charges
 (10)..............................        1.0x              --           --           --         1.2x         1.2x         2.1x
Pro Forma Ratio of EBITDA to Cash
 Interest Expense (11).............          --              --           --           --         1.9x           --         2.6x
Pro Forma Ratio of Earnings to
 Fixed Charges (12)................          --              --           --           --         1.0x           --         1.9x

                                                   (CONTINUED ON FOLLOWING PAGE)

                                                                DECEMBER 31,                                    MARCH 31,
                                      ----------------------------------------------------------------    ----------------------
                                        1989           1990          1991         1992         1993         1993         1994
                                      ---------    ------------    ---------    ---------    ---------    ---------    ---------
                                                                        (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working Capital....................   $  68,829    $     81,111    $  48,559    $  51,091    $  51,136    $  61,119    $  30,339
Property, Plant and Equipment --
 Net...............................     134,691         133,116      125,681      119,492      122,355      129,274      123,111
Total Assets.......................     536,084         537,677      481,305      493,763      517,336      514,779      527,158
Long-Term Debt (Including Current
 Maturities).......................     405,167         376,692      312,324      305,368      291,273      316,028      287,113
Shareholders' Deficit..............    (111,799)       (104,745)     (98,374)    (106,296)    (149,517)    (153,355)    (143,538)

- ------------------
 (1) Segment operating profit (loss) is segment gross profit (loss) less segment selling, general and administrative expenses.
 (2) After deducting $7,500 of plant restructuring costs.
 (3) Segment operating profit for the insurance operations does not include portfolio interest income.
 (4) Interest expense includes (dollars in thousands):

                                                                                                         THREE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                      MARCH 31,
                                                 -----------------------------------------------------  --------------------
                                                   1989       1990       1991       1992       1993       1993       1994
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Cash interest expense......................  $  30,873  $  36,556  $  46,081  $  41,251  $  39,948  $  10,068  $   9,577
    Amortization of debt discount..............     26,638     24,690      1,045      1,181      1,372        324        393
    Amortization of debt expense...............        368        350        299        294        294         73         74
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
        Total Interest Expense.................  $  57,879  $  61,596  $  47,425  $  42,726  $  41,614  $  10,465  $  10,044
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------

 (5) Represents cost to the Company of the settlement of certain litigation with the Boeing Company. See "Business -- Legal Proceedings -- Boeing Litigation" and Note H to Notes to Consolidated Financial Statements -- December 31, 1993.
 (6) Extraordinary items in all years relate to the gain or loss on the repurchase of indebtedness. See Note L to Notes to Consolidated Financial Statements -- December 31, 1993.
 (7) The accounting changes represent the cumulative effect of changes in accounting principles as a result of the adoption, as of January 1, 1993, of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 109, "Accounting for Income Taxes." See Notes I and K to Notes to Consolidated Financial Statements -- December 31, 1993.
 (8) Total depreciation and amortization expense includes (dollars in thousands):

                                                                                                          THREE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                      MARCH 31,
                                                  -----------------------------------------------------  --------------------
                                                    1989       1990       1991       1992       1993       1993       1994
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Depreciation and amortization...............  $  18,186  $  20,784  $  20,931  $  21,054  $  23,295  $   5,571  $   5,631
    Amortization of cost in excess of net assets
     acquired...................................      1,252      1,250      1,250      1,250      1,250        312        313
    Amortization of debt discount...............     26,638     24,690      1,045      1,181      1,372        324        393
    Amortization of debt expense................        368        350        299        294        294         73         74
    Other amortization..........................      1,705      2,717      2,876      2,727      1,878        467        471
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
        Total Depreciation and Amortization.....  $  48,149  $  49,791  $  26,401  $  26,506  $  28,089  $   6,747  $   6,882
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------


 (9) EBITDA represents income (loss) before minority equity, income taxes, extraordinary items and accounting changes plus cash interest expense, total depreciation and amortization expense and special charges. The Company believes that EBITDA provides useful information regarding the Company's ability to service its debt; however, EBITDA does not represent cash flow from operations and should not be considered as a substitute for net income, as an indicator of the Company's operating performance or for cash flow as a measure of liquidity.
(10) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before minority equity, income taxes, extraordinary items, accounting changes and fixed charges. Fixed charges consist of (i) cash interest expense, (ii) amortization of debt discount and debt expense, and
    (iii) that portion of operating lease rental expense which is representative of the interest factor (deemed by management to be one-third of rental expense). The Company's earnings were insufficient to cover fixed charges by (in thousands) $24,407, $34,178 and $6,868 for the years ended December 31, 1990, 1991 and 1992, respectively.
(11) The adjustments made to the historical ratios of EBITDA to cash interest expense to arrive at the pro forma ratios were to give effect to the Refinancing as if it had occurred as of the first day of the period. No adjustments have been made to reflect interest which will accrue on the 12 3/4% Debentures and the 14 1/2% Debentures during the requisite 30-day notice periods.
(12) The only adjustments made to the historical ratio of earnings to fixed charges to arrive at the pro forma ratio were to give effect to the change in fixed charges resulting from the Refinancing.

                                  RISK FACTORS

    Prospective purchasers of the Securities should evaluate the following factors, as well as the other information set forth in this Prospectus, before making an investment in the Securities.

SUBSTANTIAL LEVERAGE


    The Company currently is and, following the completion of the Refinancing, will continue to be substantially leveraged. After giving effect to the
Refinancing, the Company's consolidated indebtedness would have been $348.4 million at March 31, 1994. See "Proposed Refinancing," "Use of Proceeds," "Capitalization," and "Selected Consolidated Financial Data." In addition, the Company anticipates that the New Credit Facility would have provided approximately $32.2 million of available additional funds at March 31, 1994, as determined for certain groups of subsidiaries by a formula based on accounts receivable and inventory of such groups of borrowers, subject to International Controls' ability to meet certain financial tests. (However, International Controls, as a holding company, does not presently have any availability (other than through its subsidiaries) under the New Credit Facility.)



    Based upon its current level of operations and anticipated growth, the Company believes that available cash flow, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's anticipated requirements for working capital, capital expenditures, interest payments and sinking fund payments. There can be no assurance, however, that the Company's businesses will continue to generate cash flow at or above current levels or otherwise in sufficient amounts to pay the principal and interest on the Notes or to satisfy the Issuers' and International Controls' obligations to repurchase the Notes in the event of a Change of Control.


    The degree to which the Company is leveraged could have important consequences to holders of the Notes, including, but not limited to, the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes, refinancing of indebtedness or other purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of the principal of and interest on its indebtedness, thereby reducing the funds available to the Company for its operations; (iii) the Company is more highly leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; (iv) certain of the Company's borrowings are and will continue to be at variable rates of interest, which could result in higher interest expenses in the event of increases in interest rates; and (v) the Company's high degree of leverage may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures.

RANKING OF THE NOTES; HOLDING COMPANY STRUCTURE


    The Senior Notes will be joint and several senior obligations of the Issuers and will rank PARI PASSU in right of payment with all other existing and future senior indebtedness of the Issuers (including, without limitation, the New Credit Facility) and senior in right of payment to all subordinated obligations of the Issuers. After giving effect to the Refinancing, the Issuers would have had approximately $48.4 million of indebtedness outstanding at March 31, 1994 ranking PARI PASSU in right of payment with the Senior Notes. The Senior
Subordinated Notes will be senior subordinated obligations of International Controls and will be subordinated in right of payment to all existing and future senior indebtedness of International Controls (including, without limitation, the Senior Notes and the New Credit Facility). After giving effect to the Refinancing, International Controls would have had $248.4 million of indebtedness outstanding at March 31, 1994 ranking senior in right of payment to the Senior Subordinated Notes. See "Description of New Credit Facility" and "Description of Notes."



    Since International Controls is a holding company, the Senior Subordinated Notes will be effectively subordinated to all existing and future liabilities (including trade payables and obligations under the New Credit Facility and the Senior Notes) of International Controls' subsidiaries. All of the Company's operations are conducted, substantially all of the tangible assets of the Company are held by, and all of the Company's operating revenues are derived from, operations of the subsidiaries. Therefore, International Controls' ability to make interest and principal payments when due to holders of the Senior

Subordinated Notes, or to repurchase the Senior Subordinated Notes in the event of a Change of Control, is entirely dependent upon the receipt of sufficient funds from its subsidiaries. International Controls' subsidiaries are separate and distinct legal entities and have no obligations, contingent or otherwise, to pay any amounts due pursuant to the Senior Subordinated Notes or to make any funds available therefor, whether in the form of loans, dividends or otherwise.



    Under the New Credit Facility, subsidiaries of International Controls are generally permitted to pay dividends or make other distributions or loans to International Controls in order to make scheduled principal and interest payments on the Notes (but not any accelerated payments, including if International Controls is required to repurchase Notes upon a Change of Control or, under certain circumstances, after the sale of assets as described under "Description of Notes -- Certain Covenants"); PROVIDED, HOWEVER, that no such dividends or other distributions or loans will be permitted (i) if a payment default is continuing under the New Credit Facility or a change in control (as defined in the New Credit Facility) or certain events of insolvency occur, or
(ii) upon the occurrence of a default under the New Credit Facility (other than a default described in (i) above) until the earlier of (a) the 179th day following delivery of notice of such occurrence to International Controls or (b) the curing or waiving of such other default. Since International Controls is the sole obligor under the Senior Subordinated Notes, this prohibition would prevent International Controls from receiving cash from its subsidiaries required to make interest and principal payments on the Senior Subordinated Notes. Notwithstanding the foregoing, the holders of the Notes are not restricted under the terms of the Indentures from accelerating the Indebtedness thereunder upon the happening of an event of default under the Indentures. Since the Issuers are co-obligors under the Senior Notes, this prohibition will not have a similar effect on holders of the Senior Notes with respect to the Issuers.



LIMITATIONS ON SECURITY FOR THE SENIOR NOTES


    The Issuers' obligations to pay the principal of, premium, if any, and interest on the Senior Notes will be secured by a first priority security interest in the following collateral (the "Collateral"): (a) the Pledged Stock, together with all dividends, interests, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing and any account, instrument or security in which any of the foregoing is deposited or invested, including any earnings thereon; (b) all equipment and fixtures (together with all improvements and additions thereto and replacements thereof) now owned or hereafter acquired by the Issuers and their respective subsidiaries and used in connection with, as the case may be, the Issuers' trailer manufacturing operations, automotive products operations and vehicular operations (including all vehicles in Motors' taxicab fleet); (c) the assets in the Collateral Account (as hereinafter defined); (d) 1,350 taxi medallions associated with Motors' vehicular operations (which is the maximum number currently permitted under applicable law; the remaining taxi medallions will be subject to a negative pledge); (e) interests, now owned and hereafter acquired, in real properties consisting of the facilities associated with the Issuers' trailer manufacturing operations located in Savannah, Georgia, Brazil, Indiana and Wayne, Nebraska (together with all additions, improvements and accessions thereto) (the "Real Property Collateral"); (f) certain patents, trademarks and other intellectual property of the Issuers; (g) to the extent applicable, all proceeds and products of any and all of the foregoing Collateral; and (h) all books and records relating to any of the foregoing Collateral. The security interests in the Pledged Stock (clause (a)) and the patents, trademarks and other intellectual property (clause(f)) and the proceeds and products therefrom (including the portion of assets in the Collateral Account (clause (c)) which are part of the Shared Collateral (as defined herein)) will be secured on an equal and ratable basis with the security interest granted to the lenders under the New Credit Facility. However, the Senior Notes will not be secured by the inventory, accounts receivable and certain other assets of the Issuers and the proceeds therefrom (which assets will secure the Issuers' obligations under the New Credit Facility).



    The Issuers will be permitted under certain circumstances to release Collateral from the lien of the Collateral Documents (as defined herein), subject to the satisfaction of certain requirements set forth in the Collateral Documents. See "Description of Notes -- Possession, Use and Release of Collateral."

    The net carrying amount on the Company's books of the Collateral (including Shared Collateral other than the Pledged Stock) as of March 31, 1994 was approximately $115.0 million. (The Company carries the value of its taxi medallions on its books at zero.) While the Company has obtained appraisals of certain of the Collateral, appraisals have not been performed for all assets constituting Collateral. Neither the Senior Note Trustee nor the Collateral Agent (as defined herein) has obtained appraisals or made any investigations of the Collateral. The ability of the holders of the Senior Notes to foreclose on the Collateral will be subject to the terms of the Collateral Documents and to certain limitations arising under applicable bankruptcy and insolvency laws. There can be no assurance that the proceeds of any sale of Collateral would be sufficient to satisfy payments due on the Senior Notes. If such proceeds were insufficient to pay all amounts due on the Senior Notes, then holders of the Senior Notes (to the extent not paid from the proceeds of the sale of the Collateral) would only have an unsecured claim against any remaining unencumbered assets of the Issuers. As a result, there is a risk that holders of the Senior Notes will receive substantially less than their investment upon any liquidation of the Issuers. See "-- Environmental Matters," "Description of Notes -- Security for the Senior Notes" and "-- Certain Bankruptcy Limitations."


COMPETITION

    Two of the Company's primary businesses, trailer manufacturing and automotive products manufacturing, are highly competitive. The Company competes with other truck trailer manufacturers and automotive stamping companies of varying sizes (including the in-house capabilities of certain automotive manufacturers), some of which have greater financial resources than the Company. In addition, barriers to entry in the truck trailer manufacturing industry are low and, therefore, it is possible that additional competitors could enter the market at any time. Although Great Dane is presently the largest manufacturer in the truck trailer industry, there can be no assurance that it will be able to maintain or increase its market share.

CYCLICAL BUSINESS

    The truck trailer industry is dependent on the trucking industry in general and the automotive parts industry is dependent on the automotive industry. Poor economic conditions in either industry could have a material adverse effect on the Company. Sales of new truck trailers have historically been subject to cyclical variations based both on general economic conditions and a five to seven-year replacement cycle. The poor economic conditions in the United States in 1990 and 1991 had an adverse effect on industry-wide demand for new truck trailers, causing industry shipments of new truck trailers to fall to their lowest level since 1983. Although sales have rebounded from these low levels, there can be no assurance that such growth will continue.

GOVERNMENT REGULATIONS OF TRUCK TRAILERS

    The federal government regulates certain safety features incorporated in the design of truck trailers. Changes or anticipation of changes in these regulations can have a material impact on the cost of manufacturing truck trailers and on Great Dane's customers and may adversely affect the financial condition of the Company.

RELIANCE ON MAJOR CUSTOMERS

    Great Dane has entered the container manufacturing business in reliance on a large order from J.B. Hunt. There can be no assurance that Great Dane will be able to attract other substantial customers for these products. J.B. Hunt accounted for approximately 13% of Great Dane's revenues for the year ended December 31, 1993.

    The Company's automotive products operations rely heavily on sales to GM. For the year ended December 31, 1993, sales to GM accounted for approximately 95% of the automotive products operations' revenues and approximately 13% of the Company's revenues. The automotive products industry has experienced increased pricing pressure from OEMs which are taking aggressive measures to reduce their operating costs, including significant price reductions from suppliers. Although opportunities for new business may arise for Motors as a result of GM's pressure on other suppliers, future earnings of this segment of the Company's business may be materially adversely affected by the price reductions required or requested by GM or by decisions by GM to utilize its own facilities to manufacture these products. Although GM provides 13 week forecasts of its purchasing requirements, changes in its production may result in changes to these requirements. In addition, although the Company is attempting to diversify its customer base, there can be no assurance that the Company will be able to reduce its reliance on GM in the foreseeable future.

CONTROL OF THE COMPANY


    David R. Markin owns 32.5% of the common stock of International Controls and each of three other individuals owns 22.5% of the Common Stock (before giving effect to the exercise of the Warrants). Therefore, Mr. Markin, together with any one of the three other stockholders, or the other three stockholders acting together, effectively has control of the Company and would have sufficient voting power to determine the outcome of any corporate transaction or other matter requiring stockholder approval.


ENVIRONMENTAL MATTERS

    The Company's operations are subject to numerous federal, state and local laws and regulations pertaining to the discharge of materials into the environment. The Company has taken steps related to such matters in order to minimize the risks of potentially harmful aspects of its operations on the environment. From time to time, the Company has incurred expenses to improve its facilities in accordance with applicable laws. Great Dane has changed its manufacturing process to comply with new regulations controlling the emission of chlorofluorocarbons.


    International Controls also remains obligated to indemnify purchasers of prior subsidiaries for environmental contamination, if any, of properties owned by such subsidiaries. The Company's expenditures related to the foregoing environmental matters and indemnification obligations have not had, and the Company does not currently anticipate that such expenditures will have, a material adverse effect on the Company's financial condition, although there can be no assurance that this will remain the case.



    Real property pledged as security to a lender, such as a holder of the Senior Notes, may be subject to known and unforeseen environmental risks. Under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a secured lender may be held liable, in limited circumstances, for the costs of remediating or preventing releases or threatened releases of hazardous substances at mortgaged property. There may be similar risks to secured lenders under various state laws and common law theories. In this regard, the Senior Note Trustee or the holders of the Senior Notes would need to evaluate the impact of these potential liabilities before determining to foreclose on mortgaged properties securing the Senior Notes and exercising other available remedies. In addition, the Senior Note Trustee may decline to foreclose upon the mortgaged property or exercise remedies available to the extent that it does not receive indemnification to its satisfaction which may include indemnification from the holders of the Senior Notes. See "Description of Notes -- Security for the Senior Notes."


IMPACT OF CITY REGULATION AND EXPIRATION OF ANNUAL LIMIT ON NEW MEDALLION
ISSUANCE

    The City of Chicago ("Chicago") regulates Yellow Cab's operations through rates of fare, maintenance, lease rates, insurance and inspection requirements, as well as through taxes, license fees and other means. Chicago has recently given the Commissioner of Consumer Services broad powers to set maximum lease rates, which, in certain instances, have been set at lower rates than those currently charged by Yellow Cab. Although Yellow Cab has filed a petition for higher rates than those set by the Commissioner and is allowed to continue charging its current rates pending action on its petition, there can be no assurance that it will be successful or that in the future it will be able to pass through any increased costs by lease rate increases or other means.

    The agreement between Yellow Cab and Chicago, pursuant to which increases in the total number of outstanding medallions in Chicago are limited to a maximum of 100 annually, expires on December 31, 1997. There can be no assurance as to how many medallions Chicago will issue after the expiration of the agreement, nor as to the effect, if any, on the Company, of such issuance, including the effect on medallion values. Although Yellow Cab has sold medallions during the past year at selling prices of approximately $38,000 per medallion, there can be no assurance that such values will continue to prevail in the market, especially after December 31, 1997. See "Business -- Vehicular Operations -- Regulatory Issues."

FRAUDULENT CONVEYANCE RISK


    The incurrence by the Issuers of indebtedness under the Notes, and, in the case of the Senior Notes, the granting of any security interest as security therefor, may be subject to review under federal and state fraudulent conveyance laws if a bankruptcy, reorganization or rehabilitation case or similar proceeding is commenced or a lawsuit is commenced by or on behalf of unpaid creditors of the Issuers or International Controls, as the case may be. Under these laws, if a court were to find that, at the time the Notes were issued or the security interests were granted under the Senior Note Indenture, (a) an
Issuer incurred such indebtedness or issued the Notes with the intent of hindering, delaying or defrauding current or future creditors or (b)(i) an Issuer received less than reasonably equivalent value or fair consideration for incurring such indebtedness or issuing the Notes, and (ii) an Issuer (A) was insolvent or was rendered insolvent by reason of the incurrence of such indebtedness or the issuance of the Notes, (B) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under relevant fraudulent conveyance laws) or (D) was a defendant in an action for money damages or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), such court could avoid or subordinate the Notes to presently existing and future indebtedness of the Issuers and take other action detrimental to the holders of the Notes, including, under certain circumstances, invalidating the Notes.



    The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction which is being applied in any such proceeding. Generally, however, an Issuer would be considered insolvent if, at the time it incurred the indebtedness under the New Credit Facility or incurred the indebtedness constituting the Notes either (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured or (ii) it is incurring debt beyond its ability to pay as such debt matures. The Issuers believe that they are receiving fair consideration for their incurrence of indebtedness under the New Credit Facility and their issuance of the Notes and that they will not be rendered insolvent thereby.


POTENTIAL LACK OF FUNDING FOR CHANGE OF CONTROL OFFER


    In the event of a Change of Control, the Issuers in the case of the Senior Notes and International Controls in the case of the Senior Subordinated Notes will be required, subject to certain conditions, to offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. After giving effect to the Refinancing, the Issuers may not have sufficient funds available to purchase all of the outstanding Notes were they to be tendered in response to an offer made as a result of a Change of Control. In addition, the Issuers' ability to repurchase the Notes upon the occurrence of a Change of Control will be restricted by the New Credit Facility. Further, rights of the holders of the Senior Subordinated Notes upon the occurrence of a Change of Control will be subordinate to the rights of the holders of the Senior Notes. See "Description of Notes -- Certain Covenants -- Purchase of Notes Upon a Change of Control."


DIVIDEND POLICY


    International Controls has not paid cash dividends on its capital stock in recent years and does not intend to pay cash dividends on the Common Stock in the foreseeable future. Furthermore, International Controls' ability to pay dividends is limited by the Indentures and prohibited by the New Credit Facility.

CERTAIN ISSUES RELATING TO ORIGINAL ISSUE DISCOUNT

    The Senior Subordinated Notes will be issued with original issue discount for federal income tax purposes. For purposes of computing original issue discount, the Senior Subordinated Notes and the Warrants will be treated as a Unit and the issue price of the Unit will be allocated between the Senior
Subordinated Notes and the Warrants. As a result, purchasers of Senior Subordinated Notes will be required to recognize such original issue discount as ordinary income in advance of the receipt of the cash payments to which such income is attributable. See "Certain Federal Income Tax Consequences" for a more detailed discussion of the federal income tax consequences to the purchasers of the Units.


    If a bankruptcy case is commenced by or against International Controls under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), the claim of a holder of Senior Subordinated Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the portion of the original issue price of the Units allocable to the Senior Subordinated
Notes ($       per  $1,000 Unit purchase  price) and  (ii) that  portion of  the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. "Unmatured interest" means that portion of the original issue discount that was not amortized as of the date of the bankruptcy filing. The amortized amount determined by a bankruptcy court may not be the same amount previously included in income by the holder for federal income tax purposes.


ABSENCE OF PUBLIC MARKET


    The Securities constitute new issues of securities with no established trading market. In addition, the Common Stock into which the Warrants are exercisable are presently held by four individuals. The New York Stock Exchange has approved the listing of the Senior Notes, subject to the satisfaction of certain listing requirements. After the Separation Date, International Controls intends to apply to list the Senior Subordinated Notes on the New York Stock Exchange. There can be no assurance that the Notes will be listed. The Company does not intend to list the Warrants or the Common Stock underlying the Warrants (the "Warrant Shares") on any securities exchange or to seek inclusion thereof through the National Association of Securities Dealers Automated Quotation System. No assurance can be given that any trading market for the Securities or the Warrant Shares will develop or, if any such market does develop, as to the liquidity of the Securities or the Warrant Shares. If the Senior Notes or the Units are traded after their initial issuance, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, the performance of the Company and other factors. The Underwriters have informed the Company that they intend to make a market in the Senior Notes and in the Units until the Separation Date, and in the Notes and the Warrants thereafter. However, the Underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop or be maintained. In addition, the Senior Subordinated Notes and the Warrants will not be separately transferable until the Separation Date and the Warrants are not exercisable until the occurrence of any Exercise Event. See "Description of Warrants" and "Underwriting."



POTENTIAL COMMON STOCK OFFERING


    It is the present intention of International Controls, subject to various factors including prevailing market conditions, to effect an Initial Public Offering of its Common Stock within the next twelve months. There can be no assurance if or when any such offering will be consummated. Any such offering will be made only by means of a prospectus pursuant to a registration statement filed with the Securities and Exchange Commission. If the offering is consummated, the net proceeds to International Controls up to $40 million would be required to be applied to the redemption of the Senior Notes and the Warrants would become exercisable.

                              PROPOSED REFINANCING


    The Company is pursuing the Refinancing in order (a) to increase its liquidity through (i) reduced amortization and (ii) the removal of certain restrictions on the use of Company cash providing for more flexible and efficient cash management, and (b) to simplify its corporate structure, thereby enhancing its ability to obtain future financing. The Refinancing includes the following primary components: the Offering, the Initial Borrowing, the 12 3/4% Debenture Redemption, the 14 1/2% Debenture Redemption, the Existing Note Redemption, the Minority Interest Redemption, the repayment of subsidiary indebtedness and the liquidation of Checker L.P., all as described below.


SOURCES AND USES OF FUNDS

    The estimated sources and uses of funds which would have been required to consummate the Refinancing as of March 31, 1994 are as follows:

SOURCES OF FUNDS:
 (IN THOUSANDS)
Senior Note Offering........................  $   200,000
Unit Offering...............................      100,000
New Credit Facility.........................       48,375
Company Cash................................       22,216
                                              -----------
Total.......................................  $   370,591
                                              -----------
                                              -----------
USES OF FUNDS:
 (IN THOUSANDS)
Retire Subsidiary Debt......................  $    85,988
Redemption of 12 3/4% Debentures(1).........      136,238
Redemption of 14 1/2% Debentures(1).........       61,347
Existing Note Redemption....................       30,000
Minority Interest Redemption................       37,000
Pay Accrued Interest........................        6,018
Transaction Fees and Expenses...............       14,000
                                              -----------
Total.......................................  $   370,591
                                              -----------
                                              -----------

- --------------
(1) Excludes interest which will accrue until the expiration of the requisite 30-day notice periods, and which will be funded through internal cash flow and/or additional borrowings under the New Credit Facility (as defined herein).

NEW CREDIT FACILITY AND REPAYMENT OF SUBSIDIARY INDEBTEDNESS

    The New Credit Facility provides for a revolving credit facility of up to $95.0 million. The Company intends to use approximately $48.4 million of the New Credit Facility together with a portion of the proceeds of the Offering and Company cash to retire the following indebtedness of International Controls' subsidiaries (all interest rates and principal amounts are as of March 31, 1994), in each case together with accrued but unpaid interest to the date of the Initial Borrowing: (a) a term loan maturing in March 1995 with an interest rate of 7.5%, in the principal amount of approximately $20.4 million; (b) a revolving loan due in March 1995 with an interest rate of 7.5%, in the principal amount of approximately $16.9 million; (c) a term loan maturing in July 1996 with an interest rate of 7.25%, in the principal amount of $5.0 million; (d) a term loan maturing in April 2008 with an interest rate of 5.0%, in the principal amount of approximately $10.8 million; (e) a line of credit loan due in September 1994 with an interest rate of 7.0%, in the principal amount of $5.0 million; (f) a term loan due in September 1997 with an interest rate of 7.25%, in the principal amount of approximately $21.0 million; and (g) miscellaneous indebtedness in the aggregate amount of approximately $6.9 million. For a description of certain terms of the New Credit Facility, see "Description of New Credit Facility." All amounts set forth above assume that the Refinancing had taken place on March 31, 1994.


THE OFFERING AND THE HOLDING COMPANY REDEMPTIONS

    The net proceeds to the Issuers from the Offering are estimated to be approximately $ million after deducting expenses relating to the Offering. Such net proceeds are intended to be used to redeem the 12 3/4% Debentures (for which an annual $18.0 million sinking fund payment would otherwise be due commencing in August 1997) pursuant to the 12 3/4% Debenture Redemption, the 14 1/2% Debentures pursuant to the 14 1/2% Debenture Redemption, the Existing Notes pursuant to the Existing Note Redemption, the Minority Interest pursuant to the Minority Interest Redemption and any balance of subsidiary indebtedness not repaid from borrowings under the New Credit Facility or Company cash. International Controls intends, simultaneously with the consummation of the Offering, to issue notices of redemption with respect to the 12 3/4% Debenture Redemption and the 14 1/2% Debenture Redemption. The funds required for the redemption of the 12 3/4% Debentures and the 14 1/2% Debentures will be held in escrow until the requisite 30-day notice periods have expired (during which time interest will continue to accrue) and payment can be made. Interest on the 12 3/4% Debentures and 14 1/2% Debentures for such 30-day period is estimated to be approximately $1.3 million, net of estimated interest earnings from the escrow account. The Existing Note Redemption and the Minority Interest Redemption will be effected upon the consummation of the Offering.


LIQUIDATION OF CHECKER L.P.


    After consummation of the Minority Interest Redemption, Motors will own all of the equity interests in Checker L.P. To simplify the corporate structure, and because certain of the tax advantages that existed at the time Checker L.P. was established no longer exist, Checker L.P. will be liquidated and its assets distributed to Motors, which will immediately contribute these assets (except for the capital stock of Country) to three newly-formed subsidiaries, CMC Kalamazoo Inc., Yellow Cab Company and Chicago AutoWerks Inc., each of which is an Issuer.


                                USE OF PROCEEDS


    The net proceeds to be received by the Issuers from the sale of the Securities are estimated to be approximately $ million after deducting an estimated $ million in expenses estimated to be incurred in connection with the Offering.



    The Issuers intend to use the net proceeds of the Offering in the manner specified in "Proposed Refinancing." See "Proposed Refinancing."


                                   DIVIDENDS


    International Controls has not, in recent years, paid dividends on the Common Stock, and does not intend to pay dividends in the foreseeable future. As a holding company, the ability of International Controls to pay dividends is dependent upon the receipt of dividends or other payments from its subsidiaries. The payment of dividends by International Controls is also limited by the Indentures and prohibited by the New Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Notes" and "Description of New Credit Facility." Any determination to pay dividends in the future will be at the discretion of the Board of Directors of International Controls and will be dependent upon the Company's results of operations, financial condition, contractual restrictions, and other factors deemed relevant at that time by the Board of Directors of International Controls.

                                 CAPITALIZATION

    The following table sets forth the unaudited consolidated capitalization of the Company and its subsidiaries as of March 31, 1994, and as adjusted to give effect to the Refinancing as described under "Proposed Refinancing" and "Use of Proceeds." The table should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

                                                           MARCH 31, 1994
                                                    -----------------------------
                                                    HISTORICAL      AS ADJUSTED
                                                    -----------   ---------------
                                                       (DOLLARS IN THOUSANDS)
Cash..............................................  $    32,608   $    10,392
                                                    -----------   ---------------
                                                    -----------   ---------------
Short-Term Subsidiary Debt........................  $     5,000   $         0
                                                    -----------   ---------------
Long-Term Debt (including current maturities):
  New Credit Facility.............................            0        48,375
  Subsidiary Debt (1).............................       80,988             0
  Existing Notes..................................       30,000             0
  Senior Notes offered hereby.....................            0       200,000
  Senior Subordinated Notes offered hereby........            0       100,000(2)
  12 3/4% Senior Subordinated Debentures (net of
   unamortized discount)..........................      121,261             0
  14 1/2% Subordinated Discount Debentures (net of
   unamortized discount)..........................       54,864             0
                                                    -----------   ---------------
    Total Long-Term Debt (including current
     maturities)..................................      287,113       348,375
Minority Interest.................................       39,898             0(3)
Shareholders' Deficit:
  Common Stock, par value $0.01...................           90            90
  Additional paid-in capital (2)..................       14,910        14,910
  Retained-earnings deficit.......................      (29,831)      (41,896)(4)
  Notes receivable from shareholders..............         (625)         (625)
  Amounts paid in excess of Motors' net assets....     (127,748)     (127,748)
  Unrealized depreciation on Insurance
   Subsidiary's investments in certain debt and
   equity securities..............................         (334)         (334)
                                                    -----------   ---------------
    Total Shareholders' Deficit...................     (143,538)     (155,603)
                                                    -----------   ---------------
      Total Capitalization........................  $   188,473   $   192,772
                                                    -----------   ---------------
                                                    -----------   ---------------

- --------------

(1) Includes $2.4 million outstanding on a term loan made to SCSM in November 1993, the proceeds of which were used by SCSM to purchase a press.

(2) The Senior Subordinated Notes are being sold as Units with the Warrants. The fair value of the Warrants, which has not been determined, will be based on final pricing and such fair value will be credited to additional paid-in capital with a corresponding reduction in Senior Subordinated Notes.

(3) Reflects redemption of minority interest in Checker L.P. See "Business -- Legal Proceedings -- Executive Life Litigation."

(4) The charge to retained-earnings deficit results from an extraordinary charge to earnings from:

Write off debt discount on 12 3/4% Debentures............................  $ (10,779)
Write off debt discount on 14 1/2% Debentures............................     (6,483)
Premium paid on repurchase of 12 3/4% Debentures.........................     (4,198)
Gain on retirement of minority interest..................................      2,898
Tax effect of above adjustments..........................................      6,497
                                                                           ---------

Charge to historical retained-earnings deficit...........................  $ (12,065)
                                                                           ---------
                                                                           ---------

                                  THE COMPANY


    International Controls is a holding company that is engaged in four principal lines of business. Great Dane manufactures a full line of truck trailers for the over-the-road tractor trailer long and short haul markets and containers and chassis for domestic intermodal shipping. Motors manufactures sheet metal stampings for automotive components and subassemblies, primarily for GM. Yellow Cab is currently the largest owner of taxicabs and provider of taxi-related services in Chicago, Illinois. Country underwrites property and casualty insurance, including taxicab insurance, workers' compensation and other commercial and personal lines.



    Prior to 1987, International Controls engaged in various engineering, aerospace and manufacturing operations, including truck trailer manufacturing. In 1987, International Controls was taken private in a leveraged buyout transaction and initiated a plan of divestitures to reduce bank debt. In 1989, with Great Dane as its only remaining business, International Controls acquired Motors and immediately thereafter, the major shareholders of Motors obtained control of International Controls through the Reverse Acquisition.



    Simultaneously with the consummation of the Offering, the minority capital account and any minority equity interest in Checker L.P. will be redeemed. See "Proposed Refinancing -- The Offering and the Holding Company Redemptions" and "-- Liquidation of Checker L.P.," "Use of Proceeds" and "Business -- Legal Proceedings -- Executive Life Litigation."



    International Controls was incorporated in 1959 under the laws of the State of Florida. International Controls currently maintains its principal executive offices at Checker L.P.'s facility at 2016 North Pitcher Street, Kalamazoo, Michigan 49007 and its phone number is (616) 343-6121.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table presents selected consolidated financial data derived from the consolidated financial statements of International Controls Corp. and subsidiaries for the five years ended December 31, 1993, which have been audited by Ernst & Young, independent auditors. The selected consolidated financial data for the three-month periods ended March 31, 1993 and 1994, were derived from the consolidated financial statements of the Company, which reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of such data. The operating results for the three months ended March 31, 1994, are not necessarily indicative of the operating results for the full year. The following financial data should be read in conjunction with the Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                         THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                            MARCH 31,
                                         ------------------------------------------------------------   ---------------------
                                           1989          1990         1991        1992        1993        1993        1994
                                         ---------   ------------   ---------   ---------   ---------   ---------   ---------
                                                                        (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues...............................  $ 738,387   $    693,211   $ 555,266   $ 716,733   $ 909,326   $ 204,933   $ 271,680
Cost of Revenues.......................    624,138        584,680     480,543     610,870     778,805     175,631     230,835
                                         ---------   ------------   ---------   ---------   ---------   ---------   ---------
Gross Profit...........................    114,249        108,531      74,723     105,863     130,521      29,302      40,845
Selling, General and Administrative
 Expense...............................     75,390         77,597      72,032      76,877      83,176      19,986      21,454
Plant Restructuring Costs..............         --          7,500          --          --          --          --          --
                                         ---------   ------------   ---------   ---------   ---------   ---------   ---------
Income from Operations.................     38,859         23,434       2,691      28,986      47,345       9,316      19,391
Interest Expense (1)...................    (57,879)       (61,596)    (47,425)    (42,726)    (41,614)    (10,465)    (10,044)
Interest Income........................     15,494         14,696      11,634       8,895       7,396       2,018       1,660
Other Income (Expense).................      4,704           (941)     (1,078)     (2,023)      3,494         991         604
Special Charge (2).....................         --             --          --          --      (7,500)         --          --
                                         ---------   ------------   ---------   ---------   ---------   ---------   ---------
Income (Loss) Before Minority Equity,
 Income Taxes, Extraordinary Items and
 Accounting Changes....................      1,178        (24,407)    (34,178)     (6,868)      9,121       1,860      11,611
Minority Equity........................     (2,424)        (2,296)      1,931          --          --          --          --
Income Tax Benefit (Expense)...........       (610)         6,429       5,241        (687)     (5,757)     (2,604)     (5,225)
Extraordinary Items (3)................      4,799         27,749      31,188          --          --          --          --
Accounting Changes (4).................         --             --          --          --     (46,626)    (46,626)         --
                                         ---------   ------------   ---------   ---------   ---------   ---------   ---------
Net Income (Loss)......................  $   2,943   $      7,475   $   4,182   $  (7,555)  $ (43,262)  $ (47,370)  $   6,386
                                         ---------   ------------   ---------   ---------   ---------   ---------   ---------
                                         ---------   ------------   ---------   ---------   ---------   ---------   ---------
OTHER DATA:
Total Depreciation and Amortization
 Expense (5)...........................  $  48,149   $     49,791   $  26,401   $  26,506   $  28,089   $   6,747   $   6,882
Capital Expenditures...................     20,513         21,564      16,457      17,549      20,006       7,843       6,903
EBITDA (6).............................     80,200         61,940(7)    38,304     60,889      84,658      18,675      28,070
Ratio of EBITDA to Cash Interest
 Expense (1)...........................       2.6x           1.7x          --        1.5x        2.1x        1.9x        2.9x
Ratio of Earnings to Fixed Charges
 (8)...................................       1.0x             --          --          --        1.2x        1.2x        2.1x

                                                   (CONTINUED ON FOLLOWING PAGE)

                                                             DECEMBER 31,                            MARCH 31,
                                         -----------------------------------------------------  --------------------
                                           1989       1990       1991       1992       1993       1993       1994
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                   (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working Capital........................  $  68,829  $  81,111  $  48,559  $  51,091  $  51,136  $  61,119  $  30,339
Property, Plant and Equipment -- Net...    134,691    133,116    125,681    119,492    122,355    129,274    123,111
Total Assets...........................    536,084    537,677    481,305    493,763    517,336    514,779    527,158
Long-Term Debt (Including Current
 Maturities)...........................    405,167    376,692    312,324    305,368    291,273    316,028    287,113
Shareholders' Deficit..................   (111,799)  (104,745)   (98,374)  (106,296)  (149,517)  (153,355)  (143,538)

- ------------------
(1)   Interest expense includes (dollars in thousands):

                                                                                                 THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      MARCH 31,
                                         -----------------------------------------------------  --------------------
                                           1989       1990       1991       1992       1993       1993       1994
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cash interest expense..................  $  30,873  $  36,556  $  46,081  $  41,251  $  39,948  $  10,068  $   9,577
Amortization of debt discount..........     26,638     24,690      1,045      1,181      1,372        324        393
Amortization of debt expense...........        368        350        299        294        294         73         74
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Interest Expense...............  $  57,879  $  61,596  $  47,425  $  42,726  $  41,614  $  10,465  $  10,044
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------


(2) Represents cost to the Company of the settlement of certain litigation with the Boeing Company. See "Business -- Legal Proceedings -- Boeing Litigation" and Note H to Notes to Consolidated Financial Statements -- December 31, 1993.
(3) Extraordinary items in all years relate to the gain or loss on the repurchase of indebtedness. See Note L to Notes to Consolidated Financial Statements -- December 31, 1993.
(4) The accounting changes represent the cumulative effect of changes in accounting principles as a result of the adoption, as of January 1, 1993, of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 109, "Accounting for Income Taxes." See Notes I and K to Notes to Consolidated Financial Statements -- December 31, 1993.
(5)  Total   depreciation   and  amortization   expense  includes   (dollars  in
     thousands):

                                                                                                 THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      MARCH 31,
                                         -----------------------------------------------------  --------------------
                                           1989       1990       1991       1992       1993       1993       1994
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Depreciation and amortization..........  $  18,186  $  20,784  $  20,931  $  21,054  $  23,295  $   5,571  $   5,631
Amortization of cost in excess of net
 assets acquired.......................      1,252      1,250      1,250      1,250      1,250        312        313
Amortization of debt discount..........     26,638     24,690      1,045      1,181      1,372        324        393
Amortization of debt expense...........        368        350        299        294        294         73         74
Other amortization.....................      1,705      2,717      2,876      2,727      1,878        467        471
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Depreciation and
   Amortization........................  $  48,149  $  49,791  $  26,401  $  26,506  $  28,089  $   6,747  $   6,882
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------


(6) EBITDA represents income (loss) before minority equity, income taxes, extraordinary items and accounting changes plus cash interest expense, total depreciation and amortization expense and special charges. The Company believes that EBITDA provides useful information regarding the Company's ability to service its debt; however, EBITDA does not represent cash flow from operations and should not be considered as a substitute for net income, as an indicator of the Company's operating performance or for cash flow as a measure of liquidity.
(7)  After deducting $7,500 of plant restructuring costs.
(8)  For  purposes  of  calculating  the ratio  of  earnings  to  fixed charges, earnings consist of income before minority equity, income taxes, extraordinary items, accounting changes and fixed charges. Fixed charges consist of (i) cash interest expense, (ii) amortization of debt discount and debt expense, and (iii) that portion of operating lease rental expense which is representative of the interest factor (deemed by management to be one-third of rental expense). The Company's earnings were insufficient to cover fixed charges by (in thousands) $24,407, $34,178 and $6,868 for the years ended December 31, 1990, 1991 and 1992, respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL


    In January 1989, International Controls purchased all of the outstanding common stock of Motors, the general partner of Checker L.P., for a purchase price of $138.8 million (the "Checker Acquisition"). Immediately thereafter, four of the five former shareholders of Motors purchased, through Checker Holding Corp. ("Holding"), all of the outstanding common stock of International Controls for $45 million. Holding was created solely for the purpose of acquiring the stock of International Controls and was subsequently merged into International Controls. Holding was capitalized with an equity contribution of $15 million and loans aggregating $30 million from the former Motors shareholders. The Reverse Acquisition has been accounted for as if Motors had acquired International Controls, since there has been no significant change in control of Motors.


    Under generally accepted accounting principles for reverse acquisitions, the net assets of Motors acquired in the Checker Acquisition could not be revalued to estimated fair market value. Accordingly, the $127.7 million excess of the amount paid over the historical book value of Motors' net assets has been accounted for as a separate component reducing shareholders' equity and is not subject to amortization.

    In August 1989, Motors acquired all of the outstanding common stock of SCSM for a purchase price of $19.9 million (including expenses of $0.3 million) in cash for SCSM's stock and $4 million in cash for a noncompete agreement. The acquisition was funded with proceeds from a new bank loan. In connection with the acquisition, Motors also assumed, and Checker L.P. guaranteed, $12.7 million of the seller's obligation to the State of West Virginia. In addition, both Motors and Checker L.P. guaranteed loans aggregating $5.6 million made by the State of West Virginia and Volkswagen of America, Inc. to SCSM.


RECENT OPERATING RESULTS


____For the three months ended June 30, 1994, the Company's preliminary financial information indicates that revenue increased 23.2% from $225.4 million last year to $277.6 million, its operating profit increased 75.6% from $13.5 million last year to $23.7 million and its EBITDA increased 50.7% from $21.3 million last year (before giving effect to a special charge of $7.5 million) to $32.1 million. These increases primarily reflect higher sales of truck trailers, intermodal containers and chassis as well as automotive stamping parts. The results of interim periods may not be indicative of results for the full year.


RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1994, COMPARED TO THREE MONTHS ENDED MARCH 31,
1993:

    Revenues increased $66.7 million during the three months ended March 31, 1994, as compared to the same period of 1993. The higher revenues are principally attributed to higher trailer segment revenues ($61.4 million), primarily associated with a higher volume of sales of containers and chassis and trailers. Automotive segment revenues increased $3.6 million during the three months ended March 31, 1994, as compared to the same period in 1993. General increases in volume to accommodate automotive customers' demands were the principal reason for the revenue increases.

    The Company's operating profit (gross profit less selling, general and administrative expenses) increased $10.1 million in the 1994 period compared to the 1993 period. This increase is attributed to an increase of trailer segment operating profits ($9.2 million) which is principally due to higher sales of Great Dane's product lines and improved margins, and an increase of automotive segment operating profits ($0.9 million) principally due to higher sales.

    Income tax expense is higher for financial statement purposes than would be computed if the statutory rate were used because of state income taxes and the impact of the reporting of certain income and expense items in the financial statements which are not taxable or deductible for income tax purposes.

1993 COMPARED TO 1992:

    During 1993, revenues increased $192.6 million and gross profit increased $24.7 million as compared to 1992. The trailer segment and the automotive segment operations benefited from increased demand for their products. Trailer segment revenues increased by $175.5 million as compared to 1992, primarily due to the sale of containers and chassis which were introduced in late 1992 and sold principally to one customer, and a higher volume of truck trailer sales. Automotive segment revenues increased $15.3 million as compared to 1992. Increased production of the General Motors Blazer and Suburban models and Crew Cab products and other general increases in volumes to accommodate automotive customers' demands are the principal reasons for the increase. Vehicular segment revenues increased $1.5 million in 1993 as compared to 1992. The increase was attributed to lease rate increases obtained in 1993 to cover certain vehicular segment cost increases. The revenue increase was somewhat offset by the impact of tendering medallions to Chicago.

    The factors impacting sales, as discussed previously, had the effect of increasing the Company's 1993 operating profit (gross profit less selling, general and administrative expenses) by $18.4 million as compared to 1992. Trailer segment operating profit increased by $14.8 million as compared to 1992. This increase is principally due to higher volumes, partly offset by higher selling, general and administrative expenses ("S G & A"). Higher volumes were also the principal reason for an increase of $3.7 million of automotive segment operating profits as compared to 1992.

    S G & A expenses were $6.3 million higher in 1993 as compared to 1992, but as a percentage of sales, S G & A expense is 1.6 percentage points lower in 1993 as compared to 1992.

    Other expenses decreased $5.5 million in 1993 as compared to 1992. The decrease in expenses resulted primarily from $1.4 million in income from the settlement of a dispute in 1993 and $2.8 million in income from sales of taxi medallions in 1993.


    On February 8, 1989, the Boeing Company ("Boeing") filed a lawsuit naming International Controls, together with three prior subsidiaries of International Controls, as defendants in Case No. CV89-199MA, United States District Court for the District of Oregon. In that lawsuit, Boeing sought damages and declaratory relief for past and future costs resulting from alleged groundwater contamination at a location in Gresham, Oregon, where the three prior subsidiaries of International Controls formerly conducted business operations. On December 22, 1993, International Controls entered into a settlement with Boeing, settling all claims asserted by Boeing in the lawsuit. Pursuant to the settlement terms, International Controls will pay Boeing $12.5 million over the course of five years, $5 million of which has been committed by certain insurance carriers in the form of cash or irrevocable letters of credit. Accordingly, the Company recorded a $7.5 million special charge during 1993 to provide for the cost associated with this legal proceeding. In accordance with the settlement agreement, the claims against International Controls and the three former subsidiaries have been dismissed and Boeing has released and indemnified International Controls with respect to certain claims.


1992 COMPARED TO 1991:

    During 1992, revenues increased $161.5 million and gross profit increased $31.1 million as compared to 1991. The trailer and the automotive segment operations were positively impacted by increased demand for their products. Trailer segment revenues increased by $136.1 million as compared to 1991, primarily resulting from a higher volume of truck trailer sales. Automotive segment revenues increased $28.2 million as compared to 1991. Increased production of GM's Blazer and Suburban models and Crew Cab products for the 1993 model year and other general increases in volumes to accommodate automotive customers' demands were partly offset by a $6.1 million decrease in revenues associated with the coordination of tooling programs for GM. Vehicular segment revenues decreased $2.9 million as compared to 1991. The decrease in revenues is principally attributed to a continuing downturn in taxicab leasing in Chicago, as well as a decrease in the number of cabs available for lease from Yellow Cab as a result of the settlement agreement reached with Chicago in 1988. The negative trend to revenue changes for this segment could continue if the economic environment does not improve and if the segment is not successful in continuing to develop new sources of revenue as the settlement agreement requires the tendering of 100 additional licenses to Chicago in each of the next five years.

    The factors impacting sales, as discussed previously, had the effect of increasing the Company's 1992 operating profit by $26.3 million as compared to 1991. Trailer segment operating profit increased by $10.5 million as compared to 1991. This increase is principally due to higher volumes, partly offset by higher selling, general and administrative expenses ("S G & A"). Higher volumes were also the principal reason for an increase of $15.9 million of automotive segment operating profits as compared to 1991. Automotive segment S G & A expenses were only slightly higher in 1992 as compared to 1991. Vehicular segment operating profits decreased $1.4 million in 1992 compared to 1991 due to lower revenues. While efforts were made to reduce vehicular segment operating costs through the combination of the Company's then existing two taxicab operations in late 1991, the decrease in revenues previously discussed was not fully offset by decreased operating and sales, general and administrative costs.

    S G & A expenses were $4.9 million higher in 1992 as compared to 1991, but as a percentage of sales, S G & A expense is 2.2 percentage points lower in 1992 as compared to 1991.

    Other expenses increased $0.9 million in 1992 as compared to 1991. Higher gains realized on investment transactions during 1992 compared to 1991 were offset by lower gains on sale of assets in 1992 as compared to 1991.

    Interest expense was $4.7 million lower in 1992 than in 1991. The decrease can be attributed to lower interest rates during 1992 compared to 1991 as well as lower levels of debt outstanding during 1992 compared to 1991.

    There is no minority equity expense in 1992 because Executive Life Insurance Company ("ELIC") was placed into conservatorship in 1991 and as a result, its interest in Checker L.P. and rights under the Partnership Agreement became limited to the right to receive the balance of its capital account on April 11, 1991. "See "Business -- Legal Proceedings -- Executive Life Litigation."

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

    Available cash and cash equivalents, cash flow generated from operations ($66.9 million, $12.4 million, $37.8 million, $25.2 million and $30.7 million for the years ended December 31, 1989, 1990, 1991, 1992 and 1993, respectively), proceeds from borrowings and proceeds from the disposal of assets have provided sufficient liquidity and capital resources for the Company to conduct its operations.

    Effective January 1, 1993, the Company adopted the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The impact of adopting SFAS No. 106 was a charge to net income of $29.7 million (net of taxes of $16.5 million) which was recorded as a cumulative effect adjustment in the quarter ended March 31, 1993.

    The Company also adopted the provisions of SFAS No. 109, "Accounting for Income Taxes," effective January 1, 1993. The impact of adopting SFAS No. 109 was a charge to net income of $16.9 million which was recorded as a cumulative effect adjustment in the quarter ended March 31, 1993.

    During the quarter ended March 31, 1993, the Company adopted the provisions of SFAS No. 113, "Accounting and Reporting for Reinsurance of Short Duration and Long Duration Contracts." Because of the type of insurance contracts Country provides, the adoption of this statement had no impact on earnings; however, it requires the disaggregation of various balance sheet accounts. For financial reporting purposes, the 1992 balance sheet and statement of cash flows have been restated as if SFAS No. 113 were adopted as of the beginning of the earliest period presented. During the quarter ended March 31, 1994, the Company adopted the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

    Although the adoption of SFAS Nos. 106, 109, 113 and 115 has collectively had a significant effect on the Company's financial position, it has not adversely affected liquidity and capital resources.

    Great Dane's debt agreement with certain banks matures in March 1995. Accordingly, this debt is classified as a current liability at March 31, 1994. Refinancing is anticipated to be accomplished prior to maturity and, accordingly, it is not anticipated that working capital will be adversely affected.

    Purchases of property, plant and equipment have averaged approximately $18 million per year over the past three years and have been funded principally by cash flow generated from operations as well as proceeds from disposals of assets. Purchases of property, plant and equipment for 1994 are anticipated to be approximately $26.0 million and are expected to be funded principally by cash flow generated from operations.


    During the fourth quarter of 1993, International Controls entered into a settlement of the Boeing litigation (see "Business -- Legal Proceedings -- Boeing Litigation"). It is anticipated that the settlement ($12.5 million over five years) will be paid by International Controls through recoveries from insurance carriers, the sale of assets of certain of the subsidiaries, cash currently on hand and cash flow generated from operations.


    GM, a major customer of the Company's automotive products segment, is resorting to many measures, including obtaining significant price reductions from its suppliers, in an effort to reduce its operating costs. Management of the Company's automotive products segment is currently engaged in discussions with GM concerning future pricing of parts presently being manufactured. Automotive products segment management believes that it has adequately provided in its near-term financial plans for any price reductions which may result from its current discussions with GM. However, price reductions in excess of those anticipated could have a material adverse effect on the automotive products operations.

IMPACT OF INFLATION

    Recently, due to competitive market conditions, the Company has been unable to factor all cost increases into selling prices for its products and services. The Company does not believe, however, that the impact of inflation affects the Company any more than it affects the Company's competitors.

                                    BUSINESS

GENERAL


    International Controls is a holding company that is engaged in four principal lines of business. Great Dane manufactures a full line of truck trailers for the over-the-road tractor trailer long and short haul markets and containers and chassis for intermodal shipping. Motors manufactures sheet metal stampings for automotive components and subassemblies, primarily for GM. The Company's Yellow Cab division is currently the largest owner of taxicabs and provider of taxi-related services in Chicago, Illinois. Country underwrites property and casualty insurance, including taxicab insurance, workers' compensation and other commercial and personal lines.


TRAILER MANUFACTURING OPERATIONS
OVERVIEW


    Great Dane, which generated approximately 78% of the Company's revenues and 62% of the Company's total segment operating profit for the year ended December 31, 1993, designs, manufactures and distributes a full line of both standard and customized truck trailers (including dry freight vans, reefers and platform trailers) and intermodal containers and chassis. In 1993, Great Dane was the largest manufacturer of truck trailers in the United States with a 12.7% total market share, including an estimated leading 37.9% share of the reefer market and a 23.3% share of the intermodal container and chassis market. Great Dane believes it offers the broadest line of products in the industry and emphasizes the production of customized and proprietary products which generally have higher margins than more standard products. Great Dane sells and services its trailers primarily through a nationwide network of branches and independent dealers to gain access to a diversified customer base.


INDUSTRY OVERVIEW

    The new truck trailer industry, with annual revenues of approximately $3.1 billion, is cyclical and competitive and closely tied to overall economic conditions as well as to regulatory changes. In addition, new truck trailers have traditionally had a five to seven-year replacement cycle. In 1990 and 1991, the industry experienced a severe downturn due to the recession in the United States. The industry recovered in 1992 and 1993 due in large part to the general improvement in the U.S. economy, the replacement of a large number of truck trailers sold in the mid-1980's and, to a lesser extent, new regulations in certain states permitting longer truck lengths.

    The national truck trailer market is highly fragmented, with approximately 180 companies operating in the truck trailer manufacturing industry. In 1993, the two largest companies, Great Dane and Wabash National Corporation, accounted for approximately 24% of the market and the ten largest companies accounted for approximately 65% of sales. The basis of competition in the truck trailer industry is product quality and durability, price, flexibility in design and engineering, warranties, service and relationships. Due in large part to the quality of its products and its strong distribution system, the Company believes that Great Dane has built sustainable competitive advantages in each of these important areas.

    Recently, the transportation industry began shifting toward intermodal containers and chassis. Since 1988, intermodal container traffic has grown by a compounded annual growth rate of approximately 10%. "Intermodal" refers to the transition from one mode of transportation to another and, as used in this Prospectus, refers to the transition from rail to road. "Intermodal containers," as used in this Prospectus, refers to containers which are designed to travel principally on rail, and which, when removed from the rail car, can be placed on a chassis for transportation by truck to and from a rail yard. The emphasis on intermodal transportation is being led by J.B. Hunt, which is integrating rail and truck support of goods for its end customers on what J.B. Hunt has informed Great Dane it believes is a more cost-effective basis.

BUSINESS STRATEGIES


    During the past several years, Great Dane has undertaken a number of strategic initiatives designed to improve its competitive position and capitalize on the growing intermodal container and chassis market. Accordingly, Great Dane reduced corporate overhead through management consolidation, increased operating efficiencies and capacity through plant reconfigurations, and initiated product cost reduction and new product development programs. Great Dane also increased its manufacturing flexibility by adapting certain of its assembly lines to be efficient in filling both large and small orders, and expanded its distribution network domestically, as well as in Canada and Mexico, in order to provide new outlets for its products and high margin parts and services business.



    Furthermore, during 1992, Great Dane entered the intermodal container and chassis market as its engineering department, working in conjunction with J.B. Hunt, one of the largest truckload carriers in the U.S., developed a unique line of intermodal containers and matching ultra-lightweight chassis. Great Dane's intermodal containers are designed for use on rail but may also be transported over the road on chassis to and from rail yards. These products enable Great Dane's customers to take advantage of new double stack intermodal shipping methods, believed by J.B. Hunt to be the most economical method of hauling freight over long and intermediate distances. In connection with an approximately $121 million initial purchase order from J.B. Hunt for these new intermodal products, the Company installed new assembly lines in three existing factories and initiated production for the order during the first and second quarters of 1993. In late 1993 and in 1994, Great Dane received additional orders of approximately $48 million and $16 million, respectively, from J.B. Hunt. Although J.B. Hunt's requirements for these containers and chassis will level off, Great Dane believes that J.B. Hunt's success may lead other carriers to replace some or all of their trailers with containers and chassis. Great Dane believes that intermodal transportation, which has been expanding at an approximately 10% compounded annual growth rate in the United States since 1988, will provide a significant growth opportunity as carriers replace some or all of their trailers with containers and chassis.


    Great Dane's objectives are to increase its share of the truck trailer market and capitalize on the growing intermodal market. To achieve these objectives, Great Dane will continue to emphasize the development of high quality innovative products and improve the efficiency of its assembly operations. Great Dane is currently developing and testing a new line of ultra-lightweight flatbeds, as well as developing a new floor for its reefers. Great Dane is also presently adapting certain of its assembly lines to produce either intermodal containers or truck trailers on the same line. In addition, Great Dane plans to utilize its expanded distribution network and manufacturing flexibility to broaden its customer base by increasing sales to large customers.

PRODUCTS

    GENERAL. Great Dane's principal products include vans, reefers, platform trailers and intermodal containers and chassis. During 1992 and 1993, the sale of these products accounted for 80% and 82% of Great Dane's revenues, respectively. Great Dane's trailers and intermodal containers are manufactured in sizes ranging from 28 to 57 feet. Great Dane offers 11 versions of its various trailers and sells virtually all of these versions on a regular basis. In addition to this standard line of products, its flexible assembly operations enable Great Dane to customize products for its customers at premium prices.

    Set forth below is a description of Great Dane's share of the market for its principal products during 1993. All figures are based on estimated shipments.

PRODUCT TYPE                                       GREAT DANE UNIT SALES   INDUSTRY UNIT SALES    GREAT DANE SHARE
- -------------------------------------------------  ----------------------  -------------------  ---------------------
Vans.............................................            14,132                123,100                 11.5%
Reefers..........................................             8,034                 21,200                 37.9%
Platform Trailers................................             1,767                 16,200                 10.9%
Intermodal Containers and Chassis................            10,301                 44,200                 23.3%

    VANS. Vans are used primarily for the transportation of dry freight. Great Dane believes that it offers the greatest variety of vans in the industry with four primary styles: sheet and post, aluminum plate, ThermaCube and Fiberglass Reinforced Plastic Plywood. Great Dane sells vans primarily to for-hire truckload carriers, private carriers and leasing companies.

    Great Dane's highest volume van product is the sheet and post van. These trailers haul general non-refrigerated freight. Great Dane's models offer custom design features in order to improve their appearance, durability and resale value when compared to certain competitors' models.

    Great Dane's aluminum plate vans were developed in late 1991. These vans utilize thicker and more durable sidewalls than sheet and post vans and offer significantly more interior space since they are constructed without interior liners. Great Dane's aluminum plate van is considered a premium product and, due to the current low price of aluminum, is a cost efficient alternative to the sheet and post van.

    Great Dane's ThermaCube van was developed and brought to market in late 1990. The ThermaCube van currently uses a technology licensed to Great Dane by Graaff KG ("Graaff"), a German limited partnership. The ThermaCube process involves injecting high density foam between two thin skins of aluminum or other suitable material and bonding them into a single panel. ThermaCube vans are lightweight and offer superior width, space, strength and thermal properties. Since it has completed the maximum royalty payment under its agreement with Graaff, Great Dane's current and future usage of this technology for trailers is royalty free.

    Fiberglass Reinforced Plastic Plywood vans account for a small percentage of Great Dane's van sales. They offer increased inside width but are 300 pounds heavier than sheet and post vans. These vans are very durable and therefore are used predominantly in large metropolitan areas.

    REEFERS. Great Dane's reefers are specialized products that command premium pricing. The Company believes that it is the largest supplier of reefers in the industry (with a 37.9% share in 1993) and the only company to offer more than one type of reefer. Great Dane currently sells three types of reefers: Classic (either aluminum or stainless steel), Superseal and ThermaCube. The refrigeration cooling units are not manufactured by Great Dane.

    The Classic reefer, essentially a sheet and post reefer, is particularly suitable for the food distribution market because it has been engineered to accept numerous structural modifications such as side doors and multi-temperature refrigeration compartments. Classic reefers are sold primarily to private carriers and truck leasing companies.

    The Superseal reefer is Great Dane's lightweight, lower-priced model. This product offers fewer options than the Classic reefer but is most popular with for-hire carriers. Since its purchase by Great Dane in 1988, its market share has steadily increased due to product improvements and the use of Great Dane's national distribution network.

    Great Dane believes that its proprietary ThermaCube reefer is the most efficient and technologically advanced reefer in the industry. It offers large cubic capacity and inside width, side wall strength and superior thermal properties. It is currently the flagship of two of the largest reefer carriers in the U.S. and it is gaining popularity among medium-sized carriers.


    PLATFORM TRAILERS. Platform trailers are flatbeds or open deck trailers. Great Dane offers a full line of platform trailers, consisting of drop frame, extendible, curtainside and straight frame trailers. Drop frame flatbeds are designed for heavy duty hauling where low deck heights are required. Extendible flatbeds are used for self-supporting loads (e.g., pre-stressed concrete). Curtainside flatbeds are used where side loading and cover is required. The primary customers for Great Dane's platform trailers are for-hire material haulers, which would include steel haulers, pre-stressed concrete carriers and builders. Great Dane is developing and testing a new line of ultra-lightweight flatbeds intended to increase substantially its market share.


    INTERMODAL CONTAINERS AND CHASSIS. In conjunction with the growth of intermodal container transportation, Great Dane's engineers developed a specialized container (which can be double stacked during rail transport) and chassis that allow a trucking company to haul containerized loads which are similar in size and weight to those carried on conventional over the road trailers. These containers use either aluminum plate or the ThermaCube technology, which is Great Dane's composite wall construction, to offer greater inside width, higher cubic capacity and greater strength than can be obtained by conventional sheet and post construction. Further, these containers are 500 to 1,000 pounds lighter and the chassis are 1,000 to 1,500 pounds lighter than products now in use with similar carrying capacities. The Company believes that it is one of the two largest U.S. manufacturers of intermodal containers and chassis and the only domestic producer of reefer containers. Great Dane is expecting to produce, for J.B. Hunt and others, a total of approximately 4,700 intermodal containers and a total of 5,400 chassis in 1994.

SERVICES

    GENERAL. Great Dane's business includes aftermarket parts and accessories sales, used trailer sales and retail services (including repair and maintenance) which enable it to be a full-service provider. The parts and service operations have historically been a stable source of higher margin business.

    AFTERMARKET PARTS AND ACCESSORIES SALES. Sales of replacement parts and accessories are an important source of higher margin revenues for Great Dane, and provide a value-added service which attracts and maintains Great Dane's customer base. Parts and accessories are marketed through 51 full-line dealers, 19 parts-only dealers and 17 Great Dane-owned branch operations. Dealers and branches sell parts either over-the-counter or through their respective retail services.

    USED TRAILERS. To be competitive in the sale of new trailers, it is often necessary to accept used trailers in trade. Great Dane's larger retail branches employ individuals who are responsible for trade-in appraisals and selling used trailers. Great Dane believes that its nationwide distribution system provides it with superior used trailer marketing capabilities.

    RETAIL SERVICES.    Great Dane  owns  and operates  17  full-service  retail
branches, which provide repair and maintenance services. These retail branches also provide warranty support to Great Dane's customers.

    The chart below sets forth the percentage of Great Dane's total sales and gross profit represented by each product or service category.

                                                                                             % OF               % OF GROSS
                                                                                            SALES                PROFITS
                                                                                     --------------------  --------------------
PRODUCT OR SERVICE CATEGORY                                                            1992       1993       1992       1993
- -----------------------------------------------------------------------------------  ---------  ---------  ---------  ---------
New Truck Trailers and Containers and Chassis......................................       79.6       82.5       59.4       63.5
Parts Sales........................................................................       11.1        9.3       25.5       23.0
Used Trailers......................................................................        6.6        6.0        3.9        3.7
Retail Services....................................................................        2.7        2.2       11.2        9.8

BACKLOG

    At December 31, 1993, Great Dane's backlog totalled $365 million and consisted of approximately $295 million of trailer orders and approximately $70 million of container and chassis orders, while at December 31, 1992 the backlog totalled $255 million and consisted of $134 million and $121 million, respectively. Great Dane's backlog of truck trailer orders was approximately $70 million at December 31, 1991.

MARKETING, DISTRIBUTION AND SALES

    Great Dane believes it has the largest marketing organization in the United States trailer industry. Sales and comprehensive support service functions are implemented through 17 Company-owned branches (accounting for 51% of unit sales excluding J.B. Hunt), 51 independent dealers throughout the United States, Canada and Mexico (accounting for 49% of unit sales excluding J.B. Hunt), and 19 parts-only dealers. Great Dane's nationwide distribution system enables it to reach a diversified customer base consisting of: for-hire carriers (such as J.B. Hunt, Direct Transit, KLLM and Landair), private carriers (such as Pepsico, Burger King, Publix, Winn Dixie and Food Lion) and leasing companies (such as Ryder, Penske, Rollins, XTRA and Ruan). Except for J.B. Hunt, no customer accounted for more than 5% of total revenues in 1993. With the exception of a small percentage of used trailer sales, all sales are made through Great Dane's distribution system.

    Great Dane's sales force includes approximately 126 sales representatives in dealerships and 43 sales representatives in its branches. Great Dane's Executive Vice President of Sales oversees and coordinates the sales effort and is assisted by five district managers. The Company's sales force is given incentives to meet revenue and/or profitability targets.

    Under an agreement with Associates Corporation of North America ("Associates"), Great Dane has agreed to refer to Associates, until the last quarter of 1996, those of Great Dane's customers who request financing and Great Dane has guaranteed 50% of Associates' losses (to a potential maximum of $1.25 million each year) if a trailer is repossessed. Great Dane has not experienced any material losses under this agreement.

    Great Dane provides five year warranties to its customers and estimates its warranty costs are only 0.8% of its sale price.

MANUFACTURING AND OPERATIONS

    MANUFACTURING. Great Dane has four manufacturing facilities, located in Savannah, Georgia; Memphis, Tennessee; Wayne, Nebraska; and Brazil, Indiana. Certain of Great Dane's manufacturing operations include flexible assembly lines that allow Great Dane to customize its products in a cost-efficient manner.

    Great Dane exercises strict quality control by screening suppliers and conducting inspections throughout the production process. Great Dane is currently implementing a total quality management program that endorses employee involvement, empowerment and continuous cost improvement.

    RESEARCH AND DEVELOPMENT. Great Dane currently employs a corporate engineering department with 36 employees, which is higher than the industry average. Great Dane makes extensive use of computer-aided design ("CAD") technology to support production engineering. Great Dane's use of CAD technology accelerates the development of product innovations and manufacturing efficiencies. Great Dane's new products must meet strict quality and durability standards and must pass strenuous road test procedures. Great Dane believes that it is the only trailer manufacturer with on-site road simulation testing capability.

    Great Dane is currently developing a new proprietary floor for its ThermaCube and certain Classic reefers which will eliminate wood components, thereby increasing the life of the floor, increasing the capacity of the reefer, simplifying the manufacturing process and reducing the cost to manufacture the reefer. Great Dane is also developing and testing a new line of ultra-lightweight flatbeds intended to increase its market share.

    SUPPLIES AND RAW MATERIALS. Purchased materials represent approximately 81% of direct cost of goods sold and are purchased on a centralized basis in order to achieve economies of scale. Great Dane purchases a variety of raw materials and sub-assemblies from various vendors with short-term contracts. Aluminum, wood, tires and steel account for a significant portion of materials costs. Great Dane has not experienced major shortages in these materials, but prices may fluctuate. However, Great Dane attempts to minimize purchased material price fluctuations by utilizing just-in-time inventory systems, thereby coordinating the purchase of certain materials with customer orders.


    ENVIRONMENTAL. Certain of Great Dane's manufacturing processes involve the emission of chlorofluorocarbons, but Great Dane is changing those processes to comply with new regulations and does not believe that this change will have a material adverse effect on its operations. The manufacturing process does not require a large quantity of any material classified as hazardous.

    Great Dane is involved in a small number of environmental matters. Management believes that the expenses associated with Great Dane's involvement are not material in the aggregate.

PATENTS, LICENSES AND TRADEMARKS

    The Company believes its "Great Dane" trademark, which identifies all of its products, to be of value and to contribute significantly to the wide acceptance of its products.

AUTOMOTIVE PRODUCTS OPERATIONS
OVERVIEW

    Through CMC Kalamazoo and SCSM, Motors operates an automotive parts stamping facility in Kalamazoo, Michigan and a larger, more modern facility, in South Charleston, West Virginia, which was acquired in 1989. Motors, together with its customers, develops, designs and manufactures a broad range of sheet metal automotive components and subassemblies, including tailgates, fenders, doors, hoods and roofs, primarily for sale to North American OEMs. These operations generated approximately 14% of the Company's revenues and 29% of the Company's total segment operating profit for the year ended December 31, 1993.

INDUSTRY OVERVIEW

    The North American automotive parts industry is composed of two distinct sectors, the original equipment market and the automotive aftermarket. Substantially all of Motors' sales are to the original equipment market. Industry factors which affect the automotive segment's current and future competitiveness, growth and performance include, among others, trends in the automotive market and policies of OEMs with respect to suppliers.

    The overall market for new cars and light trucks in the United States and Canada is large and cyclical, with a trend line annual growth of 2.3% from 1983 to 1993. While the trend line demand for cars has remained relatively flat over this period, demand for minivan, sports utility vehicles and light trucks has grown at a compound annual growth rate of 7.3% over this period. The Company believes it is well positioned as a supplier of sheet metal components and subassemblies to the OEMs in this high-growth market segment.

    Generally, the OEM selects a supplier to work in conjunction with the OEM's design team to design and develop a component which will satisfy the OEM's purchasing standards. OEMs also evaluate and rate suppliers using rigorous programs which encompass quality, cost control, reliability of delivery, new technology implementation and overall management leadership and structure. As a result, new supplier policies have sharply reduced the number of component suppliers.

    Because of ever-increasing global competition, OEMs are continually upgrading their supplier policies. The OEMs are requiring suppliers to meet ever stricter standards of quality, overall cost reductions and increased support for up-front design, engineering and project management. These requirements are continually accelerating the trend toward consolidation of the OEMs' supplier base.

MANUFACTURING

    Unlike certain of its smaller competitors, SCSM has the equipment and versatility to produce a wide variety of automotive stamping products, carrying out substantially all phases of a project under one roof. SCSM produces approximately 150 products at its over 900,000 square foot modernized facility. Its principal products include tailgate and liftgate assemblies, door assemblies, hood assemblies, fender assemblies, wheelhouses, pillars, back panels, floor panels, deck lids, body side panels, roof outer panels and related parts. SCSM currently processes 8,000 tons of steel per month for 400 part numbers and currently ships between 45,000 and 50,000 pieces per day to its customers from 940 dies. SCSM currently utilizes between 55% and 65% of its production capacity in terms of equipment load. Volume fluctuations at SCSM are managed by use of overtime and temporary manpower. Management is pursuing new long-term commitments to utilize SCSM's available capacity.

    The major portion of tooling design, build and prototype for SCSM is performed by selected suppliers under close supervision. Die maintenance and engineering changes are completed in SCSM's own 60,000 square foot die room which houses approximately 60 tool and die makers. The tool room handles all die maintenance and engineering changes in-house, including all serious die trouble such as major breaks.

    CMC Kalamazoo also fabricates and assembles automotive products for those jobs whose end product must be delivered in the surrounding Midwest region, since transportation is a growing cost in this industry.

MARKETING AND CUSTOMERS

    The automotive segment focuses on the higher-growth light truck, sports utility vehicle and van segments of the market and currently supplies products primarily for GM. At the present time, Motors is supplying parts on the following GM vehicles: Suburban, Blazer, S-10 Blazer, Crew Cab, M Van (Astro and Safari), full-size G Van, CK Truck and J Car (Cavalier). The Company has been advised that GM plans to begin production of a four-door version of the full-size Blazer. SCSM has supplied the roof module and other parts for the two-door model for the past two years and is expecting to be GM's supplier of the roof module for the four-door version. The automotive segment also supplies parts for GM's services organization.

    Management has attempted to broaden its customer base. The effect of that effort is evidenced by the expansion of the customer base to include, among others, Freightliner Corp. and Saturn Corporation. In addition, the automotive segment recently signed a contract with Mercedes-Benz to produce parts for its new sports utility vehicle for which production is expected to begin in 1996 for the 1997 model year. Mercedes-Benz is providing the funding necessary for the tooling to produce these parts.

    Shipments of customer orders from both SCSM and CMC Kalamazoo are made on a daily or weekly basis as required by the customer. GM provides an estimated 13-week shipping forecast which is used for material and fabrication planning purposes. Nevertheless, changes in production by the customer may be reflected in increases or decreases of these forecasts.

    CMC Kalamazoo and SCSM are committed to customer satisfaction by producing parts and providing the necessary support systems to assure conformity to customer requirements. As evidence of success in these areas, SCSM has been awarded GM's "Mark of Excellence" Award.

VEHICULAR OPERATIONS
OVERVIEW

    The vehicular operations generated approximately 5% of the Company's revenues and 12% of the Company's total segment operating profit during the year ended December 31, 1993. Yellow Cab is the largest taxicab fleet owner in Chicago and as of March 31, 1994, owned approximately 2,370 or 44% of the approximately 5,400 medallions available in Chicago. Yellow Cab's primary business is the leasing of its medallions and vehicles to independent taxi operators through two programs: the owner-operator program and the daily lease program. The Company also provides a variety of other services to taxi drivers and non-affiliated medallion holders, including insurance coverage through Country and repair and maintenance services through Chicago AutoWerks.

THE OWNER-OPERATOR AND DAILY LEASE PROGRAMS

    Pursuant to Yellow Cab's owner-operator program, an independent, non-employee taxi operator leases from Yellow Cab a license and vehicle, with an option to purchase the vehicle beginning at the end of the second year. During the lease term (generally five years), Yellow Cab receives a weekly lease payment for the vehicle as well as a weekly fee to cover the use of Yellow Cab's license and other services provided by Yellow Cab and its affiliates, including use of its colors and tradename, liability insurance coverage, radio dispatch, repair and maintenance. Most operators also purchase the required collision insurance from Country. See "Business-Insurance Operations."

    Despite the name of the Yellow Cab "owner-operator program," taxi drivers participating in the program do not take ownership of the vehicles, unless they exercise their option to purchase the vehicle at the end of the initial lease term and, even when the operators take ownership of the vehicle, Yellow

Cab retains ownership of the medallion, which is then transferred to a new vehicle. Nevertheless, owner-operators take responsibility for the maintenance and storage of their vehicles and are responsible for compliance with all Chicago and Yellow Cab regulations. Thus, Yellow Cab is relieved of these maintenance and repair costs as well as the cost of housing and storing this significant portion of its large fleet. As of March 31, 1994, approximately 65% of the Company's medallions were leased under the owner-operator program.


    The daily lease program allows drivers to lease a medallion and a vehicle for 12 hours, 24 hours, or for a weekend. All leases must be paid in advance. As Yellow Cab has increased its emphasis on the more profitable owner-operator program, its daily lease program has been used largely as a source and training operation for new owner-operators. Through a "new licensee introductory offer," those recipients of new chauffeurs' licenses who are at least 23 years old may lease a vehicle and a medallion from Yellow Cab at reduced rates for the first five days following their receipt of a license. Management believes that Yellow Cab holds a greater than 75% share of the total "off-the-street" taxi leasing market in Chicago.


THE MEDALLIONS

    As of March 31, 1994, Yellow Cab owned approximately 2,370 of the roughly 5,400 medallions available in Chicago. In order to retain these licenses, the Company must comply with the regulations of Chapter 9-112 of the Municipal Code of Chicago (governing public passenger vehicles), including the payment of annual taxicab license fees, currently $500 per vehicle.


    Pursuant to a 1988 agreement with Chicago to settle various lawsuits, Yellow Cab is required to relinquish to Chicago and not renew 100 taxicab licenses on January 1 of each year through 1997 (the "Agreement"). In addition, the Agreement limits to 100 per year the number of new licenses that Chicago may add to the total outstanding through 1997, bringing the total number of available licenses to a maximum of 5,700 on December 31, 1997. At the required surrender rate, assuming no additional medallions are sold by Yellow Cab, Yellow Cab would hold approximately 2,070 medallions after January 1, 1997, or approximately 36% of the maximum total then-to-be outstanding. Under the Agreement, no person other than Motors and its affiliated companies can own more than 25% of the licenses in Chicago.


    The scheduled decline in the number of licenses allowed to be held by Yellow Cab pursuant to the Agreement has had, and will continue to have, a negative effect on the revenue-generating capability of the taxi leasing operations. Although Yellow Cab has been able to offset these declines to some extent through increases in the average lease rates charged to its customers, in December 1993, Chicago passed an ordinance which gives the Commissioner of Consumer Services broad powers to set maximum lease rates. See "-- Regulatory Issues." The Company has also sought to increase its vehicular operations' revenues by offering ancillary services to the increasing number of unaffiliated taxi cab drivers through Chicago AutoWerks. At the same time, as the number of medallions held by Yellow Cab declines, Yellow Cab will require fewer new vehicles to support its taxi leasing operations and, consequently, a lower level of capital spending.

    The Agreement has also had the effect of allowing the Company to sell licenses in the open market for the first time since 1982. In 1993 and the first quarter of 1994, the Company sold 73 and 4 medallions, respectively, at an average price of $38,000 each, a historical high. Although the value of Yellow Cab's fleet of vehicles is reflected on the Company's balance sheet, the significant value of its medallions is not.

THE VEHICLE FLEET

    Under Chicago regulations, no medallion holder may operate a vehicle older than seven model years. Each year, Yellow Cab orders new vehicles to replace those that are expected to be removed from service during the next year. Yellow Cab has given increased emphasis to selling its older used cars during the past several years. Recent efforts have included a program of increased advertising and marketing, and the development of this segment of business beyond the immediate region. At March 31, 1994, Yellow Cab owned approximately 2,370 vehicles at a net book value of $14.0 million (net of depreciation of $19.4 million).

MAINTENANCE, REPAIR AND PARTS SALES
    Chicago AutoWerks provides preventive and other maintenance services, primarily to Yellow Cab and non-affiliated taxi drivers, and also, as a licensed full-line auto repair shop, to the public. Chicago AutoWerks maintains a body shop at which major repairs can be made. As an authorized Chevrolet and Ford warrantor, Chicago AutoWerks also repairs those manufacturers' vehicles that are under warranty and bills the manufacturers directly.

    Chicago   AutoWerks  serves  the   dispatching  needs  of   Yellow  Cab  and
non-affiliated drivers, maintains the radios in their taxicabs and supplies emergency radio services they require. Chicago AutoWerks also sells automotive parts.

COMPETITION
    Although Yellow Cab is the largest provider of taxicab related services in Chicago, it faces competition from a number of other medallion owners who lease medallions and vehicles to independent operators. The most significant of these competitors are Flash Cab Company and American United Cab Association. Yellow Cab management believes that each of these competitors owns approximately 150 to 200 medallions although each competitor operates under a variety of individual cab service names and logos.

LIABILITY INSURANCE
    Yellow Cab currently maintains liability insurance coverage for losses of up to $350,000 per occurrence as well as an "excess layer" of coverage for losses over $600,000 and up to $29,000,000. The initial $350,000 layer of insurance is issued by Country. See "Business-Insurance Operations." During several periods in the past, Yellow Cab did not maintain the level of coverage that Yellow Cab currently maintains. As a result, there were, as of March 31, 1994, eight outstanding claims against Yellow Cab for which it is not fully covered by third-party insurance. As of that date, Yellow Cab maintained balance sheet reserves totalling approximately $2,650,000 for these claims. Management believes that these reserves will be sufficient to cover its outstanding claims.

REGULATORY ISSUES
    Yellow Cab's operations are regulated extensively by the Department of Consumer Services of Chicago which regulates Chicago taxicab operations with regard to certain requirements including vehicle maintenance, insurance and inspections, among others. The City Council of Chicago has authority for setting taxicab rates of fare. Effective January 18, 1994, rates of fare paid by passengers increased by 10%. However, lessors had the right to increase, until May 1, 1994, the rates paid by lessee drivers by not more than 2.8% of the lease rate in effect on December 1, 1993. After May 1, 1994, lessors may not charge more than the rates prescribed by the Commissioner (which, in certain categories, are less than the rates currently charged by Yellow Cab) without the consent of the City of Chicago. The rates in effect on May 1, 1994, including the 2.8% increase, may remain in effect pending a petition and appeal for a higher rate. Yellow Cab increased its rates by the maximum allowed 2.8% prior to May 1, 1994 and has filed, in a timely manner, a petition to increase its rates still further. Yellow Cab intends to pursue that proposal to final hearing.

ENVIRONMENTAL ISSUES
    Yellow Cab owns eleven parcels of real estate, all situated in Chicago. Some of these sites have previously been used for the storage and servicing of taxicabs and some of the sites continue to be so used. These sites, therefore, involve gasoline and oil underground storage tanks which may create a hazardous waste product if the tanks on any parcel now leak or have in the past leaked.

    Yellow Cab has registered in accordance with law all of its underground tanks with the Office of the State Fire Marshall for the State of Illinois and has secured site assessments from environmental engineers and consultants concerning the nature and extent of any hazardous discharge. Under the Illinois Underground Storage Tank Fund Law, virtually all clean-up costs associated with leaking tanks are covered by a guaranty fund, which is administered by the Illinois Environmental Protection Agency and reimburses these costs except for the first $10,000 per site. Even assuming reimbursement is denied or unavailable from this guaranty fund, the Company believes that the liability for clean-up expenses on sites which have not already been cleaned up will not be material.

INSURANCE OPERATIONS

    Country generated approximately 3% of the Company's revenues and an aggregate of $3.9 million of pre-tax income (comprising approximately $2.0 million of segment operating loss and approximately $5.9 million of portfolio interest income) during the year ended December 31, 1993. During 1993, 67% of Country's total premium revenue was attributable to non-affiliated property/casualty lines, primarily worker's compensation, commercial automobile and commercial multiple peril. The remainder of Country's premium revenues was attributable to affiliated taxi liability, collision and worker's compensation insurance in the State of Illinois. Through its longstanding relationship with Yellow Cab, Country has developed a comprehensive understanding of the associated risks of taxicab insurance underwriting and presently is one of the few voluntary providers of such insurance. Country's strategy is to expand its non-affiliated personal and commercial/casualty property lines by entering new markets including southern Illinois and the states surrounding Illinois while maintaining its affiliated taxi liability and collision business. Country is currently rated "A" by A.M. Best.


    The taxicab liability coverage which Country writes carries a $350,000 limit of liability for each occurrence. In addition, Country makes collision insurance available to licensees and owner-operators at premium rates which are comparable to the rates charged by competitors for equivalent coverage. Country also writes full lines of commercial and personal property and casualty insurance for risks located in Chicago and the surrounding metropolitan area. With the exception of a specialty public transportation program, which program policies are reinsured for amounts above $350,000, all non-affiliate policies are reinsured for amounts above $150,000.

    During 1993, new management was brought into Country to review and manage its lines of business with a view to dropping or reducing its exposure in certain lines and expanding Country's operations within its geographic region. Country intends to limit its exposure by not writing in excess of two-and-one-half times the amount of its statutory surplus, which the Company believes to be a conservative approach.

    Country is domiciled in the State of Illinois and is a licensed carrier in Michigan as well as being admitted as an excess and surplus lines carrier in 33 other states. Country has commenced expansion of its business in Southern Illinois by contracting with established agencies in Peoria, Decatur and Champaign, Illinois and intends to emphasize personal lines of insurance, such as homeowners and commercial multiple peril and automobile liability and collision. Country is also applying for licenses in other states, such as Wisconsin and Indiana. To the best of management's knowledge, Country is in compliance with all applicable statutory requirements and regulations.

INFORMATION CONCERNING BUSINESS SEGMENTS
    Certain financial data with respect to the Company's business segments appear in Note N of Notes to Consolidated Financial Statements -- December 31, 1993 and are incorporated herein by reference.

EMPLOYEES AND LABOR RELATIONS
    As of December 31, 1993, the Company employed a total of approximately 5,055 people. The table below details the number of persons employed as of that date in each of the Company's business segments:

                                                                                                        ADMINISTRATIVE
                                                                                           HOURLY        AND EXECUTIVE
                                                                                         -----------  -------------------
Trailer Manufacturing Operations.......................................................       3,265              546
Automotive Products Operations.........................................................         697              142
Vehicular Operations...................................................................         228               21
Insurance Operations...................................................................           8              148

    Approximately 295 employees in the Company's trailer manufacturing operations, 286 in the Company's automotive products operations, and 63 in the Company's vehicular operations are covered by collective bargaining agreements. During 1993, Checker L.P. entered into a new contract with the Allied Industrial Workers of America, AFL-CIO, Local 682 in Kalamazoo, Michigan, currently known as Local

Union No. 7682 of The United Paperworkers International Union, AFL-CIO, which expires in May 1996. Checker L.P. is party to a contract with D.U.O.C. Local 777, a division of National Production Workers of Chicago and Vicinity, Local 777, which expires in November 1995. During 1993, Great Dane Trailers Tennessee, Inc., a subsidiary of Great Dane, negotiated a new contract (expiring in January
1996) with Talbot Lodge No. 61 of the International Association of Machinists and Aerospace Workers. In general, the Company believes its relationship with its employees to be satisfactory. Although there have been attempts to unionize various of the Company's divisions in the past few years, including SCSM and the Great Dane plant in Brazil, Indiana, such attempts have, to date, been unsuccessful.

PROPERTIES


    International Controls currently maintains its principal executive offices at Checker L.P.'s facility in Kalamazoo, Michigan.


    The location and general description of the principal properties owned or leased by the Company are as follows:

                                                                                                OWNED OR LEASED;
                                                                                                   IF LEASED,
LOCATION                              TYPE OF FACILITY          AREA/FACILITY SQUARE FOOTAGE    EXPIRATION YEAR
- -----------------------------  -------------------------------  -----------------------------  ------------------
TRAILER MANUFACTURING
 OPERATIONS:

Savannah, Georgia............  Manufacturing Plant and Office   61 acres/455,000 sq. ft.             Owned
Brazil, Indiana..............  Manufacturing Plant and Office   80 acres/564,000 sq. ft.             Owned
Memphis, Tennessee...........  Manufacturing Plant              8 acres/107,000 sq. ft.           Leased; 2003
                                                                3.5 acres/13,000 sq. ft.             Owned
Wayne, Nebraska..............  Manufacturing Plant and Office   35 acres/179,000 sq. ft.             Owned
14 Locations in 10 States....  Sales and Service Branches       98 acres/303,000 sq. ft.             Owned
15 Locations in 10 States....  Sales and Service Branches       34 acres/218,000 sq. ft.          Leased; 1994
                                                                                                    to 2015
AUTOMOTIVE PRODUCTS OPERATIONS:

Kalamazoo, Michigan..........  Manufacturing Plant and Office   71 acres/750,000 sq. ft.             Owned
South Charleston,              Manufacturing Plant and Office   922,000 sq. ft.                   Leased; 2028
 West Virginia...............
VEHICULAR OPERATIONS:

Chicago, Illinois (13          Garages, Parking Lots and        735,000 sq. ft.                11 Owned; 2 Leased
 Locations)..................   Offices
INSURANCE OPERATIONS:

Chicago, Illinois (3           Offices/Storage Facility         33,000 sq. ft.                  Leased; 1995 to
 Locations)..................                                                                         2002


    The principal facilities owned by the Company are considered by the Company to be well maintained, in good condition and suitable for their intended use.


LEGAL PROCEEDINGS

EXECUTIVE LIFE LITIGATION


    By order of the Superior Court of Los Angeles County (the "California Court") on April 11, 1991, Case No. B5-006-912 (the "California Order"), the California State Insurance Commissioner was appointed Conservator for Executive Life Insurance Company ("ELIC"), a limited partner in Checker L.P. By letter dated May 20, 1991, Motors and Checker L.P. advised ELIC and the Conservator that the appointment of the Conservator pursuant to the California Order constituted an "Event of Default" under the Partnership Agreement, and that, therefore, ELIC's rights under the Partnership Agreement and interest in Checker L.P. were altered. More specifically, Motors and Checker L.P. asserted that ELIC's rights, as of April 11, 1991, were limited to the right to receive a payout of its capital account, calculated as of that date, in quarterly installments over approximately a 23-year period. On June 28, 1991, the Conservator notified Motors and Checker L.P. that he did not accept the position set forth in the May 20 letter and that, in his view, ELIC's status as a limited partner had not been altered.


    Motors, Checker L.P. and the Conservator have been in litigation for three years, each seeking, among other things, a declaration of its rights under the Partnership Agreement. Motors, Checker L.P. and the Conservator have agreed to settle the litigation. Pursuant to the settlement, the Company will redeem ELIC's interest in Checker L.P. for $37.0 million, to be paid upon consummation of the Offering. In addition, under certain circumstances, if all or substantially all of the assets of Checker L.P. are sold within five years of the consummation of the Minority Interest Redemption, ELIC may be entitled to receive a payment equal to the positive difference between (x) the distribution ELIC would have received upon liquidation of Checker L.P. as a result of such transaction, calculated in accordance with the provisions of the Partnership Agreement as if it had continued to hold its partnership interest, and (y) the future value of $37.0 million calculated at 15% per annum from the date of the Minority Interest Redemption to the date of such transaction. The California Court approved the settlement on May 26, 1994.


BOEING LITIGATION


    On February 8, 1989, the Boeing Company ("Boeing") filed a lawsuit naming International Controls, together with three prior subsidiaries of International Controls, as defendants in Case No. CV89-119MA, United States District Court for the District of Oregon. In that lawsuit, Boeing sought damages and declaratory relief for past and future costs resulting from alleged groundwater contamination at a location in Gresham, Oregon, where the three prior subsidiaries of International Controls formerly conducted business operations. On December 22, 1993, International Controls entered into a settlement with Boeing, settling all claims asserted by Boeing in the lawsuit. Pursuant to the settlement terms, International Controls will pay Boeing $12.5 million over the course of five years, at least $5 million of which is being provided by certain insurance companies. In accordance with the settlement agreement, Boeing's claims against International Controls and the three former subsidiaries have been dismissed and Boeing has released and indemnified International Controls with respect to certain claims. The Company established a reserve of $7.5 million in 1993 in connection with this matter.


CERTAIN ENVIRONMENTAL MATTERS

    Within the past five years, Great Dane and Motors have entered into certain consent decrees with federal and state governments relating to the cleanup of waste materials. The aggregate obligations of Great Dane and Motors pursuant to these consent decrees are not material.


    In May 1988, International Controls sold all of the stock of its subsidiaries, Datron Systems, Inc. and All American Industries, Inc., and in connection therewith agreed to indemnify the purchaser for, among other things, certain potential environmental liabilities. The purchaser asserted various claims for indemnification and had commenced litigation in Connecticut with respect to alleged contamination at a manufacturing facility owned by a former second-tier subsidiary. The court denied one of the purchaser's claims and dismissed another with prejudice. The balance of the claims for reimbursement of monitoring and clean up costs were dismissed without prejudice. International Controls and the purchaser have resolved their relative responsibilities for all claims for cleanup and monitoring costs at the facility through April 1993 and International Controls paid $350,000 in complete payment of all bills submitted for work completed prior to that time. International Controls and the purchaser are continuing to discuss their relative responsibilities for monitoring costs after that time. International Controls does not believe that its obligations will be material. The purchaser has also put International Controls on notice of certain other alleged environmental and other matters for which it intends to seek indemnification as costs are incurred. International Controls does not believe that its obligations, if any, to pay these claims will be material.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth the name, age and principal position of each of the executive officers and directors of the Company as of March 31, 1994:

NAME                                                          AGE                        POSITION
- --------------------------------------------------------  -----------  --------------------------------------------
David R. Markin.........................................          63   President, Chief Executive Officer and
                                                                       Director of International Controls
Allan R. Tessler........................................          57   Chairman of the Board of International
                                                                       Controls
Martin L. Solomon.......................................          57   Vice Chairman and Secretary of International
                                                                       Controls
Wilmer J. Thomas, Jr....................................          67   Vice Chairman of International Controls
Jay H. Harris...........................................          57   Executive Vice President and Chief Operating
                                                                       Officer of International Controls
Marlan R. Smith.........................................          50   Treasurer of International Controls
Kevin J. Hanley.........................................          38   Controller of International Controls
Willard R. Hildebrand...................................          54   President and Chief Executive Officer of
                                                                       Great Dane
Larry D. Temple.........................................          47   Group Vice President of Motors
Jeffrey M. Feldman......................................          43   President of Yellow Cab
Christopher F. Hammond, III.............................          54   Executive Vice President -- Sales of Great
                                                                       Dane
Thomas W. Horan.........................................          50   Senior Vice President -- Finance and
                                                                       Secretary of Great Dane
Fred T. Mote............................................          59   Senior Vice President -- Operations of Great
                                                                       Dane
Victor L. Johnson, Jr...................................          76   Senior Vice President -- Legal of Great Dane
John T. Wise............................................          48   President of SCSM
David Hannah............................................          38   Treasurer of Great Dane
Robert Barnes...........................................          51   Vice President -- Manufacturing of Motors

BIOGRAPHICAL INFORMATION


    David R. Markin, President and Chief Executive Officer of International Controls since January 11, 1989, has been President and Chief Executive Officer of Motors since 1970. Mr. Markin serves on the Boards of Directors of Jackpot Enterprises, Inc., an operator of gaming machines, Enhance Financial Services Group Inc., a reinsurance company, and Data Broadcasting Corporation, a provider of market data services to the investment community.

    Allan R. Tessler, Chairman of the Board of International Controls since January 11, 1989, is also Chairman of the Boards of Directors of International Financial Group, Inc., a merchant banking firm ("IFG"), Enhance Financial Services Group Inc., a reinsurance company, and Allis-Chalmers Corporation, a manufacturer of miscellaneous fabricated textile products ("Allis-Chalmers"), and is Chief Executive Officer of IFG since 1987 and of Allis-Chalmers since 1994. Mr. Tessler serves on the Boards of Directors of Jackpot Enterprises, Inc., an operator of gaming machines, and The Limited, Inc., a manufacturer and retailer of apparel. Mr. Tessler is also an attorney and from 1976 through 1988, he was a member of the Executive Committee of the law firm of Shea & Gould; from 1989 through March 1, 1993, he was of counsel to that firm. Beginning in 1990, Mr. Tessler and another person were retained by Infotechnology, Inc. and Financial News Network Inc. as a restructuring team and to serve as Co-Chief Executive Officers during the restructuring of those companies. As part of the plan implemented by the restructuring team, those companies were placed in bankruptcy, from which they emerged in 1992 as Data Broadcasting Corporation, a provider of market data services to the investment community. Mr. Tessler continues to serve as Co-Chairman of the Board and Co-Chief Executive Officer of the restructured company.



    Martin L. Solomon, Vice Chairman and Secretary of International Controls since January 11, 1989, is a private investor. Mr. Solomon was employed as a securities and portfolio analyst at Steinhardt Partners, an investment firm, from 1985 through 1987. From 1988 through September 1990, he was the Managing Partner and Director at Value Equity Associates I, Limited Partnership, an investment firm. Mr. Solomon serves on the Board of Directors of Xtra Corporation, a truck leasing company.



    Wilmer J. Thomas, Jr., Vice Chairman of International Controls since January 11, 1989, is a private investor. Mr. Thomas served as Treasurer of International Controls from January 1989 to January 1994. Mr. Thomas serves on the Boards of Directors of Moore Medical Corp., a pharmaceutical and surgical supply company, Oak Hills Sportswear Corp., a clothing company, and RCL Capital Corp., a development stage company whose business objective is to acquire an operating business.



    The executive officers of the International Controls and the other issuers, in addition to Messrs. Markin, Tessler, Solomon and Thomas, are:



    Jay H. Harris has been Executive Vice President and Chief Operating Officer of International Controls for more than the past five years and a Vice President of Motors since May 1991. Mr. Harris was a director of International Controls from 1978 until January 11, 1989.



    Marlan R. Smith has been Treasurer of International Controls since January 1994 and Vice President and Treasurer of Motors since March 1988. Prior to being elected Treasurer of International Controls, he served as Assistant Treasurer since January 1989.



    Kevin J. Hanley has been Controller of International Controls since January 1994 and Secretary and Controller of Motors since December 1989. For more than five years prior thereto, Mr. Hanley served as a senior manager with Ernst & Young.


    Willard R. Hildebrand, was elected as President and Chief Executive Officer of Great Dane effective January 1, 1992. Mr. Hildebrand had served as President and Chief Operating Officer of Fiatallis North America, Inc., a manufacturer of heavy construction and agricultural equipment, for more than five years prior thereto.

    Larry D. Temple, has been Group Vice President of Motors since September 1989. Mr. Temple served as Vice President of Manufacturing from 1988 to 1989 and, prior thereto, as Assistant Vice President of Manufacturing.

    Jeffrey M. Feldman has been President of Yellow Cab since 1983 and Vice President of Motors since January 1988.


    John T. Wise has been President of SCSM for the past two years. He was Vice President -- General Manager from 1989 to 1992, and prior thereto served as Plant Manager.

    David Hannah has been Treasurer/Controller of SCSM since 1987.



    Christopher F. Hammond, III has been Executive Vice President -- Sales of Great Dane since August 1990. Prior to being elected Executive Vice President -- Sales, Mr. Hammond served as Senior Vice President -- Sales of Great Dane since January 1988.



    Thomas W. Horan has been Senior Vice President -- Finance of Great Dane since September 1989 and Secretary of Great Dane since June 1991. For more than five years prior thereto, Mr. Horan served as Controller of International Controls Corp.



    Fred T. Mote has been Senior Vice President -- Operations of Great Dane since April 1984.



    Victor L. Johnson has been Senior Vice President -- Legal Affairs of Great Dane since April 1994 and prior thereto as Senior Vice President -- Materials and Planning of Great Dane since November 1979.



    Robert Barnes has been Vice President -- Manufacturing of Motors since 1993 and Assistant Vice President -- Manufacturing Support Services prior thereto.



    All directors of each Issuer hold office until the next annual meeting of stockholders of such Issuer or until their successors are elected and qualified. Each Issuer's officers are elected annually by their respective boards of directors and hold office until their successors are qualified and chosen.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    Each of Messrs. Markin, Solomon, Tessler and Thomas is an executive officer of International Controls and participates, as a director, in the deliberations concerning executive officer compensation. During 1993, Mr. Markin served on the compensation committee of Enhance Financial Services Group Inc. and Data Broadcasting Corporation and Mr. Tessler served as an executive officer of each of these companies.


    As of December 31, 1993, Country holds $0.9 million principal amount of Enhance Financial Services Group Inc., 7% Notes due December 1, 1996, of which company Mr. Markin is a director.

    During 1993, 1992 and 1991, the Company used, on a month-to-month basis, an airplane owned by a corporation of which Mr. Tessler is the sole shareholder. The Company paid $60,000 per month for such use.

    Each of Messrs. Markin, Solomon, Tessler and Thomas provides consulting services to Yellow Cab and each receives for such services (commencing in January 1988) $10,000 per month. Messrs. Solomon, Tessler and Thomas also provide consulting services (a) to Motors for which they each receive monthly fees of $5,000 (commencing in January 1988) and (b) to Country for which they each received monthly fees of approximately $18,300 in each of 1993, 1992 and 1991. Mr. Markin serves as a consultant to Chicago AutoWerks, a division of Checker L.P., for which he receives monthly fees of approximately $1,200 (commencing in January 1988), and to Country, for which he receives monthly fees of approximately $4,600.

    During 1991, 1992, and until March 1, 1993, Mr. Tessler was of counsel to Shea & Gould, a law firm retained by the Company for certain matters.

    Frances Tessler, the wife of Allan R. Tessler, is employed by Smith Barney Shearson which executes trades for Country's investment portfolio. During 1993 and 1992, Mrs. Tessler received for her services approximately $78,000 and $69,000, respectively, of the commissions paid to Smith Barney Shearson.

    On September 24, 1992, American Country Financial Services Corp. ("AFSC"), a subsidiary of Country, purchased from The Mid City National Bank of Chicago the promissory note dated July 30, 1992, made by King Cars, Inc. ("King Cars") in the principal amount of $381,500 plus accrued interest in the amount of $3,560. The note, which has been renewed several times, had outstanding principal and accrued interest as of March 31, 1994 of approximately $423,000 and matures in December 1994. King Cars is owned by Messrs. Markin, Tessler, Solomon, Thomas and Feldman. King Cars is a party to an agreement dated December 15, 1992, with Yellow Cab pursuant to which Yellow Cab purchases from

King Cars display frames for installation in its taxicabs and King Cars furnishes Yellow Cab advertising copy for insertion into the frames. King Cars receives such advertising copy as an agent in Chicago for an unrelated company which is in the business of selling and arranging for local and national advertising. Of the revenues generated from such advertising, 30% will be retained by King Cars and the balance will be delivered to Yellow Cab until such time as Yellow Cab has recovered costs advanced by it for the installation of advertising frames in 500 of its taxicabs (approximately $78,000). The terms to Yellow Cab are the same or more favorable than those offered by King Cars to unrelated third parties.

    Each of Messrs. Markin, Solomon, Tessler and Thomas received interest payments of $704,795 in 1993, $733,356 in 1992 and $897,637 in 1991 pursuant to the terms of the Existing Notes held by them (See Note G of the Notes to Consolidated Financial Statements -- December 31, 1993).

COMPENSATION


    The following table sets forth the 1993 annual compensation for the Chief Executive Officers of the Issuers and the five highest paid executive officers of each Issuer whose total annual salary and bonus expected $100,000, as well as the total compensation paid to each individual for the Company's two previous fiscal years:


                           SUMMARY COMPENSATION TABLE

                                                                                     OTHER ANNUAL       ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR        SALARY         BONUS      COMPENSATION     COMPENSATION
- -------------------------------------------  ---------  -------------  -----------  ---------------  ---------------
David R. Markin, ..........................       1993  $   1,230,000  $   250,000   $   246,519(1)   $     2,249(12)
 President, Chief Executive Officer and           1992      1,230,000      150,000       239,594(1)         2,182(12)
 Director of International Controls               1991      1,230,000            0       258,072(1)           915(12)
Jay H. Harris, ............................       1993        350,000      250,000             0            2,249(12)
 Executive Vice President and                     1992        326,016      125,000             0            2,182(12)
 Chief Operating Officer of International         1991        302,032       50,000             0              915(12)
 Controls
Jeffrey M. Feldman, .......................       1993        210,000      150,000        85,008(2)         2,249(12)
 President of Yellow Cab                          1992        186,667      150,000        77,755(2)         2,182(12)
                                                  1991        138,906      150,000        53,328(2)           659(12)
Martin L. Solomon, ........................       1993              0            0       400,000(3)             0
 Vice Chairman and Secretary of                   1992              0            0       400,000(3)             0
 International Controls                           1991              0            0       405,000(3)             0
Allan R. Tessler, .........................       1993              0            0       400,000(3)             0
 Chairman of the Board of International           1992              0            0       400,000(3)             0
 Controls                                         1991              0            0       405,000(3)             0
Wilmer J. Thomas, Jr., ....................       1993              0            0       400,000(3)             0
 Vice Chairman of International Controls          1992              0            0       400,000(3)             0
                                                  1991              0            0       405,000(3)             0
Willard R. Hildebrand,.....................       1993        203,500      150,000         7,304(4)             0
 President of Great Dane                          1992        100,175      105,000         4,133(4)       106,360
                                                  1991         31,108           --           134(4)             0
Christopher F. Hammond, III,...............       1993        131,450       74,000         7,520(5)             0
 Executive Vice President of Great Dane           1992        125,500       60,000         7,190(5)             0
                                                  1991        122,850           --         5,772(5)             0
Thomas W. Horan............................       1993        129,050       74,000         9,921(6)             0
 Senior Vice President -- Finance and             1992        122,700       60,000         7,870(6)             0
 Secretary of Great Dane                          1991        119,600           --         8,565(6)             0

                                                                                     OTHER ANNUAL       ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR        SALARY         BONUS      COMPENSATION     COMPENSATION
- -------------------------------------------  ---------  -------------  -----------  ---------------  ---------------
Fred T. Moss...............................       1993  $     128,150  $    60,000   $     9,202(7)   $         0
 Senior Vice President -- Manufacturing of        1992        123,250       60,000         7,695(7)             0
 Great Dane                                       1991        120,850           --         8,108(7)             0
Victor L. Johnson..........................       1993        118,350       48,000        18,929(8)             0
 Senior Vice President -- Legal Affairs of        1992        114,850       29,000        18,624(8)             0
 Great Dane                                       1991        113,350           --        18,386(8)             0
John Wise..................................       1993         95,500      101,000        13,397(9)           797(12)
 President of SCSM                                1992         91,500       56,000         9,420(9)           720(12)
                                                  1991         87,500        1,682         5,790(9)           300(12)
David Hannah...............................       1993         69,413       56,000         6,550(10)          825
 Treasurer of SCSM                                1992         63,530       34,000         2,598(10)          727
                                                  1991         59,576        1,183           585(10)          300
Larry Temple...............................       1993        108,600      125,000         2,744(11)        2,248
 Group Vice President of Motors                   1992        108,600       60,000         2,761(11)        1,493
                                                  1991         84,600        7,500         2,771(11)          362
Marlan R. Smith............................       1993         84,000       35,000         3,416            1,190
 Vice President of Motors                         1992         84,000       25,000         2,614            1,046
                                                  1991         84,000        3,500         2,519              360

- --------------

(1) Other compensation
     for Mr. Markin includes:     1993      1992      1991
                                --------  --------  --------
     Consulting Fees..........  $190,000  $190,000  $195,000
      Life Insurance..........    41,027    37,023    40,527
      Automobile..............     8,125     5,100    15,400
      Club dues...............     7,367     7,471     7,145
                                --------  --------  --------
                                $246,519  $239,594  $258,072
                                --------  --------  --------
                                --------  --------  --------

(2) Other compensation
     for Mr. Feldman includes:          1993       1992       1991
                                      ---------  ---------  ---------
     Consulting Fees................  $  57,000  $  57,000  $  40,000
      Life Insurance................     11,253     10,739      7,861
      Automobile....................      1,748      1,537      1,481
      Club dues.....................     15,007      8,479      3,986
                                      ---------  ---------  ---------
                                      $  85,008  $  77,755  $  53,328
                                      ---------  ---------  ---------
                                      ---------  ---------  ---------
(3) Other compensation
   for Mr. Smith includes:              1993       1992       1991
                                      ---------  ---------  ---------
    Car.............................  $   1,400  $   1,283  $   1,200
      Life Insurance................      2,016      1,331      1,319
                                      ---------  ---------  ---------
                                      $   3,416  $   2,614  $   2,519
                                      ---------  ---------  ---------
                                      ---------  ---------  ---------
(4) Other compensation
   for Mr. Hildebrand includes:            1993       1992       1991
                                      ---------  ---------  ---------
     Life Insurance                   $   1,560  $     806  $     134
      Club dues                           3,430      2,400         --
      Automobile                          3,324        927         --
                                      ---------  ---------  ---------
                                      $   7,304  $   4,133  $     134
                                      ---------  ---------  ---------
                                      ---------  ---------  ---------

(5) Other compensation
for Mr. Hammond includes:               1993       1992       1991
                                      ---------  ---------  ---------
      Life Insurance                  $     961  $     720  $     720
      Club Dues                           3,820      3,730      3,310
      Automobile                          2,748      2,740      1,741
                                      ---------  ---------  ---------
                                      $   7,529  $   7,190  $   5,771
                                      ---------  ---------  ---------
                                      ---------  ---------  ---------

(6) Other compensation
   for Mr. Horan includes:              1993       1992       1991
                                      ---------  ---------  ---------
      Life Insurance                  $     936  $     150  $     150
      Club Dues                           3,430      3,180      2,940
      Automobile                          5,565      4,540      5,475
                                      ---------  ---------  ---------
                                      $   9,921  $   7,870  $   8,565
                                      ---------  ---------  ---------
                                      ---------  ---------  ---------

(7) Other compensation
   for Mr. Mote includes:               1993       1992       1991
                                      ---------  ---------  ---------
      Life Insurance                      1,948      1,530      1,530
      Club Dues                             860        840        840
      Automobile                          6,414      5,325      5,736
                                      ---------  ---------  ---------
                                      $   9,222  $   7,695  $   8,106
                                      ---------  ---------  ---------
                                      ---------  ---------  ---------
(8) Other compensation
   for Mr. Johnson includes:            1993       1992       1991
                                      ---------  ---------  ---------
      Life Insurance                  $  10,560  $  10,560  $  10,560
      Club Dues                           3,420      3,180      3,000
      Automobile                          4,949      4,884      4,826
                                      ---------  ---------  ---------
                                      $  18,929  $  18,624  $  18,386
                                      ---------  ---------  ---------
                                      ---------  ---------  ---------
(9) Other compensation
   for Mr. Wise includes:               1993       1992       1991
                                      ---------  ---------  ---------
      Travel Allowance                $   4,800  $   4,800  $   4,800
      Club Dues                           1,562      1,537        505
      Profit Sharing                      6,550      2,596         --
      Automobile                            485        485        485
                                      ---------  ---------  ---------
                                      $  13,397  $   9,420  $   5,790
                                      ---------  ---------  ---------
                                      ---------  ---------  ---------
(10) Other compensation
    for Mr. Hannah includes:            1993       1992       1991
                                      ---------  ---------  ---------
      Club Dues                       $      --  $      --  $     585
      Profit Sharing                      6,580      2,598         --
                                      ---------  ---------  ---------
                                      $   6,550  $   2,598  $     585
                                      ---------  ---------  ---------
                                      ---------  ---------  ---------
(11) Other compensation
      for Mr. Temple includes:          1993       1992       1991
                                      ---------  ---------  ---------
      Life insurance                  $   1,344  $   1,331  $   1,319
      Automobile                          1,400      1,430      1,452
                                      ---------  ---------  ---------
                                      $   2,744  $   2,761  $   2,771
                                      ---------  ---------  ---------
                                      ---------  ---------  ---------

(12) Consulting fees.

(13) Matching contributions under the Partnership 401(k) plan.

EMPLOYMENT AGREEMENTS


    Checker L.P., as the assignee of Motors, is party to an Amended and Restated Employment Agreement dated as of November 1, 1985, as further amended, with David R. Markin pursuant to which Mr. Markin is to serve as President, Chief Executive Officer and Chief Operating Officer of Checker L.P. until April 30, 1996, subject to extension (the "Termination Date"), at a minimum salary of $600,000 per annum, together with the payment of certain insurance premiums, the value of which have been included in the Summary Compensation Table above. The beneficiaries of these insurance policies are designated by Mr. Markin. Mr. Markin continues to be eligible to participate in profit sharing, pension or other bonus plans of Checker L.P. Pursuant to the Amended and Restated Employment Agreement, in the event of Mr. Markin's death, Checker L.P. shall pay Mr. Markin's estate the compensation which would otherwise be payable to him for the period ending on the last day of the month in which death occurs. In addition, Checker L.P. shall pay to Mr. Markin's beneficiaries deferred compensation from the date of his death through the Termination Date in an annual amount equal to one-third of his base salary at the date of his death. In the event of termination of the Amended and Restated Employment Agreement for any reason other than cause, disability or death, Mr. Markin shall continue to serve as a consultant to Checker L.P. for a period of five years, for which he shall receive additional compensation in the amount of $50,000 per annum. Checker L.P. has agreed to indemnify Mr. Markin from certain liabilities arising out of his service to Checker L.P., except for liabilities resulting from his gross negligence or willful misconduct. Effective January 1, 1994, Mr. Markin and International Controls memorialized in writing their agreement, pursuant to which Mr. Markin has been compensated by International Controls since January 11, 1989, on substantially the same terms as are set forth above.



    International Controls entered into an employment agreement as of July 1, 1992, with Jay H. Harris pursuant to which Mr. Harris serves as Executive Vice President and Chief Operating Officer of International Controls until June 30, 1995, subject to extension or earlier termination, at a minimum salary of $350,000 per annum, an incentive bonus to be determined by the Board of Directors, and such other fringe benefits and plans as are available to other executives of International Controls. Upon the happening of certain events, including a change in control (as defined therein) of International Controls or retirement after June 30, 1994, Mr. Harris is entitled to compensation in an amount equal to the greater of (a) five percent of the increase in the Company's retained earnings, subject to certain adjustments, during the period commencing on March 31, 1992, and ending on the last day of the month preceding the event which triggers the payment (the "Termination Payment") and (b) 2.99 times his then base salary. If Mr. Harris were to die or become disabled, he or his estate would receive the greater of (a) one year's base compensation or (b) the Termination Payment. Payments in either case would be made over a period of time, the length of which would be dependent on the amount due to Mr. Harris. Mr. Harris has agreed to serve as a consultant to the Company during the first year after termination for no compensation beyond his expenses incurred in connection with rendering such services. International Controls has agreed to indemnify Mr. Harris for certain liabilities to the full extent allowed by law. Motors has guaranteed International Controls' obligations.


    Checker L.P. is party to an Amended and Restated Employment Agreement dated as of June 1, 1992, with Jeffrey Feldman pursuant to which Mr. Feldman serves as President of the vehicular operations segment until February 1, 1996, subject to extension (the "Termination Date"), at a minimum salary of $200,000 per annum, together with the payment of certain insurance premiums, the value of which have been included in the Summary Compensation Table above. The beneficiaries of these insurance policies are designated by Mr. Feldman. Mr. Feldman is eligible to participate in profit sharing, pension or other bonus plans implemented by the vehicular operations segment. Pursuant to the Amended and Restated Employment Agreement, in the event of Mr. Feldman's death, Checker L.P. shall pay Mr. Feldman's estate the amount of compensation which would otherwise be payable to him for the period ending on the last day of the month in which death occurs. In addition, Checker L.P. shall pay to Mr. Feldman's estate deferred compensation from the date of his death to the Termination Date in an annual amount equal to one-third of his base salary at the date of his death. In the event of the termination of the Amended and Restated Employment for any reason other than cause, disability or death, Mr. Feldman shall continue to serve as a consultant to Checker L.P. for a period of five years (if terminated by Mr. Feldman) or seven years (if terminated by Checker L.P.), for which he shall receive compensation in the amount of $75,000 per annum. Checker L.P. has agreed to indemnify Mr. Feldman from certain liabilities, except for those resulting from his gross negligence or willful misconduct.

    Great Dane is party to a letter agreement with Willard R. Hildebrand pursuant to which Mr. Hildebrand serves as President and Chief Executive Officer of Great Dane at a starting base salary of $15,833.33 per month ($190,000 annualized), plus incentive compensation and certain other benefits. In the event of a change of control of Great Dane, prior to November 4, 1994 and the subsequent termination of his agreement, Mr. Hildebrand would be entitled to payment of up to three years of his salary less amounts received as of the date of termination, but in no event less than six months' salary. Mr. Hildebrand's current annual salary is $275,000.

COMPENSATION PURSUANT TO PLANS

    GREAT DANE PENSION PLAN

    Great Dane has in effect a defined benefit employee pension plan entitled Retirement Plan For Great Dane Trailers, Inc. (the "Retirement Plan") covering substantially all of its employees. Pension benefits are subject to limitations imposed by the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, with respect to the annual amount of benefits provided by employer contributions.

    Effective as of July 1, 1988, the assets and the liabilities attributable to active and former employees under the Amended and Restated International Controls Corp. Pension Plan as of June 30, 1988 were transferred to the Retirement Plan and the Company adopted the Retirement Plan for the benefit of its employees. With respect to benefits accruing after June 30, 1984, to a participant who was a participant under the Amended and Restated International Controls Corp. Pension Plan as of June 30, 1988, the following table shows the estimated annual benefits payable upon retirement at age 65 under the plan to specified average annual compensation and years of benefit service classifications. The following amounts would be reduced by a Social Security offset:

                                                                       YEARS OF BENEFIT SERVICE
                                                      -----------------------------------------------------------
AVERAGE ANNUAL COMPENSATION                               1          5          10           15           20
- ----------------------------------------------------  ---------  ---------  -----------  -----------  -----------
$100,000............................................  $   2,000  $  10,000  $    20,000  $   30,000   $   40,000
 150,000............................................      3,000     15,000       30,000      45,000       60,000
 200,000............................................      4,000     20,000       40,000      60,000       80,000
 250,000............................................      5,000     25,000       50,000      75,000      100,000
 300,000............................................      5,000     25,000       60,000      90,000      115,641*
 400,000............................................      5,000     25,000       80,000     115,641*     115,641*
 500,000............................................      5,000     25,000      100,000     115,641*     115,641*

- --------------

*   Maximum permitted in 1993


    For those executive officers named above, the following are credited years of service under the Retirement Plan and 1993 Salary Covered by the Retirement Plan.


                                                                                          EXPECTED CREDITED   1993 SALARY
                                                                      CREDITED YEARS OF   YEARS OF SERVICE    COVERED BY
                                                                           SERVICE              AT 65        PENSION PLAN
                                                                     -------------------  -----------------  -------------
Willard R. Hildebrand..............................................               3                  14       $   235,840
Christopher F. Hammond III.........................................              30                  30           207,600
Thomas W. Horan....................................................              10                  25           205,950
Fred T. Mote.......................................................              30                  30           190,300

    Mr. Harris has an aggregate of 24 years of benefit service under the Retirement Plan (8 years) and the Amended and Restated International Controls Corp. Pension Plan (16 years) and will receive benefits of approximately $74,000 per year at age 65. Mr. Horan has an aggregate of 16 years of benefit service under the Retirement Plan (10 years) and the amended and Restated International Controls Corp. Pension Plan (6 years) and will receive benefits of approximately $88,000 per year at age 65. Mr. Johnson elected to start receiving benefits under the Retirement Plan at his normal retirement date and is currently receiving benefits under the Retirement Plan of approximately $25,000 per year.


    PARTNERSHIP PENSION AND EXCESS BENEFIT PLANS

    Checker L.P. maintains a defined benefit employee pension plan entitled Checker Motors Pension Plan (the "Pension Plan") covering substantially all of its non-union employees, and, effective January 1, 1992, the employees of the Company.

    Checker L.P. also maintains the Checker Motors Co., L.P. Excess Benefit Retirement Plan (the "Excess Benefit Plan"). An employee of Checker L.P. will become a participant in the Excess Benefit Plan if the benefits which would be payable under the Pension Plan are not fully provided thereunder because of the annual maximum benefit limitations of Section 415 of the Internal Revenue Code of 1986, as amended. The amount that the participant is entitled to receive under the Excess Benefit Plan is an amount equal to the amount that would have been payable under the Pension Plan if Section 415 did not apply, minus the amount that is actually payable under the Pension Plan. At the present time, David R. Markin and Jeffrey M. Feldman are the only individuals named above who would receive benefits under the Excess Benefit Plan. Considered compensation under the Excess Benefit Plan is limited to $300,000.

    Set forth below are the estimated annual benefits for participants in the Pension Plan (including benefits payable under the Excess Benefit Plan) who have been employed by Checker L.P. and its predecessors for the indicated number of years prior to retirement, assuming retirement at age 65 in 1993:

                                                      ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
                                                     -----------------------------------------------------------
AVERAGE COMPENSATION (AS DEFINED IN PLAN)               10         20          30           40           45
- ---------------------------------------------------  ---------  ---------  -----------  -----------  -----------
$100,000...........................................  $  13,950  $  28,756  $    47,024  $    66,159  $    75,870
 150,000...........................................     21,450     46,256       74,524      103,659      118,370
 200,000...........................................     28,950     63,756      102,024      141,159      160,870
 250,000...........................................     36,450     81,256      129,524      178,659      203,370
 300,000...........................................     43,950     98,756      157,024      216,159      245,870
 400,000...........................................     43,950     98,756      157,024      216,159      245,870
 500,000...........................................     43,950     98,756      157,024      216,159      245,870

    The above benefit projections were prepared on the assumption that the participant made participant contributions to the Pension Plan for all years in which he was eligible to contribute, and that Social Security covered compensation is $1,750. The benefit projection would be reduced by a Social Security offset.

    For those executive officers named above, the following are credited years of service under the Pension and Excess Benefit Plans and 1993 salary covered by the Pension Plan:

                                                   CREDITED YEARS OF    EXPECTED CREDITED YEARS OF    1993 SALARY COVERED
                                                        SERVICE                SERVICE AT 65            BY PENSION PLAN
                                                  -------------------  -----------------------------  --------------------
David R. Markin.................................              39                        41                $    235,840
Jay H. Harris...................................               2                        10                     235,840
Jeffrey M. Feldman..............................              15                        37                     235,840
Larry D. Temple.................................              22                        40                     233,600

SALARY CONTINUATION PLAN

    Motors entered into Stated Benefit Salary Continuation Agreements (the "Agreements") with certain officers and employees (the "Salary Plan") pursuant to which such participants will receive benefits upon attaining age 65 (or their beneficiaries will receive benefits upon their death prior to or within 120 months after such executives or employees attain age 65). Motors' obligations pursuant to the Salary Plan were assumed by Checker L.P. in 1986.

    For those executive officers named above, the following table sets forth the benefits payable pursuant to the Salary Plan:

                                                                             ANNUAL SURVIVOR
                                            ANNUAL BENEFIT                   BENEFIT PAYABLE         TOTAL
                                             PAYABLE UPON    TOTAL BENEFIT   UPON DEATH PRIOR    SURVIVORSHIP
                                             ATTAINING AGE    PAYABLE OVER   TO ATTAINING AGE   BENEFIT PAYABLE
                                                  65           THE YEARS            65         OVER THREE YEARS
                                            ---------------  --------------  ----------------  -----------------
David R. Markin...........................    $   240,000     $  2,400,000     $    368,000      $   1,104,000
Jeffrey M. Feldman........................    $    19,950     $    199,500     $     79,800      $     239,400
Larry D. Temple...........................         31,200          312,000           62,400      $     187,200

COMPENSATION OF DIRECTORS

    The directors did not receive any fees for their services as directors in 1993. See "Compensation Committee Interlocks and Insider Participation."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Jeffrey M. Feldman is the nephew of David R. Markin.

    Checker L.P. has borrowed $2.5 million from Country, which loan is secured by certain of Checker L.P.'s property.

    See also "Compensation Committee Interlocks and Insider Participation."

                           OWNERSHIP OF COMMON STOCK


    The Common Stock, which is the only class of stock of International Controls, is owned as follows:


                                NO. OF SHARES OF COMMON
                                  STOCK OF RECORD AND    PERCENT OF
NAME                              BENEFICIALLY OWNED       CLASS
- ------------------------------  -----------------------  ----------
David R. Markin...............          2,936,927.5           32.5
Martin L. Solomon.............          2,033,257.5           22.5
Allan R. Tessler..............          2,033,257.5           22.5
Wilmer J. Thomas, Jr..........          2,033,257.5           22.5
                                                             -----
                                                             100.0%
                                                             -----
                                                             -----


The address of each of the shareholders is c/o International Controls Corp., 2016 North Pitcher Street, Kalamazoo, Michigan 49007.


                       DESCRIPTION OF NEW CREDIT FACILITY

GENERAL

    The following is a summary of the anticipated material terms and conditions of the New Credit Facility. This summary does not purport to be a complete description of the New Credit Facility and is subject to the detailed provisions of the Loan Agreement (the "Loan Agreement") and the various related documents to be entered into in connection with the New Credit Facility. A draft copy of the Loan Agreement will be filed as an exhibit to the Registration Statement of which this Prospectus is a part. The completion of the Offering is subject to the simultaneous consummation of the New Credit Facility.


    Concurrently with the issuance of the Notes, International Controls and the other Issuers (Motors, Checker L.P., SCSM, Yellow Cab Company, CMC Kalamazoo Inc. and Chicago AutoWerks Inc. (collectively, the "Checker Borrowers") and Great Dane, Great Dane Tennessee, Inc., Great Dane Nebraska, Inc. and Great Dane Los Angeles, Inc. (collectively, the "Great Dane Borrowers" and, together with International Controls and the Checker Borrowers, (the "Borrowers")), will enter into the New Credit Facility. In connection with the New Credit Facility, NBD Bank, N.A. ("NBD") has formed a syndicate of lenders (the "Lenders") for which NBD will serve as agent ("Agent"). The New Credit Facility will consist of a five-year revolving credit facility of up to an aggregate of $95 million (including a provision for commercial letters of credit and up to $15 million which can be utilized for standby letters of credit), subject to International Controls' ability to meet certain financial tests. The obligations of the Borrowers under the New Credit Facility will be secured by a lien on the inventory, accounts receivable and intangible assets, including chattel paper, instruments, documents and general intangibles (to the extent such intangible assets are not related to the Shared Collateral or the Note Collateral). In addition, the Borrowers will pledge to _____________________, as collateral agent (the "Collateral Agent"), for the benefit of the holders of the Senior Notes and the Lenders, on an equal and ratable basis, a security interest in the Pledged Stock and a lien on certain patents, trademarks and other intellectual property of the Borrowers, including the general intangibles related thereto.



    Permissible levels of borrowing by International Controls, the Checker Borrowers and the Great Dane Borrowers under the New Credit Facility will be determined based on eligible inventory and eligible accounts receivable of International Controls, the Checker Borrowers and the Great Dane Borrowers, respectively (collectively, "Borrowing Base Requirements"). It is anticipated that the initial borrowing under the New Credit Facility will be approximately $48.4 million (assuming that the Refinancing had been consummated as of March 31, 1994) (However, International Controls, as a holding company, does not presently have any availability (other than through its subsidiaries) under the New Credit Facility.) All of the initial borrowing under the New Credit Facility will be used by the Issuers to repay a portion of the existing indebtedness of the Great Dane Borrowers and the Checker Borrowers and to pay transaction fees and expenses. The Company estimates that, upon consummation of the New Credit Facility, Borrowing Base Requirements would permit additional borrowing of at least $32.2 million at March 31, 1994, subject to the Company's ability to meet certain financial tests.



INTEREST RATES; FEES



    Until the later of (a) a date which is 180 days after the closing of the New Credit Facility and (b) the date on which International Controls consummates a public offering in which the net proceeds to International Controls is at least $20 million (the "Adjustment Date"), amounts outstanding under the New Credit Facility will bear interest at a rate per annum equal, at the option of the Borrowers, to (i) 3.00% above the London Interbank Offered Rate of Interest ("LIBOR") or (ii) .50% plus the greater of (a) NBD's prime rate of interest and
(b) 1.00% above the Federal Funds Rate (the "Base Rate"). Thereafter, amounts outstanding under the New Credit Facility will bear interest at a fluctuating rate per annum equal, at the option of the Company, to LIBOR plus the Applicable Margin or the Base Rate plus the Applicable Margin. The Applicable Margin will be determined on the basis of the Company's ratio of EBIT to Interest Expense (as both are defined in the Loan Agreement). The Applicable Margin will range from 0% to .50% with respect to the Base Rate and from 2.00% to 2.75% with respect to LIBOR.



    Until the Adjustment Date, the Borrowers will pay an unused revolving credit fee of .50% per annum of the average unused commitment under the New Credit Facility. Thereafter such fee will range from .375% to .50% (depending upon the Company's ratio of EBIT to Interest Expense) per annum. The Borrowers will pay an agency fee as the Borrowers and the Agent may from time to time agree and a
closing  fee  of  $         .  If International  Controls  does  not  reduce its
indebtedness by at least $20 million on or before June 30, 1995, additional fees will be payable until such time as its indebtedness is so reduced.


COLLATERAL


    The obligations of the Borrowers under the New Credit Facility will be secured by a lien on the inventory, accounts receivable and intangible assets, including chattel paper, instruments, documents and general intangibles (to the extent such intangible assets are not related to the Shared Collateral or the Note Collateral. In addition, the collateral will include the Pledged Stock and certain patents, trademarks and other intellectual property of the Borrowers, all of which will be pledged on an equal and ratable basis with the pledge securing the Senior Notes.


COVENANTS


    Under the Loan Agreement, subsidiaries of International Controls will be prohibited from paying dividends or making distributions or loans to International Controls (i) if a payment default is continuing under the New Credit Facility or a change in control (as defined in the Loan Agreement) or certain events of insolvency occur, or (ii) upon the occurrence of a default under the New Credit Facility (other than a default described in (i) above)
until the earlier of (a) the 179th day following delivery of notice of such occurrence to International Controls or (b) the curing or waiving of such other default. Since International Controls is the sole obligor under the Senior Subordinated Notes, this prohibition would prevent International Controls from receiving cash from its subsidiaries required to make interest and principal payments on the Senior Subordinated Notes with respect to the Issuers. Notwithstanding the foregoing, the holders of the Senior Subordinated Notes are not restricted under the terms of the Indentures from accelerating the Indebtedness thereunder upon the happening of an event of default under the Indentures. Since the Issuers are co-obligors under the Senior Notes, this prohibition will not have a similar effect on holders of the Senior Notes with respect to the Issuers. The Loan Agreement will also contain certain other restrictive covenants, including various reporting requirements and financial covenants requiring specified levels of current assets to current liabilities and cash flow, specified fixed charges and interest coverage ratios, and restrictions on the payment of dividends and compensation by the Company to certain affiliates. Other restrictive covenants will limit the incurrence of additional indebtedness, the incurrence of liens, capital expenditures, certain investments, certain affiliate transactions, the acquisition or disposition of assets outside of the ordinary course of business and the use of proceeds from asset sales, in each case with certain exceptions, or subject to the prior approval of the Lenders. The Loan Agreement will also prohibit any optional payment, prepayment or redemption of the Senior Notes and any subordinated debt, including the Senior Subordinated Notes, with certain exceptions as well as distributions from the Checker Borrowers or the Great Dane Borrower to International Controls to make sinking fund payments or payments of interest or principal on the Senior Notes (which payments are expected to be made directly by the Checker Borrowers and the Great Dane Borrowers). After giving effect to the Refinancing, the Company expects to be in compliance with the financial and other covenants described above.


EVENTS OF DEFAULT


    Events of default under the Loan Agreement will include (i) any failure by the Company to pay when due amounts owing under the New Credit Facility, (ii) any failure to meet certain covenants in the Loan Agreement (subject, in certain circumstances, to materiality standards and cure periods), (iii) the breach of any representations or warranties in the Loan Agreement (subject, in certain circumstances, to materiality standards and cure periods), (iv) any failure to pay amounts (in excess of certain levels) due under certain other agreements or defaults that result in or permit the acceleration of certain other indebtedness (including the Notes), (v) unsatisfied judgments in excess of certain amounts,
(vi) a change of control, (vii) certain events of bankruptcy, insolvency or dissolution, (viii) any Default or Event of Default under the Senior Note Indenture or the Senior Subordinated Note Indenture and (ix) any Change of Control.

                              DESCRIPTION OF UNITS

    Each Unit offered hereby consists of $1,000 principal amount of the Senior Subordinated Notes and one Warrant to purchase shares of Common Stock. The Warrants and the Senior Subordinated Notes will not be separately transferable until the Separation Date. Prior to separation, the Units will be physically represented by the Senior Subordinated Notes bearing an endorsement representing beneficial ownership of the related Warrants. Prior to separation, transfer of a Senior Subordinated Note will also constitute transfer of a holder's beneficial interest in the related Warrant. On the Separation Date, each Unit will be deemed to separate into a Senior Subordinated Note and a Warrant and from and after such time, each Senior Subordinated Note will represent beneficial ownership of such Senior Subordinated Note only. On or as soon as practicable after the Separation Date, the Warrant Agent will deliver to each holder of Senior Subordinated Notes a Warrant certificate or certificates representing the aggregate number of Warrants represented by such holder's Units immediately prior to separation.

                            DESCRIPTION OF WARRANTS


    The Warrants will be  issued pursuant to a  warrant agreement (the  "Warrant
Agreement"),  dated as of              ,  1994, between the Company and American
Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), a copy of which is attached as an exhibit to the Registration Statement. The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, including the definitions therein of certain terms. For purposes of this Section of the Prospectus, the "Company" shall mean International Controls without its subsidiaries.


GENERAL


    Each Warrant will initially entitle the holder thereof to purchase shares of Common Stock of the Company (the "Exercise Rate"), at an exercise price of $.01 per share (the "Exercise Price"), which represent in the aggregate 7.5% of the outstanding Common Stock of International Controls on a fully diluted basis as of the date of issuance of the Warrants. In the event that an Initial Public Offering is not consummated on or prior to _________, 1995, the Exercise Rate will be increased to ___ shares of Common Stock of International Controls, which represent in the aggregate 10.0% of the outstanding Common Stock of International Controls on a fully diluted basis as of the date of issuance of the Warrants. Unless exercised, the Warrants will automatically expire on August 1, 2004.



    The Warrants may be exercised on or after the Exercisability Date by surrendering to the Company the Warrant certificates evidencing such Warrants, if any, with the accompanying form of election to purchase, properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made in the form of cash or a certified or official bank check payable to the order of the Company. Upon surrender of the Warrant certificate and payment of the Exercise Price, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole shares of Common Stock or other securities or property to which such holder is entitled. If less than all of the Warrants evidenced by a Warrant certificate are to be exercised, a new Warrant certificate will be issued for the remaining number of Warrants. "Exercisability Date" is defined in the Warrant Agreement as the date of occurrence of any Exercise Event. "Exercise Event" is defined in the Warrant Agreement as February 1, 2004, or the earlier occurrence of (i) a Change of Control or (ii) an Initial Public Offering. "Initial Public Offering" means an underwritten initial public offering of Qualified Capital Stock (other than Preferred Stock) of the Company (as such terms are defined in the Indentures) pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act which results in gross cash proceeds to the Company of not less than $20 million.


    No service charge will be made for any exercise, exchange or registration of transfer of Warrant certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    No fractional shares of Common Stock will be issued upon exercise of the Warrants. In lieu thereof, the Company will pay a cash adjustment. The holders of the Warrants have no right to vote on matters submitted to the stockholders of the Company and have no right to receive cash dividends (other than extraordinary dividends). The holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

ADJUSTMENTS


    In addition to the adjustments described above in the event of an Initial Public Offering, the number of shares of Common Stock purchasable upon the exercise of the Warrants will be subject to adjustment in certain events, including: (i) the issuance by the Company of dividends (or other distributions) on Common Stock payable in Common Stock or other shares of the Company's capital stock; (ii) subdivisions, combinations and reclassifications of the Common Stock; (iii) the issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock at an offering price (or with an initial conversion, exchange or exercise price plus such offering price) which is less than the current market price per share (as defined) of the Common Stock; (iv) the distribution to all holders of Common Stock of any of the Company's assets, debt securities or any rights or warrants to purchase securities (excluding those rights and warrants referred to in clause (iii) above); (v) the issuance of shares of Common Stock for a consideration per share less than the current market price; and (vi) the issuance of securities convertible into or exchangeable for shares of Common Stock for a conversion or exchange price less than the current market price for a share of Common Stock.


    In the event of a taxable distribution to holders of Common Stock which results in an adjustment to the number of shares of Common Stock or other consideration for which a Warrant may be exercised, the holders of the Warrants may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. See "Certain Federal Income Tax Consequences."

    No anti-dilution adjustment will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Rate; PROVIDED, HOWEVER, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment.

    In case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another corporation, each Warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Warrants been exercised immediately prior thereto.

AMENDMENT

    From time to time, the Company and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the Warrant Agreement for certain purposes, including curing defects or inconsistencies or making any change that does not materially adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has a material adverse effect on the interests of the holders of the Warrants shall require the written consent of the holders of a majority of the then outstanding Warrants. The consent of each holder of the Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement.)

REPORTS

    Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been or is required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were or is so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been or is required so to file such documents if the Company were or is so subject. The Company will also in any event (x)(i) within 15 days of each Required Filing Date file with the Warrant Agent copies of the annual reports, quarterly reports and other documents which the Company would have been or is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were or is subject to such Section and (ii) within the earlier of 30 days after the filing of such report or other document with the Warrant Agent and 45 days of each such Required Filing Date transmit such report or document by mail to all holders of the Warrants, as their names and addresses appear in the security register, without cost to such holders and
(y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holders of the Warrants at the Company's cost.

REGISTRATION RIGHTS


    The holders of Warrants will be entitled, under certain specified circumstances and subject to certain limitations, to require the Company to register under the Securities Act the shares of Common Stock into which the Warrants have been, or simultaneously with the registration will be, exercised into Common Stock (the "Registrable Shares"). On or after 120 days following an Initial Public Offering, the Company will be required to register the Registrable Shares upon demand of the holders of Registrable Shares on not more than two occasions so long as the amount of Registrable Shares to be registered on each occasion has an aggregate fair market value (in the good faith opinion of the Company) of $5.0 million or more. In addition, the Company will be required to include the Registrable Shares in a registration of shares of Common Stock initiated by the Company under the Securities Act (other than an Initial Public Offering) in which the aggregate gross proceeds to the Company exceed $20.0 million and any other registration of Common Stock initiated by the Company under the Securities Act thereafter. In the event the aggregate number of Registrable Shares requested to be included in any registration, together, in the case of a registration initiated by the Company, with the shares of Common Stock to be included in such registration, exceeds the number which in the opinion of the managing underwriter can be sold in such offering without materially affecting the offering price of such shares, the number of shares of each requesting holder to be included in such registration will be reduced pro rata based on the aggregate number of shares for which registration was requested.


                          DESCRIPTION OF CAPITAL STOCK

GENERAL


    The  authorized  capital  stock   of  International  Controls  consists   of
          shares of Common Stock, par value $.01 per share, of which 9,036,700 shares were outstanding on May 1, 1994. As of May 1, 1994, there were 4 holders of record of the Common Stock. See "Ownership of Common Stock." Upon completion of the Offering, shares will be issuable upon exercise of the Warrants. All of the outstanding shares and shares issuable upon exercise of the Warrants will be "restricted" shares as defined in Rule 144 promulgated under the Securities Act. All current stockholders of International Controls have agreed not to offer, sell, or otherwise dispose of any shares of Common Stock without the prior written consent of the Underwriters for a period of 90 days after the date of this Prospectus.



    The following summary description of International Controls' capital stock is qualified in its entirety by reference to the Certificate of Incorporation, as amended, and By-Laws of International Controls, copies of which have been filed with the Commission.


COMMON STOCK

    Each holder of shares of Common Stock is entitled to one vote for each outstanding share of Common Stock owned by him on each matter properly submitted to the stockholders for their vote.

    Except as may be limited by the terms and provisions of the Indentures and the New Credit Facility, holders of Common Stock are entitled to any dividend declared by the Board of Directors out of funds legally available for such purpose. See "Risk Factors -- Dividend Policy" and "Dividends." Holders of

Common Stock are entitled to receive on a pro rata basis all remaining assets of International Controls available for distribution to the holders of Common Stock in the event of the liquidation, dissolution, or winding up of International Controls.

    Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of Common Stock are, and the shares of Common Stock issuable upon the exercise of the Warrants will be, upon issuance and payment therefor, fully paid and nonassessable.

TRANSFER AGENT
    The transfer agent for the Common Stock will be American Stock Transfer & Trust Company, New York, New York.

                              DESCRIPTION OF NOTES


    The  Senior Notes  offered hereby  will be issued  under an  indenture to be
dated as  of                    , 1994  (the  "Senior Note  Indenture")  between
International  Controls, Great Dane, Great  Dane Trailers Tennessee, Inc., Great
Dane Trailers Nebraska, Inc., Great Dane Los Angeles, Inc., Motors, Checker L.P., CMC Kalamazoo Inc., Yellow Cab Company, Chicago AutoWerks Inc. and SCSM (collectively, the "Issuers") and First Fidelity Bank, National Association as trustee (the "Senior Note Trustee"). The Senior Subordinated Notes will be
issued under an indenture  to be dated as  of               , 1994 (the  "Senior
Subordinated Note Indenture" and, together with the Senior Note Indenture, the "Indentures") between International Controls and Marine Midland Bank, as trustee (the "Senior Subordinated Note Trustee" and, together with the Senior Note Trustee, the "Trustees"). Any reference to a "Trustee" means the Senior Note Trustee or the Senior Subordinated Note Trustee as the context may require. Any reference to an "Indenture" means the Senior Note Indenture or the Senior Subordinated Note Indenture as the context may require. Any reference to the "Issuers" means, in the case of the Senior Notes and the Senior Note Indenture, all the Issuers, and in the case of the Senior Subordinated Notes and the Senior Subordinated Note Indenture, International Controls, as the context may require. References below in this Section of the Prospectus to the "Company" shall mean International Controls without its subsidiaries. References to "(Section )" mean the applicable Section of each Indenture.



    Copies of the proposed forms of the Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The Indentures are subject to and governed by the Trust Indenture Act. The following summary of the material provisions of the Indentures does not purport to be complete, and where reference is made to particular provisions of the Indentures, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indentures and those terms made a part of the Indentures by the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions."


GENERAL

    The Senior Notes will mature on November 1, 2001, will be limited to $200 million aggregate principal amount, and will be joint and several senior secured obligations of the Issuers. See "-- Security," below. The Senior Subordinated Notes will mature on August 1, 2004, will be limited to $100 million aggregate principal amount, and will be senior subordinated obligations of the Company.
The Senior Notes will bear interest from          , 1994 or from the most recent
interest payment date to which interest has been paid, payable semiannually on May 1 and November 1, each year, commencing November 1, 1994, to the Person in whose name the Senior Note (or any predecessor Senior Note) is registered at the
close of business on the             or            next preceding such  interest
payment date. The Senior Subordinated Notes will bear interest from       , 1994
or from the most recent interest payment date to which interest has been paid, payable semiannually on February 1 and August 1, each year, commencing February 1, 1995, to the Person in whose name the Senior Subordinated Note (or any predecessor Senior Subordinated Note) is registered at the close of business on
the        or        next preceding such interest payment date.



    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable at the office or agency of the Issuers in The City of New York maintained for such purposes; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Issuers by check mailed to the Person entitled thereto as shown on the security register. (Sections 301, 305, 1002) The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 305)

RANKING


    The Senior Notes will be joint and several senior secured obligations of the Issuers and will rank PARI PASSU in right of payment with all other senior Indebtedness of the Issuers and senior in right of payment to all subordinated obligations of the Issuers. The Senior Subordinated Notes will be senior subordinated obligations of the Company and will be subordinated in right of payment to all Senior Indebtedness (including, without limitation, the Senior Notes and the obligations under the New Credit Facility), PROVIDED, HOWEVER, that the Senior Subordinated Notes will rank senior in right of payment to all existing and future Indebtedness of the Company that is expressly subordinated to Senior Indebtedness (as defined below) except for any future Indebtedness of the Company which expressly provides that it is PARI PASSU with the Senior Subordinated Notes (and, until redemption thereof, the 12 3/4% Debentures). After giving effect to the sale of the Notes and the application of the estimated net proceeds of the Refinancing, the Issuers would have had $48.4 million of Indebtedness ranking PARI PASSU in right of payment with the Senior Notes and $248.4 million of Indebtedness ranking senior in right of payment to the Senior Subordinated Notes at March 31, 1994.



    As a result of the Company's holding company structure, the Company's creditors, including the holders of the Senior Subordinated Notes, will effectively be subordinated to all creditors of the Company's subsidiaries, including, but not limited to, trade creditors, lenders under the New Credit Facility and holders of the Senior Notes. All of the Company's operations are conducted, substantially all of the tangible assets of the Company are held by, and all of the Company's operating revenues are derived from, operations of its subsidiaries. Therefore, the Company's ability to make interest and principal payments when due to holders of the Senior Subordinated Notes, or to repurchase the Senior Subordinated Notes in the event of a Change in Control, is entirely dependent upon the receipt of sufficient funds from its subsidiaries. The Company's subsidiaries are separate and distinct legal entities and have no obligations, contingent or otherwise, to pay any amounts due pursuant to the Senior Subordinated Notes or to make any funds available therefor, whether in the form of loans, dividends or otherwise. In the event of the dissolution, bankruptcy, liquidation or reorganization of the Company, the holders of the Senior Subordinated Notes may not receive any payments with respect to the Senior Subordinated Notes until after the payment in full of the claims of the creditors of the Company's subsidiaries. After giving effect to the Refinancing, the subsidiaries would have had total liabilities (including trade payables, obligations under the New Credit Facility and the Senior Notes) of $541.5 million at March 31, 1994.


    In addition, by reason of the subordination of the Senior Subordinated Notes, in the event of liquidation or insolvency, holders of Senior Indebtedness may recover more, ratably, than the holders of the Senior Subordinated Notes, and funds which would be otherwise payable to the holders of the Senior Subordinated Notes will be paid to the holders of the Senior Indebtedness in full.


SENIOR NOTE INDENTURE SAVINGS CLAUSE


____The Senior Note Indenture provides that the obligations under the Senior Notes or Senior Note Indenture of any Issuer (other than International Controls) will be reduced to the extent necessary to prevent the obligations of such Issuer under the Senior Note Indenture or the Senior Notes from violating or becoming voidable under applicable law relating to fraudulant conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.


SUBORDINATION OF SENIOR SUBORDINATED NOTES

    The payment of the principal of, premium, if any, and interest on, the Senior Subordinated Notes will be subordinated, as set forth in the Senior Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness, in cash or cash equivalents or in any other form as acceptable to holders of Senior Indebtedness.

    Upon the occurrence of any default in the payment of principal, premium, if any, or interest on any Designated Senior Indebtedness, whether at maturity or otherwise, no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indentures") or distribution of any assets of the Company of any kind or character (excluding certain permitted issuances of equity or subordinated securities) shall be made by the Company on account of the principal of, premium, if any, or interest on, the Senior Subordinated Notes or any other Indenture Obligation under the Senior Subordinated Note Indenture or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Senior Subordinated Notes unless and until such default has been cured, waived, or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full, in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness.

    Upon the occurrence of any default other than a payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "Non-payment Default"), and after any applicable grace period and the receipt by the Senior Subordinated Indenture Trustee and the Company from a representative of the holder or the holder of any Designated Senior Indebtedness of a written notice of such default, no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indentures") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity or subordinated securities) may be made by the Company on account of any principal of, premium, if any, or interest on, the Senior Subordinated Notes or any other Indenture Obligation under the Senior Subordinated Note Indenture or on account of the purchase, redemption, defeasance, or other acquisition of or in respect of, the Senior Subordinated Notes for the period specified below (the "Payment Blockage Period").

    The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Senior Subordinated Note Trustee and the Company from a representative of the holder or the holder of any Designated Senior Indebtedness and shall end on the earliest to occur of (i) 179 days after receipt of such written notice by the Senior Subordinated Note Trustee (provided such Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated), (ii) the date on which such Non-payment Default is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full, in cash or cash equivalents or in any other form as acceptable to the holders of such Designated Senior Indebtedness, or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Senior Subordinated Note Trustee from the representatives of holders of Designated Senior Indebtedness or the holder of any Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clause (i), (ii), or (iii), the Company shall promptly resume making any and all required payments in respect of the Senior Subordinated Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Senior Subordinated Note Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Blockage Period"). Any number of notices of Non-payment Defaults may be given during the Initial Blockage Period; PROVIDED that during any period of 365 consecutive days only one such Payment Blockage Period may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such Non-payment Default has been cured or waived for a period of not less than 90 consecutive days. (Section 1203 of the Senior Subordinated Note Indenture only)

    If the Company fails to make any payment on the Senior Subordinated Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Senior Subordinated Note Indenture and would enable the holders of the Senior Subordinated Notes to accelerate the maturity thereof. See "-- Events of Default."

    The Senior Subordinated Indenture will provide that in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets or (b) any liquidation, dissolution or other winding up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full, in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Senior Subordinated Notes.

    "Senior Indebtedness" under the Senior Subordinated Note Indenture means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowed as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of the Senior Subordinated Note Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular
Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Subordinated Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowed as a claim in such proceeding ) on all Indebtedness of the Company from time to time owed under the New Credit Facility and the Senior Notes and the Senior Note Indenture, PROVIDED, HOWEVER, that any Indebtedness under any refinancing, refunding, or replacement of the New Credit Facility or the Senior Notes shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate in right of payment to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include
(i) Indebtedness evidenced by the Senior Subordinated Notes, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which when incurred, and without respect to any election under Section 1111(b) of the Bankruptcy Law, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries and (vii) that portion of any Indebtedness which at the time of incurrence is issued in violation of the provisions of the "Limitation on Indebtedness" covenant of the Senior Subordinated Note Indenture.

    "Designated Senior Indebtedness" under the Senior Subordinated Note Indenture means (i) all Senior Indebtedness under the New Credit Facility, the Senior Notes and the Senior Note Indenture and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $40 million and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.


    As of March 31, 1994, after giving effect to the sale of the Notes and the application of the estimated net proceeds thereof, the aggregate amount of Senior Indebtedness (all of which would constitute Designated Senior Indebtedness) outstanding would have been approximately $248.4 million.



SECURITY FOR THE SENIOR NOTES


    Pursuant to the Collateral Documents, the Issuers will pledge as collateral to the Senior Note Trustee for the benefit of the holders of the Senior Notes a security interest in certain of their real and personal property summarized below, together with the proceeds therefrom and permanent additions and accessions thereto and to the Collateral Agent for the benefit of the holders of the Senior Notes and the Lenders under the New Credit Facility on an equal and ratable basis a security interest in the Pledged Stock and on certain patents, trademarks and other intellectual property of the Issuers.

    While the Company has obtained appraisals of certain of the Collateral, appraisals have not been performed for all assets constituting Collateral. The net carrying value on the Company's books of the Collateral (including Shared Collateral other than the Pledged Stock) as of March 31, 1994 was approximately $115.0 million. (The Company carries the taxi medallions on its books at zero.) There can be no assurance that the proceeds of any sale of the Collateral in whole or in part pursuant to the Senior Note Indenture and the Collateral Documents following an Event of Default would be sufficient to satisfy payments due on the Senior Notes. See "Risk Factors -- Security." In addition, the ability of the holders of the Senior Notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "Certain Bankruptcy Limitations" below.



    The collateral release provisions of the Senior Note Indenture permit the release of items of Collateral which are the subject of an Asset Sale and in other circumstances upon compliance with certain conditions. See "-- Possession, Use and Release of Collateral." As described under "--Certain Covenants -- Limitation on Sale of Assets," the Net Cash Proceeds of such Asset Sales may be required to be utilized to make an offer to purchase Senior Notes.



    Pursuant to the Collateral Documents, the Issuers will pledge to the Senior Note Trustee or, in the case of the Shared Collateral, the Collateral Agent, for its benefit and the benefit of the holders of the Senior Notes, each of the following assets: (a) the Pledged Stock together with all dividends, interests, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing and any account, instrument or security in which any of the foregoing is deposited or invested, including any earnings thereon; (b) all equipment and fixtures (together with all improvements and additions thereto and replacements thereof) now owned or hereafter acquired by the Issuers and their respective Subsidiaries and used in connection with, as the case may be, the Issuers' trailer manufacturing operations, automotive products operations and vehicular operations (including all vehicles in Motors' taxicab fleet); (c) the assets in the Collateral Account; (d) 1,350 taxi medallions associated with Motors' vehicular operations (which is the maximum number currently permitted under applicable law; the remaining taxi medallions will be subject to a negative pledge); (e) interests, now owned and hereafter acquired, in real properties consisting of the facilities associated with the Issuers' trailer manufacturing operations located in Savannah, Georgia, Brazil, Indiana and Wayne, Nebraska (together with all additions, improvements and accessions thereto) (the "Real Property Collateral"); (f) certain patents, trademarks and other intellectual property of the Issuers; (g) to the extent applicable, all proceeds and products of any and all of the foregoing Collateral; and (h) all books and records relating to any of the foregoing Collateral. The security interest in the Pledged Stock (clause (a)) and the patents, trademarks and other intellectual property (clause (f)) and the proceeds and products therefrom (including the portion of assets in the Collateral Account (clause (c)) which are part of the Shared Collateral) will be secured on an equal and ratable basis with the security interest granted to the Lenders under the New Credit Facility. Notwithstanding the foregoing, the Senior Notes will not be secured by the inventory, accounts receivable and certain other assets and the proceeds therefrom (which assets will secure the obligations under the New Credit Facility).



    The security interest in the Collateral will be a first priority interest, subject only to Liens permitted pursuant to the Senior Note Indenture and the Collateral Documents and the equal and ratable interests of the Lenders under the New Credit Facility with respect to the Shared Collateral. Pursuant to the Pledge, Security and Intercreditor Agreement relating to the Shared Collateral, either the Lenders under the New Credit Facility or the Senior Note Trustee shall have the right to direct the Collateral Agent to exercise remedies with respect to the Shared Collateral.



    The Senior Note Indenture and the Collateral Documents will provide that the Net Cash Proceeds of all Asset Sales of assets constituting Collateral will be promptly and without any commingling deposited in a Collateral Account held by the Trustee in the case of any Collateral other than the Shared Collateral and by the Collateral Agent in the case of the Shared Collateral and be subject to a first priority perfected Lien in favor of the Senior Note Trustee in the case of the amounts held by the Senior Note Trustee and on an equal and ratable basis with the lenders under the New Credit Facility with respect to amounts held by the Collateral Agent. Amounts in the Collateral Account will be released in accordance with the provisions of the Senior Note Indenture and the Collateral Documents. See "-- Possession, Use and Release of Collateral." All or any part of the cash held in the Collateral Account shall, if requested by the Issuers, be invested by the Senior Note Trustee or the Collateral Agent in cash equivalents; PROVIDED that all such cash equivalents shall continue to be Collateral.



    If an Event of Default occurs under the Senior Note Indenture and a declaration of acceleration of the Senior Notes occurs as a result thereof, the Senior Note Trustee and the Collateral Agent, on behalf of the holders of the Senior Notes, in addition to any rights or remedies available to them under the Senior Note Indenture, may take such action as they deem advisable to protect and enforce their rights in the Collateral, including the institution of foreclosure proceedings. The proceeds received by the Senior Note Trustee and Collateral Agent from any foreclosure will be applied by the Senior Note Trustee and Collateral Agent first to pay the expenses of such foreclosure and fees and other amounts then payable to the Senior Note Trustee and Collateral Agent under the Senior Note Indenture and the Collateral Documents, and thereafter to pay all amounts owing to holders of the Senior Notes under the Senior Note Indenture, the Senior Notes and the Collateral Documents and, in the case of the Shared Collateral, also to the Lenders under the New Credit Facility under the terms of the Pledge, Security and Intercreditor Agreement.



    Real property pledged as security to a lender may be subject to known or unforeseen environmental risks. The state of the law is currently unclear as to whether and under what circumstances clean-up costs or the obligation to take remedial actions could be imposed upon a secured lender. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender, which is commonly referred to as the "security interest exemption," applies only when the lender acts in a way that is consistent with the protection of its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the day-to-day management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, unless the foreclosure, and any subsequent disposition of the facility or property are primarily for the protection of the security interest, the lender may incur CERCLA liability. In May 1990, the United States Court of Appeals for the Eleventh Circuit in UNITED STATES V. FLEET FACTORS CORP., construing CERCLA's security interest exemption, held that a lender need not have involved itself in the day-to-day operations of the facility or actually participated in decisions relating to the handling or disposal of hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility was broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The United States Environmental Protection Agency sought to curtail the effect of FLEET FACTORS by issuing a final rule delineating the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the security interest exemption. However, that rule was vacated on procedural grounds by the United States Court of Appeals for the District of Columbia on February 4, 1994, so that there is likely to be continued uncertainty in this area. In this regard, the Senior Note Trustee or the holders of the Senior Notes would need to evaluate the impact of these potential liabilities before determining to foreclose on mortgaged properties securing the Senior Notes and exercising other available remedies. In addition, the Senior Note Trustee may decline to foreclose upon the mortgaged property or exercise remedies available to the extent that it does not receive indemnification to its satisfaction which may include indemnification from the holders of the Senior Notes.

OPTIONAL REDEMPTION


    The Senior Notes  will be  subject to  redemption at  any time  on or  after
         , 1998, at the option of the Issuers, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on of the years indicated below:


  YEAR     REDEMPTION PRICE
- ---------  -----------------
1998                   %
1999                   %

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

    The  Senior Subordinated Notes will be subject  to redemption at any time on
or after             , 1999, at the option of the Company, in whole or in  part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (ex-pressed as percentages of the principal amount), if redeemed during the 12-month period
beginning on          of the years indicated below:

  YEAR     REDEMPTION PRICE
- ---------  -----------------
1999                   %
2000                   %

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).


SINKING FUND



    The Senior Notes will be redeemable through the operation of a sinking fund on ____________, 19__, and on _________ in each year thereafter, up to and including 2000, on not less than 30 nor more than 60 days' notice, at a sinking fund redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date). Prior to ____ of each of the years 1995 to 2000, inclusive, the Issuers will pay to the Senior Note Trustee, for a mandatory sinking fund, cash sufficient to redeem on each such date Senior Notes in the aggregate principal amount of $10 million, provided that Senior Notes reacquired by the Issuers (but not Senior Notes redeemed) may be used, at the principal amount thereof, to reduce the amount of any mandatory sinking fund payment in the inverse order in which they become due. Cash payments for the sinking fund are to be applied to redeem Senior Notes.



    The Senior Subordinated Notes will not be entitled to the benefit of any sinking fund.



SENIOR NOTE MANDATORY REDEMPTION


    The Issuers will be required to apply up to $40 million of the aggregate net proceeds to the Company of any Public Offering effected through ____________, 1999 to the redemption of the Senior Notes at a redemption price equal to ____% of the principal amount of such Senior Notes, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date). Notice of such redemption is required to be given by the Company to the Trustee no later than five business days after the consummation of any such Public Offering.

ADDITIONAL OPTIONAL REDEMPTIONS


    The Issuers, in the case of the Senior Notes, or International Controls, in the case of the Senior Subordinated Notes, will have the option to apply the aggregate net proceeds in excess of $40 million of any Public Offering effected through ____________, 1997 to the redemption of (i) up to $20 million aggregate principal amount of the Senior Notes and (ii) up to $30 million aggregate principal amount of the Senior Subordinated Notes, at redemption prices equal to ____% of the principal amount of the Senior Notes and __% of the principal amount of the Senior Subordinated Notes, as the case may be, in each case together with any accrued and unpaid interest, if any, to the date of redemption; PROVIDED that $110 million in aggregate principal amount of the Senior Notes or $70 million in aggregate principal amount of the Senior
Subordinated Notes, as the case may be, remains outstanding immediately following such redemption. Notice of any such optional redemption is required to be given by the Company to the Trustee not later than 120 days after the consummation of any such Public Offering.



    Any redemptions (whether mandatory or optional) of the Senior Notes other than sinking fund payments shall be applied first against the aggregate principal amount of the Senior Notes which become due and payable at maturity and thereafter against sinking fund payments in inverse order of payment.



    If less than all of the Notes are to be redeemed in the case of any of the foregoing redemptions, the applicable Trustee shall select the Notes or the portion thereof to be redeemed pro rata, by lot or by any other method the applicable Trustee shall deem fair and reasonable provided such method is consistent with the rules of any national securities exchange upon which the Senior Notes or Senior Subordinated Notes, as the case may be, are listed. (See Sections 203, 1101, 1105 and 1107)


CERTAIN COVENANTS

    The Indentures will contain, among others, the following covenants:


    LIMITATION ON INDEBTEDNESS. The Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee, or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur (collectively, "incur") any Indebtedness (other than Permitted Indebtedness but including any Acquired Indebtedness) unless (i) such Indebtedness is Indebtedness of the Company, Indebtedness of all of the Issuers (on a joint and several basis and not subordinated in right of payment to any other Indebtedness of any of the Issuers), Permitted Subsidiary Indebtedness or Acquired Indebtedness of a Subsidiary and (ii) at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding such incurrence reflected on the Company's historical financial statements is at least equal to 2.0:1.0 (after giving PRO FORMA effect to (a) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period);
(c) in the case of Acquired Indebtedness, the related acquisition (as if such acquisition had been consummated on the first day of such four-quarter period); and (d) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale, or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, as if such acquisition or disposition had been consummated on the first day of such four-quarter period). (Section 1008)

    LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly:

        (i) declare or pay any dividend on, or make any distribution to holders of, the Company's Capital Stock (other than dividends or distributions payable in shares of the Company's Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

        (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Subsidiary or Capital Stock held by the Company or any Wholly Owned
    Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

       (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, any sinking fund payment or maturity, any Indebtedness of the Company that is expressly subordinate in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be;

       (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than with respect to any Capital Stock held by the Company or any of its Wholly Owned Subsidiaries);

        (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company); or

       (vi) make any Investment in any Person (other than any Permitted Investments);


(all of the foregoing payments described in paragraphs (i) through (vi) above, other than any such action that is a Permitted Payment (as defined below), collectively are referred to as "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries; (2) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under "-- Limitation on Indebtedness"; and (3) the aggregate amount of all such Restricted Payments (other than Permitted Payments) declared or made after the date of the Indentures does not exceed the sum of:


        (A) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter commencing after the date of the Indentures and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

        (B) the aggregate Net Cash Proceeds received after the date of the Indentures by the Company from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Capital Stock or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Indebtedness subordinate in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be, as set forth below);

        (C) the aggregate Net Cash Proceeds received after the date of the Indentures by the Company (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase Qualified Capital Stock of the Company; and

        (D) the aggregate Net Cash Proceeds received after the date of the Indentures by the Company from debt securities or Redeemable Capital Stock that have been converted into or exchanged for

    Qualified Capital Stock of the Company to the extent such debt securities or Redeemable Capital Stock are originally sold for cash plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange.

    (b)  Notwithstanding  the foregoing,  and in  the  case of  paragraphs (ii),
(iii), (iv), (v), (vi), (vii) and (viii) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of paragraphs (i) through (ix) being referred to as a "Permitted Payment"):

        (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

        (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege which in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other Qualified Capital Stock of the Company; PROVIDED that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

       (iii) any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Indebtedness subordinate in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be, in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of any Qualified Capital Stock of the Company; PROVIDED that the Net Cash Proceeds from the issuance of such Qualified Capital Stock are excluded from clause
    (3)(B) of paragraph (a) of this Section;


       (iv) the  repurchase,  redemption, defeasance,  retirement,  refinancing, acquisition for value or payment of principal of any Indebtedness subordinate in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be (other than Redeemable Capital Stock) (a "refinancing"), through the issuance of new Indebtedness subordinated to the Senior Notes or the Senior Subordinated Notes, as the case may be, of the Company and, in the case of the Senior Note Indenture, the Issuers; PROVIDED that any such new Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company and, in the case of the Senior Note Indenture, the Issuers; incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Senior Notes or the Senior Subordinated Notes, as the case may be; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Senior Notes or the Senior Subordinated Notes, as the case may be; and (4) such new Indebtedness is expressly subordinated in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be, at least to the same extent as the Indebtedness to be refinanced;


        (v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value (collectively, a "repurchase") of all (but not less than all) the 14 1/2% Debentures and the 12 3/4% Debentures, in each case, outstanding on the date of the Indentures in accordance with the terms of the respective instruments governing the terms of such respective Indebtedness for an aggregate consideration not to exceed $ million (plus accrued and unpaid interest through the date of repurchase) for all 14 1/2% Debentures repurchased and
    $       million (plus  accrued  and  unpaid interest  through  the  date  of repurchase) for all 12 3/4% Debentures repurchased;


       (vi) in the case of the Senior Note Indenture, the redemption of up to $30 million aggregate principal amount of the Senior Subordinated Notes issued pursuant to the Senior Subordinated Note Indenture from the net proceeds of any Public Offering on or prior to _________, 1997, in excess of $40 million at redemption prices not in excess of ____% of the principal amount of the Senior Subordinated Notes, together with accrued and unpaid interest, if any, to the date of redemption; PROVIDED that $70 million in aggregate principal amount of the Senior Subordinated Notes remains outstanding immediately following such redemption;



       (vii) the repurchase of any Indebtedness which is subordinate in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be, at a purchase price not greater than 100% of the principal amount of such Indebtedness pursuant to a provision similar to the covenant described under "-- Limitation on Sale of Assets"; PROVIDED, that prior to such repurchase the Issuers have made the Senior Note Offer or the Company has made the Senior Subordinated Offer, as the case may be, as described under "-- Limitation on Sale of Assets" and have or has repurchased all Senior Notes or Senior Subordinated Notes, as the case may be, validly tendered for payment in connection with such Senior Note Offer or Senior Subordinated Offer;



      (viii) the repurchase of any Indebtedness which is subordinate in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be, at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control pursuant to a provision similar to the covenant described under "-- Purchase of Notes Upon a Change of Control"; PROVIDED, that prior to such repurchase the Issuers or the Company, as the case may be, have or has made the Change of Control Offer as described in "Purchase of Notes Upon a Change of Control" and have or has repurchased all Senior Notes or Subordinated Notes, as the case may be, validly tendered for payment in connection with such Change of Control Offer; and



       (ix) the payment by SCSM of any dividend or distribution on any of its Capital Stock; PROVIDED that such payments are paid pro rata to all shareholders and the aggregate amount of any such payments paid to shareholders (other than the Company and its Wholly Owned Subsidiaries) within any fiscal year does not exceed 10% of the Consolidated Net Income
    (Loss) of SCSM for the previous fiscal year. (Section 1009)



    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, directly and indirectly, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend, or increase the payments by the Company or any of its Subsidiaries under or otherwise alter the terms of, any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company, including pay any compensation to Affiliates of the Company that are officers or employees of the Company (each, an "Affiliate Transaction") unless (i) such Affiliate Transaction is in writing and on terms which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable to the Company or such Subsidiary as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with a Person who is not such an Affiliate of the Company,
(ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $2 million, the Company delivers an officer's certificate to the Trustee certifying that such Affiliate Transaction complies with clause (i) above and that either (A) such Affiliate Transaction has been approved by a majority of the Disinterested Directors of the Board of Directors who shall have determined in good faith that such Affiliate Transaction is on terms which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable to the Company or such Subsidiary as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with a Person who is not such an Affiliate of the Company or (B) the Company has received an opinion from an Independent Financial Adviser to the effect that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view, and (iii) with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, the Company delivers an officers' certificate to the Trustee certifying that such Affiliate Transaction complies with clause (i) above and both clauses (ii)(A) and (ii)(B) above; PROVIDED, HOWEVER, that Affiliate Transactions shall not include (i) transactions between the Company and any of its Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries of the Company (for this purpose a Wholly Owned Subsidiary shall include SCSM if the Company, directly or indirectly, beneficially owns at least 90% of the equity interest in SCSM and the remaining equity interest, if any, is beneficially owned by Persons other than Affiliates of the Company), (ii) any transaction with an officer or member of the Board of Directors of the Company or any Subsidiary entered into in the ordinary course of business or (iii) performance of any agreement or arrangement in existence (written or oral) on the date of the Indentures in accordance with its terms as in effect on such date. (Section 1010)



    LIMITATION ON COMPENSATION. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay to each of Martin L. Solomon, Allan
R. Tessler and Wilmer J. Thomas, Jr. aggregate compensation from the Company and its Subsidiaries (i) from January 1, 1994 through August 31, 1994 in excess of 66 2/3% of the aggregate compensation which was paid in 1993 to each such person by the Company and its Subsidiaries as disclosed in this Prospectus and (ii) after August 31, 1994, more than $75,000 in any twelve month period thereafter. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay to David R. Markin aggregate consulting fees from the Company and its Subsidiaries (i) from January 1, 1994 through August 31, 1994, in excess of 66 2/3% of the aggregate consulting fees which he was paid in 1993 by the Company and its Subsidiaries as disclosed in this Prospectus and (ii) after August 31, 1994, more than $75,000 in any twelve-month period thereafter. (Section 1019)



    LIMITATION ON SALE OF ASSETS. (a) The Issuers will not, and will not permit any Subsidiary to, directly or indirectly, consummate an Asset Sale unless (i) with respect to an Asset Sale involving Collateral, 75% of the Net Cash Proceeds therefrom are received in cash (except in the case of the disposition of Collateral related to certain seizures or condemnations) and such Net Cash Proceeds are deposited in the Collateral Account in accordance with the Collateral Documents, (ii) with respect to an Asset Sale not involving Collateral, at least 75% of the proceeds from such Asset Sale are received in cash, (iii) the applicable Issuers or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (as determined by the Board of Directors of the applicable Issuer and evidenced in a board resolution) and (iv) to the extent such Asset Sale involves Collateral, such Asset Sale complies with the requirements described under "-- Possession, Use and Release of Collateral."


    (b) Subject to the provisions set forth under "-- Possession, Use and Release of Collateral," the Company may within one year of the Asset Sale either invest or enter into a legally binding agreement to invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Subsidiaries existing on the date of the Indentures or reasonably related thereto. If any legally binding agreement to invest any Net Cash Proceeds is terminated, then the Company may invest such Net Cash Proceeds, prior to the end of such one-year period or six months from such termination, whichever is later, in like properties and assets. To the extent that any property or assets are acquired with the proceeds of an Asset Sale involving the sale, transfer or other disposition of (i) Note Collateral, such property and assets shall be subject to the Lien in favor of the Senior Note Trustee pursuant to the Security Agreement or Mortgages, as the case may be, and shall thereafter constitute Note Collateral and (ii) Shared Collateral, such property and assets shall be subject to the Lien in favor of the Senior Note Trustee and the Lenders under the New Credit Facility pursuant to the Pledge, Security and Intercreditor Agreement and shall thereafter constitute Shared Collateral. The amount of such Net Cash Proceeds not used or invested as set forth in this paragraph (or as provided under "-- Possession, Use and Release of Collateral") constitutes "Excess Proceeds."

    (c) When the aggregate amount of Excess Proceeds equals $10 million or more, the Issuers in the case of the Senior Note Indenture and the Company in the case of the Senior Subordinated Note Indenture shall apply the Excess Proceeds to the repayment of the Senior Notes and any Pari Passu Indebtedness thereof required to be repurchased under the instrument(s) governing such Pari Passu Indebtedness as follows: (i) the Issuers shall make an offer to purchase (a "Senior Note Offer") from all holders of the Senior Notes in accordance with the procedures set forth in the Senior Note Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Senior Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Senior Notes, and the denominator of which is the sum of the outstanding principal amount of the Senior Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Senior Notes tendered) and
(ii) to the extent required by such Pari Passu Indebtedness to pay down or reduce permanently the principal amount of such Pari Passu Indebtedness, the Issuers shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") out of an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; PROVIDED that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The Senior Note Offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Senior Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Senior Note Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Senior Note Indenture. To the extent the aggregate amount of Excess Proceeds remaining after giving effect to the Senior Note Offer and the related Pari Passu Offers (if any) equals $10 million or more, on the Business Day following the date of purchase under the Senior Note Offer, the Company shall apply the then remaining Excess Proceeds to the repayment of the Senior Subordinated Notes and any Pari Passu Indebtedness thereof required to be repurchased under the instruments governing such Pari Passu Indebtedness pursuant to an offer to purchase (the "Senior Subordinated Offer"; together with the Senior Note Offer, the "Offers"; reference to an "Offer" means a Senior Note Offer or a Senior Subordinated Offer as the context may require) to the holders of the Senior Subordinated Notes and an offer to purchase or other purchase or redemption of such Pari Passu Indebtedness on the same terms as the Senior Note Offer and the Pari Passu Offers related thereto as specified above. Upon completion of the purchase of all the Notes tendered pursuant to the Offers referred to above or repurchase of the Pari Passu Indebtedness pursuant to any related Pari Passu Offers, the amount of Excess Proceeds shall be reset at zero. To the extent that the aggregate amount of Notes tendered and repurchased and Pari Passu Indebtedness repurchased pursuant to any Offers referred to above and any related Pari Passu Offers, respectively, is less than the amount of Excess Proceeds (a "Deficiency"), the Company may use such Deficiency, or portion thereof, for general corporate purposes.



    (d) Whenever the Excess Proceeds received by the Company and its Subsidiaries exceed $10 million and such Excess Proceeds are not proceeds from the sale of Collateral, such Excess Proceeds shall, prior to the purchase of Notes or any Pari Passu Indebtedness described in paragraph (c) above, be set aside in a separate account pending (i) deposit with the depositary or a paying agent or the applicable Trustee of the amount required to purchase the Notes or the repurchase or redemption price of Pari Passu Indebtedness tendered in a Senior Note Offer or Senior Subordinated Offer or a Pari Passu Offer, (ii) delivery by the Issuers or the Company, as the case may be, of the Offered Price to the holders of the Notes tendered in a Senior Note Offer or Senior Subordinated Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer and
(iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Subsidiaries; PROVIDED that in no event shall the Issuers or the Company be required to set aside an amount in excess of the sum of the Note Amount for the Senior Note Offer and the Note Amount for the Senior Subordinated Offer and the Pari Passu Debt Amount for the Senior Note Offer and the Senior Subordinated Offer. Such Excess Proceeds may be invested in Temporary Cash Investments; PROVIDED that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $10 million shall not be later than the
Offer   Date   with   respect   to   the   Senior   Note   Offer   (or   if   no

Senior Note Offer is required, the Offer Date with respect to the Senior Subordinated Note Offer). The Issuers in the case of the Senior Note Indenture and the Company in the case of the Senior Subordinated Note Indenture shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments; PROVIDED that the Issuers or the Company, as the case may be, shall not be entitled to such interest if an Event of Default has occurred and is continuing.



    (e) If the Issuers or the Company, as the case may be, becomes obligated to make an Offer pursuant to clause (c) above, the Notes shall be purchased by the Issuers or the Company, as the case may be, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice of the Senior Note Offer or Senior Subordinated Offer is given to holders, or such later date as may be necessary for the Issuers or the Company, as the case may be, to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.



    (f) The Issuers shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.



    (g) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indentures as such Indebtedness may be refinanced or replaced from time to time; PROVIDED that such restrictions are not less favorable to the holders of Notes than those existing on the date of the Indentures) that would materially impair the ability of the Company to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.



    (h) Notwithstanding the foregoing, the Issuers may, at their option, use any or all of the Excess Proceeds that are not proceeds from the sale of Collateral that would have otherwise been made available to purchase Senior Notes pursuant to a Senior Note Offer to make payments in cash to the Senior Note Trustee to satisfy sinking fund payments (in which case, the Issuers shall be deemed to have made a Senior Note Offer for purposes of the Indentures provided that, if less than all of such Excess Proceeds are used to satisfy sinking fund payments, the remainder of such Excess Proceeds are made available to purchase Senior Notes pursuant to a Senior Note Offer).


    (i) In making payments constituting Excess Proceeds, the Company shall first, utilize Excess Proceeds that are not proceeds from the sale of Collateral, second, utilize Excess Proceeds that are proceeds from the sale of Shared Collateral and third, utilize Excess Proceeds that are proceeds from the sale of Note Collateral. (Section 1011)


    LIMITATION ON LIENS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien (other than Permitted Liens) of any kind upon any of its property or assets (including Capital Stock and any intercompany notes) or any income or profits therefrom, except if the Notes (or a Guarantee, in the case of Liens of a Guarantor) are directly secured equally and ratably with (or prior to in the case of Liens with respect to Indebtedness subordinate in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be, or Indebtedness of a Guarantor subordinated in right of payment to any Guarantee) the obligation or liability secured by such Lien. (Section 1012)



    LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY SUBSIDIARIES. (a) The Company will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company other than the Senior Notes, Indebtedness of an Issuer under the New Credit Facility or Indebtedness of all the Issuers (on a joint and several basis and not subordinated in right of payment to any other Indebtedness of any of the Issuers) unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to each of the Indentures providing for a guarantee of the Notes and if such Indebtedness is by its terms expressly subordinated to the Senior Notes or the Senior Subordinated Notes, as the case may be, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary's assumption, guarantee or other liability with respect to the Notes to the same extent as such Indebtedness is subordinated to the Senior Notes or the Senior Subordinated Notes, as the case may be, and (ii) such Subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary.

    (b) Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Notes pursuant to the foregoing paragraph but not the provisions of "-- Limitation on Issuance and Sale of Capital Stock of Subsidiaries" shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is in compliance with the Indentures. (Section 1013)


    PURCHASE OF NOTES UPON A CHANGE OF CONTROL. If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Issuers in the case of the Senior Note Indenture and the Company in the case of the Senior Subordinated Note Indenture repurchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indentures.



    Within 30 days following any Change of Control, the Issuers or the Company, as the case may be, shall notify the Trustees thereof and give written notice of such Change of Control to each holder of the Notes, by first-class mail, postage prepaid, at his address appearing in the applicable security register, stating, among other things: (a) the Change of Control Purchase Price and that the Change of Control Purchase Date shall be a certain business day no earlier than 30 days or later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; PROVIDED, that
                                                                  --------
the Change of  Control Purchase Date  (as set forth  in the Senior  Subordinated
Note Indenture) established by the Company for the repurchase of the Senior Subordinated Notes will be a date subsequent to the Change of Control Purchase Date (as set forth in the Senior Note Indenture) established by the Issuers for the repurchase of the Senior Notes; (b) that any Senior Note or Senior Subordinated Note not tendered will continue to accrue interest; (c) that, unless the Issuers or the Company, as the case may be, default in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and (d) certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance. (Section 1014)


    The Senior Subordinated Note Indenture will provide that, prior to complying with this provision, the Company shall either repay and discharge all outstanding Senior Indebtedness (including the Senior Notes) or obtain the requisite consents, if any, under all agreements governing the outstanding Senior Indebtedness, or in the case of the Senior Notes, consummate a Change of Control Offer, to permit the repurchase of Senior Subordinated Notes required by this provision. Any failure to comply with this paragraph shall constitute a default of a covenant for purposes of clause (iii) (c) of the first paragraph of "-- Events of Default."


    If a Change of Control Offer is made, there can be no assurance that the Issuers or the Company, as the case may be, will have available funds sufficient to pay the Change of Control Purchase Price for any or all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer and, accordingly, some or all of the holders of the Notes may not receive the Change of Control Purchase Price for their Notes in the event of a Change of Control. The failure of the Issuers or the Company, as the case may be, to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustees and the holders of the Notes the rights described under "-- Events of Default."

    The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indentures) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indentures and the Issuers or the Company, as the case may be, elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.



    The existence of a holder's right to require the Issuers or the Company, as the case may be, to repurchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.



    The provisions of the Indentures may not afford holders of the Notes the right to require the Issuers or the Company, as the case may be, to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by their respective managements or affiliates) involving the Company that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. Reference is made to "Certain Definitions" for the definition of "Change of Control." A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, may result in a Change of Control if it is the type of transaction specified by such definition.



    The Issuers or the Company, as the case may be, will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. (Section 1014)



    LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF SUBSIDIARIES. The Company will not permit (a) any Subsidiary to issue any Capital Stock (other than to the Company or any Wholly Owned Subsidiary) or (b) any Person (other than the Company or a Wholly Owned Subsidiary) to acquire any Capital Stock of any Subsidiary from the Company or any Wholly Owned Subsidiary except upon the sale of all of the outstanding Capital Stock of such Subsidiary owned by the Company or a Wholly Owned Subsidiary except in either case if (i)(a) in the case of the Senior Notes, the Subsidiary whose Capital Stock is issued or sold is an Issuer or (b) in the case of the Senior Notes, the Subsidiary whose Capital Stock is issued or sold is not an Issuer or in the case of the Senior
Subordinated Notes, the Subsidiary whose Capital Stock is issued or sold guarantees all obligations of the Issuers and the Company, as the case may be, under the Indentures and the Notes by simultaneously executing and delivering a supplemental indenture to each of the Indentures providing for such guarantee (the terms of which guarantee, in the case of the guarantee of the obligations under the Senior Note Indenture, shall rank no less than PARI PASSU in right of payment with all Indebtedness of such Subsidiary Guarantor and in the case of the guarantee of the obligations under the Senior Subordinated Note Indenture, shall rank subordinate to the guarantee of Senior Indebtedness of the Subsidiary (including the Senior Notes) and senior in right of payment to all Indebtedness expressly subordinated to senior Indebtedness except for any future Indebtedness of such Subsidiary Guarantor which expressly provides that it is PARI PASSU with the senior subordinated Indebtedness of such Guarantor and PARI PASSU with such Indebtedness of such Guarantor expressly provided to be PARI PASSU with the senior subordinated Indebtedness) (provided that this clause (i) shall not be applicable in the case of the issuance or acquisition of the Capital Stock of American Country Insurance Company to the extent such guarantee is prohibited by law), (ii) after giving effect to the sale or issuance of such Capital Stock, the Company beneficially owns in excess of 50% of the outstanding Capital Stock of such Subsidiary on a fully diluted basis and (iii) the Capital Stock is issued or sold in an underwritten public offering pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act. (Section 1015)


    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock to the Company or any other Subsidiary,

(b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make any Investment in the Company or any other Subsidiary or (d) transfer any of its properties or assets to the Company or any Subsidiary, except (i) any encumbrance or restriction pursuant to an agreement in effect on the date of the Indentures and listed on a schedule to each of the Indentures, (ii) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date of the Indentures, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary,
(iii) any such encumbrance or restriction in the New Credit Facility as in effect on the date of the Indentures and (iv) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses
(i) and (ii), PROVIDED that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced. (Section 1016)


    IMPAIRMENT OF SECURITY INTEREST. The Senior Note Indenture will provide that the Company shall not, and shall not permit any Subsidiary to, take or knowingly or negligently omit to take any action which action or omission might or would have the result of affecting or impairing the security interest in favor of the Senior Note Trustee on behalf of itself and the holders of the Senior Notes, with respect to the Collateral, or, in the case of the Shared Collateral, the Collateral Agent, on behalf of itself and the holders of the Senior Notes and the Lenders under the New Credit Facility, and the Company shall not, and shall not permit any Subsidiary to, grant to any Person (other than the Senior Note Trustee, on behalf of itself and the holders of the Senior Notes or, in the case of the Shared Collateral, the Collateral Agent, on behalf of itself and the holders of the Senior Notes and the Lender under the New Credit Facility) or permit or suffer to exist any interest whatsoever in the Collateral other than Liens permitted by the Collateral Documents and the Senior
Note Indenture including the security interest in the Collateral securing the New Credit Facility. For this purpose, the sale of the Collateral in accordance with the terms of the Senior Note Indenture shall not be deemed to impair the security interest of the Senior Note Trustee with respect to the Collateral or be a grant of any interest in the Collateral. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly requires that the proceeds received from the sale of any Collateral be applied to repay any Indebtedness of any Person other than in accordance with "-- Possession, Use and Release of Collateral" and the Collateral Documents. (Section 1017 of the Senior Note Indenture only)


    LIMITATION ON SUBORDINATED INDEBTEDNESS. The Senior Subordinated Note Indenture will provide that the Company will not incur, create, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt and contractually senior in any respect in right of payment to the Senior Subordinated Notes. (Section 1017 of the Senior Subordinated Note Indenture only)


    RELEASE OF BANK LIEN ON VEHICLES AND MEDALLIONS. The Issuers shall take or cause to be taken all reasonably necessary action to cause the release of Liens on, and in conjunction therewith, to enable the Senior Note Trustee on behalf of itself and the holders of the Senior Notes to perfect its first priority security interest in, the vehicles in Motors' taxicab fleet and 1,350 medallions, so that such release and perfection of the Lien may occur no later than the 30th day following the date of the Senior Note Indenture (the "Release Date"). Notwithstanding the foregoing, the Issuers shall not be deemed to have breached this covenant in the event such release and perfection of the Lien does not occur by Release Date if such failure to occur is attributable to the actions (or the lack thereof) of the Senior Note Trustee and its agents and employees or other Persons other than the Issuers or their Affiliates. In such event, the Issuers shall take or cause to be taken all reasonably necessary action to effect the aforementioned release and perfection of the Lien as soon as possible after the Release Date. (Section 1020 of the Senior Note Indenture
Only)



    PROVISION OF FINANCIAL STATEMENTS. Whether or not the Issuers (including the Company) are subject to Section 13(a) or 15(d) of the Exchange Act, the Issuers will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Issuers would have been or are required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Issuers were or are so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Issuers would have been or are required so to file such documents if the Issuers were or are so subject. The Issuers will also in any event (x)(i) within 15 days of each Required Filing Date file with each of the Trustees copies of the annual reports, quarterly reports and other documents which the Issuers would have been or are required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Issuers were or are subject to such Section and (ii) within the earlier of 30 days after the filing of such report or other document with the Trustee and 45 days of each such Required Filing Date transmit such report or document by mail to all holders of Notes, as their names and addresses appear in the applicable security register, without cost to such holders of Notes and (y) if filing such documents by the Issuers with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holder of Notes at the Issuers' cost. (Section 1018)



    ADDITIONAL COVENANTS. The Indentures also contain covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in The City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.


CONSOLIDATION, MERGER, SALE OF ASSETS


    No Issuer (including the Company) shall, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of any Issuer and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless: (i) at the time of and after giving effect thereto either (a) such Issuer shall be the continuing corporation or (b) the Person (if other than such Issuer) formed by such consolidation or into which such Issuer is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Issuer and its Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes by supplemental indentures in form reasonably satisfactory to the Trustees, all the obligations of such Issuer under the Notes and the Indentures, and the Indentures shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a PRO FORMA basis, the Consolidated Net Worth of such Issuer (or the Surviving Entity if such Issuer is not the continuing obligor under the Indentures) is equal to or greater than the Consolidated Net Worth of such Issuer immediately prior to such transaction;
(iv) except in the case of a consolidation or merger solely involving the Issuers, immediately before and immediately after giving effect to such transaction on a PRO FORMA basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such PRO FORMA calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indentures) could incur $1.00 of additional Indebtedness under the provisions of "-- Certain Covenants -- Limitation on Indebtedness" (other than Permitted Indebtedness); (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indentures confirmed that its Guarantee shall apply to such Person's obligations under the Indentures and the Notes after giving effect to such transaction; (vi) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of "-- Certain Covenants -- Limitation on Liens" are complied with; and (vii) such Issuer or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustees, in form and substance reasonably satisfactory to the Trustees, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indentures in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for relating to such transaction have been complied with. (Section 801)


    No Guarantor shall, and the Issuers will not permit a Guarantor to, in a single transaction or series of related transactions, merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than the Company or any other Guarantor) unless: (i) at the time of and after giving effect thereto, either (a) such Guarantor shall be the continuing corporation or (b) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indentures, executed and delivered to the Trustees, in a form reasonably satisfactory to the Trustees, all the obligations of such Guarantor under the Notes and the Indentures; (ii) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis, no Default or Event of Default shall have occurred and be continuing; and (iii) such Guarantor shall have delivered to the Trustees, in form and substance reasonably satisfactory to the Trustees, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indentures comply with the Indentures, and thereafter all obligations of the predecessor shall terminate. (Section 801)



    In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which any Issuer or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor, as the case may be, and such Issuer or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under the Indentures, the Notes or such Guarantee, as the case may be; PROVIDED that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or such Guarantee, as the case may be. (Section 802)


EVENTS OF DEFAULT

    An Event of Default will occur under either Indenture (except as provided below) if:

        (i) there shall be a default in the payment of any interest on any Senior Note or Senior Subordinated Note, as the case may be, when it becomes due and payable, and such default shall continue for a period of 30 days;

        (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Senior Note or Senior Subordinated Note, as the case may be, when and as the same shall become due and payable (at maturity, upon acceleration, optional or mandatory redemption, required repurchase or otherwise);


       (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of any Issuer or any Guarantor under the Senior Note Indenture or the Senior Subordinated Note Indenture, as the case may be, or, in the case of the Senior Notes, the Collateral Documents (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in paragraphs (i) or (ii) or in clauses (b), (c) and
    (d) of this paragraph (iii)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail,
    (x) to the Issuers by the applicable Trustee or (y) to the Issuers and the applicable Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes or Senior Subordinated Notes, as the case may be; (b) there shall be a default in the performance or breach of the provisions described in "-- Consolidation, Merger, Sale of Assets"; (c) the Issuers shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "-- Certain Covenants -- Purchase of Notes Upon a Change of Control"; or (d) the Issuers shall have failed to make or consummate a Senior Note Offer in the case of the Senior Notes or an Offer in the case of the Senior Subordinated Notes in accordance with the provisions of "-- Certain Covenants -- Limitation on Sale of Assets";


       (iv) (a) in the case of the Senior Note Indenture, any default in the payment of principal, premium, if any, or interest on any Indebtedness shall have occurred under any agreements, indentures or instruments under which the Company or any Subsidiary then has outstanding Indebtedness which aggregate in excess of $5 million when the same shall become due and payable and continuation of such default after any applicable grace period and, if such Indebtedness has not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) in the case of either
    Indenture, an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this paragraph (iv) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

        (v) one or more judgments, orders or decrees for the payment of money in excess of $5 million, either individually or in the aggregate, shall be entered against the Company or any Subsidiary or any of their respective properties and shall not be discharged and either (a) enforcement proceedings shall have been commenced upon such judgment, order or decree or
    (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;


       (vi) in the case of the Senior Note Indenture, any Collateral Document shall for any reason cease to be, or be asserted in writing by any Issuer not to be, in full force and effect and enforceable in accordance with its terms, or any security interest purported to be created by any Collateral Document, shall cease to be a valid and perfected first priority security interest in any Collateral subject only to Permitted Liens or any representation or warranty of the Issuers contained in the Collateral Documents shall cease to be true and correct or the Issuers shall be in default on any covenant contained in the Collateral Documents;



       (vii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of any Issuer or any Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging any Issuer or any Material Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of any Issuer or any Material Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Issuer or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;



      (viii) (a) any Issuer or any Material Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) any Issuer or any Material Subsidiary consents to the entry of a decree or order for relief in respect of such Issuer or such Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) any Issuer or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, (d) any Issuer or any Material Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Issuer or such Material Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) any Issuer or any Material Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (viii); or



       (ix) in the case of the Senior Note Indenture, any party secured by the Collateral, other than the Senior Note Trustee or the Collateral Agent acting at the direction of the Senior Note Trustee on behalf of itself or the holders of the Senior Notes, commences proceedings, or gives notice that it intends to commence proceedings, to foreclose upon any portion of the Collateral or has exercised any right under applicable law or the Collateral Documents (or any other mortgage, pledge or security documents) to take ownership or effect the transfer of such Collateral in lieu of foreclosure; or the Lenders under the New Credit Facility commence proceedings, or give notice that they intend to commence proceedings, to foreclose upon any material portion of the collateral securing the obligations thereunder or have exercised any right under applicable law or security documents to take ownership or effect the transfer of such collateral in lieu of foreclosure.



    If an Event of Default (other than as specified in paragraphs (vii) and (viii) of the prior paragraph) shall occur and be continuing, the applicable Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes or the Senior Subordinated Notes, as the case may be, then outstanding may declare by notice to the Issuers (or the Issuers and the applicable Trustee if notice is given by the Holders) the Senior Notes or the Senior Subordinated Notes, as the case may be, due and payable immediately at their principal amount together with accrued and unpaid interest, if any, to the date the Notes shall have become due and payable and thereupon the applicable Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Senior Notes or the Senior Subordinated Notes, as the case may be, by appropriate judicial proceeding. If an Event of Default specified in paragraph
(vii) or (viii) of the prior paragraph occurs and is continuing, then all the Senior Notes and the Senior Subordinated Notes shall IPSO FACTO become and be immediately due and payable, in an amount equal to the principal amount of the Senior Notes and the Senior Subordinated Notes together with accrued and unpaid interest, if any, to the date the Senior Notes and the Senior Subordinated Notes become due and payable, without any declaration or other act on the part of the applicable Trustee or any holder.



    After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of at least a majority in aggregate principal amount of Senior Notes or the Senior Subordinated Notes, as the case may be, outstanding, by written notice to the Issuers and the applicable Trustee, may rescind and annul such declaration and its consequences if (a) the Issuers have paid or deposited with the applicable Trustee a sum sufficient to pay (i) all sums paid or advanced by the applicable Trustee under the applicable Indenture and the reasonable compensation, expenses, disbursements and advances of the applicable Trustee, its agents and counsel, (ii) all overdue interest on all Senior Notes or the Senior Subordinated Notes, as the case may be, (iii) the principal of and premium, if any, on any Senior Notes or the Senior Subordinated Notes, as the case may be, which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Senior Notes or the Senior Subordinated Notes, as the case may be, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Senior Notes or the Senior Subordinated Notes, as the case may be; and (b) all Events of Default, other than the non-payment of principal of the Senior Notes or the Senior Subordinated Notes, as the case may be, which have become due solely by such declaration of acceleration, have been cured or waived. (Section 502)


    The holders of not less than a majority in aggregate principal amount of the Senior Notes or the Senior Subordinated Notes, as the case may be, outstanding may on behalf of the holders of all the Senior Notes or the Senior Subordinated Notes, as the case may be, waive any past defaults under the applicable Indenture and their consequences, except a default in the payment of the principal of, premium, if any, or interest on any Senior Note or Senior Subordinated Note, as the case may be, or in respect of a covenant or provision which under the applicable Indenture cannot be modified or amended without the consent of the holder of each Senior Note or Senior Subordinated Note, as the case may be, outstanding affected thereby. (Section 513)


    The Issuers are also required to notify the applicable Trustee within five business days of the occurrence of any Default. (Section 501)



    The Trust Indenture Act contains limitations on the rights of the Trustees, should either of them become a creditor of any Issuer or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by them in respect of any such claims, as security or otherwise. The Trustees are permitted to engage in such other transactions, PROVIDED that if they acquire any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default or else resign.



POSSESSION, USE AND RELEASE OF COLLATERAL


    Upon compliance by the Issuers with the conditions set forth below in respect of any Asset Sale, the Senior Note Trustee or, in the case of Shared Collateral, the Collateral Agent will release the Released Interests (as hereinafter defined) from the Lien of the Collateral Documents and reconvey the Released Interests to the Issuers. (Section 1207 of the Senior Note Indenture
Only)



    Other than with respect to Trust Moneys, which are subject to release from the lien of the Collateral Documents as provided under "--Use of Trust Moneys" below, the Issuers will have the right to obtain a release of items of Collateral (the "Released Interests") subject to an Asset Sale upon compliance with the condition precedent that the Issuers deliver to the Senior Note Trustee or, in the case of the Shared Collateral, the Collateral Agent the following:



        (a) A notice from the Issuers requesting the release of Released Interests and attaching all the documents referred to below, (i) describing with particularity the proposed Released Interests, (ii) specifying the fair market value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"), (iii) certifying that the purchase price received is not less than the fair market value of the Released Interests as of the date of such release and, to the extent such fair market value is determined by an Independent Financial Advisor, annexing such Independent Financial Advisor's determination to such notice, (iv) stating that the release of such Released Interests will not interfere with or impede the Senior Note Trustee's or, in the case of Shared Collateral, the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral and (v) accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Senior Note Trustee or, in the case of the Shared Collateral, the Collateral Agent;



        (b) An officers' certificate of the Issuers certifying that (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of the Senior Note Indenture and the applicable Collateral Documents with respect to Asset Sales, (ii) all Net Cash Proceeds from the sale of any of the Released Interests will be applied in accordance with the provisions of the Senior Note Indenture in respect of Asset Sales and in the event that the Net Cash Proceeds for such Asset Sale are used to purchase additional assets, specifying the assets intended to be so purchased, (iii) no Default or Event of Default under the Senior Note Indenture is in effect or continuing on the date of such certificate, the Valuation Date or the date of such Asset Sale, (iv) the release of the Released Interests will not result in a Default or Event of Default under the Senior Note Indenture and
    (v) all conditions precedent in the Senior Note Indenture relating to the release in question have been complied with;



        (c) The Net Cash Proceeds and other non-cash consideration received from the Asset Sale required to be delivered to the Senior Note Trustee or, in the case of the Shared Collateral, the Collateral Agent pursuant to the Senior Note Indenture and the Collateral Documents, and, if any property other than cash is included in such consideration, such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the opinion of counsel, to subject to the Lien of the Collateral Documents all the right, title and interest of the Issuers in and to such property;

        (d) One or more opinions of counsel which, when considered collectively, shall be substantially to the effect (i) that any obligation included in the consideration for any Released Interest and to be received by the Senior Note Trustee or, in the case of the Shared Collateral, the Collateral Agent pursuant to paragraph (c) above is a valid and binding obligation enforceable in accordance with its terms, subject to such customary exceptions regarding equitable principles and creditors' rights generally as shall be reasonably acceptable to the Senior Note Trustee or the Collateral Agent and that the Collateral Documents are effective to create a valid and perfected security interest in such obligation, subject to customary exceptions, (ii) either (1) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Senior Note Trustee or, in the case of the Shared Collateral, the Collateral Agent are sufficient to subject to the Lien of the Collateral Documents all the right, title and interest of the Issuers in and to any property, other than cash or Cash Equivalents, that is included in the consideration for the Released Interests and to be received by the Senior Note Trustee or, in the case of the Shared Collateral, the Collateral Agent pursuant to paragraph (c) above, or (2) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iii) that the Issuers have corporate or partnership power to own all property included in the consideration for such release, and (iv) that all conditions precedent provided in the Senior Note Indenture and the Collateral Documents relating to the Asset Sale and such release of the Released Interests have been complied with;



        (e) If any Released Interest is only a portion of a discrete parcel of Real Property, evidence that a title company shall have committed to issue an endorsement to the title insurance policy relating to the affected Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to "Prior Liens" (as defined in the applicable Mortgage); and



        (f) All additional documentation, including Opinions of Counsel, if any, required by the Section 314(d) of the Trust Indenture Act prior to the release of Collateral by the Senior Note Trustee or, in the case of the Shared Collateral, the Collateral Agent.



    Any Net Cash Proceeds of an Asset Sale involving Collateral (other than Shared Collateral) shall be deposited with the Senior Note Trustee or, in the case of Shared Collateral, shall be deposited with the Collateral Agent, in each case held in the Collateral Account in accordance with the terms of the Senior
Note Indenture and the Collateral Documents. The Company may withdraw such proceeds from the Collateral Account (i) to purchase or otherwise acquire assets as described in paragraph (b) of "Certain Covenants -- Limitations on Sale of Assets," which assets shall thereafter become subject to the Lien of the Collateral Documents as described therein, (ii) to purchase indebtedness (including the Notes) in accordance with paragraph (c) of "Certain Covenants -- Limitation on Sale of Assets" or (iii) to the extent such proceeds are not so utilized in connection with clause (ii) above due to a Deficiency, to utilize such proceeds for general corporate purposes as described in paragraph (c) of "Certain Covenants -- Limitation on Sale of Assets."



    So long as no Event of Default shall have occurred and be continuing, the Issuers may, without any release or consent by the Senior Note Trustee or the Collateral Agent, sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements or other similar property which at such time is subject to the Lien of the Collateral Documents, which may have become worn out, obsolete or otherwise in need of replacement or repair, not exceeding (A) individually $500,000, in fair market value, and (B) in the aggregate in any twelve month period, $5,000,000, in fair market value.



USE OF TRUST MONEYS


    All Trust Moneys shall be held by the Senior Note Trustee or, in the case of the Shared Collateral, the Collateral Agent, as a part of the Collateral securing the Senior Notes and, as long as no Event of Default shall have occurred and be continuing, shall either (i) in the case of Trust Moneys constituting Net Cash Proceeds from Asset Sales be released to the Issuers for reinvestment in the business of the Company in accordance with "--Certain Covenants -- Limitation on Sale of Assets" above and subject to receipt by the Senior Note Trustee or, in the case of the Shared Collateral, the Collateral Agent of certain documents set forth in the Senior Note Indenture or the Collateral Agent or (ii) in the case of Trust Moneys constituting any Excess Proceeds, at the written direction of the Issuers pursuant to an Offer, be applied by the Senior Note Trustee or the Collateral Agent from time to time to the payment of the principal of, premium, if any, and interest on any Senior Notes, at maturity or upon redemption in each case in accordance with the terms of the Senior Note Indenture and the Collateral Documents; PROVIDED, HOWEVER, that to the extent that the Offer is not fully subscribed to by the Holders, the Issuers may obtain a release of any unutilized portion of the Excess Proceeds from the Lien of the Collateral Documents, subject to compliance with the terms of the Senior Note Indenture. The Issuers may also withdraw Trust Moneys constituting the proceeds of insurance upon any part of the Collateral or an award for any Collateral taken by eminent domain to reimburse the Issuers for repair or replacement of such Collateral, subject to certain conditions.


DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURES


    The Issuers may, at their option and at any time, elect to have the obligations of the Issuers and any Guarantor discharged with respect to the outstanding Senior Notes or Senior Subordinated Notes, as the case may be ("defeasance"). Such defeasance means that the Issuers and any Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes or Senior Subordinated Notes, as the case may be, and the Collateral would be released from the Lien in favor of the holders of the Senior Notes except for (i) the rights of holders of outstanding Senior Notes or Senior Subordinated Notes, as the case may be, to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes or Senior Subordinated Notes, as the case may be, solely from the trust fund as described below, when such payments are due, (ii) the Issuers' obligations with respect to the Senior Notes or Senior Subordinated Notes, as the case may be, concerning issuing temporary Senior Notes or temporary Senior Subordinated Notes, as the case may be, registration of Senior Notes or Senior Subordinated Notes, as the case may be, mutilated, destroyed, lost or stolen Senior Notes or Senior Subordinated Notes, as the case may be, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the applicable Trustee and (iv) the defeasance provisions of the applicable Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and any Guarantor released with respect to certain covenants (PROVIDED that the Issuers' obligations to pay interest, premium, if any, and principal on the Senior Notes or Senior Subordinated Notes, as the case may be, under the applicable Indenture shall remain in full force and effect as long as the Senior Notes or Senior Subordinated Notes, as the case may be, are outstanding), that are described in the applicable Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Senior Notes or Senior Subordinated Notes, as the case may be. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes or Senior Subordinated Notes, as the case may be. (Sections 401, 402 and 403)



    In order to exercise either defeasance or covenant defeasance, (i) the Issuers must irrevocably deposit with the applicable Trustee, in trust, for the benefit of the holders of the Senior Notes or Senior Subordinated Notes, as the case may be, cash in United States dollars, U.S. Government Obligations (as defined in the Indentures), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Senior Notes or Senior Subordinated Notes, as the case may be, on the Stated Maturity of such principal or installment of principal (or on any date after ______________, 1998 in the case of the Senior
Notes  and             , 1999 in the case of the Senior Subordinated Notes (such
date being referred to as the applicable "Defeasance Redemption Date"), if when exercising either defeasance or covenant defeasance, the Issuers have delivered to the applicable Trustee an irrevocable notice to redeem all of the outstanding Senior Notes or Senior Subordinated Notes, as the case may be, on the applicable Defeasance Redemption Date); (ii) in the case of defeasance, the Issuers shall have delivered to the applicable Trustee an opinion of independent counsel in the

United States stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the applicable Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion will confirm that, the holders of the outstanding Senior Notes or Senior Subordinated Notes, as the case may be, will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Issuers shall have delivered to the applicable Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Senior Notes or Senior Subordinated Notes, as the case may be, will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (vii) or (viii) under the first paragraph under "-- Events of Default" is concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the applicable Trustee to have a conflicting interest with respect to any securities of any Issuer or any Guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the applicable Indenture or any other material agreement or instrument to which any Issuer or any Guarantor is a party or by which it is bound; (vii) the Issuers shall have delivered to the applicable Trustee an opinion of independent counsel in the United States to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness, including, without limitation, those arising under the applicable Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (viii) the Issuers shall have delivered to the applicable Trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of the Senior Notes or Senior Subordinated Notes, as the case may be, or any Guarantee over the other creditors of any Issuer or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; (ix) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Senior Notes or Senior Subordinated Notes, as the case may be, on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (x) the Company shall have delivered to the applicable Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)


CERTAIN BANKRUPTCY LIMITATIONS


    The right of the Senior Note Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable Bankruptcy Law if a bankruptcy proceeding were to be commenced by or against any Issuer prior to the Collateral Agent having disposed of the Collateral. Under the Bankruptcy Law, a secured creditor such as the Senior Note Trustee and, in the case of the Shared Collateral, the Collateral Agent on behalf of the holders of the Senior Notes is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Law permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Senior Notes could be delayed following commencement of a bankruptcy case, whether or when the

Senior Note Trustee and, in the case of the Shared Collateral, the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent holders of the Senior Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."


SATISFACTION AND DISCHARGE


    Each Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Senior Notes or Senior Subordinated Notes, as the case may be, as expressly provided for in the applicable Indenture) as to all outstanding Senior Notes or Senior Subordinated Notes, as the case may be, when (i) either (a) all the Senior Notes or Senior Subordinated Notes, as the case may be, theretofore authenticated and delivered (except lost, stolen or destroyed Senior Notes or Senior Subordinated Notes, as the case may be, which have been replaced or paid and Senior Notes or Senior Subordinated Notes, as the case may be, for whose payment funds have been deposited in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the applicable Trustee for cancellation or (b) all Senior Notes or Senior Subordinated Notes, as the case may be, not theretofore delivered to the applicable Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee for the giving of notice of redemption by the applicable Trustee in the name, and at the expense, of the Issuers, and either any Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the applicable Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the Senior Notes or Senior Subordinated Notes, as the case may be, not theretofore delivered to the applicable Trustee for cancellation, including principal of, premium, if any, and accrued interest on such Senior Notes or Senior Subordinated Notes, as the case may be, at such Maturity; (ii) any Issuer or any Guarantor have paid or caused to be paid all other sums payable under the applicable Indenture by the Issuers and any Guarantor; and (iii) the Issuers and any Guarantor have delivered to the applicable Trustee an officers' certificate and an opinion of counsel in the United States each stating that all conditions precedent under the applicable Indenture relating to the satisfaction and discharge of the applicable Indenture have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other material agreement or instrument to which any Issuer is a party or by which it is bound. (Section 1301)


MODIFICATIONS AND AMENDMENTS


    Modifications and amendments of the Indentures and, in the case of the Senior Notes, the Collateral Documents may be made by the Issuers, any Guarantor, if any, and the applicable Trustee with the consent of the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes or Senior Subordinated Notes, as the case may be; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note or Senior Subordinated Note, as the case may be, affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note or Senior Subordinated Note, as the case may be, or waive a default in the payment of the principal of, or interest on any Senior Note or Senior Subordinated Note, as the case may be, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Senior Note or Senior Subordinated Note, as the case may be, or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;
(ii) amend, change or modify the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "-- Certain Covenants -- Purchase of Notes Upon a Change of Control" or make and consummate an Offer in accordance with "-- Certain Covenants -- Limitation on Sale of Assets", including, in each case, amending, changing or modifying any of the definitions with respect thereto; (iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of such Indenture cannot be modified or waived without the consent of the holder of each Senior Note or Senior Subordinated Note, as the case may be, affected thereby; (v) except as otherwise permitted under "-- Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by any Issuer or any Guarantor of any of its rights and obligations under the Indentures; (vi) amend or modify any of the provisions of (1) in the case of the Senior Notes, the Senior Note Indenture in any manner which subordinates the Senior Notes in right of payment to other Indebtedness of the Issuers or which subordinates any Guarantee of obligations under the Senior Note Indenture in right of payment to other Indebtedness of such Guarantor, or (2) in the case of the Senior Subordinated Notes, the Senior Subordinated Note Indenture relating to the priority or right of payment of the Senior Subordinated Notes or any Guarantee in a manner adverse to the holders of the Senior Subordinated Notes; and (vii) in the case of the Senior Notes, consent to the release of any Collateral from any Lien created by the Collateral Documents or permit the creation of any Lien on the Collateral except in each case in accordance with the terms of the Senior
Note Indenture and the Collateral Documents. (Section 902)



    The holders of a majority in aggregate principal amount of the Senior Notes or Senior Subordinated Notes, as the case may be, outstanding may waive compliance with certain restrictive covenants and provisions of the applicable Indenture. (Section 1022 of the Senior Note Indenture and Section 1021 of the Senior Subordinated Note Indenture)


GOVERNING LAW

    The Indentures and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

CERTAIN DEFINITIONS

    "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.


    "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person (or any partner of such Person) or (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's (or any partner of such Person's) equity ownership or Voting Stock or any executive officer or director of either of such Persons. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


    "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (1) that is governed by the provisions described under "Consolidation, Merger, Sale of Assets" or (2) that are of the Company to any Wholly Owned Subsidiary, or of any Subsidiary to the Company or any Wholly Owned Subsidiary in accordance with the terms of the Indentures.

    "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

    "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.


    "Board of Directors" means the board of directors of any Issuer or any Guarantor, as the case may be, or any duly authorized committee of such board.


    "Borrowing Base" means the sum of (a) 60% of the inventory owned by the Company or any Subsidiary and (b) 85% of the trade accounts receivable owned by the Company or any Subsidiary (less any reserves relating to such receivables) (in each case as recorded on the books and records of the Company on a consolidated basis in accordance with GAAP).

    "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

    "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.


    "Change of Control" means the occurrence of any of the following events: (i)
(A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares of Voting Stock representing the right to vote more than 45% of the general voting power (the "Voting Power") under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of the Company (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) and (B) the Permitted Holders own less than 50% of the Voting Power; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the members of the Board of Directors of the Company then still in office who were either members of the Board of Directors of the Company at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least two-thirds of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction (X) where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or (Y) where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation or the Company which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "-- Certain Covenants -- Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indentures described under "Certain Covenants
- -- Limitation on Restricted Payments") and (B) no "person" or "group" other than the Permitted Holders owns immediately after such transaction, directly or indirectly, more than 45% of the total Voting Power of the surviving corporation
or    the    Permitted    Holders   own    50%    or   more    of    the   total

Voting Power of the surviving corporation; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Consolidation, Merger, Sale of Assets."

    "Code" means the Internal Revenue Code of 1986, as amended.


    "Collateral" means, collectively, all of the property and assets in which a security interest is granted or are pledged pursuant to the Collateral Documents.



    "Collateral Account" means the collateral account or accounts established pursuant to the Senior Note Indenture and the Collateral Documents.



    "Collateral Agent" means the collateral agent under the Pledge, Security and Intercreditor Agreement.



    "Collateral Document" means, collectively, the Mortgages, the Security Agreement, the Pledge, Security and Intercreditor Agreement and all security agreements, mortgages, deeds of trust, pledges, collateral assignment or other instruments evidencing or creating any security interest in favor of the Senior Note Trustee or the Collateral Agent in all or any portion of the Collateral, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.


    "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if, at any time after the date of the Indentures such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

    "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income (Loss), in each case for such period, of such Person and its Consolidated Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of (I) Consolidated Interest Expense of such Person for such period and (II) the product of (x) all cash dividends (including the payment of accreted or accumulated dividends) paid on any Preferred Stock of such Person during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate (but not less than zero) of such Person, expressed as a decimal, in each case, on a Consolidated basis and in accordance with GAAP; PROVIDED that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of such Person, either the fixed or floating rate, and (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

    "Consolidated Income Tax Expense" means for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

    "Consolidated Interest Expense" of any Person means, without duplication, for any period, as applied to any Person, the sum of (a) the interest expense of such Person and its Consolidated Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under Interest Rate Agreements (including amortization of discounts), and (iii) the interest portion of any deferred payment obligation plus (b) the interest expense attributable to Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period in each case as determined in accordance with GAAP.

    "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (loss) of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such Consolidated net income (or loss), by excluding, without duplication, (i) all extraordinary gains and losses, (ii) the portion of net income (or loss) of such Person and its Consolidated Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) aggregate net gains (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders and (vii) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person.

    "Consolidated Net Worth" means, with respect to any Person, the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its Subsidiaries, as determined in accordance with GAAP.

    "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

    "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

    "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.


    "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.


    "Exchange Act" means the Securities Exchange Act of 1934, as amended.


    "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.


    "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indentures.

    "Guarantee"  means  the  guarantee  by   any  Guarantor  of  the   Indenture
Obligations.

    "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement
(i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

    "Guarantor" means any guarantor of the Indenture Obligations.

    "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person (except for obligations which have been included in the Consolidated Net Income of such Person other than as Consolidated Interest Expense), (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the applicable Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of such Person.


    "Indenture Obligations" means the obligations of the Issuers and any other obligor under either of the Indentures or under the Senior Notes or the Senior Subordinated Notes, as the case may be, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with either of the Indentures, the Senior Notes or the Senior Subordinated Notes, as the case may be, and the performance of all other obligations to the applicable Trustee and the holders of the Senior Notes or the Senior Subordinated Notes, as the case may be, under the applicable Indenture and the Senior Notes or the Senior Subordinated Notes, as the case may be, according to the terms thereof.



    "Independent Financial Advisor" means an accounting, appraisal, investment banking or consulting firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.


    "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

    "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

    "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.


    "Material Subsidiary" means any Subsidiary of the Company (a) revenues attributable to which for the then most recently completed four fiscal quarters constituted 2% or more of the Consolidated revenues of the Company or (b) the assets of which at the end of the Company's most recently completed fiscal quarter constituted 2% of the Consolidated assets of the Company at the end of such period.


    "Maturity" when used with respect to any Senior Note or Senior Subordinated Note means the date on which the principal of such Senior Note or Senior Subordinated Note becomes due and payable as therein provided or as provided in the applicable Indenture, whether at Stated Maturity, the Offer Date or any redemption date and whether by declaration of acceleration, Change of Control Offer in respect of a Change of Control, Senior Note Offer or Senior Subordinated Offer in respect of an Asset Sale, call for redemption or otherwise.


    "Mortgage" means each mortgage, deed of trust, or similar security instrument which from time to time affects any property that secures the Issuers' obligations in respect of the Senior Notes, as any such instrument may be amended, amended and restated, supplemented or otherwise modified from time to time.



    "Mortgaged Property" shall have the meaning assigned to such term in each of the Mortgages.


    "Net Cash Proceeds" means, (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the applicable Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to under "-- Certain Covenants -- Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or cash equivalents, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.


    "New  Credit Facility" means the Loan Agreement, dated  as of              ,
1994, among International Controls Corp., Great Dane Trailers, Inc., Great Dane Trailers Nebraska, Inc., Great Dane Trailers Tennessee, Inc., Great Dane Los Angeles, Inc., Checker Motors Corporation, Checker Motors Co., L.P., South Charleston Stamping & Manufacturing Company, Yellow Cab Company, Chicago Autowerks Inc.,

CMC Kalamazoo Inc., NBD Bank, N.A., as agent, and the lenders party thereto, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).



    "Note Collateral" means, collectively, all of the property and assets that are from time to time subject to a first priority Lien and security interest in favor of the Senior Note Trustee for the benefit of the Senior Note holders pursuant to the Mortgages and the Security Agreement.



    "Pari Passu Indebtedness" means any Indebtedness of any Issuer that is PARI PASSU in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be.


    "Permitted Holders" means (i) David R. Markin, Martin L. Solomon, Allan R. Tessler and Wilmer J. Thomas, Jr. or any one of them, (ii) any trusts created for the benefit of the persons described in clause (i) or members of any such person's immediate family; and (iii) in the event of the incompetence or death of any of the persons described in clause (i), such person's estate, executor, administrator, committee or other personal representatives or beneficiaries.

    "Permitted Indebtedness" means the following:


    (i) Indebtedness of the Company or any Subsidiary (including Indebtedness in respect of which the Company and one or more Subsidiaries are co-obligors) under the New Credit Facility in an aggregate principal amount not to exceed the amount of the Borrowing Base calculated as of the date of incurrence of such Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder); (ii) Indebtedness of the Issuers pursuant to the Notes; (iii) Indebtedness of the Company or any Subsidiary outstanding on the date of the Indentures and listed on a schedule thereto; (iv) Indebtedness (a) of the Company owing to a Subsidiary or (b) of a Wholly Owned Subsidiary owing to the Company or another Wholly Owned Subsidiary (which for purposes of this clause (iv) shall include SCSM so long as the Company beneficially owns, directly or indirectly, at least 90% of the outstanding capital stock of SCSM); PROVIDED that any such Indebtedness is made pursuant to an intercompany note in the form attached as an exhibit to the Indentures and, in the case of Indebtedness of the Company owing to a Subsidiary, is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, upon acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; PROVIDED, FURTHER, that (x) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Wholly Owned Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (iv) and (y) any transaction pursuant to which any Wholly Owned Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Subsidiary, ceases to be a Wholly Owned Subsidiary shall be deemed to be the incurrence of Indebtedness by the Company or such other Wholly Owned Subsidiary that is not permitted by this clause (iv); (v) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii) and (iii) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Issuers incurred in connection with such refinancing and such refinancing does not reduce or advance the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;
(vi) guarantees by the Company or any Subsidiary of a line of credit of Checker Taxi Association, Inc. in an aggregate principal amount outstanding not to exceed at any given time $1 million; (vii) guarantees of any Subsidiary made in accordance with the provisions of "-- Certain Covenants -- Limitation on Issuances of Guarantees of Indebtedness by Subsidiaries" or "-- Limitation on Issuance and Sale of Capital Stock of Subsidiaries;" (viii) guarantees by Subsidiaries of Indebtedness of third parties incurred in the ordinary course of business consistent with past practice; PROVIDED that the aggregate liabilities or obligations of the Subsidiaries thereunder do not exceed at any given time $15 million; (ix) earned but unpaid compensation of present and future directors and executive officers of either the Company or any of its Subsidiaries; and (x) Indebtedness of the Company and any Subsidiary (including indebtedness in respect of which the Company and one or more Subsidiaries are co-obligors) in addition to that described in paragraphs (i) through (ix) of this definition of "Permitted Indebtedness" in an aggregate principal amount outstanding not to exceed at any given time $25 million.


    "Permitted Investment" means (i) Investments in any Wholly Owned Subsidiary or Investments by the Company or any Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary or (b) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary; (ii) Investments in the Notes; (iii) Indebtedness of the Company or a Subsidiary described under clause (iv), (vi), (vii) or (viii) of the definition of "Permitted Indebtedness"; (iv) Temporary Cash Investments;
(v) Investments in existence on the date of the Indentures; and (vi) Investments by American Country Insurance Company or any other Subsidiary in the ordinary course of the insurance business and in accordance with the statutes and governmental regulations regulating its affairs in its domestic jurisdiction.

    "Permitted Liens" means the following:


    (i) any Lien existing, or provided for under arrangements existing, as of the date of the Indentures; (ii) any Lien arising by reason of (1) any judgment, decree or order of any court or other governmental authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes, assessments or similar charges not yet delinquent or which are being contested in good faith; (3) security for the payment of workers' compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including but not limited to in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto); (4) deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), rights of way, sewers, electric lines, telegraph or telephone lines or other similar purposes, none of which materially impairs the use of any parcel of property material to the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purpose of such business; (6) deposits or pledges to secure public or statutory obligations, progress payments, surety and appeal bonds or other obligations of like nature incurred in the ordinary course of business; or (7) operation of law in favor of landlords, mechanics, carriers, warehousemen, materialmen, laborers, employees, suppliers or the like, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (iii) any Lien securing Acquired Indebtedness created prior to (and not created in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary, which Indebtedness is permitted under the provisions of "-- Certain Covenants -- Limitation on Indebtedness"; (iv) any Lien securing Indebtedness incurred under the New Credit Facility; (v) any Lien on the Collateral securing Indebtedness incurred under the Senior Notes and Senior Note Indenture and Liens expressly permitted by the Collateral Documents; (vi) any Lien on assets or property not constituting Collateral created by Subsidiaries to secure Indebtedness of such Subsidiaries to the Company; (vii) any Lien securing Purchase Money Obligations and Capital Lease Obligations incurred pursuant to the provisions of "-- Certain Covenants -- Limitation on Indebtedness"; (viii) any Lien on assets or property not constituting Collateral securing Indebtedness incurred pursuant to paragraph
(x) of the definition of Permitted Indebtedness; (ix) any Lien on assets or property not constituting Collateral securing Permitted Subsidiary Indebtedness; (x) until released in accordance with "Certain Covenants -- Release of Bank Lien on Vehicles," the Lien on vehicles in Motors' taxicab fleet and on certain medallions associated therewith existing on the date of this Indenture; and (xi) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (i), (iii) and (v) so long as (1) the amount of security is not increased thereby, (2) the aggregate amount of Indebtedness or other obligations secured by the Lien after such extension, renewal, refinancing or replacement does not exceed the aggregate amount of the Indebtedness or other obligations secured by the existing Lien prior to such extension, renewal, refinancing or replacement plus an amount equal to the lesser of (a) the stated premium required to be paid in connection with such an extension, renewal, refinancing or replacement pursuant to the terms of the Indebtedness or (b) the amount of any premium actually paid by the Issuers to accomplish such extension, renewal, refinancing or replacement and (3) the Indebtedness secured by such Lien (other than Permitted Indebtedness) is permitted under the provisions of

"-- Certain Covenants -- Limitation on Indebtedness."

    "Permitted Subsidiary Indebtedness" means Indebtedness of the Subsidiaries of the Company in the aggregate principal amount outstanding not to exceed $25 million at any given time under any agreement providing for subsidized financing from any federal or state governmental agency.

    "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.


    "Pledge, Security and Intercreditor Agreement" means the pledge, security and intercreditor agreement dated the date of the Senior Note Indenture among the Company, the Senior Note Trustee, NBD Bank, N.A., as agent under the New Credit Facility, and _____________________, as collateral agent, as amended, amended and restated, supplemented or otherwise modified from time to time as permitted thereby.



    "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.



    "Public Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act which results in cash proceeds being received by the Company.


    "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or its Subsidiaries, and any additions and accessions thereto, which are purchased by the Company or any Subsidiary at any time after the Notes are issued; PROVIDED, that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or any Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

    "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

    "Real Property" means any interest in any real property or any portion thereof, whether owned in fee or leased or otherwise owned.


    "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.


    "Security Agreement" means the security agreement dated the date of the Senior Note Indenture between the Company and the Senior Note Trustee as amended, amended and restated, supplemented or otherwise modified from time to time as permitted thereby.



    "Securities Act" means the Securities Act of 1933, as amended.



    "Senior Note Indenture" means the indenture,  dated as of                  ,
1994, among the Issuers and First Fidelity Bank, National Association, as trustee, as such agreement may be amended, renewed, extended, substituted, refinanced, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).



    "Senior Notes" means the    %  Senior Secured Notes due 2001 of the  Issuers
issued pursuant to the Senior Note Indenture.


    "Senior  Subordinated  Note  Indenture"  means the  indenture,  dated  as of
              , 1994, among the Company and Marine Midland Bank, as trustee, as such agreement may be amended, renewed, extended, substituted, refinanced, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

    "Senior  Subordinated Notes"  means the Company's      % Senior Subordinated
Notes due 2004 issued pursuant to the Senior Subordinated Note Indenture.


    "Shared Collateral" means, collectively, all of the property and assets subject to a Lien and security interest in favor of the Senior Note Trustee and the Lenders under the New Credit Facility on an equal and ratable basis pursuant to the Pledge, Security and Intercreditor Agreement.


    "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.


    "Subordinated Indebtedness" means Indebtedness of any of the Issuers subordinated in right of payment to the Senior Notes.


    "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

    "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit or money market deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $250,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency, or "A-1" or higher according to Standard & Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or any successor rating agency or "A-1" (or higher) according to S&P or any successor rating agency and (iv) any repurchase obligation with a term of not more than 90 days for direct obligations of the United States of America entered into with a bank meeting the qualifications described in clause (ii) above.

    "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


    "Trust Moneys" means all cash or Cash Equivalents received by the Senior Note Trustee or, in the case of Shared Collateral, the Collateral Agent: (a) in exchange for the release of property from the Lien of any of the Collateral Documents; (b) as compensation for or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority or otherwise disposed of; (c) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Senior Note Trustee or the Collateral Agent for any loss, liability or expense incurred by it); (d) pursuant to certain provisions of the Mortgages; or (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Senior Note Trustee or the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Collateral Documents or otherwise; or (f) for application under the Senior Note Indenture as provided in the Senior Note Indenture or any Collateral Document, or whose disposition is not otherwise specifically provided for in the Senior Note Indenture or in any Collateral Document.


    "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    "Wholly Owned Subsidiary" means a corporate Subsidiary all the outstanding Capital Stock (other than directors' qualifying shares) or a partnership Subsidiary all the equity interest of which are owned by the Company or another Wholly Owned Subsidiary.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


    The following discussion is a summary of the material federal income tax consequences expected to result to holders from the purchase, ownership and disposition of Senior Notes, Senior Subordinated Notes and Warrants. The summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the federal income tax consequences to holders of Senior Notes, Senior Subordinated Notes or Warrants. For purposes of this Section of the Prospectus, the "Company" shall mean International Controls without its subsidiaries.


    The following summary is for general information only. The tax treatment of a holder of Senior Notes, Senior Subordinated Notes or Warrants may vary depending on such holder's particular situation. This discussion does not address the federal income tax consequences of the ownership of Senior Notes, Senior Subordinated Notes or Warrants that are not held as capital assets within the meaning of Section 1221 of the Code, nor does it discuss the effect of any state, local or foreign tax law on the holder of Senior Notes, Senior Subordinated Notes or Warrants. Certain holders (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH PURCHASER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE

PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF SENIOR NOTES, SENIOR SUBORDINATED NOTES OR WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

STATED INTEREST ON SENIOR NOTES AND SENIOR SUBORDINATED NOTES

    Holders of Senior Notes and Senior Subordinated Notes will be required to include stated interest in gross income for federal income tax purposes in accordance with the holder's method of accounting for federal income tax purposes. Holders using the accrual method of tax accounting must include stated interest in income as it accrues and holders using the cash method of tax accounting must include stated interest in income as it is actually or constructively received by them.

ORIGINAL ISSUE DISCOUNT ON THE SENIOR SUBORDINATED NOTES

    The Senior Subordinated Notes will be issued with original issue discount, and each holder of Senior Subordinated Notes will be required to include in its gross income original issue discount income as described below.

    Original issue discount on each Senior Subordinated Note will equal the excess of the stated redemption price at maturity of the Senior Subordinated Note over its issue price. A holder of a Senior Subordinated Note issued with original issue discount must include original issue discount in income as ordinary interest income as the original issue discount accrues on the basis of a constant yield to maturity, regardless of whether the holder uses the cash or accrual method of tax accounting. Generally, original issue discount must be included in income in advance of the receipt of cash representing such income.

    In general, the "issue price" of a Senior Subordinated Note is determined by allocating the "issue price" of the Unit to the Senior Subordinated Note and Warrant comprising such Unit on the basis of the proportion which the fair market value of each such element of the Unit bears to the sum of the fair market value of both elements in the Unit. The "issue price" of a Unit is the initial offering price to the public (excluding underwriters, placement agents and wholesalers) at which a substantial amount of Units are first sold. The
Company has allocated $        and  $       to  be the issue  price of a  Senior
Subordinated Note and a Warrant, respectively, and this allocation is binding on each holder of a Unit, other than a holder that explicitly discloses that its allocation of the "issue price" of the Unit is different from the Company's allocation. Such disclosure generally must be made on a statement attached to such holder's timely filed federal income tax return for its taxable year that includes the acquisition date of the Unit. However, the Company's allocation is not binding on the IRS.

    The stated redemption price at maturity of a Senior Subordinated Note will equal the sum of all payments other than any "qualified stated interest" payments. Qualified stated interest is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate.

    The holder of a Senior Subordinated Note issued with original issue discount must include in gross income, for all days during its taxable year on which it holds such Senior Subordinated Note, the sum of the "daily portions" of original issue discount. The amount of original issue discount includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. The accrual periods for a Senior Subordinated Note may be of any length and may vary in length over the Senior Subordinated Note's term, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount that will accrue during an accrual period is the excess, if any, of (i) the product of the "adjusted issue price" of the Senior Subordinated Note at the beginning of the accrual period and its original yield to maturity (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the particular accrual period) over (ii) the amount of any qualified stated interest allocable to the accrual period. There are special rules for determining the original issue discount allocable to an accrual period where an interval between payments of qualified stated interest contains more than one accrual period. The adjusted issue price of a

Senior Subordinated Note at the beginning of any accrual period is the sum of its issue price, plus prior accruals of original issue discount, reduced by the total payments made with respect to such Senior Subordinated Note in all prior periods, other than qualified stated interest payments.

    The Company will make annual reports to the IRS and holders of the Senior Subordinated Notes regarding the amount of original issue discount accrued on the Senior Subordinated Notes during the year on the basis of accrual periods.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL INTEREST DISCOUNT

    In general, a holder may elect to treat all interest on any Senior Note or Senior Subordinated Note as original issue discount and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes, among other items, stated interest, original issue discount, market discount, and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium. The election is to be made for the taxable year in which the holder acquired the Senior Note or Senior Subordinated Note and may not be revoked without the consent of the IRS. As discussed below, this election may affect the tax treatment of other debt instruments held by a holder. Therefore, holders should consult with their own tax advisors about this election.

ACQUISITION PREMIUM

    If a holder purchases a Senior Subordinated Note at an "acquisition premium," the holder reduces the amount of original issue discount includible in income in each taxable year by the portion of acquisition premium allocable to that year. A Senior Subordinated Note is purchased at an acquisition premium if immediately after the purchase, the purchaser's adjusted basis in the Senior Subordinated Note is greater than the Senior Subordinated Note's adjusted issue price but not greater than the sum of all amounts payable on the Senior Subordinated Note after the purchase date, other than payments of qualified stated interest. In general, the reduction in original issue discount includible in income in a taxable year is determined by multiplying the daily portion of original issue discount by a fraction the numerator of which is the excess of the adjusted basis of the Senior Subordinated Note immediately after the acquisition over the adjusted issue price of the Senior Subordinated Note and the denominator of which is the excess of the sum of all amounts payable on the Senior Subordinated Note after the purchase date, other than payments of qualified stated interest, over its adjusted issue price. Rather than using the above fraction, the holder, may, as discussed above, elect to treat all interest, including for this purpose, acquisition premium, as original issue discount.

MARKET DISCOUNT

    If a Senior Note or a Senior Subordinated Note is acquired at a "market discount," some or all of any gain realized on a sale or other disposition, partial principal payment or payment at maturity, of the Senior Note or the Senior Subordinated Note may be treated as ordinary income (generally, as interest income), as described below. For this purpose, "market discount" is the excess of (i) the stated redemption price at maturity of a Senior Note or the adjusted issue price of a Senior Subordinated Note over (ii) the holder's tax basis in the Senior Note or Senior Subordinated Note subject to a statutory DE MINIMIS exception. Under the statutory DE MINIMIS exception, market discount will be considered to be zero if it is less than 1/4 of 1% of the stated redemption price at maturity of the Senior Note or the Senior Subordinated Note, as the case may be, multiplied by the number of complete years to maturity of the Note from the date the holder purchased it. Unless a holder has elected to include the market discount in income as it accrues, any gain realized on any subsequent disposition of the Senior Note or the Senior Subordinated Note (other than in connection with certain nonrecognition transactions) or any partial principal payment or payment at maturity with respect to the Senior Note or the Senior Subordinated Note will be treated as ordinary income to the extent of the market discount that is treated as having accrued during the period the Senior Note or the Senior Subordinated Note was held. In addition, if the Senior Note or the Senior Subordinated Note is disposed of in any transaction other than a sale, exchange, or involuntary conversion (E.G., a gift), ordinary income will be recognized to the extent of accrued market discount as if such Senior Note or Senior Subordinated Note had been sold at its then fair market value.

    The amount of market discount treated as having accrued will be determined either (i) on a ratable basis by multiplying the market discount times a fraction, the numerator of which is the number of days the Senior Note or the Senior Subordinated Note was held by the holder and the denominator of which is the total number of days after the date such holder acquired the Senior Note or the Senior Subordinated Note up to and including the date of its maturity, or
(ii) if the holder so elects, on a constant interest rate method. A holder may make this election with respect to any Senior Note or Senior Subordinated Note and such election is irrevocable.

    A holder of a Senior Note or a Senior Subordinated Note may elect to include market discount in income currently, through the use of either the ratable inclusion method or the elective constant interest rate method. If such an election is made, a holder will not be required to recharacterize gain on the disposition of, and certain payments in respect of, the Senior Note or the Senior Subordinated Note to the extent of accrued market discount. Once made, the election to include market discount in income currently applies to all Senior Notes, Senior Subordinated Notes and other obligations of the holder that are purchased at a market discount during the first taxable year for which the election is made, and during all subsequent taxable years of the holder, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the holder's basis for the Senior Note or the Senior Subordinated Note will be increased by the market discount thereon as it is included in income.

    If a holder makes the election (discussed above) to treat as original issue discount all interest on a debt instrument that has market discount, the holder is deemed to have made the election to accrue currently market discount using a constant interest rate method on all other debt instruments with market discount. In addition, if the holder has previously made the election to accrue market discount currently, the conformity requirements of that election are satisfied for debt instruments with respect to which the holder elects to treat all interest as original issue discount.

    Unless a holder who acquires a Senior Note or a Senior Subordinated Note at a market discount elects to include market discount in income currently, such holder may be required to defer all or a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the Senior Note or the Senior Subordinated Note.

AMORTIZABLE BOND PREMIUM

    If a holder purchases a Senior Note or a Senior Subordinated Note and, immediately after the purchase, the adjusted basis of the Senior Note or the Senior Subordinated Note exceeds the sum of all amounts payable on the Senior Note or the Senior Subordinated Note after the purchase date, other than qualified stated interest, the Senior Note or the Senior Subordinated Note has "premium." A holder that purchases a Senior Subordinated Note at a premium is not required to include original issue discount in income. A holder may elect to amortize the premium over the remaining term of the Senior Note or the Senior Subordinated Note (or, in certain circumstances, until an earlier call date).

    In the case of a debt instrument that may be called at a premium prior to maturity, an earlier call date of the debt instrument is treated as the maturity date of the debt instrument and the amount of bond premium is determined by treating the amount payable on such call date as the amount payable at maturity if such a calculation produces a smaller amortizable bond premium than the method described in the preceding paragraph. If the debt instrument is not redeemed on such call date, the remaining bond premium may be amortized to a later call date or to maturity under the rules set forth above. If a debt instrument purchased at a premium is redeemed prior to its maturity, a purchaser who has elected to amortize bond premium may deduct any remaining unamortized bond premium as an ordinary loss in the taxable year of the redemption.

    If premium is amortized, except as provided in Treasury Regulations, the amount of interest that must be included in the holder's income for each period ending on an interest payment date or stated maturity, as the case may be, will be reduced by the portion of premium allocable to the interest payment based on the yield to maturity of the Senior Note or the Senior Subordinated Note under a constant interest rate method. If such an election to amortize premium is not made, a holder must include the full amount of each interest payment in income in accordance with the holder's regular method of tax accounting and will include the premium in its tax basis for the Senior Note or Senior Subordinated Note for purposes of computing its gain or loss on the sale or other disposition or payment of the principal amount of the Senior Note or the Senior Subordinated Note.

    An election to amortize premium would apply to amortizable premium on all Senior Notes, Senior Subordinated Notes and other bonds the interest on which is includible in the holder's gross income held at the beginning of the holder's first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest, including for this purpose amortizable premium, as original issue discount is deemed to be an election to amortize premium under Section 171(c) of the Code for purposes of the conformity requirements of that section. In addition, if the holder has already made an election to amortize premium, the conformity requirements will be deemed satisfied with respect to any Senior Notes or Senior Subordinated Notes for which the holder makes an election to treat all interest as original issue discount.

DISPOSITION OF THE SENIOR NOTES AND SENIOR SUBORDINATED NOTES

    In general, upon a disposition of a Senior Note or a Senior Subordinated Note by sale, exchange, redemption or other taxable disposition, a holder will recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts received attributable to accrued interest) and (ii) the holder's tax basis in the Senior Note or the Senior
Subordinated Note. A holder's tax basis in a Senior Note or a Senior Subordinated Note generally will equal the cost to the holder of the Senior Note or the Senior Subordinated Note (net of accrued interest), which, in the case of an initial holder of a Senior Subordinated Note, is the portion of the issue price of a Unit allocated to the Senior Subordinated Note, increased by amounts includible in income as original issue discount or market discount (if the holder elects to include market discount in income on a current basis) and reduced by any amortized premium and any payments other than payments of qualified stated interest made on the Senior Note or the Senior Subordinated Note.

    Assuming that the Senior Note or the Senior Subordinated Note is held as a capital asset, such gain or loss (except to the extent that the market discount rules otherwise provide) will generally constitute capital gain or loss, and will be long-term capital gain or loss if the holder has held the Senior Note or the Senior Subordinated Note for longer than one year at the time of the disposition.

EXERCISE, OWNERSHIP, DISPOSITION AND EXPIRATION OF WARRANTS

    No gain or loss will be recognized by a holder of a Warrant on the purchase of the Company's Common Stock for cash on the exercise of the Warrant (except with respect to any cash paid in lieu of the issuance of fractional shares of Common Stock). A holder's tax basis in the Warrant prior to exercise will be added to the Exercise Price of the Warrant and will constitute the holder's tax basis in the Company's Common Stock received on the exercise of the Warrant. The holding period of the Company's Common Stock so received will not include the time during which the holder held the Warrant.


    Adjustments to the Exercise Rate of the Warrants, or a failure to make such adjustments, pursuant to the terms of the Warrants may result in taxable distributions to holders of Warrants or to holders of the Company's Common
Stock, respectively, under Section 305 of the Code to the extent of the Company's current or accumulated earnings and profits, regardless of whether there is a distribution of cash or property.


    Assuming that the Common Stock would be held as a capital asset by a holder, the redemption of a Warrant by the Company, the sale or other taxable disposition of a Warrant by such holder other than to the Company and the expiration of an unexercised Warrant, generally will be treated as a sale or exchange of a capital asset and any gain or loss recognized will generally be capital gain or loss and will be long-term capital gain or loss if the holder has held the Warrant for longer than one year at the time of the redemption, disposition or expiration. In the case of a redemption, sale or other taxable disposition of a Warrant, the amount of the gain or loss recognized will be equal to the difference between the amount realized on the redemption, sale or other taxable disposition and the holder's tax basis in the Warrant. In the case of the expiration of an unexercised Warrant, the holder will recognize loss equal to the holder's tax basis in the Warrant. As discussed above, an initial holder's tax basis in a Warrant will be equal to the portion of the issue price of the Unit allocated to the Warrant.

BACKUP WITHHOLDING


    A holder of Senior Notes, Senior Subordinated Notes or Warrants may be subject to backup withholding at the rate of 31% with respect to interest paid on, original issue discount accrued on and gross proceeds of a sale or redemption of Senior Notes, Senior Subordinated Notes or Warrants, unless (i) the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) the holder provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of a Senior Note, a Senior Subordinated Note or a Warrant who does not provide the Issuers with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS.


    THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PURCHASER OF SENIOR NOTES, SENIOR SUBORDINATED NOTES OR WARRANTS SHOULD CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SENIOR NOTES, SENIOR SUBORDINATED NOTES OR WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                                  UNDERWRITING

    Subject to certain terms and conditions of the Underwriting Agreement, Alex. Brown & Sons Incorporated and SPP Hambro & Co. (the "Underwriters") have agreed to purchase from the Company the following respective principal amounts of Senior Notes and Units:

                                                                         PRINCIPAL AMOUNT    NUMBER OF
UNDERWRITERS                                                              OF SENIOR NOTES      UNITS
- -----------------------------------------------------------------------  -----------------  -----------

Alex. Brown & Sons Incorporated........................................   $
SPP Hambro & Co........................................................
                                                                         -----------------  -----------
    Total..............................................................   $   200,000,000      100,000
                                                                         -----------------  -----------
                                                                         -----------------  -----------

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent.

    The Underwriting Agreement also provides that the Company will indemnify the Underwriters against certain liabilities and expenses, including liabilities under the Securities Act, or will contribute to payments that the Underwriters may be required to make in respect thereof. The nature of the Underwriters' obligations is such that they are committed to purchase all of the Senior Notes and Units if any Senior Notes and Units are purchased.

    The Underwriters propose to offer the Senior Notes and Units directly to the public initially at the public offering prices set forth on the cover page of this Prospectus. After the initial public offering of the Senior Notes and Units, the offering prices and other selling terms may be changed by the Underwriters.

    There is no existing trading market for the Securities and there can be no assurance as to the liquidity of any market that may develop for the Securities. The Underwriters have advised the Company that they currently intend to make a market in the Senior Notes and the Units until the Separation Date and in the Notes and Warrants thereafter. However, the Underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice.

    The Company has agreed not to issue, sell or offer any debt securities or shares of Common Stock or securities convertible into Common Stock without the prior consent of the Underwriters for a period of 90 days after the date of this Prospectus.

    NBD  Bank, N.A. will receive a fee of $   from the Company for acting as the
Company's financial advisor in connection with the Offering.

                                 LEGAL MATTERS


    The validity of the Securities will be passed upon for the Company by Hutton Ingram Yuzek Gainen Carroll & Bertolotti, New York, New York. Certain legal matters will be passed upon for the Underwriters by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York. As to certain matters concerning the laws of the States of Florida, New Jersey, Georgia, Tennessee, West Virginia, Nebraska and Delaware, Hutton Ingram Yuzek Gainen Carroll & Bertolotti and Fried, Frank, Harris, Shriver & Jacobson will rely upon the opinions of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., Miami, Florida; McCarter & English, Newark, New Jersey; Hunter, Maclean, Exley & Dunn, P.C., Savannah, Georgia; Tuke, Yopp & Sweeney, Nashville, Tennessee; Bowles Rice McDavid Graff & Love, Charleston, West Virginia; Rembolt Ludtke Parker & Berger, Lincoln, Nebraska; and Morris Nichols Arsht & Tunnell, Wilmington, Delaware, respectively.


                                    EXPERTS


    The respective consolidated financial statements of International Controls Corp., Great Dane Trailers, Inc. and Checker Motors Corporation (Issuer Group) as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


    The following consolidated financial statements are submitted herewith:



                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES


                                                                                                               PAGE
                                                                                                             ---------
Index To Financial Statements Covered By Report Of Independent Auditors
  Report of Independent Auditors...........................................................................        F-3
  Consolidated Balance Sheets as of December 31, 1992 and 1993.............................................        F-4
  Consolidated Statements of Shareholders' Deficit for the Years Ended December 31, 1991, 1992 and 1993....        F-5
  Consolidated Statements of Operations for the Years Ended December 31, 1991, 1992
    and 1993...............................................................................................        F-6
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1991, 1992
    and 1993...............................................................................................        F-7
  Notes to Consolidated Financial Statements -- December 31, 1993..........................................        F-8
Index to Financial Statements (Unaudited):
  Consolidated Balance Sheets at March 31, 1994, and December 31, 1993.....................................       F-26
  Consolidated Statements of Operations for the Three Months Ended March 31, 1993, and March 31, 1994......       F-27
  Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1993, and March 31, 1994......       F-28
  Notes to Consolidated Financial Statements -- March 31, 1994.............................................       F-29


           CHECKER MOTORS CORPORATION AND SUBSIDIARIES--ISSUER GROUP


                                                                                                               PAGE
                                                                                                             ---------
Index To Financial Statements Covered By Report Of Independent Auditors
  Report of Independent Auditors...........................................................................       F-33
  Consolidated Balance Sheets as of December 31, 1992 and 1993.............................................       F-34
  Consolidated Statements of Shareholders' Deficit for the Years Ended December 31, 1991, 1992 and 1993....       F-35
  Consolidated Statements of Operations for the Years Ended December 31, 1991, 1992
    and 1993...............................................................................................       F-36
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1991, 1992
    and 1993...............................................................................................       F-37
  Notes to Consolidated Financial Statements -- December 31, 1993..........................................       F-38
Index to Financial Statements (Unaudited):
  Consolidated Balance Sheets at December 31, 1993 and March 31, 1994, and.................................       F-55
  Consolidated Statements of Operations for the Three Months Ended March 31, 1993, and March 31, 1994......       F-56
  Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1993, and March 31, 1994......       F-57
  Notes to Consolidated Financial Statements -- March 31, 1994.............................................       F-58

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES


                                                                                                               PAGE
                                                                                                             ---------
Index To Financial Statements Covered By Report Of Independent Auditors
  Report of Independent Auditors...........................................................................       F-63
  Consolidated Balance Sheets as of December 31, 1992 and 1993.............................................       F-64
  Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1991, 1992 and 1993.....       F-65
  Consolidated Statements of Operations for the Years Ended December 31, 1991, 1992
    and 1993...............................................................................................       F-66
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1991, 1992
    and 1993...............................................................................................       F-67
  Notes to Consolidated Financial Statements -- December 31, 1993..........................................       F-68
Index to Financial Statements (Unaudited):
  Consolidated Balance Sheets at December 31, 1993 and March 31, 1994......................................       F-78
  Consolidated Statements of Operations for the Three Months Ended March 31, 1993, and March 31, 1994......       F-79
  Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1993, and March 31, 1994......       F-80
  Notes to Consolidated Financial Statements -- March 31, 1994.............................................       F-81

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
International Controls Corp.

    We have audited the accompanying consolidated balance sheets of International Controls Corp. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of International Controls Corp. and subsidiaries at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

    As discussed in Notes I and K to the consolidated financial statements, the Company changed its methods of accounting for postretirement benefits other than pensions and income taxes in the year ended December 31, 1993.

                                          /s/ ERNST & YOUNG

Kalamazoo, Michigan
March 1, 1994

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                                  DECEMBER 31,
                                                                              --------------------
                                                                                1992       1993
                                                                              ---------  ---------
Cash and cash equivalents...................................................  $  42,199  $  40,078
Accounts receivable, less allowance for doubtful accounts of $623 (1992)
 and $748 (1993) (Note G)...................................................     64,115     75,701
Current portion of finance lease receivables................................      2,352        764
Inventories (Notes D and G).................................................     71,861     94,112
Other current assets........................................................      8,897     11,059
                                                                              ---------  ---------
    TOTAL CURRENT ASSETS....................................................    189,424    221,714
Property, plant and equipment, net (Notes E, G and H).......................    119,492    122,355
Insurance Subsidiary's investments (Note F).................................     84,616     90,838
Noncurrent finance lease receivables (Notes C and H)........................      2,863        575
Insurance Subsidiary's reinsurance receivable...............................     17,366     11,378
Cost in excess of net assets acquired, net of accumulated amortization
 of $5,002 (1992) and $6,252 (1993).........................................     44,993     43,743
Trademark, net of accumulated amortization of $1,400 (1992) and $1,750
 (1993).....................................................................     12,046     11,696
Other assets................................................................     22,963     15,037
                                                                              ---------  ---------
    TOTAL ASSETS............................................................  $ 493,763  $ 517,336
                                                                              ---------  ---------
                                                                              ---------  ---------

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable............................................................  $  56,684  $  77,876
Notes payable (Note G)......................................................      5,000      5,000
Income taxes payable (Note K)...............................................      6,739      7,726
Accrued compensation........................................................     13,729     15,838
Accrued interest............................................................     11,596     11,746
Other accrued liabilities...................................................     28,833     38,071
Current portion of long-term debt...........................................     15,752     14,321
                                                                              ---------  ---------
    TOTAL CURRENT LIABILITIES...............................................    138,333    170,578
Long-term debt, excluding current portion (Note G):
  Shareholders..............................................................     30,000     30,000
  Other.....................................................................    259,616    246,952
                                                                              ---------  ---------
                                                                                289,616    276,952
Insurance Subsidiary's unpaid losses and loss adjustment expenses...........     75,780     71,179
Unearned insurance premiums.................................................     10,463      9,547
Deferred income taxes.......................................................     11,187      9,803
Postretirement benefits other than pensions (Note I)........................     --         49,609
Other noncurrent liabilities................................................     33,654     39,053
Minority interest (Notes H and J)...........................................     41,026     40,132
                                                                              ---------  ---------
    TOTAL LIABILITIES.......................................................    600,059    666,853
Shareholders' deficit (Notes A, F and G):
  Common stock, par value $0.01:
    Authorized 15,000,000 shares
    Outstanding 9,036,700 shares............................................         90         90
  Additional paid-in capital................................................     14,910     14,910
  Retained earnings (deficit)...............................................      7,045    (36,217)
  Unrealized appreciation on Insurance Subsidiary's investments in equity
   securities...............................................................         32         73
  Notes receivable from shareholders........................................       (625)      (625)
  Amount paid in excess of Checker's net assets.............................   (127,748)  (127,748)
                                                                              ---------  ---------
    TOTAL SHAREHOLDERS' DEFICIT.............................................   (106,296)  (149,517)
Commitments and contingencies (Note H)......................................
                                                                              ---------  ---------
    TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT.............................  $ 493,763  $ 517,336
                                                                              ---------  ---------
                                                                              ---------  ---------

                See notes to consolidated financial statements.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                             (DOLLARS IN THOUSANDS)

                                                                                 UNREALIZED
                                                                                APPRECIATION                       AMOUNT PAID
                                                                               (DEPRECIATION)         NOTES        IN EXCESS OF
                                                      ADDITIONAL               ON INVESTMENTS      RECEIVABLE       CHECKER'S
                                          COMMON        PAID-IN     RETAINED      IN EQUITY           FROM          NET ASSETS
                                           STOCK        CAPITAL     EARNINGS     SECURITIES       SHAREHOLDERS       (NOTE A)
                                       -------------  -----------  ----------  ---------------  -----------------  ------------
BALANCES AT JANUARY 1, 1991..........    $      90     $  14,910   $   10,418     $  (1,790)        $    (625)     $   (127,748)
Unrealized appreciation on investment
 in equity securities................       --            --           --             2,189            --               --
Net income...........................       --            --            4,182        --                --               --
                                               ---    -----------  ----------       -------            ------      ------------
BALANCES AT DECEMBER 31, 1991........           90        14,910       14,600           399              (625)         (127,748)
Unrealized depreciation on investment
 in equity securities................       --            --           --              (367)           --               --
Net loss.............................       --            --           (7,555)       --                --               --
                                               ---    -----------  ----------       -------            ------      ------------
BALANCES AT DECEMBER 31, 1992........           90        14,910        7,045            32              (625)         (127,748)
Unrealized appreciation on investment
 in equity securities................       --            --           --                41            --               --
Net loss.............................       --            --          (43,262)       --                --               --
                                               ---    -----------  ----------       -------            ------      ------------
BALANCES AT DECEMBER 31, 1993........    $      90     $  14,910   $  (36,217)    $      73         $    (625)     $   (127,748)
                                               ---    -----------  ----------       -------            ------      ------------
                                               ---    -----------  ----------       -------            ------      ------------

                See notes to consolidated financial statements.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                  YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1991          1992          1993
                                                                          ------------  ------------  ------------
REVENUES:
  Trailer manufacturing and distribution................................  $    400,196  $    536,336  $    711,862
  Automotive products manufacturing.....................................        84,401       112,631       127,925
  Vehicular operations including rental income of $39,946 (1991);
   $37,382 (1992); and $38,360 (1993)...................................        43,527        40,580        42,103
  Insurance premiums earned.............................................        27,142        27,186        27,436
                                                                          ------------  ------------  ------------
                                                                               555,266       716,733       909,326
COST OF REVENUES:
  Cost of sales.........................................................      (428,949)     (561,546)     (728,471)
  Cost of vehicular operations..........................................       (30,801)      (30,120)      (30,916)
  Cost of insurance operations..........................................       (20,793)      (19,204)      (19,418)
                                                                          ------------  ------------  ------------
                                                                              (480,543)     (610,870)     (778,805)
                                                                          ------------  ------------  ------------
GROSS PROFIT............................................................        74,723       105,863       130,521
Operating expenses:
  Selling, general and administrative expense...........................       (72,032)      (76,877)      (83,176)
Interest expense........................................................       (47,425)      (42,726)      (41,614)
Interest income.........................................................        11,634         8,895         7,396
Other income (expense), net.............................................        (1,078)       (2,023)        3,494
Special charge -- Note H................................................       --            --             (7,500)
                                                                          ------------  ------------  ------------
INCOME (LOSS) BEFORE MINORITY EQUITY, INCOME TAXES, EXTRAORDINARY ITEMS
 AND ACCOUNTING CHANGES.................................................       (34,178)       (6,868)        9,121
Minority equity (Note J)................................................         1,931       --            --
                                                                          ------------  ------------  ------------
INCOME (LOSS) BEFORE INCOME TAXES, EXTRAORDINARY ITEMS AND ACCOUNTING
 CHANGES................................................................       (32,247)       (6,868)        9,121
Income tax benefit (expense) (Note K)...................................         5,241          (687)       (5,757)
                                                                          ------------  ------------  ------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS AND ACCOUNTING CHANGES.........       (27,006)       (7,555)        3,364
Extraordinary items (Note L)............................................        31,188       --            --
                                                                          ------------  ------------  ------------
INCOME (LOSS) BEFORE ACCOUNTING CHANGES.................................         4,182        (7,555)        3,364
Accounting changes (Notes I and K)......................................       --            --            (46,626)
                                                                          ------------  ------------  ------------
Net income (loss).......................................................  $      4,182  $     (7,555) $    (43,262)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Weighted average number of shares used in per share computations........         9,037         9,037         9,037
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
INCOME (LOSS) PER SHARE:
  Loss before extraordinary items and accounting changes................  $      (2.99) $      (0.84) $       0.37
  Extraordinary items (Note L)..........................................          3.45       --            --
  Accounting changes (Notes I and K)....................................       --            --              (5.16)
                                                                          ------------  ------------  ------------
    NET INCOME (LOSS) PER SHARE.........................................  $       0.46  $      (0.84) $      (4.79)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                See notes to consolidated financial statements.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                   YEAR ENDED DECEMBER 31,
                                                                              ----------------------------------
                                                                                 1991        1992        1993
                                                                              ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................................  $    4,182  $   (7,555) $  (43,262)
  Adjustment to reconcile net income (loss) to net cash provided by operating activities:
    Accounting changes......................................................      --          --          46,626
    Extraordinary items.....................................................     (31,188)     --          --
    Depreciation and amortization...........................................      20,931      21,054      23,295
    Deferred income tax expense (benefit)...................................       3,288      (4,311)     (8,512)
    Amortization of cost in excess of net assets acquired...................       1,250       1,250       1,250
    Amortization of debt discount...........................................       1,045       1,181       1,372
    Net loss on sale of property, plant and equipment.......................         275         217         207
    Investment losses (gains)...............................................       1,646        (690)     (1,079)
    Decrease in minority equity.............................................      (1,992)     --          --
    Other noncash charges...................................................       3,980       6,386       7,562
    Changes in operating assets and liabilities:
      Accounts receivable...................................................       7,647     (12,788)    (11,970)
      Finance lease receivables.............................................       7,213       5,131       4,408
      Inventories...........................................................        (784)     (7,820)    (22,251)
      Insurance Subsidiary's reinsurance receivable.........................      11,731      (5,634)      5,988
      Unbilled tooling charges..............................................      35,181      --          --
      Other assets..........................................................         536      --          (5,309)
      Accounts payable......................................................      (1,129)      8,281      21,193
      Income taxes..........................................................     (17,398)      4,489         824
      Unpaid losses and loss adjustment expenses............................       2,204       5,046      (4,601)
      Unearned insurance premiums...........................................        (347)      4,673        (917)
      Postretirement benefits other than pension............................      --          --           4,497
      Other liabilities.....................................................     (10,460)      6,288      11,359
                                                                              ----------  ----------  ----------
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES..............................      37,811      25,198      30,680
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment................................     (16,457)    (17,549)    (20,006)
  Proceeds from disposal of property, plant and equipment and other
   productive assets........................................................       2,685       2,783       2,599
  Purchase of investments...................................................     (19,228)    (32,190)    (64,052)
  Proceeds from sale of investments.........................................      18,732      31,617      65,019
                                                                              ----------  ----------  ----------
NET CASH FLOW USED IN INVESTING ACTIVITIES..................................     (14,268)    (15,339)    (16,440)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings..................................................      20,530      32,090       2,500
  Repayments of borrowings..................................................     (43,610)    (39,772)    (17,967)
  Return of limited partner's capital.......................................        (821)     (1,035)       (894)
                                                                              ----------  ----------  ----------
NET CASH FLOW USED IN FINANCING ACTIVITIES..................................     (23,901)     (8,717)    (16,361)
                                                                              ----------  ----------  ----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............................        (358)      1,142      (2,121)
Beginning cash and cash equivalents.........................................      41,415      41,057      42,199
                                                                              ----------  ----------  ----------
ENDING CASH AND CASH EQUIVALENTS............................................  $   41,057  $   42,199  $   40,078
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------

                See notes to consolidated financial statements.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993

NOTE A -- ORGANIZATION
    The Company has two operating subsidiaries, Great Dane Trailers, Inc. ("Great Dane") and Checker Motors Corporation ("Checker"). During 1989, the Company purchased all of the common stock of Checker, the general partner of Checker Motors Co., L.P. (the "Partnership"), a Delaware limited partnership (the "Checker acquisition").

    Immediately after the Checker acquisition, substantially all of Checker's former shareholders purchased, through Checker Holding Corp. ("Holding"), all of the outstanding common stock of the Company (the "Holding buyout"). Holding was created solely for the purpose of acquiring the stock of the Company and was subsequently merged into the Company. The Holding buyout has been accounted for as if Checker acquired the Company (a "reverse acquisition"), since there was no significant change in control of Checker.

    Under generally accepted accounting principles for reverse acquisitions, the net assets of Checker acquired in the Checker acquisition cannot be revalued to estimated fair value. Accordingly, the $127.7 million excess of the amount paid over the historical book value of Checker's net assets has been accounted for as a separate component reducing shareholders' equity and is not subject to amortization. The fair value of Checker's net assets, as estimated by management, is significantly greater than historical book value, but no appraisal of fair value is available.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of International Controls Corp. and its subsidiaries, including a wholly-owned trailer leasing company, other greater than 50% owned companies, the Partnership and the Partnership's wholly-owned subsidiaries, including American Country Insurance Company ("Insurance Subsidiary"). All significant intercompany accounts and transactions have been eliminated.

    CASH  EQUIVALENTS:   The  Company considers  all highly  liquid investments,
other than Insurance Subsidiary investments, with a maturity of three months or less when purchased to be cash equivalents.

    INVENTORIES:   Inventories are  stated at the  lower of cost  or market. The cost of inventories is determined principally on the last-in, first-out ("LIFO") method.

    PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Depreciation is provided based on the assets' estimated useful lives, principally by the straight-line method.

    Estimated depreciable lives are as follows:

Buildings......................................................  10-40 years
Transportation equipment.......................................   2-6 years
Machinery, equipment, furniture and fixtures...................  3-12 years

    INTANGIBLE ASSETS:   Intangible assets,  principally cost in  excess of  net
assets acquired, noncompete agreements and a trademark, are being amortized on the straight-line basis over periods of 4 to 40 years.

    MINORITY INTEREST: Minority interest represents the limited partner's allocable share of the Partnership's net assets (see Notes H and J) and the limited partner's allocable share of net assets of South Charleston Stamping & Manufacturing Company ("SCSM").

    REVENUE RECOGNITION: Revenues from sales of trailers that are manufactured in response to customers' orders are recorded when such products are completed and invoiced. Finance income is recognized as other income over the term of the finance leases by applying the simple interest method to scheduled monthly collections. Rental income from vehicle leases is recognized as earned. Vehicles are generally

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) leased on a daily or weekly basis to unaffiliated operators. Insurance Subsidiary premiums are recognized as income ratably over the period covered by the policies. Unearned premium reserves are calculated on the monthly pro-rata basis. Realized gains and losses on investments are determined on a specific identification basis and are included in the determination of net income.

    DEBT  ISSUE EXPENSE:   Expenses incurred in connection  with the issuance of
debt are capitalized and amortized as interest expense over the life of the debt.

    LOSSES AND LOSS ADJUSTMENT EXPENSES: The Insurance Subsidiary's liability for unpaid losses and loss adjustment expenses represents an estimate of the ultimate net costs of all losses which are unpaid at the balance sheet dates, and is determined using case-basis evaluations and statistical analysis. These estimates are continually reviewed and any adjustments which become necessary are included in current operations. Since the liability is based on estimates, the ultimate settlement of losses and the related loss adjustment expenses may vary from the amounts included in the consolidated financial statements.

    INSURANCE SUBSIDIARY REINSURANCE: During 1993, the Company adopted the provisions of SFAS No. 113, "Accounting and Reporting for Reinsurance of Short Duration and Long Duration Contracts" ("SFAS No. 113"). Because of the type of insurance contracts the Company's Insurance Subsidiary provides, the adoption of this statement had no impact on earnings; however, it requires the disaggregation of various balance sheet accounts. For financial reporting purposes, the 1992 balance sheet and the 1991 and 1992 statements of cash flows have been restated as if this statement were adopted as of the beginning of the earliest period presented.

    RECLASSIFICATION:   Certain 1991 and 1992  amounts have been reclassified to
conform to the 1993 presentation.

NOTE C -- TRAILER LEASING OPERATIONS
    Great Dane, through a wholly-owned leasing subsidiary, leases trailers under operating and sales-type leases ("finance lease receivables"). The following is a summary of the components of the subsidiary's net investment in finance lease receivables (dollars in thousands):

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1992       1993
                                                                                ---------  ---------
Minimum lease payments receivable.............................................  $   6,563  $   1,678
Less: Unearned income.........................................................       (669)      (180)
    Allowance for doubtful accounts...........................................       (679)      (159)
                                                                                ---------  ---------
                                                                                    5,215      1,339
Less amounts reflected as current.............................................     (2,352)      (764)
                                                                                ---------  ---------
Noncurrent portion............................................................  $   2,863  $     575
                                                                                ---------  ---------
                                                                                ---------  ---------

    Minimum lease payments are receivable as follows: $1.0 million in 1994, $0.3 million in 1995 and $0.4 million in 1996.

    Trailers subject to operating leases are included in transportation equipment in the accompanying consolidated balance sheets. The cost and accumulated depreciation of such trailers were $1.5 million and $0.6 million, respectively, at December 31, 1992, and $0.5 million and $0.2 million, respectively, at December 31, 1993.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE D -- INVENTORIES
    Inventories are summarized below (dollars in thousands):

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1992       1993
                                                                                ---------  ---------
Raw materials.................................................................  $  44,005  $  53,105
Work-in-process...............................................................      8,803     10,956
Finished goods................................................................     19,053     30,051
                                                                                ---------  ---------
                                                                                $  71,861  $  94,112
                                                                                ---------  ---------
                                                                                ---------  ---------

    Inventories would not differ materially if the first-in, first-out costing method were used for inventories costed by the LIFO method.

NOTE E -- PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment are summarized below (dollars in thousands):

                                                                                   DECEMBER 31,
                                                                             ------------------------
                                                                                1992         1993
                                                                             -----------  -----------
Land and buildings.........................................................  $    46,131  $    54,167
Transportation equipment...................................................       37,392       32,830
Machinery, equipment, furniture and fixtures...............................      106,261      125,067
                                                                             -----------  -----------
                                                                                 189,784      212,064
Less accumulated depreciation and amortization.............................      (70,292)     (89,709)
                                                                             -----------  -----------
                                                                             $   119,492  $   122,355
                                                                             -----------  -----------
                                                                             -----------  -----------

NOTE F -- INVESTMENTS
    Insurance Subsidiary investments, which are generally reserved for Insurance Subsidiary operations, are as follows (dollars in thousands):

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1992       1993
                                                                                ---------  ---------
Fixed maturities (bonds and notes) -- at cost, adjusted for amortization of premium or discount and other than temporary declines in market value........  $  75,950  $  77,229
Equity securities (common and non-redeemable preferred stocks) -- at current
 market value (cost $8,634 in 1992 and $13,536 in 1993 )......................      8,666     13,609
                                                                                ---------  ---------
                                                                                $  84,616  $  90,838
                                                                                ---------  ---------
                                                                                ---------  ---------

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE F -- INVESTMENTS (CONTINUED)
    The amortized cost, gross unrealized gains and losses and estimated market values of fixed-maturity investments held by the Insurance Subsidiary as of December 31, 1993, are as follows (dollars in thousands):

                                                             GROSS    GROSS  ESTIMATED
                                                   AMORTIZED UNREALIZED UNREALIZED MARKET
                                                    COST     GAINS    LOSSES  VALUE
                                                   -------   ------   ----   -------
U.S. Treasury securities and obligations of U.S.
 Government corporations and agencies...........   $7,276    $ 283    $--    $7,559
Obligations of states and political
 subdivisions...................................   21,984      561    --     22,545
Mortgage-backed securities......................    2,873      156    --      3,029
Corporate and other debt securities.............   45,096    3,119    103    48,112
                                                   -------   ------   ----   -------
                                                   $77,229   $4,119   $103   $81,245
                                                   -------   ------   ----   -------
                                                   -------   ------   ----   -------

    The amortized cost and estimated market value of fixed-maturity investments at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                          ESTIMATED
                                                                              AMORTIZED    MARKET
                                                                                COST       VALUE
                                                                              --------    --------
Due in one year or less....................................................   $11,998     $12,209
Due after one year through five years......................................    24,918      25,880
Due after five years through ten years.....................................    21,989      23,313
Due after ten years........................................................    15,451      16,814
                                                                              --------    --------
                                                                               74,356      78,216
Mortgage-backed securities.................................................     2,873       3,029
                                                                              --------    --------
                                                                              $77,229     $81,245
                                                                              --------    --------
                                                                              --------    --------

    Proceeds from sales of fixed-maturity investments were $21.7 million for 1992 and $57.2 million for 1993. Gross gains of $0.6 million and no gross losses were realized during 1992 and gross gains of $1.2 million and gross losses of $0.2 million were realized during 1993.

    Bonds with an amortized cost of $2.2 million at December 31, 1993, were on deposit to meet certain regulatory requirements.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE F -- INVESTMENTS (CONTINUED)
    Realized gains (losses) for 1991, 1992 and 1993, including other than temporary declines in market value and unrealized appreciation (depreciation) on fixed maturities and equity security investments of the Insurance Subsidiary, are summarized as follows (dollars in thousands):

                                                                        FIXED       EQUITY
                                                                     MATURITIES   SECURITIES     TOTAL
                                                                     -----------  -----------  ---------
1991
  Realized losses..................................................   $    (897)   $    (730)  $  (1,627)
  Unrealized appreciation..........................................      --            1,847       1,847
                                                                     -----------  -----------  ---------
                                                                      $    (897)   $   1,117   $     220
                                                                     -----------  -----------  ---------
                                                                     -----------  -----------  ---------
1992
  Realized gains...................................................   $      34    $     656   $     690
  Unrealized depreciation..........................................      --             (367 )      (367)
                                                                     -----------  -----------  ---------
                                                                     $       34   $      289   $     323
                                                                     -----------  -----------  ---------
                                                                     -----------  -----------  ---------
1993
  Realized gains...................................................  $      983   $       95   $   1,078
  Unrealized appreciation..........................................      --               41          41
                                                                     -----------  -----------  ---------
                                                                     $      983   $      136   $   1,119
                                                                     -----------  -----------  ---------
                                                                     -----------  -----------  ---------

NOTE G -- BORROWINGS
    Long-term debt is summarized below (dollars in thousands):

                                                                                   DECEMBER 31,
                                                                             ------------------------
                                                                                1992         1993
                                                                             -----------  -----------
12 3/4% Senior Subordinated Debentures less debt discount of $12,330 in
 1992 and $11,124 in 1993..................................................  $   119,710  $   120,916
14 1/2% Subordinated Discount Debentures less debt discount of $6,697 in
 1992 and $6,531 in 1993...................................................       54,650       54,816
Notes payable to shareholders..............................................       30,000       30,000
Great Dane term loan payable...............................................       26,167       21,511
Great Dane Revolving credit line...........................................       17,620       17,132
Partnership term loan payable..............................................       28,500       22,500
Equipment term loan........................................................        7,300        5,500
Economic Development term loan.............................................       11,389       10,909
Installment notes..........................................................        5,079          979
Other debt.................................................................        4,953        7,010
                                                                             -----------  -----------
                                                                                 305,368      291,273
Less current portion.......................................................      (15,752)     (14,321)
                                                                             -----------  -----------
                                                                             $   289,616  $   276,952
                                                                             -----------  -----------
                                                                             -----------  -----------

    Interest on the $132 million face value of 12 3/4% Senior Subordinated Debentures is payable semiannually at the stated rate. The recorded debt discount is being amortized as interest expense over the expected life of the debentures using an imputed interest rate of approximately 15% compounded semiannually. Under the terms of the debentures, the Company's payment of dividends is limited to, among other things, 50% of consolidated net income subsequent to June 30, 1986, plus $12 million. At

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE G -- BORROWINGS (CONTINUED)
December 31, 1993, the Company was restricted from paying a dividend. The debentures are redeemable at the option of the Company in whole or in part at a decreasing premium. The debentures are subject to redemptions through a sinking fund whereby the Company is required to make five annual sinking fund payments of $18 million commencing August 1, 1996, with the final payment due August 1, 2001.

    Interest on the $61 million face value of 14 1/2% Subordinated Discount Debentures is payable semiannually at the stated rate. The recorded debt discount is being amortized as interest expense over the expected life of the debentures using an imputed interest rate of approximately 16.7% compounded semiannually. The 14 1/2% debentures are subject to redemption through a sinking fund whereby the Company is required to redeem, at their face value, on January 1 in each of the years 1997 through 2005, 7 1/2% of the principal amount of the debentures outstanding on January 1, 1997. The balance of debentures are due January 1, 2006. The debentures are callable any time at their face value and are subordinated to all present or future indebtedness of the Company not expressly subordinated to, or on a parity with, the debentures.

    The notes payable to shareholders are due September 30, 1997, or upon the earlier payment in full of obligations under both the 1992 Partnership Loan and Guaranty Agreement and the 1990 Great Dane loan and security agreement and bear interest payable quarterly in arrears at an annual rate equal to the prime rate of a New York bank (5.5% at December 31, 1993) plus 3 1/2%.

    In March 1990, Great Dane entered into a five year loan and security agreement ("Agreement") with certain banks. The Agreement made available to Great Dane a $33 million five-year term loan and a $47 million revolving credit line. In 1993, the maximum revolving credit line was increased to $65 million. The amount available under the revolving credit line is based upon the amount of Great Dane's eligible trade accounts receivable and inventory as defined in the Agreement. The additional amount available under the revolving credit line under the borrowing base terms of the Agreement totaled $32.3 million at December 31, 1993. The term loan is payable in equal monthly installments of $0.34 million plus interest at the bank's prime interest rate (6% at December 31, 1993) plus 1 1/2%, with the balance due in March 1995. The revolving credit line is due in 1995 and requires interest payments at the bank's prime rate (6% at December 31, 1993) plus 1 1/2%.

    All borrowings under the Agreement are fully secured by substantially all of the Great Dane assets not pledged elsewhere. The Agreement requires Great Dane to, among other things, comply with certain financial covenants, and limits additional loans to the Company, limits additions to and sales of Great Dane's fixed assets and limits additional Great Dane borrowings. Under the most restrictive covenant, no additional transfers of funds to the Company are available until after December 31, 1993.

    During 1992, the Partnership entered into a Loan and Guaranty Agreement with a bank pursuant to which the bank provided a $30 million term loan to the Partnership. The term loan requires twenty quarterly principal payments of $1.5 million, plus interest at the bank's prime rate (6% at December 31, 1993) plus 1 1/4%, which payments commenced December 31, 1992. The term loan is secured by substantially all of the Partnership's assets, excluding the stock of the Insurance Subsidiary. The term loan agreement, which is guaranteed by Checker, requires Checker to, among other things, comply with certain financial covenants and limits additional loans to Checker.

    The equipment term loan requires quarterly payments of $0.5 million plus interest at the bank's prime rate (6% at December 31, 1993) plus 1 1/4%. The obligation is secured by certain machinery and equipment with a net carrying amount of $6.5 million at December 31, 1993.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE G -- BORROWINGS (CONTINUED)
    In connection with the Partnership term loan and the equipment term loan, Checker is required to comply with certain financial covenants.

    The economic development term loan, which is guaranteed by Checker, is payable by SCSM to the West Virginia Economic Development Authority, and requires monthly payments of $0.1 million, including interest at 5% with the unpaid balance due 2008. The interest rate will be adjusted in April 1998 and 2003, so as to remain equal to 75% of the base rate, as defined, plus 1/2%. The loan is secured by certain machinery and equipment with a net carrying amount of $25.1 million at December 31, 1993.

    The installment notes are secured by the Company's finance lease receivables and by the Company's rights under certain operating leases. The notes bear interest at various fixed rates averaging approximately 10.9% and are payable in varying monthly installments through 1995.

    Maturities of long-term debt for the four years subsequent to 1994 are as follows: $44.4 million in 1995, $9.1 million in 1996, $54.1 million in 1997 and $19.6 million in 1998.

    Interest paid totaled $43.3 million in 1991, $42.4 million in 1992 and $39.8 million in 1993.

    SCSM has a line of credit with a bank totaling $7.5 million at December 31, 1993. Borrowing under the line ($5.0 million at December 31, 1993) bears interest at the bank's prime rate (6% at December 31, 1993) plus 1%.

    The Partnership has a $5.0 million line of credit with a bank. Borrowings under the line ($0 at December 31, 1993) bear interest at the bank's prime rate (6% at December 31, 1993) plus 1%.

    In February 1994, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission in connection with an overall refinancing of the Company's outstanding indebtedness. The proposed refinancing, as described in the registration statement, involves the Company entering into a credit facility consisting of a $60 million term loan and a revolving credit facility which would provide up to $115 million, subject to the Company's ability to meet certain financial tests (the term loan and the revolving credit facility being known as the "New Credit Facility"). Additionally, the Company is proposing to offer $265 million (adjusted from $225 million) of new Senior Secured Notes (the "Senior Notes"). If the refinancing is successfully completed, the proceeds from the new Credit Facility would be utilized to redeem substantially all of the currently outstanding indebtedness of the Company's subsidiaries and the proceeds from the offering of the Senior Notes would be used to redeem parent company indebtedness and to redeem the Minority Interest held by ELIC, in each case together with any accrued interest and transaction fees and expenses. A successful completion of the refinancing, the terms of which are still subject to change, is expected to help the Company achieve increased liquidity from reduced principal debt amortization requirements, the removal of certain restrictions on the use of cash from the Company's subsidiaries and more flexible and efficient cash management at the holding company level.

NOTE H -- COMMITMENTS AND CONTINGENCIES
    On February 8, 1989, the Boeing Company ("Boeing") filed a lawsuit naming the Company, together with three prior subsidiaries of the Company, as defendants in Case No. CV89-119MA, United States District Court for the District of Oregon. In that lawsuit, Boeing sought damages and declaratory relief for past and future costs resulting from alleged groundwater contamination at a location in Gresham, Oregon, where the three prior subsidiaries of the Company formerly conducted business operations. On December 22, 1993, the Company entered into a settlement with Boeing, settling all claims asserted by Boeing in the lawsuit. Pursuant to the settlement terms, the Company will pay Boeing $12.5 million over the course of five years, $5 million of which has been committed by certain insurance companies in the

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE H -- COMMITMENTS AND CONTINGENCIES (CONTINUED) form of cash or irrevocable letters of credit. Accordingly, no further adjustment is necessary to the $7.5 million special charge which was recorded in the quarter ended June 30, 1993, to provide for the cost associated with this legal proceeding. In accordance with the settlement agreement, Boeing will move to dismiss its claims against the Company and the three former subsidiaries and will release and indemnify the Company with respect to certain claims.

    On March 4, 1992, Checker received notice that the Insurance Commissioner of the State of California, as Conservator and Rehabilitator of ELIC, a limited partner of the Partnership, had filed an Amendment to the Application for Order of Conservation filed in Superior Court of the State of California for the County of Los Angeles. The amendment seeks to add to the Order, dated April 11, 1991, Checker, the Partnership and Checker Holding Corp. III, a limited partner of the Partnership. The amendment alleges that the action by Checker invoking provisions of the Partnership Agreement that alter ELIC's rights in the Partnership upon the occurrence of certain events is improper and constitutes an impermissible forfeiture of ELIC's interest in the Partnership and a breach of fiduciary duty to ELIC. The amend-ment seeks (a) a declaration of the rights of the parties in the Partnership and (b) damages in an unspecified amount. The Partnership believes that it has meritorious defenses to the claims of ELIC. The Partnership has been in litigation on these issues for almost three years with each party seeking, among other things, a declaration of its rights under the Partnership Agreement. The Company has offered to redeem ELIC's minority interest in the Partnership and SCSM for $32 million. If ELIC's rights under the Partnership Agreement had not been altered, net income for 1991, 1992 and 1993 would have been reported at $3.3 million, $0.7 million and $0.6 million less, respectively, than the amounts reported (see Note J).

    In 1988, Great Dane entered into an operating agreement with the purchaser of a previously wholly-owned finance company ("Finance"). Under the terms of the agreement, the purchaser is given the opportunity to finance certain sales of Great Dane. The 1988 operating agreement requires that Great Dane, among other things, (i) not finance the sale of its products for the first eight years and
(ii) maintain a minimum net worth as defined in the agreement. In addition, under this operating agreement, Great Dane is liable to the purchaser for 50% of losses incurred in connection with the realization of certain new receivables financed by the purchaser subsequent to the sale of Finance subject to certain maximums. Failure to comply with these requirements of the agreement would result in Great Dane having to repay the purchaser varying amounts reducing to $5 million during the year ending September 8, 1996. At December 31, 1993, Great Dane was in compliance with the provisions of the operating agreement.

    In addition, the Company's installment notes are payable to Finance. At December 31, 1993, the Company was directly liable for the installment notes and has guaranteed the realization of receivables of approximately $4.8 million in connection with the sale of Finance and is partially responsible for the realization of new receivables of approximately $121.3 million financed by the purchaser under the operating agreement subject to certain maximums. In addition to Great Dane's guarantee, these receivables are also collateralized by a security interest in the respective trailers originally sold by Great Dane. A loss reserve of $3.1 million, for potential losses that may be incurred on the ultimate realization of these receivables, is included in other accrued liabilities in the December 31, 1993, consolidated balance sheet.

    To secure certain obligations, the Company and its subsidiaries had outstanding letters of credit aggregating approximately $9.3 million at December 31, 1992, and $3.4 million at December 31, 1993, which letters of credit were fully secured by cash deposits included in other assets in the consolidated balance sheets. In addition, Great Dane has standby letters of credit aggregating approximately $7.5 million outstanding at December 31, 1993.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE H -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Company and its subsidiaries lease real estate and equipment. Certain leases are renewable and provide for monthly rentals, real estate taxes and other operating expenses. The Company believes that, in the normal course of business, leases that expire will be renewed or replaced by other leases. Rental expense under operating leases was approximately $3.6 million in 1991, $3.8 million in 1992 and $4.8 million in 1993. Minimum rental obligations for all noncancelable operating leases at December 31, 1993 are as follows: $2.9 million in 1994, $2.7 million in 1995, $2.6 million in 1996, $2.5 million in 1997, $2.4 million in 1998 and $16.5 million thereafter.

    Management believes that none of the above legal actions, guarantees or commitments will have a material adverse effect on the Company's consolidated financial position.

NOTE I -- RETIREMENT PLANS
    The Company and its subsidiaries have defined benefit pension plans applicable to substantially all employees. The contributions to these plans are based on computations by independent actuarial consultants. The Company's general funding policy is to contribute amounts required to maintain funding standards in accordance with the Employee Retirement Income Security Act. Employees' benefits are based on years of service and the employees' final average earnings, as defined by the plans.

    Net periodic pension cost includes the following components (dollars in thousands):

                                                                            YEAR ENDED DECEMBER 31,
                                                                        -------------------------------
                                                                          1991       1992       1993
                                                                        ---------  ---------  ---------
Service cost -- benefits earned (normal cost).........................  $   1,527  $   1,473  $   1,752
Interest on projected benefit obligation..............................      3,404      3,565      3,972
Return on investments.................................................     (2,761)    (2,718)    (2,867)
Net amortization and deferral.........................................        322        129        328
Curtailment loss......................................................        456     --         --
                                                                        ---------  ---------  ---------
Net periodic pension cost charged to expense..........................  $   2,948  $   2,449  $   3,185
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    During 1991, as a result of the effect of the continued economic recession on the automotive industry, the number of active pension plan participants in one of the subsidiaries' defined benefit plans was substantially reduced during 1991, resulting in a $0.5 million curtailment loss.

    Gains and losses and prior service cost are amortized over periods ranging from seven to fifteen years. Other assumptions used in the calculation of the actuarial present value of the projected benefit obligation were as follows:

                                                                        1991 AND 1992       1993
                                                                       ---------------  -------------
Discount rate........................................................      8 1/4%          7 1/2%
Rate of increase in compensation levels..............................      4% - 5%       4% - 4 1/4%
Long-term rate of return on assets...................................    5% - 9 1/2%     5% - 9 1/2%

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE I -- RETIREMENT PLANS (CONTINUED)
    The following table sets forth the plans' funded status and amounts recognized in the Company's consolidated balance sheets (dollars in thousands):

                                                                                   DECEMBER 31,
                                                                              ----------------------
                                                                                 1992        1993
                                                                              ----------  ----------
Actuarial present value of benefit obligations:
  Vested benefit obligations................................................  $   37,181  $   41,846
                                                                              ----------  ----------
                                                                              ----------  ----------
  Accumulated benefit obligation............................................  $   39,503  $   44,731
                                                                              ----------  ----------
                                                                              ----------  ----------
Plan assets (principally guaranteed investment contracts with insurance
 companies).................................................................  $   33,191  $   37,174
Projected benefit obligation................................................      46,771      54,568
                                                                              ----------  ----------
Projected benefit obligation in excess of plan assets.......................     (13,580)    (17,394)
Unrecognized prior service cost.............................................         963       1,115
Unrecognized net loss.......................................................       1,046       6,177
Minimum liability...........................................................      (1,722)     (1,450)
Unrecognized net obligation at transition...................................       2,048       1,819
                                                                              ----------  ----------
Pension liability recognized in the balance sheets..........................     (11,245)     (9,733)
Less Noncurrent liability...................................................       6,857       6,442
                                                                              ----------  ----------
Current pension liability...................................................  $   (4,388) $   (3,291)
                                                                              ----------  ----------
                                                                              ----------  ----------

    Relative positions and undertakings in multiemployer pension plans covering certain of the Partnership's employees are not presently determinable.

    Expense related to defined contribution plans, which is based on a stipulated contribution for hours worked or employee contributions, approximated $0.4 million in 1991, $0.5 million in 1992 and $0.7 million in 1993.

    The Company and its subsidiaries provide postretirement health care and life insurance benefits to eligible retired employees. The Company's policy is to fund the cost of medical benefits as paid. Prior to 1993, the Company recognized expense in the year the benefits were provided. The amount charged to expense for these benefits was approximately $2.0 million in 1991 and $2.5 million in 1992. Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This statement requires the accrual of the cost of providing postretirement benefits, including medical and life insurance coverage, during the active service period of the employee. The Company recorded a charge of $29.7 million (net of taxes of $16.5 million), or $3.29 per share, during 1993 to reflect the cumulative effect of this change in accounting principle.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE I -- RETIREMENT PLANS (CONTINUED)
    The following table sets forth the plan's funded status reconciled with amounts recognized in the Company's consolidated balance sheet at December 31, 1993 (in thousands):

Accumulated postretirement obligation:
  Retirees...............................................................  $ (34,040)
  Fully eligible active plan participants................................     (4,319)
  Other active plan participants.........................................    (11,218)
                                                                           ---------
                                                                             (49,577)
  Unrecognized net loss..................................................      1,119
  Unrecognized prior service cost........................................     (3,432)
                                                                           ---------
  Accrued postretirement benefit liability recorded in balance sheet.....    (51,890)
  Less Noncurrent portion................................................     49,609
                                                                           ---------
  Current portion of postretirement benefit liability....................  $  (2,281)
                                                                           ---------
                                                                           ---------

    Net periodic postretirement benefit cost for the year ended December 31, 1993, includes the following components (in thousands):

Service cost...............................................................  $     634
Interest cost..............................................................      3,888
                                                                             ---------
                                                                             $   4,522
                                                                             ---------
                                                                             ---------

    The health care cost trend rate ranges from 13.6% down to 5.0% over the next 14 years and remains level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1993, by $4.0 million. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.5% at December 31, 1993.

    The effect of adopting SFAS No. 106 decreased 1993 pre-tax income by $2.0 million as compared to 1992.

NOTE J -- MINORITY EQUITY
    On April 11, 1991, ELIC was placed in conservatorship. In accordance with the provisions of the Partnership Agreement, the Partnership continues, but ELIC's interest in the Partnership and rights under the Partnership Agreement are limited to the right to receive the balance of its capital account as calculated and on the terms set forth in the Partnership Agreement. For financial reporting purposes, partnership earnings had previously been allocated to ELIC's capital account based on book income and the minority equity amount was calculated accordingly (the "GAAP Capital Account Amount"). The Partnership Agreement, however, provides for allocations of the partnership earnings to ELIC's capital account on a basis that differs from book income and calculation of the minority equity amount thereunder is to be made accordingly (the "Partnership Agreement Capital Account Amount"). Because the provisions of the Partnership Agreement require that ELIC's capital account be fixed and calculated as of April 11, 1991, minority equity for the year ended December 31, 1991, includes a $2.3 million credit representing the adjustment of ELIC's capital account from the GAAP Capital Account Amount as of April 11, 1991, to the Partnership Agreement Capital Account Amount as of the same date (the "Final Capital Account"). The Final Capital Account, which totaled $40.1 million at December 31, 1993, is being paid out in level quarterly installments of $0.9 million, including interest at 7% per annum, through the year 2013.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE K -- INCOME TAXES
    Effective January 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes." As permitted under the new rules, prior years financial statements have not been restated. The Company recorded a charge of $16.9 million, or $1.87 per share, during 1993 to reflect the cumulative effect of this change in accounting principle. Application of FAS 109 decreased 1993 pre-tax income by approximately $1.5 million primarily because of FAS 109's requirement to record assets acquired in prior business combinations at pre-tax amounts. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    Significant components of the Company's deferred tax liabilities and assets as of December 31, 1993 are as follows (dollars in thousands):

Deferred tax liabilities:
  Property, plant and equipment...........................................  $  31,646
  Finance lease receivables...............................................        517
  Debenture discount......................................................      4,647
  Intangible assets.......................................................      5,249
  Inventory...............................................................      3,624
  Other...................................................................        645
                                                                            ---------
                                                                               46,328
Deferred tax assets:
  Other postretirement benefits...........................................     18,961
  Pension.................................................................      3,377
  Reserves................................................................     10,986
  Bad debt reserve........................................................      1,601
  Other...................................................................      5,555
                                                                            ---------
                                                                               40,480
Valuation allowance.......................................................     (1,000)
                                                                            ---------
                                                                               39,480
                                                                            ---------
Net Deferred Tax Liabilities..............................................  $   6,848
                                                                            ---------
                                                                            ---------

    The components of income tax benefit (expense) before extraordinary items are as follows (dollars in thousands):

                                                                           YEAR ENDED DECEMBER 31,
                                                                       --------------------------------
                                                                                             LIABILITY
                                                                         DEFERRED METHOD       METHOD
                                                                       --------------------  ----------
                                                                         1991       1992        1993
                                                                       ---------  ---------  ----------
Current taxes:
  Federal............................................................  $   9,261  $  (3,296) $  (10,244)
  State..............................................................       (732)    (1,702)     (4,025)
                                                                       ---------  ---------  ----------
                                                                           8,529     (4,998)    (14,269)
  Deferred taxes.....................................................     (3,288)     4,311       8,512
                                                                       ---------  ---------  ----------
  Income tax benefit (expense).......................................  $   5,241  $    (687) $   (5,757)
                                                                       ---------  ---------  ----------
                                                                       ---------  ---------  ----------

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE K -- INCOME TAXES (CONTINUED)
    The components of the deferred tax benefit (expense) are as follows (dollars in thousands):

                                                                                  YEAR ENDED DECEMBER
                                                                                          31,
                                                                                  --------------------
                                                                                    1991       1992
                                                                                  ---------  ---------
Tax depreciation less than (in excess of) book depreciation.....................  $  (2,215) $   1,742
Finance leases..................................................................        (17)       (37)
Deferred compensation...........................................................         (4)        (1)
Inventory reserves..............................................................         15        505
Financing costs.................................................................        (22)       (75)
Warranty reserves...............................................................         17         22
Other reserves..................................................................       (660)       602
Partnership allocation..........................................................      1,485      1,469
Alternative minimum tax.........................................................     (2,223)    --
Other...........................................................................        336         84
                                                                                  ---------  ---------
Deferred tax benefit (expense)..................................................  $  (3,288) $   4,311
                                                                                  ---------  ---------
                                                                                  ---------  ---------

    Income tax benefit (expense) differs from the amount computed by applying the statutory federal income tax rate to income (loss) before income taxes and extraordinary items. The reasons for these differences are as follows (dollars in thousands):

                                                                            YEAR ENDED DECEMBER 31,
                                                                        -------------------------------
                                                                                              LIABILITY
                                                                          DEFERRED METHOD      METHOD
                                                                        --------------------  ---------
                                                                          1991       1992       1993
                                                                        ---------  ---------  ---------
Computed expected tax benefit (expense)...............................  $  10,964  $   2,335  $  (3,192)
(Increase) decrease in taxes resulting from:
  State income taxes, net of federal income tax benefit...............       (483)    (1,123)    (2,616)
  Appraisal depreciation..............................................     (1,033)    (1,024)    --
  Amortization of goodwill and other items............................       (530)      (530)      (643)
  Nontaxable Partnership income.......................................      1,400        574        446
  Increase in tax accruals............................................     (4,527)      (319)    --
  Other...............................................................       (550)      (600)       248
                                                                        ---------  ---------  ---------
Actual tax benefit (expense)..........................................  $   5,241  $    (687) $  (5,757)
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    Income taxes paid totaled $8.6 million in 1991, $3.9 million in 1992 and $13.4 million in 1993.

NOTE L -- EXTRAORDINARY ITEMS
    During 1991, the Company repurchased $66.2 million face value ($58.7 million net carrying value) of the 14 1/2% Subordinated Discount Debentures at an average cost of 36% of face value. Additionally, the Company repurchased $7.6 million face value ($6.8 million net carrying value) of the 12 3/4% Senior Subordinated Debentures at an average cost of 40% of face value. The resulting gain of $23.2 million on these repurchases, net of taxes of $14.8 million, has been classified as an extraordinary item. Upon the completion of the Corporation's 1990 federal income tax return, management elected to treat certain extraordinary gains under an alternative election available under the Internal Revenue Code, which resulted in these gains, on which deferred income taxes had been provided in prior periods, not being subject to tax. This change in estimate had the effect of increasing the extraordinary gain and net income by $8 million in the year ended December 31, 1991 resulting in a total gain of $31.2 million.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE M -- RELATED PARTY TRANSACTIONS
    An officer of Checker is the owner of a taxicab association established in 1988 in the City of Chicago to which both Company affiliated and independent taxi drivers may belong for a fee, and through which the members may obtain automobile liability insurance from the Insurance Subsidiary and other maintenance and rental services. The association purchases services from various Checker operations and reimburses the operations for certain management, general and administrative costs. Amounts received from the association totaled $2.6 million in 1991, $3.3 million in 1992 and $4.4 million in 1993. At December 31, 1993, Checker has guaranteed certain of the association's obligations totaling $0.7 million.

    The Company leases an airplane owned by a corporation of which a director is the sole shareholder. Lease expenses totaled $0.7 million each year in 1991, 1992 and 1993.

    Each of the Company's directors provides consulting services. Annual expenses incurred relating to these consulting services totaled $1.4 million each year in 1991, 1992 and 1993.

NOTE N -- INDUSTRY SEGMENT INFORMATION
    The Company operates in four principal segments:

        TRAILER MANUFACTURING SEGMENT -- Manufacturing and distribution of highway truck trailers.

        AUTOMOTIVE   PRODUCTS  SEGMENT  --  Manufacturing  metal  stampings  and assemblies and coordination of related tooling production for motor vehicle manufacturers.

        VEHICULAR OPERATIONS SEGMENT -- Leasing taxicabs.

        INSURANCE   OPERATIONS  SEGMENT  --   Providing  property  and  casualty
    insurance coverage to the Partnership and to outside parties.

    Trailer Manufacturing segment sales to J. B. Hunt totaled approximately $1.2 million in 1991, $50.0 million in 1992 and $92.3 million in 1993.

    Automotive product net sales to General Motors Corporation totaled approximately $80.3 million in 1991, $109.1 million in 1992 and $121.5 million in 1993 (includes accounts receivable and unbilled tooling charges of $5.7 million, $8.9 million and $8.9 million at December 31, 1991, 1992 and 1993, respectively).

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE N -- INDUSTRY SEGMENT INFORMATION (CONTINUED)
    Industry segment data is summarized as follows (dollars in thousands):

                                      TRAILER     AUTOMOTIVE VEHICULAR INSURANCE
                                     MANUFACTURING PRODUCTS OPERATIONS OPERATIONS ELIMINATIONS CONSOLIDATED
                                     ---------    -------   -------   -------   --------    ---------
1991
  Revenues:
    Outside customers.............   $400,196     $84,401   $43,527   $27,142   $ --        $555,266
    Intersegment sales............      --             5     3,635    12,735    (16,375)       --
                                     ---------    -------   -------   -------   --------    ---------
                                     $400,196     $84,406   $47,162   $39,877   $(16,375)   $555,266
                                     ---------    -------   -------   -------   --------    ---------
                                     ---------    -------   -------   -------   --------    ---------
  Operating profit (loss).........   $  7,059     $(4,237)  $7,139    $(2,872)              $  7,089
  Corporate expenses..............                                                            (4,398)
  Interest income:
    Segment.......................      2,255                          6,917                   9,172
    Corporate.....................                                                             2,462
  Interest expense:
    Segment.......................     (8,061)                                                (8,061)
    Corporate.....................                                                           (39,364)
  Other expenses, net.............                                                            (1,078)
  Minority equity.................                                                             1,931
                                                                                            ---------
  Loss before income taxes and
   extraordinary items............                                                          $(32,247)
                                                                                            ---------
                                                                                            ---------
  Identifiable assets.............   $227,551     $67,258   $28,357   $112,016              $435,182
  Partnership assets..............                                                            31,531
  Corporate assets................                                                            14,592
                                                                                            ---------
  Total assets at December 31,
   1991...........................                                                          $481,305
                                                                                            ---------
                                                                                            ---------
  Depreciation and amortization:
    Segment.......................   $  5,910     $4,237    $10,369   $  367                $ 20,883
    Other.........................                                                                48
  Capital expenditures............      3,208      1,190    10,181     1,878                  16,457

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE N -- INDUSTRY SEGMENT INFORMATION (CONTINUED)

                                      TRAILER     AUTOMOTIVE VEHICULAR INSURANCE
                                     MANUFACTURING PRODUCTS OPERATIONS OPERATIONS ELIMINATIONS CONSOLIDATED
                                     ---------    -------   -------   -------   --------    ---------
1992
  Revenues:
    Outside customers.............   $536,336     $112,631  $40,580   $27,186   $ --        $716,733
    Intersegment sales............      --             1     4,043    13,161    (17,205)       --
                                     ---------    -------   -------   -------   --------    ---------
                                     $536,336     $112,632  $44,623   $40,347   $(17,205)   $716,733
                                     ---------    -------   -------   -------   --------    ---------
                                     ---------    -------   -------   -------   --------    ---------
  Operating profit (loss).........   $ 17,590     $11,622   $5,727    $(1,557)              $ 33,382
  Corporate expenses..............                                                            (4,396)
  Interest income:
    Segment.......................      1,168                          6,321                   7,489
    Corporate.....................                                                             1,406
  Interest expense:
    Segment.......................     (5,852)                                                (5,852)
    Corporate.....................                                                           (36,874)
  Other expenses, net.............                                                            (2,023)
                                                                                            ---------
  Loss before income taxes and
   extraordinary items............                                                          $ (6,868)
                                                                                            ---------
  Identifiable assets.............   $230,465     $66,561   $25,516   $117,960              $440,502
  Partnership assets..............                                                            38,712
  Corporate assets................                                                            14,549
                                                                                            ---------
  Total assets at December 31,
   1992...........................                                                          $493,763
                                                                                            ---------
                                                                                            ---------
  Depreciation and amortization:
    Segment.......................   $  6,303     $4,148    $10,099   $  462                $ 21,012
    Other.........................                                                                42
  Capital expenditures............      4,996      1,889    10,412       252                  17,549

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE N -- INDUSTRY SEGMENT INFORMATION (CONTINUED)

                                      TRAILER     AUTOMOTIVE VEHICULAR INSURANCE
                                     MANUFACTURING PRODUCTS OPERATIONS OPERATIONS ELIMINATIONS CONSOLIDATED
                                     ---------    -------   -------   -------   --------    ---------
1993
  Revenues:
    Outside customers.............   $711,862     $127,925  $42,103   $27,436   $ --        $909,326
    Intersegment sales............      --          --       4,346    13,400    (17,746)       --
                                     ---------    -------   -------   -------   --------    ---------
                                     $711,862     $127,925  $46,449   $40,836   $(17,746)   $909,326
                                     ---------    -------   -------   -------   --------    ---------
                                     ---------    -------   -------   -------   --------    ---------
  Operating profit (loss).........   $ 32,381     $15,306   $6,251    $(1,947)  $ --        $ 51,991
  Corporate expense...............                                                            (4,646)
  Interest income:
    Segment.......................        428                          5,877                   6,305
    Corporate.....................                                                             1,091
  Interest expense:
    Segment.......................     (4,811)                                                (4,811)
    Corporate.....................                                                           (36,803)
  Special charge..................                                                            (7,500)
  Other income, net...............                                                             3,494
                                                                                            ---------
  Income before income taxes and
   extraordinary items............                                                          $  9,121
                                                                                            ---------
                                                                                            ---------
  Identifiable assets.............   $259,837     $67,937   $20,493   $116,692              $464,959
  Partnership assets..............                                                            37,701
  Corporate assets................                                                            14,676
                                                                                            ---------
  Total assets at December 31,
   1993...........................                                                          $517,336
                                                                                            ---------
                                                                                            ---------
  Depreciation and amortization...   $  8,280     $4,991    $9,530    $  494                $ 23,295
  Capital expenditures............      7,265      4,728     7,913       100                  20,006

Intersegment sales are accounted for at prices comparable to normal unaffiliated customer sales. Corporate and Partnership assets consist of short-term investments, savings deposits and certain other assets. Insurance Operations identifiable assets for 1991 and 1992 have been restated to reflect the adoption of SFAS No. 113.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE O -- FAIR VALUES OF FINANCIAL INSTRUMENTS
    The following methods and assumptions were used by the Company in estimating the fair value of financial instruments:

    CASH AND CASH  EQUIVALENTS:   The carrying  amount reported  in the  balance
sheet for cash and cash equivalents approximates its fair value.

    FINANCE LEASE RECEIVABLES: The fair values of the Company's finance lease receivables are estimated using discounted cash flow analyses based on current market rates for similar types of financing.

    INDEBTEDNESS: The carrying amounts of the Company's notes payable to shareholders, Great Dane term loan payable, Great Dane revolving credit line, Partnership term loan payable, equipment term loan, economic development term loan and line of credit approximate their fair value. The fair values of the Company's 12 3/4% Senior Subordinated Debentures and 14 1/2% Subordinated Discount Debentures are based on quoted market prices. The fair values of the Company's other indebtedness is estimated using discounted cash flow analyses based on current market rates.

    The carrying amounts and fair values of the Company's finance lease receivables and indebtedness at December 31, 1993, are as follows (dollars in thousands):

                                                                        CARRYING AMOUNT   FAIR VALUE
                                                                       -----------------  -----------
Finance lease receivables............................................     $     1,339     $     1,339
Long-term debt and notes payable.....................................     $   296,273     $   300,940

NOTE P -- SELECTED QUARTERLY DATA (UNAUDITED)

                                    1992 QUARTER ENDED                               1993 QUARTER ENDED
                      ----------------------------------------------    ---------------------------------------------
                                              SEPTEMBER    DECEMBER                             SEPTEMBER    DECEMBER
                      MARCH 31     JUNE 30       30           31        MARCH 31     JUNE 30       30           31
                      ---------    --------   ---------    ---------    ---------    --------   ---------    --------
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues...........   $166,079     $185,070   $177,453     $188,131     $204,933     $225,407   $230,655     $248,331
Gross profit.......     24,437       27,551     26,115       27,760       29,302       33,808     31,126     36,285
Income (loss)
 before accounting
 changes...........     (2,885)         105     (4,307)        (468)        (744)       1,350       (536)     3,294
Accounting
 changes...........      --           --         --           --         (46,626)       --         --          --
Net income
 (loss)............     (2,885)         105     (4,307)        (468)     (47,370)       1,350       (536)     3,294
Income (loss) per
 share:
  Income (loss)
   before
   accounting
   changes.........   $  (0.32)    $   0.01   $  (0.48)    $  (0.05)    $  (0.08)    $   0.15   $  (0.06)    $ 0.36
  Accounting
   changes.........      --           --         --           --           (5.16)       --         --          --
  Net income
   (loss)..........      (0.32)        0.01      (0.48)       (0.05)       (5.24)        0.15      (0.06)      0.36

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                                                                       MARCH 31,
                                                                                       DECEMBER 31,       1994
                                                                                           1993       (UNAUDITED)
                                                                                      --------------  ------------
 Cash and cash equivalents..........................................................   $     40,078    $   32,608
  Accounts receivable, less allowance for doubtful accounts of
   $748 (1993) and $883 (1994)......................................................         75,701       100,819
  Inventories.......................................................................         94,112        86,060
  Other current assets..............................................................         11,823        13,344
                                                                                      --------------  ------------
    TOTAL CURRENT ASSETS............................................................        221,714       232,831
  Property, plant and equipment, net................................................        122,355       123,111
  Insurance Subsidiary's investments................................................         90,838        89,134
  Insurance Subsidiary's reinsurance receivable.....................................         11,378        11,405
  Cost in excess of net assets acquired, net of accumulated amortization of $6,252
   (1993) $6,565 (1994).............................................................         43,743        43,430
  Trademark, net of accumulated amortization of
   $1,750 (1993) $1,838 (1994)......................................................         11,696        11,608
  Other assets......................................................................         15,612        15,639
                                                                                      --------------  ------------
  TOTAL ASSETS......................................................................   $    517,336    $  527,158
                                                                                      --------------  ------------
                                                                                      --------------  ------------

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable...................................................   $  77,876    $  77,932
Notes payable......................................................       5,000        5,000
Income taxes payable...............................................       7,726       12,466
Accrued compensation...............................................      15,838       16,435
Accrued interest...................................................      11,746        6,018
Other accrued liabilities..........................................      38,071       37,647
Current portion of long-term debt..................................      14,321       46,994
                                                                     -----------  -----------
    TOTAL CURRENT LIABILITIES......................................     170,578      202,492
Long-term debt, excluding current portion:
    Shareholders...................................................      30,000       30,000
    Other..........................................................     246,952      210,119
                                                                     -----------  -----------
                                                                        276,952      240,119
Insurance Subsidiary's unpaid losses and loss adjustment
 expenses..........................................................      71,179       72,077
Unearned insurance premiums........................................       9,547       16,239
Deferred income taxes..............................................       9,803        9,950
Postretirement benefits other than pensions........................      49,609       50,012
Other noncurrent liabilities.......................................      39,053       39,909
Minority interest..................................................      40,132       39,898
                                                                     -----------  -----------
    TOTAL LIABILITIES..............................................     666,853      670,696
Shareholders' deficit:
  Common stock, par value $0.01:
    Authorized 15,000,000 shares
    Outstanding 9,036,700 shares...................................          90           90
  Additional paid-in capital.......................................      14,910       14,910
  Retained earnings deficit........................................     (36,217)     (29,831)
  Unrealized appreciation (depreciation) on Insurance Subsidiary's
   investments in certain debt and equity securities -- Note E.....          73         (334)
  Notes receivable from shareholders...............................        (625)        (625)
  Amount paid in excess of Checker's net assets....................    (127,748)    (127,748)
                                                                     -----------  -----------
    TOTAL SHAREHOLDERS' DEFICIT....................................    (149,517)    (143,538)
                                                                     -----------  -----------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT........................   $ 517,336    $ 527,158
                                                                     -----------  -----------
                                                                     -----------  -----------

                See notes to consolidated financial statements.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                         THREE MONTHS ENDED MARCH
                                                                                                   31,
                                                                                        --------------------------
                                                                                            1993          1994
                                                                                        ------------  ------------
Revenues..............................................................................  $    204,933  $    271,680
Cost of revenues......................................................................      (175,631)     (230,835)
                                                                                        ------------  ------------
GROSS PROFIT..........................................................................        29,302        40,845
Selling, general and administrative expense...........................................       (19,986)      (21,454)
Interest expense......................................................................       (10,465)      (10,044)
Interest income.......................................................................         2,018         1,660
Other income, net.....................................................................           991           604
                                                                                        ------------  ------------
Income before income taxes and accounting changes.....................................         1,860        11,611
Income tax expense....................................................................        (2,604)       (5,225)
                                                                                        ------------  ------------
INCOME (LOSS) BEFORE ACCOUNTING CHANGES...............................................          (744)        6,386
Accounting changes, net of income taxes...............................................       (46,626)           --
                                                                                        ------------  ------------
NET INCOME (LOSS).....................................................................  $    (47,370) $      6,386
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Weighted average number of shares used in per share computations......................         9,037         9,037
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Income (loss) per share:
  Before accounting changes...........................................................  $      (0.08) $       0.71
  Accounting changes..................................................................         (5.16)           --
                                                                                        ------------  ------------
NET INCOME (LOSS) PER SHARE...........................................................  $      (5.24) $       0.71
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                See notes to consolidated financial statements.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                             THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                           ----------------------
                                                                                              1993        1994
                                                                                           ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)......................................................................  $  (47,370) $    6,386
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Accounting changes...................................................................      46,626      --
    Depreciation and amortization........................................................       5,571       5,631
    Deferred income tax benefit..........................................................      (1,834)       (581)
    Amortization of cost in excess of net assets acquired................................         312         313
    Amortization of debt discount........................................................         324         393
    Net (gain) loss on sale of property, plant and equipment.............................         (18)     --
    Investment gains.....................................................................        (103)       (274)
    Other noncash charges................................................................       1,446       2,626
    Changes in operating assets and liabilities:
      Accounts receivable................................................................     (21,933)    (25,281)
      Inventories........................................................................      (7,084)      8,052
      Insurance Subsidiary's reinsurance receivable......................................       5,101         (27)
      Other assets.......................................................................      (3,477)     (1,149)
      Accounts payable...................................................................       8,533          56
      Income taxes.......................................................................       1,523       5,840
      Unpaid losses and loss adjustment expenses.........................................      (4,898)        897
      Unearned insurance premiums........................................................       2,999       6,692
      Postretirement benefits other than pension.........................................      --             403
      Other liabilities..................................................................        (433)     (7,791)
                                                                                           ----------  ----------
NET CASH FLOW PROVIDED BY (USED IN) OPERATING ACTIVITIES.................................     (14,715)      2,186
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.............................................      (7,843)     (6,903)
  Proceeds from disposal of property, plant and equipment and other productive assets....       1,466         516
  Purchase of investments available for sale.............................................      --          (3,901)
  Purchase of investments held to maturity...............................................      (6,789)    (20,493)
  Proceeds from sale of investments available for sale...................................      --             346
  Proceeds from maturities and redemption of investments held to maturity................      13,845      25,423
  Other..................................................................................          54         143
                                                                                           ----------  ----------
NET CASH FLOW PROVIDED BY (USED IN) INVESTING ACTIVITIES.................................         733      (4,869)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings...............................................................      15,091      --
  Repayments of borrowings...............................................................      (4,755)     (4,553)
  Return of limited partner's capital....................................................        (217)       (234)
                                                                                           ----------  ----------
NET CASH FLOW PROVIDED BY (USED IN) FINANCING ACTIVITIES.................................      10,119      (4,787)
                                                                                           ----------  ----------
DECREASE IN CASH AND CASH EQUIVALENTS....................................................      (3,863)     (7,470)
Beginning cash and cash equivalents......................................................      42,199      40,078
                                                                                           ----------  ----------
ENDING CASH AND CASH EQUIVALENTS.........................................................  $   38,336  $   32,608
                                                                                           ----------  ----------
                                                                                           ----------  ----------

                See notes to consolidated financial statements.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1994
                                  (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION
    The accompanying consolidated financial statements of International Controls Corp. and Subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information, the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In Management's opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1994, are not necessarily indicative of the results that may be expected for the year ending December 31, 1994. For further information, refer to the audited consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1993.

NOTE B -- PRINCIPLES OF CONSOLIDATION
    The consolidated financial statements include the accounts of International Controls Corp. and its subsidiaries, including a wholly-owned trailer leasing company, Checker Motors Co., L.P. ("Partnership") and the Partnership's wholly-owned subsidiaries, including American Country Insurance Company ("Insurance Subsidiary").

NOTE C -- INVENTORIES
    Inventories are summarized below (dollars in thousands):

                                                                 DECEMBER 31,    MARCH 31,
                                                                     1993          1994
                                                                --------------  -----------
Raw materials and supplies....................................    $   53,105     $  53,457
Work-in-process...............................................        10,956        12,619
Finished goods................................................        30,051        19,984
                                                                --------------  -----------
                                                                  $   94,112     $  86,060
                                                                --------------  -----------
                                                                --------------  -----------

NOTE D -- INCOME TAXES
    The Company's estimated effective tax rate differs from the statutory rate because of state income taxes as well as the impact of the reporting of certain income and expense items in the financial statements which are not taxable or deductible for income tax purposes. The values of assets and liabilities acquired in a transaction accounted for as a purchase are recorded at estimated fair values which result in an increase in the net asset value over the tax basis for such net assets.

NOTE E -- ACCOUNTING CHANGES
    Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." In accordance with this statement, prior period financial statements have not been restated to reflect the change in accounting principle. The opening balance of shareholders' deficit was decreased by $1.4 million (net of $0.8 million in deferred income taxes) to reflect the net unrealized holding gains on securities classified as available-for-sale previously carried at amortized cost or lower of cost or market.

    Insurance company management evaluated the investment portfolio and, based on the Insurance Subsidiary's ability and intent, has classified securities between the held-to-maturity and available-for-sale categories. Held-to-maturity securities are stated at amortized cost. Debt securities not classified as held-to-maturity and marketable equity securities are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of shareholders' deficit.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31,1994
                                  (UNAUDITED)

NOTE E -- ACCOUNTING CHANGES (CONTINUED)
    Following is a summary of held-to-maturity and available-for-sale securities as of March 31, 1994:

                                                                                   HELD-TO-MATURITY
                                                                 ----------------------------------------------------
                                                                                GROSS          GROSS
                                                                             UNREALIZED     UNREALIZED     ESTIMATED
                                                                   COST         GAINS         LOSSES      FAIR VALUE
                                                                 ---------  -------------  -------------  -----------
U.S. Treasury securities and obligations of U.S. Government
 corporations and agencies.....................................  $   4,297    $     154      $      35     $   4,416
Obligations of states and political sub-divisions..............     11,338          144            178        11,304
Mortgage-backed securities.....................................      3,659           28             35         3,652
Corporate and other debt securities............................     25,178          592            381        25,389
                                                                 ---------        -----          -----    -----------
  Total held to maturity.......................................  $  44,472    $     918      $     629     $  44,761
                                                                 ---------        -----          -----    -----------
                                                                 ---------        -----          -----    -----------

                                                                                AVAILABLE-FOR-SALE
                                                                 ------------------------------------------------
                                                                               GROSS        GROSS
                                                                            UNREALIZED   UNREALIZED    ESTIMATED
                                                                   COST        GAINS       LOSSES     FAIR VALUE
                                                                 ---------  -----------  -----------  -----------
Obligations of states and political sub-divisions..............  $  10,287   $      29    $     279    $  10,037
Corporate and other debt securities............................     19,253       1,023          499       19,777
                                                                 ---------  -----------  -----------  -----------
  Total debt securities........................................     29,540       1,052          778       29,814
Equity securities..............................................     15,773         371        1,296       14,848
                                                                 ---------  -----------  -----------  -----------
  Total available for sale.....................................  $  45,313   $   1,423    $   2,074    $  44,662
                                                                 ---------  -----------  -----------  -----------
                                                                 ---------  -----------  -----------  -----------

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31,1994
                                  (UNAUDITED)

NOTE E -- ACCOUNTING CHANGES (CONTINUED)
    The amortized cost and estimated market value of debt and marketable equity securities at March 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                        HELD-TO-MATURITY
                                                                     ----------------------
                                                                                 ESTIMATED
                                                                       COST     FAIR VALUE
                                                                     ---------  -----------
Due in one year or less............................................  $   5,448   $   5,508
Due after one year through five years..............................     24,904      25,178
Due after five years through ten years.............................      8,032       8,062
Due after ten years................................................      2,429       2,360
                                                                     ---------  -----------
                                                                        40,813      41,108
Mortgage-backed securities.........................................      3,659       3,653
                                                                     ---------  -----------
                                                                     $  44,472   $  44,761
                                                                     ---------  -----------
                                                                     ---------  -----------

                                                                       AVAILABLE-FOR-SALE
                                                                     ----------------------
                                                                                 ESTIMATED
                                                                       COST     FAIR VALUE
                                                                     ---------  -----------
Due in one year or less............................................  $     550   $     577
Due after one year through five years..............................        645         673
Due after five years through ten years.............................     15,381      15,432
Due after ten years................................................     12,964      13,132
                                                                     ---------  -----------
                                                                        29,540      29,814
Equity securities..................................................     15,773      14,848
                                                                     ---------  -----------
                                                                     $  45,313   $  44,662
                                                                     ---------  -----------
                                                                     ---------  -----------

    Effective January 1, 1994, the Company adopted the provisions of SFAS No. 112, "Employers' Accounting for Postemployment Benefits." The adoption of this SFAS did not affect net income. In accordance with this Statement, prior period financial statements have not been restated to reflect the change in accounting method.

    Effective January 1, 1993, the Company adopted the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The Company recorded a charge of $29.7 million (net of taxes of $16.5 million), or $3.29 per share, during the quarter ended March 31, 1993 to reflect the cumulative effect of this change in accounting principle.

    Effective January 1, 1993, the Company adopted the provisions of SFAS No. 109, "Accounting for Income Taxes." The Company recorded a charge of $16.9 million, or $1.87 per share, during the quarter ended March 31, 1993, to reflect the cumulative effect of this change in accounting principle.

    During the quarter ended March 31, 1993, the Company adopted the provisions of SFAS No. 113, "Accounting and Reporting for Reinsurance of Short Duration and Long Duration Contracts". Because of the type of insurance contracts the Company's Insurance Subsidiary provides, the adoption of this statement had no impact on earnings; however, it requires the disaggregation of various balance sheet accounts.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31,1994
                                  (UNAUDITED)

NOTE F -- CONTINGENCIES
    On February 8, 1989, the Boeing Company ("Boeing") filed a lawsuit naming the Company, together with three prior subsidiaries of the Company, as defendants in Case No. CV89-119MA, United States District Court for the District of Oregon. In that lawsuit, Boeing sought damages and declaratory relief for past and future costs resulting from alleged groundwater contamination at a location in Gresham, Oregon, where the three prior subsidiaries of the Company formerly conducted business operations. On December 22, 1993, the Company entered into a settlement with Boeing, settling all claims asserted by Boeing in the lawsuit. Pursuant to the settlement terms, the Company will pay Boeing $12.5 million over the course of five years, $5 million of which has been committed by certain insurance companies in the form of cash or irrevocable letters of credit. In accordance with the settlement agreement, Boeing's claims against the Company and the three former subsidiaries have been dismissed with prejudice and Boeing has released and indemnified the Company with respect to certain claims.

    On March 4, 1992, Checker received notice that the Insurance Commissioner of the State of California, as Conservator and Rehabilitator of Executive Life Insurance Company of California ("ELIC"), a limited partner of the Partnership, had filed an Amendment to the Application for Order of Conservation filed in Superior Court of the State of California for the County of Los Angeles (the "Court"). The amendment seeks to add to the Order, dated April 11, 1991, Checker, the Partnership and Checker Holding Corp. III ("Holding III"), a limited partner of the Partnership. The amendment alleges that the action by Checker invoking provisions of the Partnership Agreement that alter ELIC's rights in the Partnership upon the occurrence of certain events is improper and constitutes an impermissible forfeiture of ELIC's interest in the Partnership and a breach of fiduciary duty to ELIC. The amendment seeks (a) a declaration of the rights of the parties in the Partnership and (b) damages in an unspecified amount. The Partnership believes that it has meritorious defenses to the claims of ELIC. On April 15, 1994, the Company and the Conservator entered into a letter agreement pursuant to which the Company agreed to purchase ELIC's interest in the Partnership for $37 million, subject to completion of the refinancing described under the caption, "Item 2 -- Management's Discussion and Analysis of Financial Condition and Results of Operations." The letter agreement has been submitted to the Court for approval.

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
Checker Motors Corporation



    We have audited the accompanying consolidated balance sheets of Checker Motors Corporation (a wholly-owned subsidiary of International Controls Corp.) and subsidiaries (Issuer Group) as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders's deficit and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Checker Motors Corporation and subsidiaries (Issuer Group) at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.



    As discussed in Notes E and G to the consolidated financial statements, in 1993, the Corporation changed its methods of accounting for postretirement benefits other than pensions and income taxes.



March 1, 1994, except for Note A
 as to which the date is July 26, 1994

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
                          CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)



                                     ASSETS



                                                                                  December 31,
                                                                              --------------------
                                                                                1992       1993
                                                                              ---------  ---------
Current Assets
  Cash and cash equivalents.................................................  $  29,549  $  31,580
  Accounts receivable.......................................................      9,957     10,334
  Current portion of notes receivable.......................................        511        180
  Inventories -- Note C.....................................................      9,152     10,600
  Other current assets......................................................      2,394      2,580
                                                                              ---------  ---------
    Total Current Assets....................................................     51,563     55,274
Other Assets
  Notes receivable, excluding current portion...............................        288         66
  Other.....................................................................      6,303      4,473
                                                                              ---------  ---------
                                                                                  6,591      4,539
Amount Due From Parent......................................................        240        363
Property, Plant and Equipment -- Note D
  Land......................................................................      1,355      1,355
  Buildings and improvements................................................      5,725      5,989
  Machinery and equipment...................................................     69,686     75,528
  Vehicles held for lease...................................................     34,196     30,054
                                                                              ---------  ---------
                                                                                110,962    112,926
  Less allowances for depreciation, including $20,141 related to vehicles held
   for lease (1993 -- $19,448)..............................................     45,937     51,281
                                                                              ---------  ---------
                                                                                 65,025     61,645
                                                                              ---------  ---------
    Total Assets............................................................  $ 123,419  $ 121,821
                                                                              ---------  ---------
                                                                              ---------  ---------



                     LIABILITIES AND STOCKHOLDER'S DEFICIT



Current Liabilities
  Notes payable to bank -- Note D...........................................  $   5,000  $   5,000
  Accounts payable..........................................................      9,853     12,823
  Income taxes -- Note G....................................................        744        744
  Accrued compensation......................................................      4,884      6,021
  Accrued interest..........................................................         99        191
  Other accrued liabilities.................................................      6,695      8,072
  Current portion of long-term debt.........................................      8,568      9,412
                                                                              ---------  ---------
    Total Current Liabilities...............................................     35,843     42,263
  Long-Term Debt, excluding current portion -- Note D.......................     45,730     38,776
Other Liabilities
  Reserves for self-insurance...............................................      4,398      3,490
  Accrued pension costs -- Note E...........................................      4,432      4,160
  Deferred compensation                                                           1,865      1,948
  Postretirement benefits other than pension -- Note E......................     --         17,403
  Deferred taxes............................................................        806      3,457
                                                                              ---------  ---------
                                                                                 11,501     30,458
Minority Interest -- Notes F and H..........................................     41,026     40,132
Stockholder's Deficit -- Notes A and D
  Common stock, $1 par value:
    Authorized -- 1,000 shares
    Outstanding -- 1,000 shares.............................................          1          1
  Additional paid-in capital................................................      1,624      1,624
  Retained earnings (deficit)...............................................      4,903    (15,779)
  Receivable from Parent -- Note L..........................................    (16,584)   (15,029)
  Notes receivable -- Note J................................................       (625)      (625)
                                                                              ---------  ---------
                                                                                (10,681)   (29,808)
                                                                              ---------  ---------
Commitments and Contingencies -- Note H
Total Liabilities and Stockholder's Deficit.................................  $ 123,419  $ 121,821
                                                                              ---------  ---------
                                                                              ---------  ---------



                See notes to consolidated financial statements.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT
                             (dollars in thousands)



                                                                                    Receivable
                                                            Additional   Retained      from          Notes
                                                Common        Paid-In    Earnings    Parent--     Receivable
                                                 Stock        Capital    (Deficit)    Note J       --Note J
                                             -------------  -----------  ---------  -----------  -------------
Balances at January 1, 1991................    $       1     $   1,624   $   9,588   $     581     $    (625)
Net income.................................                                  1,086
Distribution in excess of net equity.......                                (13,139)     13,139
Cash to Parent.............................                                            (22,100)
Charges by Parent -- net...................                                              8,380
                                                     ---    -----------  ---------  -----------       ------
Balances at December 31, 1991..............            1         1,624      (2,465)     --              (625)
Net income.................................                                  7,368
Cash to Parent.............................                                            (21,250)
Charges by Parent -- net...................                                              4,666
                                                     ---    -----------  ---------  -----------       ------
Balances at December 31, 1992..............            1         1,624       4,903     (16,584)         (625)
Net loss...................................                                 (4,098)
Distribution in excess of net equity.......                                (16,584)     16,584
Cash to Parent.............................                                            (19,674)
Charges by Parent -- net...................                                              4,645
                                                     ---    -----------  ---------  -----------       ------
Balances at December 31, 1993..............    $       1     $   1,624   $ (15,779)  $ (15,029)    $    (625)
                                                     ---    -----------  ---------  -----------       ------
                                                     ---    -----------  ---------  -----------       ------



                See notes to consolidated financial statements.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share amounts)



                                                                          Year Ended December 31,
                                                                     ----------------------------------
                                                                        1991        1992        1993
                                                                     ----------  ----------  ----------
Net sales -- Note I................................................  $   84,401  $  112,631  $  127,925
Revenue from vehicular operations, including rental income of
 $39,946 (1992 -- $37,382; 1993 -- $38,360)........................      43,527      40,580      42,103
Interest income....................................................       1,605         748         902
Other income, net..................................................       2,177         194       5,083
                                                                     ----------  ----------  ----------
                                                                        131,710     154,153     176,013
Costs and expenses:
  Cost of sales....................................................      82,612      95,585     105,444
  Expenses of vehicular operations.................................      30,801      30,119      30,904
  Selling, general and administrative..............................      12,357      10,901      12,867
  Interest.........................................................       7,346       6,736       6,587
                                                                        133,116     143,341     155,802
                                                                     ----------  ----------  ----------
Income (Loss) Before Minority Equity, Income Taxes and Accounting
 Changes...........................................................      (1,406)     10,812      20,211
Minority equity -- Note F..........................................       1,931      --          --
                                                                     ----------  ----------  ----------
Income Before Income Taxes and Accounting Changes..................         525      10,812      20,211
Income Taxes -- Note G:
  Current..........................................................         447       2,809       4,644
  Deferred (credit)................................................      (1,008)        635       2,228
                                                                     ----------  ----------  ----------
                                                                           (561)      3,444       6,872
                                                                     ----------  ----------  ----------
Income Before Accounting Changes...................................       1,086       7,368      13,339
Accounting changes, net of income taxes -- Notes E and G...........      --          --         (17,437)
                                                                     ----------  ----------  ----------
NET INCOME (LOSS)..................................................  $    1,086  $    7,368  $   (4,098)
                                                                     ----------  ----------  ----------
                                                                     ----------  ----------  ----------



                See notes to consolidated financial statements.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)



                                                                          Year Ended December31,
                                                                      -------------------------------
                                                                        1991       1992       1993
                                                                      ---------  ---------  ---------
Operating Activities
  Net income (loss).................................................  $   1,086  $   7,368  $  (4,098)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Accounting changes                                                   --         --         17,437
    Depreciation....................................................     14,606     14,247     14,521
    Amortization....................................................        842        893        800
    Loss on sale of property, plant and equipment...................        240         13         30
    Provision for deferred income taxes (credit)....................     (1,008)       635      2,228
    Decrease in minority equity.....................................     (1,995)    --         --
    Changes in operating assets and liabilities:
      Accounts receivable...........................................     (1,588)    (2,204)      (380)
      Inventories...................................................       (299)     1,156     (1,448)
      Unbilled tooling charges......................................     35,181     --         --
      Other assets..................................................      5,049      2,664      3,907
      Accounts payable..............................................     (5,247)    (2,272)     2,960
      Accrued compensation..........................................        514        701      1,137
      Postretirement benefits other than pensions...................     --         --          1,185
      Other liabilities.............................................     (6,934)       760       (420)
                                                                      ---------  ---------  ---------
Net Cash Provided by Operating Activities...........................     40,447     23,961     37,859
Investing Activities
  Purchases of property, plant and equipment........................    (11,371)   (12,300)   (12,641)
  Proceeds from sale of property, plant and equipment...............      2,572      1,406      1,470
  Proceeds from sales of investments................................      1,570     --         --
  Amount due from (to) Parent.......................................       (389)   (16,714)     1,432
                                                                      ---------  ---------  ---------
Net Cash Used in Investing Activities...............................     (7,618)   (27,608)    (9,739)
Financing Activities
  Proceeds from borrowings                                                1,500     28,500     --
  Principal payments on borrowings..................................     (5,066)   (24,368)    (8,610)
  Distributions in excess of net equity.............................    (13,139)    --        (16,584)
  Return of limited partner's capital...............................       (821)    (1,035)      (895)
                                                                      ---------  ---------  ---------
Net Cash Provided by (Used In) Financing Activities.................    (17,526)     3,097    (26,089)
                                                                      ---------  ---------  ---------
Increase (Decrease) in Cash and Cash Equivalents....................     15,303       (550)     2,031
Cash and cash equivalents at beginning of year......................     14,796     30,099     29,549
                                                                      ---------  ---------  ---------
Cash and Cash Equivalents at End of Year............................  $  30,099  $  29,549  $  31,580
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------



                See notes to consolidated financial statements.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1993



NOTE A -- ORGANIZATION


    Checker Motors Corporation (the "Corporation") is a wholly-owned subsidiary of International Controls Corp. ("ICC"). The Corporation is the general partner of Checker Motors Co., L.P. (the "Partnership"), a Delaware limited partnership, of which Executive Life Insurance Company of California ("ELIC") and Checker Holding Corp. III ("Holding III"), a wholly-owned subsidiary of the Corporation, are the limited partners (see Notes F and H). The Corporation's other subsidiary, South Charleston Stamping & Manufacturing Company ("SCSM") is a 90%-owned subsidiary.



    In accordance with the proposed offering by ICC of new Senior Secured Notes, Senior Subordinated Notes and Warrants, and a New Credit Facility consisting of a revolving credit facility, the Corporation and its subsidiaries (which, for this purpose, includes a partnership controlled by the Corporation), except for American Country Insurance Company, a wholly-owned regulated property and casualty insurance company of the Partnership, and its subsidiary ("Insurance Subsidiary"), will become co-issuers for the Senior Secured Notes of the proposed refinancing. Accordingly, the accompanying financial statements include the Corporation and its subsidiaries that will become co-issuers for the Senior Secured Notes, collectively the "Issuer Group," as defined under the terms of the proposed indenture.



NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Corporation, SCSM, Holding III, the Partnership and the Partnership's wholly-owned subsidiaries, except the Insurance Subsidiary, after elimination of all significant intercompany accounts and transactions.



    CASH EQUIVALENTS: The Corporation considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The cash equivalents carrying amount reported in the balance sheet approximates its fair value.



    INVENTORIES:   Certain  inventories are  valued  at the  lower  of  Last-In,
First-Out (LIFO) cost or market, with the balance at the lower of First-In, First-Out (FIFO) cost or market.



    PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Plant and equipment, other than vehicles, are depreciated principally by the straight-line method. Vehicles held for lease are depreciated by the sum-of-the-years digits method. Depreciation is based upon the estimated useful lives of the various classes of plant and equipment.



    RENTAL INCOME: Rental income from vehicle leases is recognized as earned. Vehicles are generally leased on a daily or weekly basis to unaffiliated operators.



    RETIREMENT PLANS: Subsidiaries sponsor several defined benefit and defined contribution retirement plans and participate in a multiemployer pension plan, which plans cover all employees. Benefits under the plans are generally related to an employee's length of service, wages and benefits and, where applicable, contributions. The costs of these plans are determined on the basis of actuarial cost methods or stipulated contribution rates for hours worked or employee contributions. The funding policy is generally to contribute amounts required to maintain funding standards in accordance with the Employee Retirement Income Security Act.



    MINORITY INTEREST: Minority interest represents ELIC's allocable share of SCSM's and the Partnership's net assets (see Note F).



    INCOME TAXES: Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes (see Note G).

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE C -- INVENTORIES



    Inventories are classified as follows at December 31 (dollars in thousands):



                                                                                   1992       1993
                                                                                 ---------  ---------
Finished products..............................................................  $   2,459  $   2,110
Work-in-process................................................................      1,647      2,104
Raw material...................................................................      5,046      6,386
                                                                                 ---------  ---------
                                                                                 $   9,152  $  10,600
                                                                                 ---------  ---------
                                                                                 ---------  ---------



    Inventories aggregating $3.3 million and $4.1 million at December 31, 1992 and 1993, respectively, are stated at cost determined by the LIFO method. If the FIFO method had been used for all inventories, the amounts reported would have been $0.9 million higher at December 31, 1992 and 1993.



NOTE D -- BORROWINGS


    Long-term debt consists of the following obligations at December 31 (dollars in thousands):



                                                                                  1992       1993
                                                                                ---------  ---------
Partnership term loan payable to bank.........................................  $  28,500  $  22,500
Equipment term loan payable to bank...........................................      7,300      5,500
Term loan payable to bank.....................................................     --          2,500
Economic development term loan................................................     11,389     10,909
Equipment term loan payable to
  Economic Development Authority..............................................      1,566      1,355
SCSM promissory note..........................................................      3,043      2,924
Partnership promissory note...................................................      2,500      2,500
                                                                                ---------  ---------
                                                                                   54,298     48,188
Less current portion..........................................................      8,568      9,412
                                                                                ---------  ---------
                                                                                $  45,730  $  38,776
                                                                                ---------  ---------
                                                                                ---------  ---------



    During September 1992, the Partnership entered into a Loan and Guaranty Agreement with a bank pursuant to which the bank provided a $30 million term loan to the Partnership. The Partnership term loan requires twenty quarterly principal payments of $1.5 million, plus interest at the bank's prime rate (6% at December 31, 1993) plus 1.25% which payments commenced December 31, 1992. The term loan is secured by substantially all of the Partnership's assets.



    The equipment term loan payable to a bank requires quarterly payments of $0.5 million plus interest at the bank's prime rate (6% at December 31, 1993) plus 1.25%. The obligation is secured by certain machinery and equipment with a net carrying amount of $6.5 million at December 31, 1993.



    During November 1993, SCSM entered into a secured term loan agreement with a bank pursuant to which the bank provided a $2.5 million term loan. The proceeds of the term loan were used to finance the acquisition of and is fully secured by certain equipment. The term loan requires quarterly payments of $0.13 million plus interest at the bank's prime rate (6% at December 31, 1993) plus 1.25% which payments commence in January 1994.



    In connection with the Partnership term loan, equipment term loan payable to a bank, and the term loan payable to a bank, the Corporation is required to comply with certain financial covenants and the agreements limit additional loans to the Corporation.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE D -- BORROWINGS (Continued)


    The economic development term loan is payable by SCSM to the West Virginia Economic Development Authority and requires monthly payments of $0.1 million including interest at 5.0% with the unpaid balance due in 2008. The interest rate will be adjusted in April 1998 and 2003 so as to remain equal to 75% of the base rate, as defined, plus 1/2%. The loan is secured by certain machinery and equipment with a net carrying amount of $25.1 million at December 31, 1993.



    The equipment term loan payable to the Economic Development Authority by SCSM is secured by machinery and equipment and requires monthly payments of $0.03 million, including interest at 6.875%. The obligation is secured by certain machinery and equipment with a net carrying amount of $1.4 million at December 31, 1993.



    The SCSM promissory note is payable to Volkswagen of America and is secured by machinery and equipment and requires monthly payments of $0.03 million, including interest at 5.0%. The interest rate will be adjusted in April 1998 and 2003 so as to remain equal to 75% of the base rate, as defined, plus 1/2%.



    The Partnership promissory note is payable to the Insurance Subsidiary and is secured by a mortgage on real estate. Interest is payable quarterly at an annual interest rate of 8 1/2% on the outstanding balance. The entire principal balance is due in October 1999.



    Required principal payments on borrowings for the four years following 1994 are $9.5 million in 1995, $9.1 million in 1996, $6.0 million in 1997 and $1.6 million in 1998.



    SCSM maintains a $7.5 million line of credit with a bank ($5 million utilized at December 31, 1993) which bears interest at the bank's base lending rate (6% at December 31, 1993) plus 1% and is secured by SCSM's accounts receivable and inventory.



    The Partnership has a $5 million line of credit with a bank. Borrowings under the line ($0 at December 31, 1993) bears interest at the bank's prime rate (6% at December 31, 1993) plus 1%.



    Interest paid totaled $7.4 million in 1991, $7.8 million in 1992 and $6.5 million in 1993.



    The carrying amounts of the Corporation's borrowings approximates its fair value.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE E -- RETIREMENT PLANS


    The following table sets forth the funded status of the defined benefit plans and amounts recognized in the consolidated balance sheets at December 31 (dollars in thousands):



                                                                                 1992        1993
                                                                              ----------  ----------
Actuarial present value of benefit obligations:
Vested benefit obligation...................................................  $   22,647  $   22,960
                                                                              ----------  ----------
                                                                              ----------  ----------
Accumulated benefit obligation..............................................  $   23,446  $   23,770
                                                                              ----------  ----------
                                                                              ----------  ----------
Projected benefit obligation................................................  $  (24,246) $  (24,693)
Plan assets at fair value (primarily guaranteed investment contracts with
 insurance companies).......................................................      17,827      18,300
                                                                              ----------  ----------
Projected excess plan liabilities...........................................      (6,419)     (6,393)
Unrecognized prior service cost.............................................       1,078       1,210
Unrecognized net gain.......................................................      (1,138)     (1,101)
Unrecognized net obligation at transition...................................       2,048       1,819
Minimum liability...........................................................      (1,722)     (1,450)
                                                                              ----------  ----------
Pension liability recognized in the balance sheets..........................      (6,153)     (5,915)
Less noncurrent portion.....................................................       4,432       4,160
                                                                              ----------  ----------
Current Pension Liability...................................................  $   (1,721) $   (1,755)
                                                                              ----------  ----------
                                                                              ----------  ----------



    Pension expense for defined benefit plans includes the following components (dollars in thousands):



                                                                   Year Ended December 31,
                                                               -------------------------------
                                                                 1991       1992       1993
                                                               ---------  ---------  ---------
Service costs--benefits earned (normal cost).................  $     544  $     484  $     497
Interest cost on projected benefit obligation................      1,810      1,874      1,910
Actual return on plan assets.................................     (1,452)    (1,551)    (1,592)
Net amortization and deferral................................        364        291        311
Curtailment loss.............................................        456         --         --
                                                               ---------  ---------  ---------
Net Periodic Pension Cost....................................  $   1,722  $   1,098  $   1,126
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------



    As a result of the effect of the continued economic recession on the automotive industry, the number of active pension plan participants in one of the Partnership's defined benefit plans was substantially reduced during 1991 resulting in a curtailment loss of $0.5 million.



    Assumptions used in accounting for defined benefit plans were as follows for all three years:



Discount rate...................................................     8 1/4%
Rate of increase in compensation levels, if applicable..........         4%
                                                                       9% -
Expected long-term rate of return on assets.....................     9 1/2%



    Unrecognized prior service costs and unrecognized net gains and losses are being amortized straight-line over 15 years.



    Relative positions and undertakings in multiemployer pension plans are not presently determinable.



    Expense related to defined contribution plans totaled $0.4 million in 1991, $0.5 million in 1992, and $0.7 million in 1993.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE E -- RETIREMENT PLANS (Continued)


    The Partnership provides postretirement health care and life insurance benefits to eligible retired employees. The Partnership's policy is to fund the cost of medical benefits as paid. Prior to 1993, the Partnership recognized expense in the year the benefits were provided. The amount charged to expense for these benefits was approximately $0.4 million in 1991 and $0.5 million in 1992. In 1993, the Partnership adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This statement requires the accrual of the cost of providing postretirement benefits, including medical and life insurance coverage, during the active service period of the employee. A charge of $11.2 million (net of taxes of $5.8 million) was recorded during 1993 to reflect the cumulative effect of this change in accounting principle.



    The following table sets forth the plans' funded status reconciled with amounts recognized in the Corporation's consolidated balance sheet at December 31, 1993 (in thousands):



Accumulated postretirement obligation: Retirees........................  $  (8,297)
Fully eligible active plan participants                                     (2,160)
Other active plan participants.........................................     (4,110)
                                                                         ---------
                                                                           (14,567)
Unrecognized net gain..................................................       (162)
Unrecognized prior service cost benefit................................     (3,432)
                                                                         ---------
Accrued postretirement benefit liability recorded in balance sheet.....    (18,161)
Less noncurrent portion................................................     17,403
                                                                         ---------
Current portion of postretirement benefit liability....................  $    (758)
                                                                         ---------
                                                                         ---------



    Net periodic postretirement benefit cost for the year ended December 31, 1993, includes the following components (in thousands):



Service cost.............................................................       $357
Interest cost............................................................      1,337
                                                                           ---------
                                                                              $1,694
                                                                           ---------
                                                                           ---------



    The health care cost trend rate ranges from 13.6% down to 5.5% over the next 14 years and remains level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1993, by $3.0 million. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.5% at December 31, 1993.



    The effect of adopting SFAS No. 106 decreased 1993 pre-tax income by $1.1 million as compared to 1992.



NOTE F -- MINORITY EQUITY


    The Corporation, as general partner of the Partnership, has an income allocation agreement with the limited partners. Net income has generally been allocated to the partners as follows:



    During the initial period (commencing with the date of formation of the Partnership, March 5, 1986, and terminating on the earlier to occur of December 31, 1990, or the date at which ELIC's excess capital account, as defined, shall equal at least $40 million) net income was generally allocated 90% to ELIC and 10% to the General Partner.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE F -- MINORITY EQUITY (Continued)


    During 1988, the $40 million threshold was achieved and net income was, thereafter, allocated 90% to the General Partner and 10% to ELIC as provided by the Partnership Agreement.



    On April 11, 1991, ELIC was placed in conservatorship. In accordance with the provisions of the Partnership Agreement, the Partnership continues, but ELIC's interest in the Partnership and rights under the Partnership Agreement are limited to the right to receive the balance of its capital account as calculated and on the terms set forth in the Partnership Agreement. For financial reporting purposes, Partnership earnings had previously been allocated to ELIC's capital account based on book income and the minority equity was calculated accordingly (the "GAAP Capital Account Amount"). The Partnership Agreement, however, provides for allocations of Partnership earnings to ELIC's capital account on a basis that differs from book income and calculation of the minority equity amount thereunder is to be made accordingly (the "Partnership Agreement Capital Account Amount"). Because the provisions of the Partnership Agreement require that ELIC's capital account be fixed and calculated as of April 11, 1991, the minority equity includes a $2.3 million credit representing the adjustment from the GAAP Capital Account Amount as of April 11, 1991, to the Partnership Agreement Capital Account Amount as of the same date (the "Final Capital Account"). The Final Capital Account is being paid out in level quarterly installments, including interest at 7% per annum, through the year 2013 (see Note H).



    On June 24, 1991, Holding III was formed and in exchange for issuing its stock to and becoming a wholly-owned subsidiary of the Corporation, Holding III was allocated a 1% Limited Partner interest in the Partnership. The amended Partnership Agreement now provides that net income is allocated 99% to the General Partner and 1% to the Limited Partner, Holding III.



    The Partnership Agreement requires that a distribution for federal, state and local income taxes of the General and Limited Partners be accrued based on each partner's distributive share of Partnership earnings.



    Through April 10, 1991, distributions to ELIC were also accrued to provide for the payment, as funds were available, of the principal component of ELIC's excess capital account in quarterly installments of constant blended payments (with interest computed at 7% per annum) over 25 years. Effective April 11, 1991, distributions to ELIC were accrued to provide for the payment, as funds were available, of the principal component of ELIC's Final Capital Account in quarterly installments of constant blended payments (with interest computed at 7% per annum) through the year 2013. Cash of $20.4 million and $19.9 million was distributed during 1992 and 1993, respectively, to the General Partner. Distributions of $6.0 million were accrued to the General Partner during 1990. Cash of $0.9 million during 1991, $1.2 million during 1992, and $1.1 million during 1993 was distributed to the Limited Partners. Additional distributions of $1.3 million are accrued to the Limited Partners at December 31, 1993.



NOTE G -- INCOME TAXES


    Effective January 1, 1993, the Corporation adopted the provisions of Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("FAS No. 109"). As permitted under the new rules, prior year financial statements have not been restated. The Corporation recorded a charge of $6.2 million during 1993 to reflect the cumulative effect of the change in accounting principle.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE G -- INCOME TAXES (Continued)


    Under the provisions of FAS No. 109, deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation's deferred tax liabilities and assets as of December 31, 1993, are as follows (dollars in thousands):



Deferred tax liabilities:
Property, plant and equipment.............................................  $  12,035
Other.....................................................................        781
                                                                            ---------
                                                                               12,816
Deferred tax assets:
Other postretirement benefits.............................................      6,172
Pensions..................................................................      1,620
Reserves..................................................................      2,567
                                                                            ---------
                                                                               10,359
Valuation allowance.......................................................      1,000
                                                                                9,359
                                                                            ---------
Net deferred tax liabilities..............................................  $   3,457
                                                                            ---------
                                                                            ---------



    The Corporation's taxable income, except for taxable income of the Insurance Subsidiary, is included in the consolidated federal income tax return of ICC. For financial reporting purposes, federal income tax expense is provided by the Corporation as if it was filing a separate income tax return.



    Amounts paid to ICC for the Corporation's income tax expense on a separate return basis amounted to $0.4 million in 1991, $2.8 million in 1992 and $4.6 million in 1993.



    The components of the deferred tax (benefit) expense are as follows (dollars in thousands):



                                                                                    Year Ended December
                                                                                            31,
                                                                                    --------------------
                                                                                      1991       1992
                                                                                    ---------  ---------
Tax depreciation (less than) in excess of book depreciation.......................  $   1,981  $   1,134
Inventory reserves................................................................     --           (232)
Partnership allocation............................................................       (719)    (1,034)
Alternative minimum tax...........................................................     (2,393)       772
Other.............................................................................        123         (5)
                                                                                    ---------  ---------
Deferred tax (benefit) expense....................................................  $  (1,008) $     635
                                                                                    ---------  ---------
                                                                                    ---------  ---------



    Income tax (benefit) expense differs from the amount computed by applying the statutory federal income tax rate to income (loss) before income taxes and extraordinary items. The reasons for these differences are as follows (dollars in thousands):



                                                                                         Year Ended December 31,
                                                                                     -------------------------------
                                                                                                           Liability
                                                                                       Deferred Method      Method
                                                                                     --------------------  ---------
                                                                                       1991       1992       1993
                                                                                     ---------  ---------  ---------
Computed expected tax (benefit) expense............................................  $    (478) $   3,748  $   7,074
Increase (decrease) in taxes resulting from: Partnership differences...............        (51)         6        (11)
Nontaxable dividend income.........................................................     --           (237)      (735)
Other..............................................................................        (32)       (73)       544
                                                                                     ---------  ---------  ---------
Actual tax (benefit) expense.......................................................  $    (561) $   3,444  $   6,872

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE H -- COMMITMENTS AND CONTINGENCIES


    On March 4, 1992, the Corporation received notice that the Insurance Commissioner of the State of California, as Conservator and Rehabilitator of ELIC, a limited partner of the Partnership, had filed an Amendment to the Application for Order of Conservation filed in Superior Court of the State of California for the County of Los Angeles. The amendment seeks to add to the Order, dated April 11, 1991, the Corporation, the Partnership and Checker Holding Corp. III, a limited partner of the Partnership. The amendment alleges that the action by the Corporation invoking provisions of the Partnership Agreement that alter ELIC's rights in the Partnership upon the occurrence of certain events is improper and constitutes an impermissible forfeiture of ELIC's interest in the Partnership and a breach of fiduciary duty to ELIC. The amendment seeks (a) a declaration of the rights of the parties in the Partnership and (b) damages in an unspecified amount. The Partnership believes that it has meritorious defenses to the claims of ELIC. The Partnership has been in litigation on these issues for almost three years with each party seeking, among other things, a declaration of its rights under the Partnership Agreement. The Company has offered to redeem ELIC's minority interest in the Partnership and SCSM for $32 million. If ELIC's rights under the Partnership Agreement had not been altered, net income for 1991 and 1992 would have been reported at $3.3 million and $0.7 million less, respectively, and net loss for 1993 would have been reported at $0.7 million less than the amounts reported (see Note F).



    The Corporation and its subsidiaries are also involved in various other legal actions in the normal course of business. None of the various legal actions are expected to have a material effect on the consolidated financial statements.



    The Corporation and its subsidiaries lease real estate and equipment. Certain leases are renewable and provide for monthly rentals, real estate taxes and other operating expenses. Rental expense under operating leases was approximately $1.2 million in 1991, $1.1 million in 1992, and $1.3 million in 1993. Minimum rental obligations for all noncancellable operating leases at December 31, 1993 are as follows: $1.4 million in 1994, $1.4 million in 1995, $1.4 million in 1996, $1.3 million in 1997, $1.3 million in 1998 and $13.3 million thereafter.



NOTE I -- INDUSTRY SEGMENT INFORMATION


    The Corporation and its obligor subsidiaries operate in two principal segments:



    AUTOMOTIVE   PRODUCTS   SEGMENT  _--__Manufacturing   metal   stampings  and
assemblies and coordination of related tooling production for motor vehicle manufacturers.



    VEHICULAR OPERATIONS SEGMENT _--__Leasing taxicabs.



    Automotive product net sales to a major customer amounted to approximately $80.3 million in 1991, $109.1 million in 1992, and $121.5 million in 1993
(including accounts receivable and unbilled tooling charges of $5.7 million, $8.9 million and $8.9 million at December 31, 1991, 1992, and 1993, respectively). ICC charges the Corporation a fee for general and administrative costs. Amounts charged totaled $0.7 million in 1991, 1992 and 1993.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE I -- INDUSTRY SEGMENT INFORMATION -- (Continued)



                                                          Automotive    Vehicular
                                                           Products    Operations   Eliminations   Consolidated
                                                          -----------  -----------  -------------  -------------
                                                                          (dollars in thousands)
1991
  Revenues:
    Outside customers...................................   $  84,401    $  43,527    $   --         $   127,928
    Intersegment sales..................................           5        3,635         (3,640)       --
                                                          -----------  -----------  -------------  -------------
                                                           $  84,406    $  47,162    $    (3,640)   $   127,928
                                                          -----------  -----------  -------------  -------------
                                                          -----------  -----------  -------------  -------------
  Operating profit (loss)...............................   $  (4,237)   $   7,139                   $     2,902
  Corporate expenses....................................                                                   (744)
  Interest income:
    Corporate...........................................                                                  1,605
  Interest expense......................................                                                 (7,346)
  Other income, net.....................................                                                  2,177
  Minority equity.......................................                                                  1,931
                                                                                                   -------------
  Income before income taxes............................                                            $       525
                                                                                                   -------------
                                                                                                   -------------
  Identifiable assets...................................   $  67,258    $  28,357                   $    95,615
  Partnership assets....................................                                                 32,384
  Corporate assets......................................                                                   (132)
                                                                                                   -------------
  Total assets at December 31, 1991.....................                                            $   127,867
                                                                                                   -------------
                                                                                                   -------------
  Depreciation..........................................   $   4,237    $  10,369                   $    14,606
  Capital expenditures..................................       1,190       10,181                        11,371

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE I -- INDUSTRY SEGMENT INFORMATION (Continued)



                                                          Automotive    Vehicular
                                                           Products    Operations   Eliminations   Consolidated
                                                          -----------  -----------  -------------  -------------
                                                                          (dollars in thousands)
1992
  Revenues:
    Outside customers...................................   $ 112,631    $  40,580    $   --         $   153,211
    Intersegment sales..................................           1        4,043         (4,044)       --
                                                          -----------  -----------  -------------  -------------
                                                           $ 112,632    $  44,623    $    (4,044)   $   153,211
                                                          -----------  -----------  -------------  -------------
                                                          -----------  -----------  -------------  -------------
  Operating profit......................................   $  11,623    $   5,727                   $    17,350
  Corporate expenses....................................                                                   (744)
  Interest income:
    Corporate...........................................                                                    748
  Interest expense......................................                                                 (6,736)
  Other income, net.....................................                                                    194
                                                                                                   -------------
  Income before income taxes............................                                            $    10,812
                                                                                                   -------------
                                                                                                   -------------
  Identifiable assets...................................   $  66,561    $  25,516                   $    92,077
  Partnership assets....................................                                                 31,458
  Corporate assets......................................                                                   (116)
                                                                                                   -------------
  Total assets at December 31, 1992.....................                                            $   123,419
                                                                                                   -------------
                                                                                                   -------------
  Depreciation..........................................   $   4,148    $  10,099                   $    14,247
  Capital expenditures..................................       1,889       10,411                        12,300

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE I -- INDUSTRY SEGMENT INFORMATION (Continued)



                                                          Automotive    Vehicular
                                                           Products    Operations   Eliminations   Consolidated
                                                          -----------  -----------  -------------  -------------
                                                                          (dollars in thousands)
1993
  Revenues:
    Outside customers...................................   $ 127,925    $  42,103    $   --         $   170,028
    Intersegment sales..................................      --            4,346         (4,346)       --
                                                          -----------  -----------  -------------  -------------
                                                           $ 127,925    $  46,449    $    (4,346)   $   170,028
                                                          -----------  -----------  -------------  -------------
                                                          -----------  -----------  -------------  -------------
  Operating profit (loss)...............................   $  15,307    $   6,250                   $    21,557
  Corporate expenses....................................                                                   (744)
  Interest income:
    Corporate...........................................                                                    902
  Interest expense......................................                                                 (6,587)
  Other income, net.....................................                                                  5,083
                                                                                                   -------------
  Income before income taxes and accounting changes.....                                            $    20,211
                                                                                                   -------------
                                                                                                   -------------
  Identifiable assets...................................   $  67,937    $  20,493                   $    88,430
  Partnership assets....................................                                                 33,644
  Corporate assets......................................                                                   (253)
                                                                                                   -------------
  Total assets at December 31, 1993.....................                                            $   121,821
                                                                                                   -------------
                                                                                                   -------------
  Depreciation..........................................   $   4,990    $   9,531                   $    14,521
  Capital expenditures..................................       4,728        7,913                        12,641



    Intersegment sales are accounted for at prices comparable to normal unaffiliated customer sales. Corporate and Partnership assets consist of short-term investments, savings deposits and certain other assets.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE J_--_RELATED PARTY TRANSACTIONS



    The Corporation's various operations purchase workers compensation, general liability and property and casualty insurance from the Insurance Subsidiary. Insurance expense for policies purchased by the Corporation totaled $12.7 million in 1991, $13.2 million in 1992 and $13.4 million in 1993. The Insurance Subsidiary also declared dividends of $1.0 million and $3.0 million in 1992 and 1993, payable to Checker Motors Corporation. These dividends are included in other income. No dividend was declared by the Insurance Subsidiary in 1991.



    An officer of a subsidiary is the owner of a taxicab association established in 1988 in the City of Chicago to which both affiliated and unaffiliated taxi drivers may be members for a fee, and through which the members may obtain automobile liability insurance from the Insurance Subsidiary and other maintenance and rental services. The association purchases services from various of the Partnership's operations and reimburses the operations for certain management, general and administrative costs. Amounts received from the association totaled $2.6 million in 1991, $3.3 million in 1992 and $4.4 million in 1993. At December 31, 1993, the Corporation and the Partnership have guaranteed certain of the association's obligations totaling $0.7 million.



    Each of the Corporation's directors provides consulting services to the Corporation or its subsidiaries. Annual expenses incurred relating to these consulting services totaled $0.8 million.



    The notes receivable of $0.6 million are for common stock purchased in March 1986 by the former stockholders of the Corporation. The notes are noninterest bearing and have no fixed repayment schedule.



    Subsequent to year end, the Corporation distributed $15.0 million to ICC and the receivable from parent was discharged. Accordingly, the receivable from parent has been classified as a reduction in stockholder's equity in the balance sheet.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE K -- SELECTED QUARTERLY DATA (UNAUDITED)


                                                                  1992 Quarter Ended                      1993 Quarter Ended
                                                 -----------------------------------------------------  ----------------------
                                                  March 31     June 30    September 30    December 31    March 31     June 30
                                                 -----------  ---------  --------------  -------------  -----------  ---------
                                                               (dollars in thousands, except per share amounts)
Revenues.......................................   $  38,775   $  40,050    $   34,609     $    39,777    $  44,947   $  44,583
Gross Profit...................................       7,860       8,628         4,437           6,582        8,603      10,148
Income (loss) before accounting changes........       3,861       3,096          (750)          1,161        5,583       3,117
Accounting changes.............................      --          --            --             --           (17,437)     --
Net income (loss)..............................       3,861       3,096          (750)          1,161      (11,854)      3,117
Income (loss) per share:
  Income (loss) before
   accounting changes..........................   $   3,861   $   3,096    $     (750)    $     1,161    $   5,583   $   3,117
  Accounting changes...........................      --          --            --             --           (17,437)     --
  Net income (loss)............................       3,861       3,096          (750)          1,161      (11,854)      3,117


                                                  September 30    December 31
                                                 --------------  -------------

Revenues.......................................    $   37,258     $    43,240
Gross Profit...................................         6,611           8,318
Income (loss) before accounting changes........         1,256           3,383
Accounting changes.............................        --             --
Net income (loss)..............................         1,256           3,383
Income (loss) per share:
  Income (loss) before
   accounting changes..........................    $    1,256     $     3,383
  Accounting changes...........................        --             --
  Net income (loss)............................         1,256           3,383

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE L -- SUMMARY OF ISSUER AND NON-ISSUER GROUPS -- (Continued)



CONSOLIDATED BALANCE SHEETS


                                                                 December 31, 1992                         December 31, 1993
                                               ------------------------------------------------------  --------------------------
                                               Consolidated   Non-Issuer                    Issuer     Consolidated   Non-Issuer
                                                  Checker        Group     Eliminations      Group        Checker        Group
                                               -------------  -----------  -------------  -----------  -------------  -----------
ASSETS
  Total current assets.......................   $    68,500    $  16,928    $       (10)  $    51,563   $    70,582    $  15,487
  Amount due from parent.....................           240       --            --                240           363       --
  Property, plant and equipment, net.........        66,641        1,615        --             65,025        62,866        1,221
  Insurance Subsidiary investments...........        84,616       84,616        --            --             90,838       90,838
  Deferred income taxes......................         2,558       --             (2,558)      --            --            --
  Other assets...............................        26,068       21,977          2,500         6,591        18,100       16,061
                                               -------------  -----------  -------------  -----------  -------------  -----------
Total Assets.................................   $   248,623    $ 125,136    $       (68)  $   123,419   $   242,749    $ 123,607
                                               -------------  -----------  -------------  -----------  -------------  -----------
                                               -------------  -----------  -------------  -----------  -------------  -----------

LIABILITIES AND STOCKHOLDER'S DEFICIT:
  Total current liabilities..................   $    39,702    $   3,849    $       (10)  $    35,843   $    46,744    $   4,660
  Long-term debt, excluding current
   portion...................................        43,230       --              2,500        45,730        36,276       --
  Insurance Subsidiary's unpaid losses and
   loss adjustment expenses..................        75,780       75,780        --            --             71,179       71,179
                                               -------------  -----------  -------------  -----------  -------------  -----------
  Other liabilities..........................        66,773       11,688         (2,558)       52,527        83,639       13,049
                                               -------------  -----------  -------------  -----------  -------------  -----------
  Total liabilities..........................       225,485       91,317            (68)      134,100       237,838       88,888
                                               -------------  -----------  -------------  -----------  -------------  -----------
  Total stockholder's deficit................        23,138       33,819        --            (10,681)        4,911       34,719
Total Liabilities and Stockholder's
 Deficit.....................................   $   248,623    $ 125,136    $       (68)  $   123,419   $   242,749    $ 123,607
                                               -------------  -----------  -------------  -----------  -------------  -----------
                                               -------------  -----------  -------------  -----------  -------------  -----------


                                                                Issuer
                                               Eliminations      Group
                                               -------------  -----------
ASSETS
  Total current assets.......................   $       179   $    55,274
  Amount due from parent.....................       --                363
  Property, plant and equipment, net.........       --             61,645
  Insurance Subsidiary investments...........       --            --
  Deferred income taxes......................       --            --
  Other assets...............................         2,500         4,539
                                               -------------  -----------
Total Assets.................................   $     2,679   $   121,821
                                               -------------  -----------
                                               -------------  -----------
LIABILITIES AND STOCKHOLDER'S DEFICIT:
  Total current liabilities..................   $       179   $    42,263
  Long-term debt, excluding current
   portion...................................         2,500        38,776
  Insurance Subsidiary's unpaid losses and
   loss adjustment expenses..................       --            --
                                               -------------  -----------
  Other liabilities..........................       --             70,590
                                               -------------  -----------
  Total liabilities..........................         2,679       151,629
                                               -------------  -----------
  Total stockholder's deficit................       --            (29,808)
Total Liabilities and Stockholder's
 Deficit.....................................   $     2,679   $   121,821
                                               -------------  -----------
                                               -------------  -----------

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE L -- SUMMARY OF ISSUER AND NON-ISSUER GROUPS



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                             December 31, 1991
                                                           ------------------------------------------------------
                                                           Consolidated   Non-Issuer                    Issuer
                                                              Checker        Group     Eliminations      Group
                                                           -------------  -----------  -------------  -----------
Revenues.................................................   $   155,070    $  39,877    $    12,735   $   127,928
Cost of revenues.........................................      (134,206)     (33,528)       (12,735)     (113,413)
Gross Profit.............................................        20,864        6,349        --             14,515
                                                           -------------  -----------  -------------  -----------
SG&A expense.............................................       (21,842)      (9,485)       --            (12,357)
Interest expense.........................................        (7,346)      --            --             (7,346)
Interest income..........................................         8,522        6,917        --              1,605
Other income (expense) net...............................         1,723         (454)       --              2,177
Minority equity in Partnership earnings..................         1,931       --            --              1,931
Income before income taxes...............................         3,852        3,327        --                525
Income tax expense.......................................          (236)        (797)       --                561
Net Income...............................................   $     3,616    $   2,530    $   --        $     1,086
                                                           -------------  -----------  -------------  -----------
                                                           -------------  -----------  -------------  -----------


                                                                             December 31, 1992
                                                           ------------------------------------------------------
                                                           Consolidated   Non-Issuer                    Issuer
                                                              Checker        Group     Eliminations      Group
                                                           -------------  -----------  -------------  -----------
Revenues.................................................   $   180,397    $  40,346    $    13,160   $   153,211
Cost of revenues.........................................      (144,909)     (32,365)       (13,160)     (125,704)
Gross Profit.............................................        35,488        7,981        --             27,507
SG&A expense.............................................       (20,704)      (9,803)       --            (10,901)
Interest expense.........................................        (6,736)      --            --             (6,736)
Interest income..........................................         7,281        6,533        --                748
Other income (expense) net...............................           928        1,734          1,000           194
                                                           -------------  -----------  -------------  -----------
Income before income taxes...............................        16,257        6,445          1,000        10,812
Income tax expense.......................................        (5,429)      (1,985)       --             (3,444)
                                                           -------------  -----------  -------------  -----------
Net Income...............................................   $    10,828    $   4,460    $     1,000   $     7,368
                                                           -------------  -----------  -------------  -----------
                                                           -------------  -----------  -------------  -----------

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE L -- SUMMARY OF ISSUER AND NON-ISSUER GROUPS (Continued)


              CONSOLIDATED STATEMENTS OF OPERATIONS -- (Continued)



                                                                             December 31, 1993
                                                           ------------------------------------------------------
                                                           Consolidated   Non-Issuer                    Issuer
                                                              Checker        Group     Eliminations      Group
                                                           -------------  -----------  -------------  -----------
Revenues.................................................   $   197,464    $  40,836    $    13,400   $   170,028
Cost of revenues.........................................      (155,766)     (32,818)       (13,400)     (136,348)
                                                           -------------  -----------  -------------  -----------
Gross Profit.............................................        41,698        8,018        --             33,680
SG&A expense.............................................       (23,097)     (10,230)       --            (12,867)
Interest expense.........................................        (6,587)      --            --             (6,587)
Interest income..........................................         6,779        5,877        --                902
Other income (expense) net...............................         3,980        1,897          3,000         5,083
                                                           -------------  -----------  -------------  -----------
Income before income taxes and accounting changes........        22,773        5,562          3,000        20,211
Income tax expense.......................................        (8,369)      (1,497)       --             (6,872)
                                                           -------------  -----------  -------------  -----------
Income before accounting changes.........................        14,404        4,065          3,000        13,339
Accounting changes, net of income taxes..................       (17,643)        (206)       --            (17,437)
                                                           -------------  -----------  -------------  -----------
Net Income (Loss)........................................   $    (3,239)   $   3,859    $     3,000   $    (4,098)
                                                           -------------  -----------  -------------  -----------
                                                           -------------  -----------  -------------  -----------



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                             December 31, 1991
                                                           ------------------------------------------------------
                                                           Consolidated   Non-Issuer                    Issuer
                                                              Checker        Group     Eliminations      Group
                                                           -------------  -----------  -------------  -----------
Cash flow from operating activities:
  Net income.............................................   $     3,616    $   2,530    $   --        $     1,086
  Adjustments to reconcile net income to net cash
   provided by operating activities......................        13,397         (818)       --             14,215
  Changes in operating assets and liabilities............        29,044        6,398          2,500        25,146
Net cash flow provided by operating activities...........        46,057        8,110          2,500        40,447
Net cash flow used in investing activities...............       (11,315)      (3,697)       --             (7,618)
Net cash flow used in financing activities...............       (15,026)      --             (2,500)      (17,526)
                                                           -------------  -----------  -------------  -----------
Increase in cash and cash equivalents....................        19,716        4,413        --             15,303
Beginning cash and cash equivalents......................        15,777          981        --             14,796
                                                           -------------  -----------  -------------  -----------
Ending Cash and Cash Equivalents.........................   $    35,493    $   5,394    $   --        $    30,099
                                                           -------------  -----------  -------------  -----------
                                                           -------------  -----------  -------------  -----------

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE L -- SUMMARY OF ISSUER AND NON-ISSUER GROUPS (Continued)


              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (Continued)


                                                                             December 31, 1992
                                                           ------------------------------------------------------
                                                           Consolidated   Non-Issuer                    Issuer
                                                              Checker        Group     Eliminations      Group
                                                           -------------  -----------  -------------  -----------
Cash flow from operating activities:
  Net income.............................................   $    10,828    $   4,460    $     1,000   $     7,368
  Adjustments to reconcile net income to net cash
   provided by operating activities......................        14,580       (1,208)       --             15,788
  Changes in operating assets and liabilities............         3,950        5,645          2,500           805
                                                           -------------  -----------  -------------  -----------
Net cash flow provided by operating activities...........        29,358        8,897          3,500        23,961
Net cash flow used in investing activities...............       (33,714)      (6,106)       --            (27,608)
Net cash flow provided by (used in) financing
 activities..............................................         5,597       (1,000)        (3,500)        3,097
                                                           -------------  -----------  -------------  -----------
Increase (decrease) in cash and cash equivalents.........         1,241        1,791        --               (550)
Beginning cash and cash equivalents......................        35,493        5,394        --             30,099
                                                           -------------  -----------  -------------  -----------
Ending Cash and Cash Equivalents.........................   $    36,734    $   7,185    $   --        $    29,549
                                                           -------------  -----------  -------------  -----------
                                                           -------------  -----------  -------------  -----------


                                                                             December 31, 1993
                                                           ------------------------------------------------------
                                                           Consolidated   Non-Issuer                    Issuer
                                                              Checker        Group     Eliminations      Group
                                                           -------------  -----------  -------------  -----------
Cash flow from operating activities:
  Net income (loss)......................................   $    (3,239)   $   3,859    $     3,000   $    (4,098)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities......................        34,772         (244)       --             35,016
Changes in operating assets and liabilities..............         8,576        4,139          2,504         6,941
                                                           -------------  -----------  -------------  -----------
Net cash flow provided by operating activities...........        40,109        7,754          5,504        37,859
Net cash flow used in investing activities...............       (14,937)      (5,202)            (4)       (9,739)
Net cash flow used in financing activities...............       (23,589)      (3,000)        (5,500)      (26,089)
                                                           -------------  -----------  -------------  -----------
Increase (decrease) in cash and cash equivalents.........         1,583         (448)       --              2,031
Beginning cash and cash equivalents......................        36,734        7,185        --             29,549
                                                           -------------  -----------  -------------  -----------
Ending Cash and Cash Equivalents.........................   $    38,317    $   6,737    $   --        $    31,580

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
                          CONSOLIDATED BALANCE SHEETS
           (dollars in thousands, except share and per share amounts)
                                  (unaudited)



                                                                                        December 31,    March 31,
                                                                                            1993          1994
                                                                                       --------------  -----------
ASSETS
Cash and cash equivalents............................................................   $     31,580   $   424,339
Accounts receivable..................................................................         10,334        15,082
Inventories..........................................................................         10,600        10,464
Other current assets.................................................................          2,760         5,689
                                                                                       --------------  -----------
    Total current assets.............................................................         55,274        55,574
Property, plant and equipment, net...................................................         61,645        62,311
Amount due from Parent...............................................................            363         6,766
Other assets.........................................................................          4,539         4,193
                                                                                       --------------  -----------
Total Assets.........................................................................   $    121,821   $   128,844
                                                                                       --------------  -----------
                                                                                       --------------  -----------

LIABILITIES AND STOCKHOLDER'S DEFICIT:
Notes payable........................................................................   $      5,000   $     5,000
Accounts payable.....................................................................         12,823        15,777
Income taxes payable.................................................................            744         1,687
Accrued compensation.................................................................          6,021         5,700
Accrued interest.....................................................................            191           178
Other accrued liabilities............................................................          8,072         8,014
Current portion of long-term debt....................................................          9,412         9,424
                                                                                       --------------  -----------
    Total current liabilities........................................................         42,263        45,780
Long-term debt, excluding current portion............................................         38,776        36,413
Deferred income taxes................................................................          3,457         3,261
Postretirement benefits other than pensions..........................................         17,403        17,465
Other noncurrent liabilities.........................................................          9,598         9,144
Minority interest....................................................................         40,132        39,898
                                                                                       --------------  -----------
    Total liabilities................................................................        151,629       151,961
Stockholder's deficit:
  Common stock, par value $1.00:
    Authorized 1,000 shares
    Outstanding 1,000 shares.........................................................              1             1
Additional paid-in capital...........................................................          1,624         1,624
Retained earnings deficit............................................................        (15,779)      (24,117)
Receivable from Parent...............................................................        (15,029)      --
Notes receivable.....................................................................           (625)         (625)
                                                                                       --------------  -----------
    Total stockholder's deficit......................................................        (29,808)      (23,117)
                                                                                       --------------  -----------
Total Liabilities and Stockholder's Deficit..........................................   $    121,821   $   128,844
                                                                                       --------------  -----------
                                                                                       --------------  -----------



                See notes to consolidated financial statements.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share amounts)
                                  (unaudited)



                                                                                         Three Months Ended March
                                                                                                   31,
                                                                                        --------------------------
                                                                                            1993          1994
                                                                                        ------------  ------------
Revenues..............................................................................  $     44,947  $     48,771
Cost of revenues......................................................................       (36,344)      (38,478)
                                                                                        ------------  ------------
Gross profit..........................................................................         8,603        10,293
Selling, general and administrative expense...........................................        (2,976)       (3,752)
Interest expense......................................................................        (1,751)       (1,571)
Interest income.......................................................................           330           147
Other income, net.....................................................................         3,087         3,749
                                                                                        ------------  ------------
Income before income taxes and accounting changes.....................................         7,293         8,866
Income tax expense....................................................................        (1,711)       (2,175)
                                                                                        ------------  ------------
Income before accounting changes......................................................         5,582         6,691
Accounting changes, net of income taxes...............................................       (17,437)      --
                                                                                        ------------  ------------
Net income (loss).....................................................................  $    (11,855) $      6,691



                See notes to consolidated financial statements.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                  (unaudited)


                                                                                             Three Months Ended
                                                                                                 March 31,
                                                                                           ----------------------
                                                                                              1993        1994
                                                                                           ----------  ----------
Cash flows from operating activities:
  Net income (loss)......................................................................  $  (11,855) $    6,691
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Accounting changes...................................................................      17,437      --
    Depreciation and amortization........................................................       3,782       3,766
    Deferred income tax benefit..........................................................        (106)       (196)
    Net (gain) loss on sale of property, plant and equipment.............................          13         (61)
    Changes in operating assets and liabilities:
      Accounts receivable................................................................      (2,973)     (4,748)
      Inventories........................................................................        (550)        136
      Other assets.......................................................................      (1,973)     (2,782)
      Accounts payable...................................................................       3,627       2,953
      Income taxes.......................................................................      --             943
      Postretirement benefits other than pension.........................................      --              62
      Other liabilities..................................................................       1,676        (846)
                                                                                           ----------  ----------
Net cash flow provided by operating activities...........................................       9,078       5,918
Cash flows from investing activities:
  Purchases of property, plant and equipment.............................................      (4,424)     (4,536)
  Proceeds from disposal of property, plant and equipment................................         837         364
  Amount due from (to) Parent............................................................      15,798       8,626
                                                                                           ----------  ----------
Net cash flow provided by investing activities...........................................      12,211       4,454
Cash flows from financing activities:
  Repayments of borrowings...............................................................      (1,987)     (2,350)
  Distributions in excess of net equity..................................................     (16,584)    (15,029)
Return of limited partner's capital......................................................        (217)       (234)
                                                                                           ----------  ----------
Net cash flow used in financing activities...............................................     (18,788)    (17,613)
                                                                                           ----------  ----------
Increase (decrease) in cash and cash equivalents.........................................       2,501      (7,241)
Beginning cash and cash equivalents......................................................      29,549      31,580
                                                                                           ----------  ----------
Ending cash and cash equivalents.........................................................  $   32,050  $   24,339
                                                                                           ----------  ----------
                                                                                           ----------  ----------



                See notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
                                 March 31, 1994
                                  (unaudited)



Note A -- BASIS OF PRESENTATION


    The accompanying consolidated financial statements of Checker Motors Corporation and subsidiaries (the "Corporation") have been prepared in accordance with generally accepted accounting principles for interim financial information, the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In Management's opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1994, are not necessarily indicative of the results that may be expected for the year ending December 31, 1994. For further information, refer to the Corporation's audited consolidated financial statements and footnotes thereto for the year ended December 31, 1993.



Note B -- PRINCIPLES OF CONSOLIDATION


    The consolidated financial statements include the accounts of Checker Motors Corporation and its subsidiaries that will become co-issuers under the terms of an indenture in connection with a proposed refinancing. Accordingly, the accounts of American Country Insurance Company, a wholly-owned regulated property and casualty insurance subsidiary of the Corporation, and its subsidiary, have been excluded from the consolidated financial statements as they will not be co-issuers under the terms of the proposed refinancing.



Note C -- INVENTORIES


    Inventories are summarized below (dollars in thousands):



                                                                 December 31,    March 31,
                                                                     1993          1994
                                                                --------------  -----------
Finished goods................................................    $    2,110     $   5,693
Work-in-process...............................................         2,104         2,516
Raw materials and supplies....................................         6,386         2,255
                                                                --------------  -----------
                                                                  $   10,600     $  10,464
                                                                --------------  -----------
                                                                --------------  -----------



Note D -- INCOME TAXES


    The Corporation's estimated effective tax rate differs from the statutory rate because of the impact of the reporting of certain income and expense items in the financial statements which are not taxable or deductible for income tax purposes. The values of assets and liabilities acquired in a transaction accounted for as a purchase are recorded at estimated fair values which result in an increase in the net asset value over the tax basis for such net assets.



Note E -- ACCOUNTING CHANGES


    Effective January 1, 1994, the Corporation adopted the provisions of SFAS No. 112, "Employers' Accounting for Postemployment Benefits." The adoption of this SFAS did not affect net income. In accordance with this Statement, prior period financial statements have not been restated to reflect the change in accounting method.



    Effective January 1, 1993, the Corporation adopted the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The Corporation recorded a charge of $11.2 million (net of taxes of $5.8 million) during the quarter ended March 31, 1993, to reflect the cumulative effect of this change in accounting principle.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
                                 March 31, 1994
                                  (unaudited)



Note E -- ACCOUNTING CHANGES (Continued)


    Effective January 1, 1993, the Corporation adopted the provisions of SFAS No. 109, "Accounting for Income Taxes." The Corporation recorded a charge of $6.2 million during the quarter ended March 31, 1993, to reflect the cumulative effect of this change in accounting principle.



Note F -- CONTINGENCIES


    On March 4, 1992, the Corporation received notice that the Insurance Commissioner of the State of California, as Conservator and Rehabilitator of Executive Life Insurance Company of California ("ELIC"), a limited partner of the Partnership, had filed an Amendment to the Application for Order of Conservation filed in Superior Court of the State of California for the County of Los Angeles (the "Court"). The amendment seeks to add to the Order, dated April 11, 1991, the Corporation, the Partnership and Checker Holding Corp. III ("Holding III"), a limited partner of the Partnership. The amendment alleges that the action by the Corporation invoking provisions of the Partnership Agreement that alter ELIC's rights in the Partnership upon the occurrence of certain events is improper and constitutes an impermissible forfeiture of ELIC's interest in the Partnership and a breach of fiduciary duty to ELIC. The amendment seeks (a) a declaration of the rights of the parties in the Partnership and (b) damages in an unspecified amount. The Partnership believes that it has meritorious defenses to the claims of ELIC. On April 15, 1994, the Corporation and the Conservator entered into a letter agreement pursuant to which the Corporation agreed to purchase ELIC's interest in the Partnership for $37 million. The letter agreement has been submitted to the Court for approval.

           CHECKER MOTORS CORPORATION AND SUBSIDIARIES--ISSUER GROUP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)
                                 March 31, 1994



NOTE G_--_SUMMARY OF ISSUER AND NON-ISSUER GROUPS



                          CONSOLIDATED BALANCE SHEETS


                                                               December 31, 1993                     March 31, 1994 (Unaudited)
                                            -------------------------------------------------------  ---------------------------
                                            Consolidated    Non-Issuer                    Issuer     Consolidated    Non-Issuer
                                               Checker        Group      Eliminations      Group        Checker        Group
                                            -------------  ------------  -------------  -----------  -------------  ------------
ASSETS
  Total current assets....................   $    70,582    $   15,487    $       179   $    55,274   $    73,097    $   19,183
  Amount due from parent..................           363        --            --                363         6,766       --
  Property, plant and equipment, net......        62,866         1,221        --             61,645        63,503         1,192
  Insurance Subsidiary investments........        90,838        90,838        --            --             89,134        89,134
  Deferred income taxes...................       --            --             --            --                252       --
  Other assets............................        18,100        16,061          2,500         4,539        19,150        17,457
                                            -------------  ------------  -------------  -----------  -------------  ------------
Total Assets..............................  $    242,749   $   123,607   $      2,679   $   121,821  $    251,902   $   126,966
                                            -------------  ------------  -------------  -----------  -------------  ------------
                                            -------------  ------------  -------------  -----------  -------------  ------------

LIABILITIES AND STOCKHOLDER'S DEFICIT:
  Total current liabilities...............  $     46,741   $     4,660   $        179   $    42,263  $     47,682   $     3,562
  Long-term debt, excluding current
   portion................................        36,276       --               2,500        38,776        33,913       --
  Insurance Subsidiary's unpaid losses and
   loss adjustment expenses...............        71,179        71,179        --            --             72,078        72,078
  Other liabilities.......................        83,639        13,049        --             70,590        89,105        19,085
                                            -------------  ------------  -------------  -----------  -------------  ------------
  Total liabilities.......................       237,838        88,888          2,679       151,629       242,778        94,725
  Total stockholder's deficit.............         4,911        34,719        --            (29,808)        9,124        32,241
                                            -------------  ------------  -------------  -----------  -------------  ------------
Total Liabilities and Stockholder's
 Deficit..................................  $    242,749   $   123,607   $      2,679   $   121,821  $    251,902   $   126,966
                                            -------------  ------------  -------------  -----------  -------------  ------------
                                            -------------  ------------  -------------  -----------  -------------  ------------


                                                             Issuer
                                            Eliminations      Group
                                            -------------  -----------
ASSETS
  Total current assets....................   $     1,660   $    55,574
  Amount due from parent..................       --              6,766
  Property, plant and equipment, net......       --             62,311
  Insurance Subsidiary investments........       --            --
  Deferred income taxes...................          (252 )     --
  Other assets............................         2,500         4,193
                                            -------------  -----------
Total Assets..............................  $      3,908   $   128,844
                                            -------------  -----------
                                            -------------  -----------
LIABILITIES AND STOCKHOLDER'S DEFICIT:
  Total current liabilities...............  $      1,660   $    45,780
  Long-term debt, excluding current
   portion................................         2,500        36,413
  Insurance Subsidiary's unpaid losses and
   loss adjustment expenses...............       --            --
  Other liabilities.......................          (252 )      69,768
                                            -------------  -----------
  Total liabilities.......................         3,908       151,961
  Total stockholder's deficit.............       --            (23,117)
                                            -------------  -----------
Total Liabilities and Stockholder's
 Deficit..................................  $      3,908   $   128,844
                                            -------------  -----------
                                            -------------  -----------

           CHECKER MOTORS CORPORATION AND SUBSIDIARIES--ISSUER GROUP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)
                                 March 31, 1994



NOTE G -- SUMMARY OF ISSUER AND NON-ISSUER GROUPS (Continued)



                       CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                       Quarter Ended March 31, 1993
                                                          -------------------------------------------------------
                                                          Consolidated    Non-Issuer                    Issuer
                                                             Checker        Group      Eliminations      Group
                                                          -------------  ------------  -------------  -----------
Revenues................................................   $    51,310    $    9,601    $     3,238   $    44,947
Cost of Revenues........................................       (40,741)       (7,635)        (3,238)      (36,344)
                                                          -------------  ------------  -------------  -----------
Gross profit............................................        10,569         1,966        --              8,603
SG&A Expense............................................        (5,457)       (2,481)       --             (2,976)
Interest Expense........................................        (1,751 )     --             --             (1,751)
Interest Income.........................................         1,929         1,599        --                330
Other income, net.......................................           310           223          3,000         3,087
                                                          -------------  ------------  -------------  -----------
Income before income taxes and accounting changes.......         5,600         1,307          3,000         7,293
Income tax expense......................................        (2,161 )        (450 )      --             (1,711)
                                                          -------------  ------------  -------------  -----------
Income before accounting changes........................         3,439           857          3,000         5,582
Accounting changes, net of income taxes.................       (17,643 )        (206 )      --            (17,437)
                                                          -------------  ------------  -------------  -----------
Net Income (Loss).......................................  $    (14,204 ) $       651   $      3,000   $   (11,855)
                                                          -------------  ------------  -------------  -----------
                                                          -------------  ------------  -------------  -----------


                                                                 Quarter Ended March 31, 1994 (Unaudited)
                                                          -------------------------------------------------------
                                                          Consolidated    Non-Issuer                    Issuer
                                                             Checker        Group      Eliminations      Group
                                                          -------------  ------------  -------------  -----------
Revenues................................................   $    56,630    $   10,969    $     3,110   $    48,771
Cost of Revenues........................................       (44,476)       (9,108)        (3,110)      (38,478)
                                                          -------------  ------------  -------------  -----------
Gross profit............................................        12,154         1,861        --             10,293
SG&A Expense............................................        (6,377 )      (2,625 )      --             (3,752)
Interest Expense........................................        (1,571 )     --             --             (1,571)
Interest Income.........................................         1,787         1,640        --                147
Other income, net.......................................         1,007           258          3,000         3,749
                                                          -------------  ------------  -------------  -----------
Income before income taxes..............................         7,000         1,134          3,000         8,866
Income tax expense......................................        (2,380 )        (205 )      --             (2,175)
                                                          -------------  ------------  -------------  -----------
Net Income..............................................  $      4,620   $       929   $      3,000   $     6,691
                                                          -------------  ------------  -------------  -----------
                                                          -------------  ------------  -------------  -----------

           CHECKER MOTORS CORPORATION AND SUBSIDIARIES--ISSUER GROUP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)
                                 March 31, 1994



NOTE G -- SUMMARY OF ISSUER AND NON-ISSUER GROUPS (Continued)



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                       Quarter Ended March 31, 1993
                                                          ------------------------------------------------------
                                                          Consolidated    Non-Issuer                    Issuer
                                                             Checker        Group      Eliminations     Group
                                                          -------------  ------------  -------------  ----------
Cash flow from operating activities:
  Net income (loss).....................................   $   (14,202)   $      653    $     3,000   $  (11,855)
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities...........        21,502           376        --            21,126
  Changes in operating assets and liabilities...........        (1,605)       (1,412)       --              (193)
                                                          -------------  ------------  -------------  ----------
Net cash flow provided by (used in) operating
 activities.............................................         5,695          (383 )        3,000        9,078
Net cash flow provided by investing activities..........        13,249         1,038        --            12,211
Net cash flow used in financing activities..............       (18,788 )      (3,000 )       (3,000 )    (18,788)
                                                          -------------  ------------  -------------  ----------
Increase (decrease) in cash and cash equivalents........           156        (2,345 )      --             2,501
Beginning cash and cash equivalents.....................        36,734         7,185        --            29,549
                                                          -------------  ------------  -------------  ----------
Ending Cash and Cash Equivalents........................  $     36,890   $     4,840   $    --        $   32,050
                                                          -------------  ------------  -------------  ----------
                                                          -------------  ------------  -------------  ----------


                                                                       Quarter Ended March 31, 1994
                                                          ------------------------------------------------------
                                                          Consolidated    Non-Issuer                    Issuer
                                                             Checker        Group      Eliminations     Group
                                                          -------------  ------------  -------------  ----------
Cash flow from operating activities:
  Net income............................................   $     4,621    $      930    $     3,000   $    6,691
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities...........         3,385          (124)       --             3,509
  Changes in operating assets and liabilities...........        (5,424 )      (1,142 )      --            (4,282)
                                                          -------------  ------------  -------------  ----------
Net cash flow provided by (used in) operating
 activities.............................................         2,582          (336 )        3,000        5,918
Net cash flow provided by investing activities..........         5,765         1,311        --             4,454
Net cash flow used in financing activities..............       (17,613 )      (3,000 )       (3,000 )    (17,613)
                                                          -------------  ------------  -------------  ----------
Decrease in cash and cash equivalents...................        (9,266 )      (2,025 )      --            (7,241)
Beginning cash and cash equivalents.....................        38,317         6,737        --            31,580
                                                          -------------  ------------  -------------  ----------
Ending Cash and Cash Equivalents........................  $     29,051   $     4,712   $    --        $   24,339
                                                          -------------  ------------  -------------  ----------
                                                          -------------  ------------  -------------  ----------

                         Report of Independent Auditors



Board of Directors
Great Dane Trailers, Inc. and Subsidiaries



    We have audited the accompanying consolidated balance sheets of Great Dane Trailers, Inc. and subsidiaries (a wholly-owned subsidiary of International Controls Corp.) as of December 31, 1992 and 1993, and the related consolidated statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Great Dane Trailers, Inc. and subsidiaries at December 31, 1992 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.



    As  discussed in the notes to the consolidated financial statements, in 1993
the  Company  changed   its  methods   of  accounting  for   income  taxes   and
postretirement benefits other than pensions.



Atlanta, Georgia
March 1, 1994

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)
                          CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)



                                                                                                December 31,
                                                                                          ------------------------
                                                                                             1992         1993
                                                                                          -----------  -----------
                                                      ASSETS
  Cash and cash equivalents.............................................................  $       513  $       285
  Accounts receivable, less allowance for doubtful accounts of $618 and $700............       44,029       56,205
  Current portion of finance lease receivables (Note D).................................        2,352          764
  Inventories (Note C)..................................................................       62,709       83,512
  Deferred tax benefits (Note J)........................................................        4,567        1,466
  Other current assets..................................................................          832        1,023
                                                                                          -----------  -----------
    Total current assets................................................................      115,002      143,255
  Property, plant and equipment, net (Note E)...........................................       52,851       59,490
  Noncurrent finance lease receivables (Note D).........................................        2,863          575
  Cost in excess of net assets acquired, net of accumulated amortization of $5,000 and
   $6,250...............................................................................       44,993       43,743
  Trademark, net of accumulated amortization of $1,400 and $1,750.......................       12,046       11,696
  Other assets..........................................................................        2,710        1,078
    Total assets........................................................................  $   230,465  $   259,837
                                                                                          -----------  -----------
                                                                                          -----------  -----------

LIABILITIES AND SHAREHOLDER'S EQUITY
  Accounts payable......................................................................  $    43,209  $    61,061
  Current portion of long-term debt (Note F)............................................        7,184        4,910
  Accrued compensation..................................................................        8,548        9,542
  Accrued insurance (Note G)............................................................        6,234        6,920
  Income taxes payable (Note J).........................................................        1,362        2,888
  Other accrued liabilities.............................................................       11,824       13,279
  Total current liabilities.............................................................       78,361       98,600
                                                                                          -----------  -----------

  Long-term debt, excluding current portion (Note F)....................................       42,026       34,944
  Deferred income taxes (Note J)........................................................      --            12,272
  Postretirement benefits (Note I)......................................................      --            17,443
  Other noncurrent liabilities..........................................................       11,456       11,357
SHAREHOLDER'S EQUITY (NOTE K)
  Common stock, No par value:
  Authorized 200 shares; issued 100 shares..............................................        1,212        1,212
  Paid-in capital.......................................................................      100,429       95,016
  Receivable from Parent................................................................       (5,413)      (1,245)
  Retained earnings (deficit)...........................................................        2,394       (9,762)
                                                                                          -----------  -----------
    Total shareholder's equity..........................................................       98,622       85,221
                                                                                          -----------  -----------
    Total liabilities and shareholder's equity..........................................  $   230,465  $   259,837
                                                                                          -----------  -----------
                                                                                          -----------  -----------



                See notes to consolidated financial statements.

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)
                             (dollars in thousands)



                                                                                                         Retained
                                                                   Common       Paid-in    Receivable    Earnings
                                                                    Stock       Capital    from Parent  (Deficit)
                                                                 -----------  -----------  -----------  ----------
Balances at January 1, 1991....................................   $   1,212   $   174,729   $ (28,841)  $    1,014
Cash to Parent.................................................                               (50,125)
Charges by Parent (Note K).....................................                                 4,682
Net Loss.......................................................                                             (3,056)
                                                                 -----------  -----------  -----------  ----------

Balances at December 31, 1991..................................       1,212       174,729     (74,284)      (2,042)
Dividend (Note K)..............................................                   (74,300)     74,300
Cash to Parent.................................................                               (12,000)
Charges by Parent (Note K).....................................                                 6,571
Net Income.....................................................                                              4,436
                                                                 -----------  -----------  -----------  ----------

Balances at December 31, 1992..................................       1,212       100,429      (5,413)       2,394
Dividend (Note K)..............................................                    (5,413)      5,413
Cash to Parent.................................................                               (16,000)
Charges by Parent (Note K).....................................                                14,755
Net Loss.......................................................                                            (12,156)
                                                                 -----------  -----------  -----------  ----------

Balances at December 31, 1993..................................   $   1,212   $    95,016   $  (1,245)  $   (9,762)
                                                                 -----------  -----------  -----------  ----------
                                                                 -----------  -----------  -----------  ----------



                See notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)
                             (dollars in thousands)



                                                                                    Year Ended December 31,
                                                                             -------------------------------------
                                                                                1991         1992         1993
                                                                             -----------  -----------  -----------
Revenues...................................................................  $   400,196  $   536,336  $   711,862
Cost of revenues...........................................................      346,337      465,961      623,040
                                                                             -----------  -----------  -----------
GROSS PROFIT                                                                      53,859       70,375       88,822
Selling, general and administrative expenses...............................       46,800       52,785       56,441
Interest expense...........................................................        8,061        5,852        4,811
Other expense, net.........................................................          546        1,238           62
                                                                             -----------  -----------  -----------
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES.....       (1,548)      10,500       27,508
Income taxes (Note J)......................................................        1,508        6,064       12,536
                                                                             -----------  -----------  -----------
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGES......................       (3,056)       4,436       14,972
Cumulative effect of accounting changes:
  Postretirement benefits (net of income taxes of $5,925) (Note I).........      --           --            (9,260)
  Income taxes (Note J)....................................................      --           --           (17,868)
                                                                             -----------  -----------  -----------
NET INCOME (LOSS)                                                            $    (3,056) $     4,436  $   (12,156)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------



See notes to consolidated financial statements.

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)



                                                                                   Year Ended December 31,
                                                                              ----------------------------------
                                                                                 1991        1992        1993
                                                                              ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................................  $   (3,056) $    4,436  $  (12,156)
  Adjustments to reconcile net income (loss) to net cash flow provided by operating activities:
    Cumulative effect of accounting changes.................................      --          --          27,128
    Depreciation............................................................       5,910       6,303       8,280
    Amortization of cost in excess of net assets acquired...................       1,250       1,250       1,250
    Other amortization and non cash charges.................................       2,035       1,900       1,329
    Deferred Federal income taxes...........................................         991        (574)     (5,913)
    Provision for losses on receivables and warranty claims.................       1,477       3,799       5,614
    Collections of finance lease receivables................................       7,330       5,131       4,408
  Changes in operating assets and liabilities:
    Accounts receivables....................................................      10,091     (12,316)    (12,560)
    Finance lease receivable................................................        (117)     --          --
    Inventories.............................................................        (485)     (8,976)    (20,803)
    Other assets............................................................         238         219        (374)
    Accounts payable........................................................       3,889      10,232      17,852
    Income taxes............................................................         531         831       1,364
    Other liabilities.......................................................      (5,911)      7,135         925
  Items charged by Parent:
    Federal income taxes....................................................         229       5,555      14,755
    Other direct charges....................................................       3,593        (686)     --
                                                                              ----------  ----------  ----------
Net cash flow provided by operating activities..............................      27,995      24,239      31,099
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment................................      (3,208)     (4,996)     (7,265)
  Collection of letter of credit deposit....................................         471       6,719      --
  Proceeds from disposal of property, plant and equipment...................          98         930       1,125
  Other.....................................................................         752         438         169
                                                                              ----------  ----------  ----------
Net cash flow provided by (used in) investing activities....................      (1,887)      3,091      (5,971)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowing...................................................      16,530       1,090      --
  Principal payments on debt................................................     (11,358)    (16,499)     (9,356)
  Increase in receivable from Parent........................................     (50,125)    (12,000)    (16,000)
                                                                              ----------  ----------  ----------
Net cash flow used in financing activities..................................     (44,953)    (27,409)    (25,356)
                                                                              ----------  ----------  ----------
  Decrease in cash and cash equivalents.....................................     (18,845)        (79)       (228)
  Beginning cash and cash equivalents.......................................      19,437         592         513
                                                                              ----------  ----------  ----------
ENDING CASH AND CASH EQUIVALENTS............................................  $      592  $      513  $      285
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------



                See notes to consolidated financial statements.

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1993



NOTE A_--_ORGANIZATION AND BUSINESS


    Great Dane Trailers, Inc. ("Company") is a wholly-owned subsidiary of International Controls Corp. ("Parent"). The Company is engaged in the manufacture and distribution of highway truck trailers and intermodal containers and chassis to common carriers, supermarket chains, leasing companies, and independent carriers. The consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all significant intercompany accounts and transactions.



NOTE B_--_SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    CASH EQUIVALENTS:__The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.



    CONCENTRATION OF CREDIT RISK:__The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Payment is generally due within 30 days from delivery. Credit losses have been consistent with management's expectations.



    INVENTORY VALUATION:__Inventories are stated at the lower of cost or market. The cost of inventories is determined principally on the last-in, first-out ("LIFO") method.



    PROPERTY,  PLANT  AND  EQUIPMENT  AND  DEPRECIATION:__Property,  plant   and
equipment are carried at cost. Depreciation is provided based on the assets estimated useful lives, principally on the straight-line method.



    Estimated depreciable lives are as follows:



Buildings......................................................  10-40 years
Transportation equipment.......................................   2-6 years
Machinery, equipment, furniture and fixtures...................  3-12 years



    INTANGIBLE ASSETS:__The cost of intangible assets, principally cost in excess of net assets acquired and trademark, are being amortized on the straight-line basis over a period of 40 years. Expenses incurred in connection with the issuance of debt are capitalized and amortized as interest expense over the life of the loan.



    REVENUE RECOGNITION:__Revenue from the sale of products that the Company manufactures in response to customer's orders is recorded when such products are complete and invoiced. Finance income is recognized as other income over the term of the finance leases by applying the simple interest method to scheduled monthly collections.



    MAJOR CUSTOMER:__Sales to J.B. Hunt comprised 13.0% of revenues in 1993. No other customer accounted for 10% or more of consolidated revenue.



    INCOME TAXES:__Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method under Accounting Principles Board Statement No. 11 to the liability method by adopting Statement of Financial Accounting Standards No. 109 ("FAS 109"). FAS 109 requires that deferred tax liabilities and assets be established based on the difference between the financial statement and income tax basis of assets and liabilities using existing tax rates. Financial statements for periods prior to 1993 have not been restated for the effects of adoption of FAS 109. The effect on prior years of adopting FAS 109 has been reported as the cumulative effect of an accounting change.



    POSTRETIREMENT BENEFITS:__Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 106 ("FAS 106"), a method of accounting for postretirement benefits by

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE B_--_SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


accrual of the costs of such benefits during the periods employees provide service to the Company. The Company previously accounted for such costs as expense when incurred. The effect on prior years, representing that portion of future retiree benefit costs related to past service of both active and retired employees at the date of adoption, has been reported as the cumulative effect of an accounting change and such prior years have not been restated.



    EARNINGS   PER  SHARE:__The   Company  is   a  wholly-owned   subsidiary  of
International Controls Corp. Earnings per share information is not presented because it is not meaningful.



    RECLASSIFICATIONS:__Certain 1991 and 1992 amounts have been reclassified to conform to the 1993 presentation.



NOTE C_--_INVENTORIES


    Inventories are summarized below (dollars in thousands):



                                                                                    December 31,
                                                                                --------------------
                                                                                  1992       1993
                                                                                ---------  ---------
Raw materials.................................................................  $  38,959  $  46,719
Work-in-process...............................................................      7,156      8,852
Finished Goods................................................................     16,594     27,941
                                                                                ---------  ---------
                                                                                $  62,709  $  83,512
                                                                                ---------  ---------
                                                                                ---------  ---------



    If the FIFO method had been used for those inventories costed by the LIFO method, inventories would not have been significantly different.



NOTE D_--_TRAILER LEASING OPERATIONS


    The Company, through a wholly-owned leasing subsidiary, leases trailers under operating and sales type financing leases ("Finance lease receivables"). The following is a summary of the components of the subsidiary's net investment in Finance lease receivables (dollars in thousands):



                                                                                      December 31,
                                                                                  --------------------
                                                                                    1992       1993
                                                                                  ---------  ---------
Minimum lease payments receivable...............................................  $   6,563  $   1,678
Less: Unearned income...........................................................       (669)      (180)
    Allowance for doubtful receivables..........................................       (679)      (159)
                                                                                  ---------  ---------
                                                                                      5,215      1,339
Less amounts reflected as current...............................................     (2,352)      (764)
                                                                                  ---------  ---------
Noncurrent portion..............................................................  $   2,863  $     575
                                                                                  ---------  ---------
                                                                                  ---------  ---------



    Minimum finance lease payments are receivable as follows (dollars in thousands): $1,014 in 1994, $314 in 1995, and $350 in 1996.



    The terms of the Company's trailer operating leases vary generally from month to month up to 7 years. At December 31, 1993, the Company had no long-term noncancellable operating leases.

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE D_--_TRAILER LEASING OPERATIONS (Continued)


    Trailers subject to operating leases are included in transportation equipment in the consolidated balance sheets. The cost and accumulated depreciation of such trailers are as follows (dollars in thousands): $1,485 and $565, respectively, at December 31, 1992 and $499 and $239, respectively, at December 31, 1993.



NOTE E_--_PROPERTY, PLANT AND EQUIPMENT


    Property, plant and equipment are summarized below (dollars in thousands):



                                                                                   December 31,
                                                                              ----------------------
                                                                                 1992        1993
                                                                              ----------  ----------
Land and buildings..........................................................  $   38,649  $   46,418
Transportation equipment....................................................       3,196       2,776
Machinery, equipment, furniture and fixtures................................      33,908      47,026
                                                                              ----------  ----------
                                                                                  75,753      96,220
Less accumulated depreciation and amortization..............................     (22,902)    (36,730)
                                                                              ----------  ----------
                                                                              $   52,851  $   59,490
                                                                              ----------  ----------
                                                                              ----------  ----------



NOTE F_--_LONG-TERM DEBT


    Long-term debt is summarized below (dollars in thousands):



                                                                                    December 31,
                                                                                --------------------
                                                                                  1992       1993
                                                                                ---------  ---------
Term loan.....................................................................  $  26,167  $  21,511
Revolving line of credit......................................................     17,620     17,132
Installment notes.............................................................      5,079        979
Other debt....................................................................        344        232
                                                                                ---------  ---------
                                                                                   49,210     39,854
Less current portion..........................................................     (7,184)    (4,910)
                                                                                ---------  ---------
                                                                                $  42,026  $  34,944
                                                                                ---------  ---------
                                                                                ---------  ---------



    In March 1990, the Company entered into a 5-year loan and security agreement ("Agreement") with certain banks. The Agreement made available to the Company a 5-year term loan of $33 million and a revolving credit line up to a maximum of $47 million. In 1993, the maximum revolving line of credit was increased to $65 million and a $2.8 million capital expenditure term loan commitment was approved. The amount available under the revolving credit line is based upon the amount of the Company's eligible trade accounts receivable and inventory as defined in the Agreement and is reduced by outstanding Letters of Credit.



    The term loan is repayable in equal monthly installments of approximately $342 thousand plus interest with the remaining balance due in March, 1995. The term loan and revolving credit line require an interest rate of 1.5% above the agent bank's prime interest rate (6% at December 31, 1993). Borrowing under the credit agreement is secured by substantially all of the Company's assets.



    The Agreement requires the Company, among other things, to maintain certain financial covenants, and limits (i) cash transfers by the Company to its Parent
(ii) additions to fixed assets, (iii) sale of assets, and (iv) additional borrowing. Any material adverse change in the Company's or its Parent's assets, liabilities, financial condition or results of operations would constitute a default under the Agreement.

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE F_--_LONG-TERM DEBT (Continued)


    The installment notes are secured by the Company's finance lease receivables and by the Company's rights under certain operating leases. The notes bear interest at various rates averaging approximately 10.9% at December 31, 1993 and are payable in varying monthly installments through 1995.



    The fair value of the Company's long-term debt is estimated using discounted cash flow analyses, based upon current market rates for similar types of borrowing arrangements. Based on these analyses, the fair value of the Company's long-term debt does not significantly differ from its carrying value.



    Interest paid totaled $8.3 million in 1991, $5.9 million in 1992 and $4.8 million in 1993.



    Maturities of long-term debt are as follows (dollars in thousands): $4,910 in 1994 and $34,944 in 1995.



NOTE G_--_COMMITMENTS AND CONTINGENCIES


    The Company has entered into an operating agreement with the purchaser of its previously wholly-owned finance Company, Great Dane Finance Company ("Finance"). Under the terms of the agreement, the purchaser is given the opportunity to finance certain sales of the Company. The Company is liable to the purchaser for 50% of losses, subject to certain maximums, incurred in connection with the financing. At December 31, 1993, $121.3 million was subject to this arrangement. These receivables are also collateralized by a security interest in the trailers originally sold by the Company. In connection with the sale of Finance, the Company has guaranteed the full realization of $4.8 million of receivables at December 31, 1993. A loss reserve of $3.1 million for losses that may be incurred on the ultimate realization of the operating agreement and guaranteed receivables is included in other accrued liabilities at December 31, 1993.



    The  operating agreement also requires that the Company, among other things,
(i) not finance the sale of its products through September 8, 1996 and (ii) maintain a minimum net worth as defined in the agreement. Failure to comply with these requirements of the agreement would result in the Company having to repay the purchaser varying amounts. The amounts vary from $7 million through September 8, 1994 and reduce to $5 million during the year ending September 8, 1996. At December 31, 1993, the Company was in compliance with the terms of the operating agreement.



    Under the Company's insurance programs, coverage is obtained for catastrophic exposures as well as those risks required to be insured by law or contract. It is the policy of the Company to retain a significant portion of certain expected losses related primarily to product and vehicle liability, workers' compensation, health care benefits, long term disability and comprehensive general liability.



    Provisions for losses expected under these programs are recorded based upon estimates of the aggregate liability for claims incurred. Such estimates utilize certain actuarial assumptions followed in the insurance industry. At December 31, 1993, the Company provided standby letters of credit aggregating approximately $7.6 million in connection with certain insurance programs.



    The Company leases certain real estate and equipment. Certain leases are renewable and provide for monthly rentals, real estate taxes, and other operating expenses. The Company believes that, in the normal course of business, leases that expire will be renewed or replaced by other leases. Rental expense under operating leases was approximately $1.7 million in 1991, $2.0 million in 1992 and $2.1 million in 1993. Minimum rental obligations for all noncancellable operating leases at December 31, 1993 are as follows (dollars in thousands):
$818 in 1994, $624 in 1995,  $524 in 1996, $405 in  1997, $246 in 1998 and  $425
thereafter.

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE H_--_RETIREMENT PLANS


    The Company has defined benefit pension plans applicable to substantially all employees including, prior to 1992, certain employees of the Parent. Employees' benefits are based on years of service and the employees' final average earnings, as defined by the plans. The contributions to the plans administered by the Company are based on computations by independent actuarial consultants.



    The Company's general funding  policy is to  contribute the minimum  amounts
required   to  maintain  funding  standards  in  accordance  with  the  Employee
Retirement Income Security Act.



    In connection with the restructuring of the Savannah manufacturing facility, the Company provided an enhanced early retirement window for certain displaced workers. In accordance with Financial Accounting Standards Board Statement No. 88, the estimated cost of this early retirement window was provided for in the 1990 financial statements and the cost was revised as all factors became known.



    Net periodic pension costs include the following components (dollars in thousands):



                                                                               Year Ended December 31,
                                                                             1991       1992       1993
                                                                           ---------  ---------  ---------
Service cost-benefit earned (normal cost)................................  $     982  $     989  $   1,255
Interest on projected benefit obligation.................................      1,594      1,691      2,068
Return on investments....................................................     (1,309)    (1,167)    (1,275)
Net amortization and deferral............................................        (42)      (162)        17
                                                                           ---------  ---------  ---------
                                                                               1,225      1,351      2,065
Net amount provided for early retirement incentive program...............        631        380     --
                                                                           ---------  ---------  ---------
Net periodic pension cost................................................  $   1,856  $   1,731  $   2,065
                                                                           ---------  ---------  ---------
                                                                           ---------  ---------  ---------



    Gains and losses and prior service cost are amortized over seven years. Other assumptions used in the accounting for the defined benefit plans were as follows:



                                                                               1991       1992       1993
                                                                             ---------  ---------  ---------
Discount rate..............................................................       9.00%      8.50%      7.50%
Rate of increase in compensation levels....................................       5.00%      5.00%      4.25%
Long-term rate of return on assets.........................................        5-9%       5-9%       5-9%

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE H_--_RETIREMENT PLANS (Continued)


    The following table sets forth the plans' funded status and amounts recognized in the Company's consolidated balance sheets (dollars in thousands):



                                                                                                 December 31,
                                                                                               1992       1993
                                                                                             ---------  ---------
Actuarial present value of benefit obligations:
  Vested benefit obligation................................................................  $  14,534  $  18,885
                                                                                             ---------  ---------
                                                                                             ---------  ---------
  Accumulated benefit obligation...........................................................  $  16,057  $  20,961
                                                                                             ---------  ---------
                                                                                             ---------  ---------
  Plan assets (principally guaranteed investment contracts with insurance companies).......  $  15,364  $  18,874
  Projected benefit obligation.............................................................     22,525     29,875
                                                                                             ---------  ---------
  Projected benefit obligation in excess of plan assets....................................     (7,161)   (11,001)
  Unrecognized prior service cost..........................................................       (115)       (93)
  Unrecognized net loss....................................................................      2,184      7,278
                                                                                             ---------  ---------
  Pension liability recognized in the financial statements.................................  $  (5,092) $  (3,816)
                                                                                             ---------  ---------
                                                                                             ---------  ---------



NOTE NOTE I_--_OTHER POSTRETIREMENT BENEFIT PLANS


    The Company provides unfunded postretirement medical benefits under a defined benefit plan, but with defined dollar limitations of the Company's contributions. In 1986, the Company discontinued providing postretirement life insurance benefits and medical benefits that supplement medicare for retired employees and their dependents. Accordingly, the group of active employees who are eligible to participate in the medical plan is restricted to "plan-vested" employees. In 1990, in connection with the restructuring of the Savannah manufacturing facilities, the Company provided for the post retirement medical costs for certain eligible employees.



    The Company also offers a prescription drug program, medical and dental plans, and two life insurance plans to a limited group of retirees and their dependents. The Company's postretirement medical plans include the following cost sharing provisions: (i) the Company's increase in employer contributions per retiree per year for health, prescription drugs and dental expense will be limited to 6% per year, using 1992 as the base year, (ii) the Company's overall average contribution per employee per year for health and prescription drug expenses will be limited to $6,000 per beneficiary who is ineligible for Medicare and $3,000 per beneficiary who is eligible for Medicare.



    If the Company's average costs rise above the established limits, the difference will be passed on to covered retirees in the form of increased contributions.



    The Company's adoption of FAS 106 effective January 1, 1993 changed the method of accounting for such postretirement benefits. The benefits are now accrued over the period the employees provide services to the Company. Prior to the change, costs were charged to expense as incurred. The Company immediately recognized the transition obligation of adopting FAS 106. The effect on years prior to 1993, representing that portion of unrecognized future retiree benefit costs related to past service of both active and retired employees has been reported as the cumulative effect of an accounting change and prior periods have not been restated. The cumulative effect of adopting FAS 106 as of January 1, 1993 was to decrease net income by approximately $9.3 million (net of income taxes of $5.9 million). Postretirement benefit costs were approximately $.5 million in 1991, $.7 million in 1992 and $1.6 in 1993

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                               December 31, 1993



NOTE NOTE I_--_OTHER POSTRETIREMENT BENEFIT PLANS (Continued)


(compared to $.7 million under the previous method of accounting). The following table presents the plan's funded status reconciled with amounts recognized in the Company's balance sheet at December 31, 1993 (dollars in thousands):



Accumulated postretirement benefit obligation:
  Retirees........................................................................  $  10,243
  Other active plan participants..................................................      6,307
  Fully eligible active plan participants.........................................      2,639
                                                                                    ---------
Accumulated postretirement benefit obligation.....................................     19,189
Unrecognized net loss.............................................................       (746)
                                                                                    ---------
Accrued postretirement benefit obligation.........................................  $  18,443
                                                                                    ---------
                                                                                    ---------



    Net periodic postretirement benefit cost for 1993 includes the following components (dollars in thousands):



Service cost attributed to service during the year.................................  $     259
Interest cost on accumulated postretirement benefit obligation.....................      1,360
                                                                                     ---------
Net periodic postretirement benefit cost...........................................  $   1,619
                                                                                     ---------
                                                                                     ---------



    Actuarial assumptions used in determining 1993 cost and the accumulated postretirement benefit obligation includes a discount rate of 7.5%.

                   GREAT DANE TRAILERS, INC. AND SUBSIDARIES
           (A Wholly-Owned Subsidary of International Controls Corp.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1993



Note J -- INCOME TAXES


    Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FAS
109. The cumulative effect of this adoption was a decrease in net income of $17.9 million. Application of FAS 109 decreased 1993 pretax income by approximately 1.5 million primarily because of FAS 109's requirement to record assets acquired in prior business combinations at pre-tax amounts. As permitted under the new rules, prior years' financial statements have not been restated.



    The results of operations of the Company and its subsidiaries are included in consolidated Federal income tax returns filed by the Parent. Provision for income taxes for the Company is computed principally as if the Company filed a separate return. Certain tax adjustments were made in consolidation by the Parent and were not allocated to the Company because they resulted from tax consequences of transactions not related to the Company's operation. Such adjustments, if allocated to the Company would have had the effect of reducing the Company's tax basis in its fixed assets by $20.6 million at December 31, 1992. These adjustments were pushed down to the Company in 1993 in connection with the adoption of FAS 109.



    Deferred income taxes reflect the tax effects of differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1993 are as follows (in thousands):



Deferred tax liabilities:
  Inventory.......................................................  $   3,241
  Fixed assets....................................................     18,636
  Trademarks......................................................      4,756
  Finance lease receivable........................................        517
                                                                    ---------
Total deferred tax liabilities....................................     27,150
Deferred tax assets:
  Other postretirement benefits...................................      7,530
  Warranty reserve................................................      2,973
  Insurance reserves..............................................      1,937
  Bad debt reserve................................................      1,599
  Pension.........................................................      1,264
  Vacation reserves...............................................      1,002
  Other...........................................................         40
                                                                    ---------
Total deferred tax assets.........................................     16,345
                                                                    ---------
Net deferred tax liability........................................  $  10,805
                                                                    ---------
                                                                    ---------

                   GREAT DANE TRAILERS, INC. AND SUBSIDARIES
           (A Wholly-Owned Subsidary of International Controls Corp.)



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1993



Note J -- INCOME TAXES (Continued)


    The components of income tax expense are as follows (dollars in thousands):



                                                                    Year Ended December 31,
                                                                  1991       1992       1993
                                                                ---------  ---------  ---------
Current taxes:
Federal.......................................................  $     220  $   5,411  $  14,755
State.........................................................        297      1,227      3,694
                                                                ---------  ---------  ---------
                                                                      517      6,638     18,449
Deferred (benefit) expense....................................        991       (574)    (5,913)
                                                                ---------  ---------  ---------
Income tax expense............................................  $   1,508  $   6,064  $  12,536
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------



    The components of the deferred tax expense (benefit), computed under the deferred method, are as follows (dollars in thousands):



                                                                              Year Ended December
                                                                                      31,
                                                                                1991       1992
                                                                              ---------  ---------
Tax depreciation in excess of book depreciation.............................  $     233  $     249
Accrued compensation........................................................       (253)      (622)
Plant restructuring reserve.................................................        972         (9)
Inventory reserves..........................................................         15       (273)
Other reserves..............................................................         24         81
                                                                              ---------  ---------
Deferred tax (benefit) expense..............................................  $     991  $    (574)
                                                                              ---------  ---------
                                                                              ---------  ---------



    Tax expense differs from the amount computed by applying the Federal income tax rate to income before income taxes. The reasons for these differences are as follows (dollars in thousands):



                                                                    Year Ended December 31,
                                                                  1991       1992       1993
                                                                ---------  ---------  ---------
Computed expected tax expense (benefit).......................  $    (526) $   3,570  $   9,628
Increase in taxes resulting from: State income taxes, net of
 Federal income tax benefit...................................        196        805      1,658
Appraisal depreciation........................................      1,033      1,024      -
Amortization of goodwill......................................        544        544        438
Other.........................................................        261        121        812
                                                                ---------  ---------  ---------
Actual tax expense............................................  $   1,508  $   6,064  $  12,536
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------



    The Company received a $.4 million refund of state income taxes in 1991 and paid state income taxes of $.2 million in 1992 and $2.3 million in 1993.

                   GREAT DANE TRAILERS, INC. AND SUBSIDARIES
           (A Wholly-Owned Subsidary of International Controls Corp.)



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1993



Note K -- RELATED PARTY TRANSACTIONS


    The Parent provides management and various administrative services to the Company. The significant administrative functions performed by the Parent on behalf of the Company are as follows:



    INSURANCE ADMINISTRATION: The Company's liability and certain workers' compensation insurance programs are included with the Parent's insurance policy. Prior to April 1992, the Parent charged the Company for its allocated insurance expense. Effective April 1992, the Company has been making payments directly to the insurance companies and maintains separate insurance reserves.



    TAX  ADMINISTRATION:   The Company's  results are  included in  the Parent's
consolidated Federal income tax returns.



    The Parent charged the Company for the Company's portion of the above items as follows (dollars in thousands):



                                                                              Year Ended December 31,
                                                                          -------------------------------
                                                                            1991       1992       1993
                                                                          ---------  ---------  ---------
Insurance and other.....................................................  $   3,593  $    (686) $  --
Federal income taxes....................................................      1,089      7,257     14,755



    The reimbursement for Federal income taxes represents the current Federal liability for the Company determined principally on a separate return basis.



    DIVIDEND: In March 1992 and 1993, the Company declared a $74.3 and $5.4 million dividend, respectively, to the Parent and reduced its receivable due from the Parent.



Note L -- SELECTED QUARTERLY DATA (UNAUDITED)



                               (dollars in thousands)



                                                                  1992 Quarter Ended
                                                -------------------------------------------------------
                                                 March 31      June 30     September 30    December 31
                                                -----------  -----------  --------------  -------------
Revenues......................................  $   120,503  $   138,073   $    136,111    $   141,649
Gross profit..................................       15,125       17,570         18,336         19,344
Net income....................................          230        1,009            962          2,235



                                                                  1993 Quarter Ended
                                                -------------------------------------------------------
                                                 March 31      June 30     September 30    December 31
                                                -----------  -----------  --------------  -------------
Revenues......................................  $   153,623  $   173,779   $    186,685    $   197,775
Gross profit..................................       18,729       22,040         22,625         25,428
Income before accounting change...............        2,708        4,081          3,618          4,565
Net income (loss).............................      (24,420)       4,081          3,618          4,565

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)



                          CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)



                                    ASSETS:



                                                                      December     March 31,
                                                                      31, 1993       1994
                                                                     -----------  -----------
                                                                                  (unaudited)
Cash and cash equivalents..........................................   $     285    $     286
Accounts receivable, less allowance for doubtful accounts..........      56,205       72,331
Current portion of finance lease receivables.......................         764          526
Inventories........................................................      83,512       75,596
Deferred tax benefit...............................................       1,466        2,391
Other current assets...............................................       1,023        1,004
                                                                     -----------  -----------
    Total current assets...........................................     143,255      152,134
Property, plant and equipment, net.................................      59,490       59,608
Noncurrent finance lease receivables...............................         575       --
Cost in excess of net assets acquired, net of accumulated
 amortization......................................................      43,743       43,430
Trademark, net of accumulated amortization.........................      11,696       12,340
Other assets.......................................................       1,078       --
                                                                     -----------  -----------
    Total assets...................................................   $ 259,837    $ 267,512
                                                                     -----------  -----------
                                                                     -----------  -----------

                            LIABILITIES AND SHAREHOLDER'S EQUITY:
Accounts payable...................................................   $  61,061    $  60,492
Current portion of long-term debt..................................       4,910       37,570
Accrued compensation...............................................       9,542       10,400
Accrued insurance..................................................       6,920        7,824
Income taxes payable...............................................       2,888        2,618
Other accrued liabilities..........................................      13,279       14,613
                                                                     -----------  -----------
    Total current liabilities......................................      98,600      133,517
Long-term debt, excluding current portion..........................      34,944           82
Deferred income taxes..............................................      12,272       11,180
Postretirement benefits............................................      17,443       17,853
Other noncurrent liabilities.......................................      11,357       13,218
SHAREHOLDER'S EQUITY
Common stock, No par value:
  Authorized 200 shares; issued 100 shares.........................       1,212        1,212
Paid-in capital....................................................      95,016       95,016
Receivable from Parent.............................................      (1,245)      (2,000)
Retained deficit...................................................      (9,762)      (2,566)
                                                                     -----------  -----------
    Total shareholder's equity.....................................      85,221       91,662
                                                                     -----------  -----------
    Total liabilities and shareholder's equity.....................   $ 259,837    $ 267,512
                                                                     -----------  -----------
                                                                     -----------  -----------



                See notes to consolidated financial statements.

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)



                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (dollars in thousands)
                                  (unaudited)



                                                                                             Three Months Ended
                                                                                                 March 31,
                                                                                          ------------------------
                                                                                             1993         1994
                                                                                          -----------  -----------
Revenues................................................................................  $   153,623  $   215,050
Cost of revenues........................................................................      134,894      186,359
                                                                                          -----------  -----------
GROSS PROFIT............................................................................       18,729       28,691
Selling, general and administrative expenses............................................       13,585       14,391
Interest expense........................................................................        1,182          902
Other expense (income), net.............................................................         (708)         579
                                                                                          -----------  -----------
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES..................        4,670       12,819
Income taxes............................................................................        1,962        5,623
                                                                                          -----------  -----------
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGES...................................        2,708        7,196
Cumulative effect of accounting changes:
  Postretirement benefits (net of income taxes of $5,925)...............................       (9,260)     --
  Income taxes..........................................................................      (17,868)     --
                                                                                          -----------  -----------
NET INCOME (LOSS).......................................................................  $   (24,420) $     7,196
                                                                                          -----------  -----------
                                                                                          -----------  -----------



                See notes to consolidated financial statements.

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)



                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
                                  (unaudited)



                                                                                             Three Months Ended
                                                                                                  March 31,
                                                                                            ---------------------
                                                                                               1993       1994
                                                                                            ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).......................................................................  $  (24,420) $   7,196
  Adjustments to reconcile net income (loss) to net cash flow provided by (used in)
   operating activities:
    Cumulative effect of accounting changes...............................................      27,128     --
    Depreciation..........................................................................       1,869      1,971
    Amortization of cost in excess of net assets acquired.................................         579        584
    Other amortization and other non cash charges.........................................          41         62
    Deferred Federal income taxes.........................................................      (1,600)    (2,017)
    Provision for losses on receivables and warranty claims...............................         907      2,155
    Collections of finance lease receivables..............................................       1,318        813
    Changes in operating assets and liabilities:
      Accounts receivable.................................................................     (16,909)   (16,289)
      Finance lease receivables...........................................................          58     --
      Inventories.........................................................................      (6,535)     7,916
      Other assets........................................................................      (1,156)        39
      Accounts payable....................................................................       6,919       (569)
      Income taxes........................................................................         448        830
      Other liabilities...................................................................       2,714      2,275
    Items charged by Parent:
      Federal income taxes................................................................       2,925      6,245
                                                                                            ----------  ---------
Net cash flow provided by (used in) operating activities..................................      (5,714)    11,211
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment..............................................      (3,401)    (2,303)
  Proceeds from disposal of property, plant and equipment.................................         629        152
  Other...................................................................................          54        143
                                                                                            ----------  ---------
Net cash flow used in investing activities................................................      (2,718)    (2,008)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowing.................................................................      15,091     --
  Principal payments on debt..............................................................      (2,768)    (2,202)
  Increase in receivable from Parent......................................................      (4,000)    (7,000)
                                                                                            ----------  ---------
Net cash flow provided by (used in) financing activities..................................       8,323     (9,202)
                                                                                            ----------  ---------
  (Increase) decrease in cash and cash equivalents........................................        (109)         1
  Beginning cash and cash equivalents.....................................................         513        285
                                                                                            ----------  ---------
ENDING CASH AND CASH EQUIVALENTS..........................................................  $      404  $     286
                                                                                            ----------  ---------
                                                                                            ----------  ---------



                See notes to consolidated financial statements.

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A Wholly-Owned Subsidiary of International Controls Corp.)



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                                 March 31, 1994
                                  (unaudited)



 NOTE A--BASIS OF PRESENTATION


     The accompanying unaudited consolidated financial statements of Great Dane Trailers, Inc. and Subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information, the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In Management's opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.
 Operating results for the three months ended March 31, 1994, are not necessarily indicative of the results that may be expected for the year ending December 31, 1994. For further information, refer to the audited consolidated financial statements and footnotes thereto.



 NOTE B--INVENTORIES


    Inventories are summarized below (dollars in thousands):



                                                                    December 31,    March 31,
                                                                        1993          1994
                                                                   --------------  -----------
Raw materials and supplies.......................................    $   46,719     $  47,764
Work-in-process..................................................         8,852        10,103
Finished goods...................................................        27,941        17,729
                                                                   --------------  -----------
                                                                     $   83,512     $  75,596
                                                                   --------------  -----------
                                                                   --------------  -----------



 NOTE C--INCOME TAXES


     The Company's estimated effective tax rate differs from the statutory rate because of state income taxes as well as the impact of the reporting of certain income and expense items in the financial statements which are not taxable or deductible for income tax purposes.



 NOTE D--ACCOUNTING CHANGES


     Effective January 1, 1993, the Company adopted the provisions of FAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The Company recorded a charge of $9.3 million (net of taxes of $5.9 million), during the quarter ended March 31, 1993 to reflect the cumulative effect of this change in accounting principle.



     Effective January 1, 1993, the Company adopted the provisions of FAS No. 109, "Accounting for Income Taxes." The Company recorded a charge of $17.9 million, during the quarter ended March 31, 1993, to reflect the cumulative effect of this change in accounting principle.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                 --------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
Available Information..........................    2
Prospectus Summary.............................    3
Risk Factors...................................   13
Proposed Refinancing...........................   19
Use of Proceeds................................   20
Dividends......................................   20
Capitalization.................................   21
The Company....................................   22
Selected Consolidated Financial Data...........   23
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................   25
Business.......................................   29
Management.....................................   41
Certain Relationships and Related
 Transactions..................................   48
Ownership of Common Stock......................   48
Description of New Credit Facility.............   48
Description of Units...........................   51
Description of Warrants........................   51
Description of Capital Stock...................   53
Description of Notes...........................   54
Certain Federal Income Tax
 Consequences..................................   89
Underwriting...................................   94
Legal Matters..................................   95
Experts........................................   95
Index to Financial Statements..................  F-1


                                  $300,000,000


                                 INTERNATIONAL
                                 CONTROLS CORP.


                        $200,000,000    % First Priority
                         Senior Secured Notes due 2001
                          100,000 Units Consisting of
                            $100,000,000    % Senior
                          Subordinated Notes due 2004
                                      and
                  Warrants to Purchase Shares of Common Stock


                                 -------------

                                   PROSPECTUS

                                 -------------

                               ALEX. BROWN & SONS
                                  INCORPORATED

                                SPP HAMBRO & CO.

                                          , 1994

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fee..................................................  $ 103,449
NASD Filing Fee...................................................     30,500
Listing Fees......................................................      8,250
Legal Fees and Expenses*..........................................         **
Blue Sky Fees and Expenses........................................     11,500
Accounting Fees and Expenses*.....................................         **
Printing*.........................................................         **
Trustees' Fees and Expenses*......................................         **
Rating Agency Fees*...............................................         **
Transfer Agent Fees*..............................................         **
Miscellaneous.....................................................         **
                                                                    ---------
    Total.........................................................  $      **
                                                                    ---------
                                                                    ---------

- --------------
 * Estimated
** To be completed by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


INTERNATIONAL CONTROLS CORP.


____International Controls is a Florida corporation. Section 607.0850 of the Florida Business Corporation Act (the "Florida Act") provides that a Florida corporation has the power to indemnify its officers and directors in certain circumstances.



STATE STATUTE



          Subsection (1) of Section 607.0850 of the Florida Act empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party to any proceeding (other than an action by or in the right of the corporation), by reason of the fact that he was a director or officer of the corporation, against liability incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his conduct was unlawful.


        Subsection (2) of Section 607.0850 empowers a corporation to indemnify any director or officer, or former director or officer who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against certain expenses paid in settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation, and only to the extent that the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Section 607.0850 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under Section 607.0850.


INTERNATIONAL CONTROLS--BYLAWS AND/OR CERTIFICATE OF INCORPORATION


    Article  V  of   the  By-Laws   of  International   Controls  provides   for
indemnification of the officers and directors of International Controls as follows:


        "Section 1. The corporation shall indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding:

           (a) Whether civil, criminal, administrative, or investigative, other than one by or in the right of the corporation to procure a judgment in its favor, brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his capacity of director, officer, employee or agent of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he served as such at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, if such person acted in good faith in the reasonable belief that such action was in the best interests of the corporation, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not in itself create a presumption that any such director or officer did not act in good faith in the reasonable belief that such action was in the best interests of the corporation or that he had reasonable grounds for belief that such action was unlawful.

           (b) By or in the right of the corporation to procure a judgment in its favor by reason of his being or having been a director, officer, employee, or agent of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he served as such at the request of the corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such person acted in good faith in the reasonable belief that such action was in the best interests of the corporation. Such person shall not be entitled to indemnification in relation to matters as to which such person has been adjudged to have been guilty of negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court, administrative agency, or investigative body before which such action, suit or proceeding is held shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expense which such tribunal shall deem proper.

           (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b), or in any defense of any claim, issue or matter therein, he shall be indemnified against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection therewith.

           (d)  In order for  indemnification to be made  under paragraph (a) or
       (b), a determination must first be made that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph (a) or (b), unless indemnification is ordered by the tribunal before which such action, suit or proceeding is held. Such determination shall be made either (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by the stockholders who were not parties to such action, suit or proceeding.

        Section 2. The corporation shall pay expenses incurred in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph (d) of Section 1 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in Sections 1 through 4 of this Article.

        Section 3. The corporation shall indemnify any person, if the requirements of Sections 1 and 2 of this Article are met, without affecting any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 4. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation is obligated to indemnify him against such liability under the provisions of Section 1 of this Article.


GREAT DANE TRAILERS, INC.
GREAT DANE TRAILERS NEBRASKA, INC
GREAT DANE TRAILERS TENNESSEE, INC.
GREAT DANE LOS ANGELES, INC.



    STATE STATUTES


    Great Dane and Great Dane L.A. are Georgia corporations. Part 5 of the Georgia Business Corporation Code (the "Georgia Code") provides that a Georgia corporation has the power to indemnify its officers and directors in certain circumstances.



    Section 14-2-851 of the Georgia Code provides that:



           (a) A corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.



           (b) A director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of section 14-2-851(a).



           (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meeting the standard of conduct set forth in section 14-2-851(a).



           (d)  A  corporation  may  not  indemnify  a  director  under  section
       14-2-851:



               (1) In  connection with  a proceeding by  or in the  right of the corporation in which the director was adjudged liable to the corporation; or



               (2) In  connection  with any  other  proceeding in  which  he was adjudged liable on the basis that personal benefit was improperly received by him.



           (e) Indemnification permitted under this section 14-2-851 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.



    Sections 14-2-852 and 14-2-855 of the Georgia Code provide that to the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.



    Great Dane Nebraska is a Nebraska corporation. Section 21-2001 of the Nebraska Business Corporation Act (the "Nebraska Act") provides that a Nebraska corporation has the power to indemnify its officers and directors in certain circumstances.



   Subsection (15)(a) of Section 21-2004 of the Nebraska Act empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party to any proceeding (other than an action by or in the right of the corporation), by reason of the fact that he was a director or officer of the corporation, against liability incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his conduct was unlawful.



   Subsection (15)(b) of Section 21-2004 of the Nebraska Act empowers a corporation to indemnify any director or officer, or former director or officer who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against certain expenses paid in settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation, and only to the extent that the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.



   Section 21-2004 of the Nebraska Act further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (15)(a) and (15)(b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 21-2004 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under Section 21-2004.



    Great Dane Tennessee is a Tennessee corporation. Part 5 of the Tennessee Business Corporation Act (the "Tennessee Act") provides that a Tennessee corporation has the power to indemnify its officers and directors in certain circumstances.



        Section 48-18-502 of the Tennessee Act provides that:



    (a) A corporation may indemnify that an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:



        (1) He conducted himself in good faith; and



        (2) He reasonably believed:



            A. In  the  case  of  conduct in  his  official  capacity  with  the corporation, that his conduct was in its best interest; and



            B.  In all other cases, that his conduct was at least not opposed to its best interest; and



        3. In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

    (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries to the plan in conduct that satisfied the requirement of subdivision (a)(2)(B).



    (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, or itself, determinative that the director did not meet the standard of conduct described in this section.



    (d) A corporation may not indemnify a director under this section:



        (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or



        (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.



    Sections 48-18-503 and 48-18-507 of the Tennessee Act provide that a corporation shall indemnify a director, officer, employee or agent who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonably expenses incurred by him in connection with the proceeding.



GREAT DANE, GREAT DANE NEBRASKA, INC., GREAT DANE TENNESSEE, INC., GREAT DANE LOS ANGELES -- BYLAWS AND/OR CERTIFICATES OF INCORPORATION


    Article Seven of the bylaws of Great Dane, and Article Eight of the bylaws of Great Dane Nebraska, Inc., Great Dane Tennessee, Inc., and Great Dane Los Angeles (differences noted with brackets) provide indemnification as follows:



         "7.1 [8.1]_(a)_Under the circumstances prescribed in section 7.2[8.2] hereof, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.



                    (b)_Under the circumstances prescribed in section 7.2[8.2] hereof, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.



         7.2 [8.2]_To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in section 7.1 [8.1] hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Except as provided in the preceding sentence and except as may be ordered by a court, any indemnification under section 7.1 [8.1] hereof shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in section 7.1 [8.1] hereof. Such a determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by independent legal counsel employed by the corporation, in a written opinion, if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, or (3) by the affirmative vote of a majority of the shares entitled to vote thereon.



          7.3 [8.3]_Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors generally or as to a specific case or as to a specific person or persons (designated by name, title or class of persons), upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article Seven.



        7.4 [8.4]_The provisions for indemnification and advancement of expenses provided by this Article Seven[Eight] shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under any bylaw, agreement, either specifically or in general terms, resolution, or approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the shareholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted with respect to the liability of any director, officer, employee or agent for (a) any appropriation, in violation of his duties, of any business opportunity of the corporation; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) liabilities of a director imposed by section 14-2-832 of the Georgia Business Corporation Code; or (d) any transaction from which the director, officer, employee or agent derived an improper personal benefit.



         7.5 [8.5] (a) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Seven[Eight].



           (b) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event within 15 months from the date of such payment, send by first class mail (or if the corporation shall have at the time more than 500 shareholders entitled to vote, by such other means as may be authorized by the Georgia Business Corporation Code for notices of meetings of shareholders), to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.



         7.6 [8.6] As a condition to any such right of indemnification, or to receive advancement of expenses, the corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the corporation and at the expense of the corporation.



         7.7 [8.7] The rights to indemnification and advancement of expenses provided in this Article Seven[Eight] shall continue notwithstanding that a person who would otherwise have been entitled to indemnification or advancement of expenses hereunder shall have ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such persons."



SOUTH CHARLESTON STAMPING & MANUFACTURING COMPANY


    STATE STATUTE



    SCSM is a West Virginia corporation. Section 31-1-9 of the West Virginia Corporation Act (the "West Virginia Act") provides that a West Virginia corporation has the power to indemnify its officers and directors in certain circumstances.



         Subsection (a) of Section 31-1-9 of the West Virginia Act empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party to any proceeding (other than an action by or in the right of the corporation), by reason of the fact that he was a director or officer of the corporation, against liability incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his conduct was unlawful.



         Subsection (b) of Section 31-1-9 of the West Virginia Act empowers a corporation to indemnify any director or officer, or former director or officer who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against certain expenses paid in settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation, and only to the extent that the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.



         Section 31-1-9 of the West Virginia Act further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and
    (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 31-1-9 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under Section 31-1-9.



SCSM -- BYLAWS AND/OR CERTIFICATE OF INCORPORATION


    Article IX, Section 3 of the bylaws of SCSM provides for the indemnification of directors and officers as follows:



    "SECTION 3 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person did not have reasonable cause to believe that his conduct was unlawful.



   The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter, including, but not limited to, taxes or any interest or penalties thereon, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.



   To the extent that a director, officer, or agent of a corporation has been successful on the merits or otherwise in defense of any action or proceeding heretofore referred to or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.



   Any indemnification provided for herein shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or
   (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.



   Expenses (including attorneys' fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding as authorized in the manner herein provided, upon receipt of an undertaking by or on behalf of the director, officer, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.



   The indemnification provided for herein shall not be deemed exclusive of any other rights to which any stockholder or member may be entitled under any bylaws, agreement, vote of stockholders, members of disinterested directors or otherwise, both as to action in his official capacity and as to a person who has ceased to be a director, officer, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."



CHECKER MOTORS CORPORATION


    STATE STATUTE



    Motors is a New Jersey corporation. Section 14A:3-5 of the New Jersey Business Corporation Act (the "New Jersey Act") provides that a New Jersey Corporation has the power to indemnify its officers and directors in certain circumstances.

           Subsection (2) of Section 14A:3-5 provides that any corporation organized for any purpose under any general or special law of the State of New Jersey shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meeting the applicable standards of conduct set forth in paragraph 14A:3-5(2)(a) and 14A:3-5(2)(b).



         Subsection (3) of 14A:3-5 provides that any corporation organized for any purpose under any general or special law of the State of New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason for his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in new of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity such expenses as the Superior Court or such other court shall deem proper.



        Subsection (4) 14A:3-5 provides that any corporation organized for any purpose under any general or special law of New Jersey shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.



CMC KALAMAZOO INC.
YELLOW CAB COMPANY
CHICAGO AUTOWERKS INC.



STATE STATUTES


    CMC Kalamazoo, Yellow Cab and AutoWerks are Delaware corporations. Section 145 of the Delaware General Corporation Law (the "Delaware Code") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.



            Subsection (a) of Section 145 of the Delaware Code empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party to any proceeding (other than an action by or in the right of the corporation), by reason of the fact that he was a director or officer of the corporation, against liability incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his conduct was unlawful.



         Subsection (b) of Section 145 the Delaware Code empowers a corporation to indemnify any director or officer, or former director or officer who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against certain expenses paid in settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation, and only to the extent that the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 of the Delaware Code further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under Section 145.



BYLAWS AND/OR CERTIFICATES OF INCORPORATION


    Articles Eighth  and  Ninth of  the  Certificates of  Incorporation  of  CMC
Kalamazoo   Inc.,  Yellow  Cab  Company,  and  Chicago  AutoWerks  Inc.  provide indemnification as follows:



        "EIGHTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article EIGHTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.



        NINTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
    (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article NINTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article NINTH, and neither the amendment or repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article NINTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise."

    In addition, the Company and/or its subsidiaries have entered into employment agreements with David R. Markin, Jay H. Harris, Willard R. Hillebrand and Jeffrey Feldman which require the Company to indemnify Messrs. Markin, Harris and Feldman against certain liabilities that may arise by reason of their status or service as directors or officers of, or consultants to, of the Company or its subsidiaries (other than liabilities arising from gross negligence or willful misconduct) to the full extent permitted by law.



    Reference is made to Section 7 of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto, which provides for indemnification of the directors and officers of the Registrants who sign the Registration Statement by the Underwriters against certain liabilities, including those arising under the Securities Act, in certain circumstances.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

 EXHIBIT
   NO.                                                 DESCRIPTION
- ---------  ----------------------------------------------------------------------------------------------------
     1.1   Form of Underwriting Agreement among Alex. Brown & Sons Incorporated, SPP Hambro & Co.,
            International Controls, Great Dane, Great Dane Nebraska, Inc., Great Dane Tennessee, Inc., Great
            Dane Los Angeles, Inc., Motors, Checker L.P., SCSM, Yellow Cab Company, Chicago AutoWerks Inc. and
            CMC Kalamazoo Inc. (the "Registrants") with respect to the    % Senior Secured Notes due 2001 of
            the Registrants and the Units consisting of the    % Senior Subordinated Notes due 2004 of the
            Registrants and Warrants to purchase common stock of the Registrant.
     3.1   Restated Articles of Incorporation of International Controls.
     3.2   By-Laws of International Controls as effective May 13, 1991 (incorporated herein by reference to
            Exhibit 3.3 of the Registrant's Annual Report of Form 10-K for the year ended December 31, 1992
            (the 1992 10-K)).
     3.3   Articles of Incorporation of Great Dane.**
     3.4   Bylaws of Great Dane.**
     3.5   Articles of Incorporation of Great Dane Trailers Nebraska, Inc.**
     3.6   Bylaws of Great Dane Trailers Nebraska, Inc.**
     3.7   Certificate of Incorporation of Great Dane Trailers Tennessee, Inc.**
     3.8   Bylaws of Great Dane Trailers Tennessee, Inc.**
     3.9   Articles of Incorporation of Great Dane Los Angeles, Inc.**
     3.10  Bylaws of Great Dane Los Angeles, Inc.**
     3.11  Certificate of Incorporation of Motors.**
     3.12  Bylaws of Motors.**
     3.13  Articles of Incorporation of SCSM.**
     3.14  Bylaws of SCSM.**
     3.15  Certificate of Incorporation of Yellow Cab Company.**
     3.16  Bylaws of Yellow Cab Company.**
     3.17  Certificate of Incorporation of CMC Kalamazoo Inc.**
     3.18  Bylaws of CMC Kalamazoo Inc.**
     3.19  Certificate of Incorporation of AutoWerks Inc.**
     3.20  Bylaws of Chicago AutoWerks Inc.**
     4.1   Form of Indenture between International Controls and First Fidelity Bank, National Association
            ("First Fidelity"), New Jersey, as Trustee, relating to the 12 3/4% Senior

 EXHIBIT
   NO.                                                 DESCRIPTION
- ---------  ----------------------------------------------------------------------------------------------------
            Subordinated Debentures due August 1, 2001 of International Controls (incorporated herein by reference to Exhibit 4.1 to Registration Statement No. 33-7212 filed with the Securities and
            Exchange Commission on July 15, 1986).
     4.2   Form of Indenture between International Controls and Midlantic National Bank, as Trustee, relating to the 14 1/2% Subordinated Discount Debentures due January 1, 2006 of International Controls
            (incorporated herein by reference to Exhibit 4.1 to Registration Statement No. 33-1788 filed with the Securities and Exchange Commission on November 26, 1985).
     4.3   Form of Indenture between the Issuers and First Fidelity Bank, National Association, as Trustee,
            relating to the    % Senior Secured Notes due 2001.*
     4.4   Agreement to furnish additional documents upon request by the Securities and Exchange Commission
            (incorporated herein by reference to Exhibit 4.3 to International Controls' Annual Report on Form
            10-K for the year ended December 31, 1989 (the "1989 10-K")).
     4.5   Form of Indenture between International Controls and Marine Midland Bank, as Trustee, relating to
            the    % Senior Subordinated Notes due 2004.*
     4.6   Form of Warrant Agreement between International Controls and American Stock Transfer & Trust
            Company.
     5.1   Opinion of Hutton Ingram Yuzek Gainen Carroll & Bertolotti regarding the legality of certain of the securities being registered.*
    10.1   Amended and Restated Agreement of Limited Partnership of Checker L.P. (incorporated herein by reference to Exhibit 10.17 to the 1989 10-K).
    10.2   Amendment, dated July 28, 1989, to Amended and Restated Agreement of Limited Partnership of Checker
            L.P. (incorporated herein by reference to Exhibit 19.1 to International Controls' Annual Report on
            Form 10-K for the year ended December 31, 1991 (the "1991 10-K")).
    10.3   Amendment, dated June 25, 1991, to Amended and Restated Agreement of Limited Partnership of Checker
            L.P. (incorporated herein by reference to Exhibit 19.2 to the 1991 10-K).
    10.4   Amended and Restated Employment Agreement, dated as of November 1, 1985, between Motors and David R.
            Markin ("Markin Employment Agreement") (incorporated herein by reference to Exhibit 10.18 to the
            1989 10-K).
    10.5   Amendment, dated as of March 4, 1992, to Markin Employment Agreement (incorporated herein by reference to Exhibit 10.3 to the 1991 10-K).
    10.6   Extension, dated July 12, 1993, of Amended and Restated Employment Agreement Between Checker and
            David R. Markin (incorporated herein by reference to Exhibit 10.6 of International Controls' Annual
            Report on Form 10-K for the year ended December 31, 1993 (the "1993 10-K")).
    10.7   Amended and Restated Employment Agreement, dated as of June 1, 1992, between Checker L.P. and
            Jeffrey Feldman (incorporated herein by reference to Exhibit 28.2 of International Controls'
            Quarterly Report on Form 10-Q for the quarter ended June 30, 1992 (the "June 1992 10-Q").
    10.8   Stated Benefit Salary Continuation Agreement (incorporated herein by reference to Exhibit 10.21 to the 1989 10-K).
    10.9   Employment Agreement, dated as of July 1, 1992, between International Controls and Jay H. Harris
            (incorporated herein by reference to Exhibit 28.1 to the June 1992 10-Q) (the "Harris Employment
            Agreement").

 EXHIBIT
   NO.                                                 DESCRIPTION
- ---------  ----------------------------------------------------------------------------------------------------
    10.10  Loan and Guaranty Agreement, dated September 17, 1992, by and among Checker L.P., Motors, SCSM and
            NBD Bank, N.A. (incorporated herein by reference to Exhibit 28.1 to International Controls'
            Quarterly Report on Form 10-Q for the quarter ended September 30, 1992 (the "September 1992
            10-Q")).
    10.11  First Amendment, dated as of November 1, 1993, to Loan and Guaranty Agreement.
    10.12  Credit and Guaranty Agreement, dated as of August 1, 1989, by and among SCSM, Motors, Checker L.P.
            and NBD Bank, N.A. (the "Credit Agreement") (incorporated herein by reference to Exhibit 10.10 to the 1992 10-K).
    10.13  First Amendment, dated as of June 1, 1990, to the Credit Agreement (incorporated herein by reference to Exhibit 10.11 of the 1992 10-K).
    10.14  Second Amendment, dated as of January 2, 1991, to the Credit Agreement (incorporated herein by reference to Exhibit 10.12 of the 1992 10-K).
    10.15  Third Amendment, dated as of November 1, 1993, to the Credit Agreement.
    10.16  Supplemental Agreement, dated as of April 20, 1992, among SCSM, Motors, Checker L.P. and NBD Bank,
            N.A. (incorporated herein by reference to Exhibit 10.13 of the 1992 10-K).
    10.17  Second Supplemental Agreement, dated as of September 17, 1992, among SCSM, Motors, Checker L.P. and
            NBD Bank, N.A. (incorporated herein by reference to Exhibit 28.2 of the June 1991 10-Q).
    10.18  Lease, dated December 1, 1988, between SCSM and Park Corporation (incorporated herein by reference to Exhibit 10.25 to the 1989 10-K).
    10.19  Loan and Security Agreement dated as of March 21, 1990, by and among Great Dane, Great Dane Trailers
            Indiana, Inc., Great Dane Trailers Nebraska, Inc., Great Dane Trailers Tennessee, Inc., certain lending institutions and Security Pacific Business Credit Inc., as Agent (the "Security Pacific
            Agreement") (incorporated herein by reference to Exhibit 10.26 to the 1989 10-K).
    10.20  First Amendment, dated as of March 30, 1990, to the Security Pacific Agreement (incorporated herein by reference to Exhibit 19.3 to the 1991 10-K).
    10.21  Second Amendment, dated as of April 30, 1990, to the Security Pacific Agreement (incorporated herein by reference to Exhibit 19.4 to the 1991 10-K).
    10.22  Third Amendment, dated as of August 14, 1990, to the Security Pacific Agreement (incorporated herein by reference to Exhibit 19.5 to the 1991 10-K).
    10.23  Fourth Amendment, dated as of February 28, 1991, to the Security Pacific Agreement (incorporated herein by reference to Exhibit 19.6 to the 1991 10-K).
    10.24  Waiver and Fifth Amendment, dated as of September 3, 1991, to the Security Pacific Agreement
            (incorporated herein by reference to Exhibit 19.7 to the 1991 10-K).
    10.25  Waiver, Consent and Sixth Amendment, dated April 30, 1992, to the Security Pacific Agreement
            (incorporated herein by reference to Exhibit 28 to International Controls' Quarterly Report on Form
            10-Q for the quarter ended March 31, 1992).
    10.26  Seventh Amendment, dated as of July 10, 1992, to the Security Pacific Agreement (incorporated herein by reference to the June 1992 10-Q).
    10.27  Eighth Amendment, dated as of February 19, 1993, to the Security Pacific Agreement (incorporated herein by reference to Exhibit 10.24 of the 1992 10-K).
    10.28  Waiver, Consent and Ninth Amendment, dated March 26, 1993, to the Security Pacific Agreement
            (incorporated herein by reference to Exhibit 10.29 of the 1992 10-K).
    10.29  Tenth Amendment, dated as of November 1, 1993, to the Security Pacific Agreement.

 EXHIBIT
   NO.                                                 DESCRIPTION
- ---------  ----------------------------------------------------------------------------------------------------
    10.30  Assumption Agreement dated as of August 1, 1989, by and between Motors and the West Virginia
            Economic Development Authority (incorporated herein by reference to Exhibit 10.12 to International
            Controls' Annual Report on Form 10-K for the year ended December 31, 1990).
    10.31  Agreement, dated as of September 1, 1991, between Checker L.P. and Jerry E. Feldman (incorporated herein by reference to Exhibit 10.12 to the 1991 10-K).
    10.32  Form of Checker Motors Corporation Excess Benefit Retirement Plan, effective January 1, 1983
            (incorporated herein by reference to Exhibit 19.9 to the 1991 10-K).
    10.33  Amended and Restated License Agreement, dated December 30, 1992, between Motors and Checker Taxi
            Association, Inc. (incorporated herein by reference to Exhibit 10.28 of the 1992 10-K).
    10.34  Employment Agreement, dated as of January 1, 1994 between International Controls and David R.
            Markin.
    10.35  Eleventh Amendment, dated as of March 11, 1994, to the Security Pacific Agreement (incorporated herein by reference to Exhibit 10.1 to the International Controls' Quarterly Report on Form 10-Q
            for the quarter ended March 31, 1994).
    10.36  Employment Agreement dated as of November 4, 1991, between Great Dane and Willard R. Hildebrand.
    10.37  Form of Escrow Deposit Agreement between the Issuers and First Fidelity, dated as of          ,
            1994.*
    10.38  Settlement Agreement, dated as of June 21, 1994, among John Garamendi, as Insurance Commissioner of the State of California, Base Assets Trust, Checker L.P., Motors, Checker Holding Corp. III and
            International Controls.
    10.39  Form of Loan Agreement, dated as of               , 1994, by and among the International Controls,
            Great Dane, Motors, Checker L.P., SCSM, Great Dane Trailers Nebraska, Inc., Great Dane Trailers
            Tennessee, Inc., Great Dane Los Angeles, Inc., Yellow Cab Company, Chicago AutoWerks Inc., CMC
            Kalamazoo Inc., NBD Bank, N.A., as agent, and the lenders named therein.*
    10.40  Form of Pledge, Security and Intercreditor Agreement, dated as of           , 1994, entered into by
            International Controls, the Senior Note Trustee and NBD Bank, N.A., as agent, and , as collateral agent, for the benefit of the lenders named therein.*
    10.41  Form of Security Agreement entered into by the Issuers in favor of the Senior Note Trustee, for the benefit of the Senior Note Holders.
    10.42  Form of      Agreement.
    10.43  Form of Security Agreement entered into by the Issuers in favor of                as agent, for the
            benefit of the lenders named therein.
    10.44  Amendment to Harris Employment Agreement dated April 6, 1994, effective as of July 1, 1992**
    12.1   Statements regarding computation of ratios.**
    21.1   Subsidiaries of Registrant.
    23.1   Consent of Ernst & Young**
    23.2   Consent of Hutton Ingram Yuzek Gainen Carroll & Bertolotti -- see Exhibit 5.1.
    24.1   Power of Attorney.**
    25.1   Statement of eligibility of Trustee for the Senior Notes.
    25.2   Statement of eligibility of Trustee for the Senior Subordinated Notes.
    28.1   Schedule P of Annual Statements provided by Country to Illinois Regulatory Authorities.

 EXHIBIT
   NO.                                                 DESCRIPTION
- ---------  ----------------------------------------------------------------------------------------------------

- --------------
 * To be filed by amendment
** Filed herewith

    (b) Financial Statement Schedules


    The following financial statement schedules are filed as part of the Registration Statement:


Report of Independent Auditors -- International Controls Corp..................................        S-2
   Schedule I     --      Marketable Securities -- Other Investments...........................        S-3
  Schedule II     --      Amounts Receivable from Related Parties and Underwriters, Promoters
                          and Employees Other Than Related Parties.............................        S-6
 Schedule III     --      Condensed Financial Information of Registrant........................        S-7
  Schedule IV     --      Indebtedness of and to Related Parties -- Not Current................       S-10
Schedule VIII     --      Valuation and Qualifying Accounts....................................       S-11
  Schedule IX     --      Short-Term Borrowings................................................       S-12
   Schedule X     --      Supplementary Income Statement Information...........................       S-13
 Schedule XIV     --      Supplemental Information Concerning Property-Casualty Insurance
                          Operations...........................................................       S-14

Report of Independent Auditors -- Checker Motor Corporation -- Issuer Group....................       S-15
  Schedule II     --      .....................................................................       S-16
  Schedule IV     --      .....................................................................       S-17
   Schedule V     --      .....................................................................       S-18
  Schedule VI     --      .....................................................................       S-19
Schedule VIII     --      .....................................................................       S-20
  Schedule IX     --      .....................................................................       S-21
Report of Independent Auditors -- Great Dane Trailers, Inc. and Subsidiaries...................       S-23
Schedule VIII     --      Valuation and Qualifying Accounts....................................       S-23
   Schedule X     --      Supplemental Income Statement Information............................       S-24

ITEM 17.  UNDERTAKINGS.


    The undersigned Issuers hereby undertake as follows:



    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Issuers pursuant to the foregoing provisions, or otherwise, the Issuers have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Issuers of expenses incurred or paid by a director, officer or controlling person of the Issuers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Issuers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


    (b) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 28, 1994.



                                          INTERNATIONAL CONTROLS CORP.



                                          By:         /s/_David R. Markin
                                            ------------------------------------


                                           David R. Markin, President and Chief
                                                    Executive Officer



                                          Executed in City of Kalamazoo, State
                                          of Michigan



    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



INTERNATIONAL CONTROLS CORP.:


                       /s/Allan R.            Chairman of the Board             July 28,
                  Tessler                                                       1994
- -------------------------------------------
              Allan R. Tessler

                   /s/David R. Markin         President, Chief Executive        July 28,
- -------------------------------------------    Officer and Director             1994
              David R. Markin

                     /s/Jay H. Harris         Executive Vice President and      July 28,
- -------------------------------------------    Chief Operating Officer          1994
               Jay H. Harris

                   /s/Marlan R. Smith         Treasurer (Principal Financial    July 28,
- -------------------------------------------    Officer and Principal            1994
              Marlan R. Smith                  Accounting Officer)

                 /s/Martin L. Solomon         Vice Chairman of the Board and    July 28,
- -------------------------------------------    Secretary                        1994
             Martin L. Solomon

               /s/Wilmer J. Thomas, Jr.       Vice Chairman of the Board        July 28,
- -------------------------------------------                                     1994
           Wilmer J. Thomas, Jr.

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, on July 28, 1994.



                                          SOUTH CHARLESTON STAMPING &
                                          MANUFACTURING COMPANY



                                          By:          /s/_John T. Wise
                                            ------------------------------------


                                                 John T. Wise, President



                                          Executed in Stutgart, Germany



    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SOUTH CHARLESTON STAMPING & MANUFACTURING COMPANY:

                       /s/Allan R.            Director                          July 28,
                  Tessler                                                       1994
- -------------------------------------------
              Allan R. Tessler

                   /s/David R. Markin         Director                          July 28,
- -------------------------------------------                                     1994
              David R. Markin

                 /s/Martin L. Solomon         Director                          July 28,
- -------------------------------------------                                     1994
             Martin L. Solomon

               /s/Wilmer J. Thomas, Jr.       Director                          July 28,
- -------------------------------------------                                     1994
           Wilmer J. Thomas, Jr.

                     /s/ John T. Wise         President                         July 28,
- -------------------------------------------                                     1994
                John T. Wise

                   /s/David M. Hannah         Treasurer (Principal Financial    July 28,
- -------------------------------------------    Officer and Principal            1994
              David M. Hannah                  Accounting Officer)

                     /s/Jay H. Harris         Director                          July 28,
- -------------------------------------------                                     1994
               Jay H. Harris

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 28, 1994.



                                          CHECKER MOTORS CORPORATION



                                          By:         /s/_David R. Markin
                                            ------------------------------------


                                           David R. Markin, President and Chief
                                                    Executive Officer



                                          Executed in City of Kalamazoo, State
                                          of Michigan



                                          CHECKER MOTORS CO., L.P.



                                          Checker Motors Corporation, its
                                          General Partner



                                          By:         /s/_David R. Markin
                                            ------------------------------------


                                                David R. Markin, President



                                          Executed in City of Kalamazoo, State
                                          of Michigan



    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


CHECKER MOTORS CORPORATION,
on its own behalf and as general partner of CHECKER MOTORS CO., L.P.

                       /s/Allan R.            Chairman of the Board             July 28,
                  Tessler                                                       1994
- -------------------------------------------
              Allan R. Tessler

                   /s/David R. Markin         President, Chief Executive        July 28,
- -------------------------------------------    Officer and Director             1994
              David R. Markin

                   /s/Marlan R. Smith         Vice President, Treasurer         July 28,
- -------------------------------------------    (Principal Financial Officer     1994
              Marlan R. Smith                  and Principal Accounting
                                               Officer)

                 /s/Martin L. Solomon         Director                          July 28,
- -------------------------------------------                                     1994
             Martin L. Solomon

               /s/Wilmer J. Thomas, Jr.       Director                          July 28,
- -------------------------------------------                                     1994
           Wilmer J. Thomas, Jr.

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, on July 28, 1994.



                                          GREAT DANE TRAILERS, INC.
                                          By:_____/s/_Willard R. Hildebrand_____


                                              Willard R. Hildebrand, President



                                          Executed in City of Savannah, State of
                                          Georgia



    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


GREAT DANE TRAILERS, INC.:

                       /s/Allan R.            Director                          July 28,
                  Tessler                                                       1994
- -------------------------------------------
              Allan R. Tessler

                   /s/David R. Markin         Chairman of the Board             July 28,
- -------------------------------------------                                     1994
              David R. Markin

                 /s/Martin L. Solomon         Director                          July 28,
- -------------------------------------------                                     1994
             Martin L. Solomon

               /s/Wilmer J. Thomas, Jr.       Director                          July 28,
- -------------------------------------------                                     1994
           Wilmer J. Thomas, Jr.

               /s/Willard R. Hildebrand       President and Chief Executive     July 28,
- -------------------------------------------    Officer                          1994
           Willard R. Hildebrand

                   /s/Thomas W. Horan         Senior Vice President,            July 28,
- -------------------------------------------    Secretary, Treasurer,            1994
              Thomas W. Horan                  (Principal Financial Officer
                                               and Principal Accounting
                                               Officer)

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, on July 28, 1994.



                                          GREAT DANE TRAILERS NEBRASKA, INC.
                                          By:_____/s/_Willard R. Hildebrand_____


                                              Willard R. Hildebrand, President



                                          Executed in City of Savannah, State of
                                          Georgia



    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


GREAT DANE TRAILERS NEBRASKA, INC.:

                   /s/David R. Markin         Chairman of the Board             July 28,
- -------------------------------------------                                     1994
              David R. Markin

               /s/Willard R. Hildebrand       Director, President and Chief     July 28,
- -------------------------------------------    Executive Officer                1994
           Willard R. Hildebrand

                     /s/Fred T. Mote          Director                          July 28,
- -------------------------------------------                                     1994
                Fred T. Mote

                   /s/Thomas W. Horan         Director, Senior Vice President   July 28,
- -------------------------------------------    -- Finance, Secretary &          1994
              Thomas W. Horan                  Treasurer, (Principal Financial
                                               Officer and Principal
                                               Accounting Officer)

                 /s/C.F. Hammond, III         Director                          July 28,
- -------------------------------------------                                     1994
             C.F. Hammond, III

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, on July 28, 1994.



                                          GREAT DANE TRAILERS TENNESSEE, INC.
                                          By:_____/s/_Willard R. Hildebrand_____


                                              Willard R. Hildebrand, President



                                          Executed in City of Savannah, State of
                                          Georgia



    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


GREAT DANE TRAILERS TENNESSEE, INC.:

                   /s/David R. Markin         Chairman of the Board             July 28,
- -------------------------------------------                                     1994
              David R. Markin

               /s/Willard R. Hildebrand       Director, President and Chief     July 28,
- -------------------------------------------    Executive Officer                1994
           Willard R. Hildebrand

                     /s/Fred T. Mote          Director                          July 28,
- -------------------------------------------                                     1994
                Fred T. Mote

                   /s/Thomas W. Horan         Director, Senior Vice President,  July 28,
- -------------------------------------------    Secretary & Treasurer,           1994
              Thomas W. Horan                  (Principal Financial Officer
                                               and Principal Accounting
                                               Officer)

                 /s/C.F. Hammond, III         Director                          July 28,
- -------------------------------------------                                     1994
             C.F. Hammond, III

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, on July 28, 1994.



                                          GREAT DANE LOS ANGELES, INC.
                                          By:_____/s/ Willard R. Hildebrand_____


                                              Willard R. Hildebrand, President



                                          Executed in City of Savannah, State of
                                          Georgia



    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


GREAT DANE LOS ANGELES, INC.

                  /s/ David R. Markin         Chairman of the Board             July 28,
- -------------------------------------------                                     1994
              David R. Markin

                    /s/ Willard R.            Director, President and Chief     July 28,
                 Hildebrand                    Executive Officer                1994
- -------------------------------------------
           Willard R. Hildebrand

                   /s/Thomas W. Horan         Director, Secretary & Treasurer   July 28,
- -------------------------------------------    (Principal Financial Officer     1994
              Thomas W. Horan                  and Principal Accounting
                                               Officer)

                 /s/ C.F. Hammond, III        Director                          July 28,
- -------------------------------------------                                     1994
             C.F. Hammond, III

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 28, 1994.



                                          CMC KALAMAZOO INC.
                                          By:________/s/ David R. Markin________


                                              David R. Markin, Chairman of the
                                                            Board



                                          Executed in City of Kalamazoo, State
                                          of Michigan



    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


CMC KALAMAZOO INC.:

                      /s/ Allan R.            Vice President and Director       July 28,
                  Tessler                                                       1994
- -------------------------------------------
              Allan R. Tessler

                  /s/ David R. Markin         Chairman of the Board, President  July 28,
- -------------------------------------------    and Chief Executive Officer      1994
              David R. Markin

                /s/ Marting L. Solomon        Director                          July 28,
- -------------------------------------------                                     1994
             Martin L. Solomon

                /s/ Wilmer J. Thomas,         Director                          July 28,
                    Jr.                                                         1994
- -------------------------------------------
           Wilmer J. Thomas, Jr.

                  /s/ Marlan R. Smith         Treasurer (Principal Financial    July 28,
- -------------------------------------------    Officer and Principal            1994
              Marlan R. Smith                  Accounting Officer)

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 28, 1994.



                                          CHICAGO AUTOWERKS INC.



                                          By:         /s/ David R. Markin
                                            ------------------------------------


                                          David R. Markin, Chairman of the Board



                                          Executed in City of Kalamazoo, State
                                          of Michigan



    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


CHICAGO AUTOWERKS INC.:

                      /s/ Allan R.            Director                          July 28,
                  Tessler                                                       1994
- -------------------------------------------
              Allan R. Tessler

                  /s/ David R. Markin         Chairman of the Board and Chief   July 28,
- -------------------------------------------    Executive Officer                1994
              David R. Markin

                 /s/ Martin L. Solomon        Director                          July 28,
- -------------------------------------------                                     1994
             Martin L. Solomon

                /s/ Wilmer J. Thomas,         Director                          July 28,
                    Jr.                                                         1994
- -------------------------------------------
           Wilmer J. Thomas, Jr.

                     /s/ Bryan Blazak         Treasurer (Principal Financial    July 28,
- -------------------------------------------    Officer and Principal            1994
                Bryan Blazak                   Accounting Officer)

                       /s/ Jeffrey            President                         July 28,
                  Feldman                                                       1994
- -------------------------------------------
              Jeffrey Feldman

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 28, 1994.



                                          YELLOW CAB COMPANY



                                          By:         /s/ David R. Markin
                                            ------------------------------------


                                          David R. Markin, Chairman of the Board



                                          Executed in City of Kalamazoo, State
                                          of Michigan



    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


YELLOW CAB COMPANY:

                      /s/ Allan R.            Director                          July 28,
                  Tessler                                                       1994
- -------------------------------------------
              Allan R. Tessler

                  /s/ David R. Markin         Chairman of the Board and Chief   July 28,
- -------------------------------------------    Executive Officer                1994
              David R. Markin

                    Martin L. Solomon         Director                          July 28,
- -------------------------------------------                                     1994
             Martin L. Solomon

                /s/ Wilmer J. Thomas,         Director                          July 28,
                    Jr.                                                         1994
- -------------------------------------------
           Wilmer J. Thomas, Jr.

               /s/ Edward F. Kukulski,        Treasurer and Vice President      July 28,
                    Jr.                        (Principal Financial Officer     1994
- -------------------------------------------    and Principal Accounting
          Edward F. Kukulski, Jr.              Officer)

                       /s/ Jeffrey            President                         July 28,
                  Feldman                                                       1994
- -------------------------------------------
              Jeffrey Feldman

                     INDEX TO FINANCIAL STATEMENT SCHEDULES
                   COVERED BY REPORTS OF INDEPENDENT AUDITORS


Report of Independent Auditors -- International Controls Corp..................................        S-2

   Schedule I     --      Marketable Securities -- Other Investments...........................        S-3

  Schedule II     --      Amounts Receivable from Related Parties and Underwriters, Promoters
                          and Employees Other Than Related Parties.............................        S-6

 Schedule III     --      Condensed Financial Information of Registrant........................        S-7

  Schedule IV     --      Indebtedness of and to Related Parties -- Not Current................       S-10

Schedule VIII     --      Valuation and Qualifying Accounts....................................       S-11

  Schedule IX     --      Short-Term Borrowings................................................       S-12

   Schedule X     --      Supplementary Income Statement Information...........................       S-13

 Schedule XIV     --      Supplemental Information Concerning Property-Casualty Insurance
                          Operations...........................................................       S-14

Report of Independent Auditors -- Checker Motor Corporation -- Issuer Group....................       S-15

  Schedule II     --      .....................................................................       S-16

  Schedule IV     --      .....................................................................       S-17

   Schedule V     --      .....................................................................       S-18

  Schedule VI     --      .....................................................................       S-19

Schedule VIII     --      .....................................................................       S-20

  Schedule IX     --      .....................................................................       S-21

Report of Independent Auditors -- Great Dane Trailers, Inc. and Subsidiaries...................       S-23

Schedule VIII -- Valuation and Qualifying Accounts.............................................       S-23

Schedule X -- Supplementary Income Statement Information.......................................       S-24


    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore, have been omitted.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
International Controls Corp.

    We have audited the consolidated financial statements of International Controls Corp. and subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, and have issued our report thereon dated March 1, 1994 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in
Item 16(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

    In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG

Kalamazoo, Michigan
March 1, 1994

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
            SCHEDULE I -- MARKETABLE SECURITIES -- OTHER INVESTMENTS
                               DECEMBER 31, 1993
                             (DOLLARS IN THOUSANDS)

                   COL. A                          COL. B         COL. C       COL. D         COL. E
- --------------------------------------------  ----------------  -----------  -----------  ---------------
                                                                                          AMOUNT AT WHICH
                                                                                          EACH PORTFOLIO
                                                                                             OF EQUITY
                                                                                             SECURITY
                                                 NUMBER OF                                ISSUES AND EACH
                                                 SHARES OR                     MARKET     OTHER SECURITY
                                                  UNITS --                    VALUE OF     ISSUE CARRIED
                                                 PRINCIPAL                   EACH ISSUE         IN
                                                 AMOUNT OF        COST OF    AT BALANCE     THE BALANCE
NAME OF ISSUER AND TITLE OF EACH ISSUE        BONDS AND NOTES   EACH ISSUE   SHEET DATE        SHEET
- --------------------------------------------  ----------------  -----------  -----------  ---------------
FIXED MATURITIES:
  U. S. Government obligations..............         $  7,320   $    7,267   $    7,559   $      7,276

  Obligations of various state and
   territorial possessions..................            1,920        1,911        1,959          1,920

  Obligations of political subdivisions of
   states...................................           10,745       10,748       11,064         10,760

  Special revenue obligations of political
   subdivisions of states...................            9,290        9,313        9,522          9,304

  Public utility obligations:
    American Telephone & Telegraph..........              850          835          907            837
    Bell South Telecom, Inc.................            1,000        1,004        1,050          1,003
    Chesapeake & Potomac Telephone &
     Telegraph..............................              532          450          543            455
    Citizen Utilities.......................              500          499          550            499
    Consolidated Edison.....................              550          547          563            548
    Illinois Bell Telephone Company.........              300          287          306            288
    National Rural Utilities................              400          403          400            400
    New England Telephone & Telegraph.......              400          419          404            419
    New York Telephone Company..............              400          382          412            383
    Northern Telecom, Ltd...................              350          357          340            356
    Oklahoma Gas & Electric.................              525          514          560            519
    Pacific Bell............................              500          491          500            492
    Pacific Gas & Electric..................              700          696          728            696
    Potomac Electric Power Company..........              350          343          396            345
    Southwestern Bell Telephone Company.....              550          550          528            550
    Miscellaneous other public utility
     obligations............................            2,036        1,931        2,128          1,956
                                                                -----------  -----------       -------
  Total public utility obligations..........                    $    9,708   $   10,315   $      9,746
  Industrial and miscellaneous corporate
   obligations:
    Anheuser Busch Company, Inc.............              350          366          403            363
    Associates Corporation of North
     America................................              755          770          762            759
    Banc One Corporation....................              340          343          412            342
    Bank America Corporation................              850          881          917            878
    Bankers Trust of New York...............              500          496          531            497
    B. P. America...........................              550          566          629            562
    Cargill Inc.............................              300          302          366            301
    Chevron Capital USA, Inc................              350          339          382            344
    Citicorp................................              400          400          405            400

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
     SCHEDULE I -- MARKETABLE SECURITIES -- OTHER INVESTMENTS -- CONTINUED
                               DECEMBER 31, 1993
                             (DOLLARS IN THOUSANDS)

                   COL. A                          COL. B         COL. C       COL. D         COL. E
- --------------------------------------------  ----------------  -----------  -----------  ---------------
                                                                                          AMOUNT AT WHICH
                                                                                          EACH PORTFOLIO
                                                                                             OF EQUITY
                                                                                             SECURITY
                                                 NUMBER OF                                ISSUES AND EACH
                                                 SHARES OR                     MARKET     OTHER SECURITY
                                                  UNITS --                    VALUE OF     ISSUE CARRIED
                                                 PRINCIPAL                   EACH ISSUE         IN
                                                 AMOUNT OF        COST OF    AT BALANCE     THE BALANCE
NAME OF ISSUER AND TITLE OF EACH ISSUE        BONDS AND NOTES   EACH ISSUE   SHEET DATE        SHEET
- --------------------------------------------  ----------------  -----------  -----------  ---------------
FIXED MATURITIES -- Continued
  Industrial and miscellaneous corporate
   obligations -- Continued:
    Coca Cola Enterprises...................          $   500   $      497   $      523   $        498
    Comerica Bank -- Detroit................              500          500          509            500
    Commercial Credit Group, Inc............              450          442          466            449
    Corestate Capital Corp..................              300          298          303            298
    Dow Capital Corporation.................              350          350          357            350
    Dow Chemical Company....................              400          399          480            399
    E. I. DuPont DeNemours & Company........              700          658          751            666
    Eastman Kodak Company...................              450          451          494            451
    Enhance Financial Services..............              900          900          900            900
    European Investment Bank................              300          303          303            303
    Ford Motor Credit Corporation...........              750          749          779            751
    Gannett Inc. Notes......................              500          500          490            500
    General Electric Capital Corporation....            1,350        1,454        1,395          1,350
    General Electric Credit Corp............              500          500          500            500
    General Motors Acceptance Corporation...              500          496          575            497
    General Motors Corporation..............              300          300          306            300
    H. J. Heinz Company.....................              500          499          510            499
    Hertz Corporation.......................              300          300          315            300
    IBM Credit Corporation..................              300          304          301            304
    IBM Corporation.........................              500          496          525            497
    ICI Wilmington, Inc.....................              300          309          321            306
    ITT Financial Corporation...............              400          404          416            400
    J. P. Morgan & Co.......................              700          721          770            712
    The Limited Corporation.................              650          652          748            652
    Marathon Oil Company....................              600          602          606            600
    Matsushita Electric Inc., Ltd...........              400          400          424            400
    MBIA Inc................................              450          443          495            443
    Merrill Lynch & Co......................              300          296          309            299
    Motorola, Inc...........................              300          300          357            300
    Natwest Capital Corporation.............              300          320          363            318
    Pepsico, Inc............................              950          944        1,034            945
    Phillip Morris & Co., Inc...............            1,450        1,450        1,548          1,450
    Pitney Bowes Credit Corporation.........              377          379          420            373
    Ralston Purina Company..................              500          501          540            500
    Republic National Bank, New York........              500          499          505            499
    Salomon, Inc............................              500          502          554            501
    Seagram, Joseph E., & Sons..............              750          768          815            757
    Sears Roebuck & Co......................              500          530          500            500

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
     SCHEDULE I -- MARKETABLE SECURITIES -- OTHER INVESTMENTS -- CONTINUED
                               DECEMBER 31, 1993
                             (DOLLARS IN THOUSANDS)

                   COL. A                          COL. B         COL. C       COL. D         COL. E
- --------------------------------------------  ----------------  -----------  -----------  ---------------
                                                                                          AMOUNT AT WHICH
                                                                                          EACH PORTFOLIO
                                                                                             OF EQUITY
                                                                                             SECURITY
                                                 NUMBER OF                                ISSUES AND EACH
                                                 SHARES OR                     MARKET     OTHER SECURITY
                                                  UNITS --                    VALUE OF     ISSUE CARRIED
                                                 PRINCIPAL                   EACH ISSUE         IN
                                                 AMOUNT OF        COST OF    AT BALANCE     THE BALANCE
NAME OF ISSUER AND TITLE OF EACH ISSUE        BONDS AND NOTES   EACH ISSUE   SHEET DATE        SHEET
- --------------------------------------------  ----------------  -----------  -----------  ---------------
FIXED MATURITIES -- Continued
Industrial and miscellaneous corporate
 obligations -- Continued:
  Shearson Lehman Bros. Bldgs. Inc..........          $   350   $      350   $      350   $        350
  Suntrust Bank, Inc........................              300          304          309            301
  Texaco Capital, Inc.......................              450          451          495            450
  The Funding Corporation...................              400          409          424            403
  United States Banknote Corp...............              300          300          300            300
  United Technologies.......................              300          304          327            302
  USX Corporation...........................              400          405          372            405
  Wal Mart Stores, Inc......................            1,150        1,154        1,250          1,155
  Witco Corporation.........................              500          489          575            489
  Xerox Credit Corporation..................              439          422          469            427
  Miscellaneous other industrial and
   miscellaneous corporate obligations......            8,913        9,068        9,641          8,928
                                                                -----------  -----------       -------
TOTAL INDUSTRIAL AND MISCELLANEOUS CORPORATE
 OBLIGATIONS................................                        38,535       40,826         38,223
                                                                -----------  -----------       -------
TOTAL FIXED MATURITIES......................                    $   77,482   $   81,245   $     77,229
EQUITY SECURITIES:
  Banks, trusts and insurance companies
   preferred stock..........................    85,000 shares   $    2,136   $    2,221   $      2,221
  Public utilities preferred stock..........    45,340 shares        1,545        1,637          1,637
  Industrial and miscellaneous preferred
   stock....................................   127,314 shares        3,559        3,601          3,601
  Public utilities common stock.............   534,400 shares        1,401        1,536          1,536
  Banks, Trusts and Insurance Companies
   Common Stocks............................    24,547 shares          599          537            537
  Industrial and miscellaneous common
   stock....................................   133,951 shares        4,296        4,077          4,077
                                                                -----------  -----------       -------
TOTAL EQUITY SECURITIES.....................                        13,536       13,609         13,609
                                                                -----------  -----------       -------
TOTAL INVESTMENTS...........................                    $   92,062   $   94,853   $     90,838
                                                                -----------  -----------       -------
                                                                -----------  -----------       -------

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES

    SCHEDULE II -- AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES
                             (DOLLARS IN THOUSANDS)

                  COL. A                       COL. B       COL. C                 COL. D                        COL. E
- -------------------------------------------  -----------  -----------  ------------------------------  --------------------------
                                                                                 DEDUCTIONS             BALANCE AT END OF PERIOD
                                                                       ------------------------------
                                             BALANCE AT                     (1)             (2)        --------------------------
                                              BEGINNING                   AMOUNTS     AMOUNTS WRITTEN      (1)           (2)
              NAME OF DEBTOR                  OF PERIOD    ADDITIONS     COLLECTED          OFF          CURRENT     NOT CURRENT
- -------------------------------------------  -----------  -----------  -------------  ---------------  -----------  -------------
YEAR ENDED DECEMBER 31, 1991
  David R. Markin (1)......................   $     124    $       0     $       0       $       0      $       0     $     124
  Allan R. Tessler (1).....................         167            0             0               0              0           167
  Wilmer J. Thomas, Jr. (1)................         167            0             0               0              0           167
  Martin L. Solomon (1)....................         167            0             0               0              0           167
                                                                                --              --
                                             -----------       -----                                        -----         -----
                                              $     625    $       0     $       0       $       0      $       0     $     625
                                                                                --              --
                                                                                --              --
                                             -----------       -----                                        -----         -----
                                             -----------       -----                                        -----         -----
YEAR ENDED DECEMBER 31, 1992
  David R. Markin (1)......................   $     124    $       0     $       0       $       0      $       0     $     124
  Allan R. Tessler (1).....................         167            0             0               0              0           167
  Wilmer J. Thomas, Jr. (1)................         167            0             0               0              0           167
  Martin L. Solomon (1)....................         167            0             0               0              0           167
  King Cars, Inc. (2)......................           0          398             0               0            398             0
                                                                                --              --
                                             -----------       -----                                        -----         -----
                                              $     625    $     398     $       0       $       0      $     398     $     625
                                                                                --              --
                                                                                --              --
                                             -----------       -----                                        -----         -----
                                             -----------       -----                                        -----         -----
YEAR ENDED DECEMBER 31, 1993
  David R. Markin (1)......................   $     124    $       0     $       0       $       0      $       0     $     124
  Allan R. Tessler (1).....................         167            0             0               0              0           167
  Wilmer J. Thomas, Jr. (1)................         167            0             0               0              0           167
  Martin L. Solomon (1)....................         167            0             0               0              0           167
  King Cars, Inc. (2)......................         398           24             0               0            422             0
                                                                                --              --
                                             -----------       -----                                        -----         -----
                                              $   1,023    $      24     $       0       $       0      $     422     $     625
                                                                                --              --
                                                                                --              --
                                             -----------       -----                                        -----         -----
                                             -----------       -----                                        -----         -----

- --------------
(1)   Obligation is non-interest bearing demand obligation.

(2) Obligation is a promissory note due on December 31, 1994, bearing a 6.5% interest rate.

                          INTERNATIONAL CONTROLS CORP.
         SCHEDULE III -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                            CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                             DECEMBER 31,
                                                                                       ------------------------
                                                                                          1992         1993
                                                                                       -----------  -----------
Assets:
  Cash and cash equivalents..........................................................  $     4,930  $     1,468
  Accounts receivable................................................................          107          566
  Other current assets...............................................................        3,734        4,345
                                                                                       -----------  -----------
    Total Current Assets.............................................................        8,771        6,379
  Intercompany accounts with subsidiaries............................................        9,657      --
  Investments in subsidiaries........................................................      110,308       91,388
  Other assets.......................................................................       12,430       16,331
                                                                                       -----------  -----------
Total Assets.........................................................................  $   141,166  $   114,098
                                                                                       -----------  -----------
                                                                                       -----------  -----------

Liabilities and Shareholders' Deficit:
  Accounts payable...................................................................  $       143  $        34
  Income taxes payable (recoverable).................................................        8,442       (1,702)
  Accrued compensation...............................................................          256          256
  Accrued interest...................................................................       11,467       11,468
  Other accrued liabilities..........................................................        3,340        9,565
                                                                                       -----------  -----------
    Total Current Liabilities........................................................       23,648       19,621
  Long-term debt.....................................................................      204,360      205,732
  Other noncurrent liabilities.......................................................       19,486       31,713
  Intercompany accounts with subsidiaries............................................      --             6,622

  Shareholders' deficit:
    Common stock.....................................................................           90           90
    Paid-in capital..................................................................       14,910       14,910
    Retained earnings (deficit)......................................................        7,045      (36,217)
    Amount paid in excess of Checker's net assets....................................     (127,748)    (127,748)
    Notes receivable from shareholders...............................................         (625)        (625)
                                                                                       -----------  -----------
    Total Shareholders' Deficit......................................................     (106,328)    (149,590)
                                                                                       -----------  -----------
Total Liabilities and Shareholders' Deficit..........................................  $   141,166  $   114,098
                                                                                       -----------  -----------
                                                                                       -----------  -----------

                          INTERNATIONAL CONTROLS CORP.
   SCHEDULE III -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT -- CONTINUED
                       CONDENSED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1991        1992        1993
                                                                                ----------  ----------  ----------
Selling, general and administrative expenses..................................  $   (4,398) $   (4,396) $   (4,646)
Interest expense..............................................................     (32,018)    (30,138)    (30,216)
Equity in earnings of subsidiaries............................................         166      14,959      29,376
Other income (expense)........................................................         857         (99)        211
Special charge................................................................      --          --          (7,500)
Intercompany income:
  Corporate charges...........................................................       1,008       1,008       1,008
  Interest....................................................................         394         305      --
                                                                                ----------  ----------  ----------
Loss before income taxes, extraordinary items and
 accounting changes...........................................................     (33,991)    (18,361)    (11,767)
Income tax benefit............................................................       6,985      10,806      15,131
                                                                                ----------  ----------  ----------
Income (loss) before extraordinary items and accounting changes...............     (27,006)     (7,555)      3,364
Extraordinary items, net of income taxes......................................      31,188      --          --
                                                                                ----------  ----------  ----------
Income (loss) before accounting changes.......................................       4,182      (7,555)      3,364
Accounting changes............................................................      --          --         (46,626)
                                                                                ----------  ----------  ----------
Net Income (Loss).............................................................  $    4,182  $   (7,555) $  (43,262)
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

                          INTERNATIONAL CONTROLS CORP.
   SCHEDULE III -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT -- CONTINUED
                       CONDENSED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1991        1992        1993
                                                                                ----------  ----------  ----------
Net cash flow used in operating activities....................................  $  (25,202) $  (20,973) $  (47,640)
Cash flows from investing activities:
  Other.......................................................................      (1,456)       (334)      5,900
                                                                                ----------  ----------  ----------
Net cash flow provided by (used in) investing activities......................      (1,456)       (334)      5,900
Cash flows from financing activities:
  Repayments of debt..........................................................     (27,187)     --          --
  Advances from subsidiaries..................................................      52,630      21,284      38,278
                                                                                ----------  ----------  ----------
Net cash flow provided by financing activities................................      25,443      21,284      38,278
                                                                                ----------  ----------  ----------
Decrease in cash and cash equivalents.........................................      (1,215)        (23)     (3,462)
Beginning cash and cash equivalents...........................................       6,168       4,953       4,930
                                                                                ----------  ----------  ----------
Ending cash and cash equivalents..............................................  $    4,953  $    4,930  $    1,468
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

The Registrant's subsidiaries declared dividends totaling $13.1 million in 1991, $120.9 million in 1992 and $22 million in 1993. These dividends were declared to offset certain intercompany account balances at the respective dates.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
      SCHEDULE IV -- INDEBTEDNESS OF AND TO RELATED PARTIES -- NOT CURRENT
                             (DOLLARS IN THOUSANDS)

            COL. A                COL. B     COL. C      COL. D    COL. E     COL. F     COL. G      COL. H    COL. I
- ------------------------------  ----------  ---------  ----------  -------  ----------  ---------  ----------  -------
                                          -- INDEBTEDNESS OF --                       -- INDEBTEDNESS TO --
                                ------------------------------------------  ------------------------------------------
                                BALANCE AT                         BALANCE  BALANCE AT                         BALANCE
NAME OF PERSON                  BEGINNING   ADDITIONS  DEDUCTIONS  AT END   BEGINNING   ADDITIONS  DEDUCTIONS  AT END
- ------------------------------  ----------  ---------  ----------  -------  ----------  ---------  ----------  -------
YEAR ENDED DECEMBER 31, 1991
  David R. Markin.............  $   --      $  --      $   --      $ --     $    7,500  $  --      $   --      $ 7,500
  Martin L. Solomon...........      --         --          --        --          7,500     --          --        7,500
  Allan R. Tessler............      --         --          --        --          7,500     --          --        7,500
  Wilmer J. Thomas, Jr........      --         --          --        --          7,500     --          --        7,500
                                ----------  ---------  ----------  -------  ----------  ---------  ----------  -------
                                $   --      $  --      $   --      $ --     $   30,000  $  --      $   --      $30,000
                                ----------  ---------  ----------  -------  ----------  ---------  ----------  -------
                                ----------  ---------  ----------  -------  ----------  ---------  ----------  -------
YEAR ENDED DECEMBER 31, 1992
  David R. Markin.............  $   --      $  --      $   --      $ --     $    7,500  $  --      $   --      $ 7,500
  Martin L. Solomon...........      --         --          --        --          7,500     --          --        7,500
  Allan R. Tessler............      --         --          --        --          7,500     --          --        7,500
  Wilmer J. Thomas, Jr........      --         --          --        --          7,500     --          --        7,500
                                ----------  ---------  ----------  -------  ----------  ---------  ----------  -------
                                $   --      $  --      $   --      $ --     $   30,000  $  --      $   --      $30,000
                                ----------  ---------  ----------  -------  ----------  ---------  ----------  -------
                                ----------  ---------  ----------  -------  ----------  ---------  ----------  -------
YEAR ENDED DECEMBER 31, 1993
  David R. Markin.............  $   --      $  --      $   --      $ --     $    7,500  $  --      $   --      $ 7,500
  Martin L. Solomon...........      --         --          --        --          7,500     --          --        7,500
  Allan R. Tessler............      --         --          --        --          7,500     --          --        7,500
  Wilmer J. Thomas, Jr........      --         --          --        --          7,500     --          --        7,500
                                ----------  ---------  ----------  -------  ----------  ---------  ----------  -------
                                $   --      $  --      $   --      $ --     $   30,000  $  --      $   --      $30,000
                                ----------  ---------  ----------  -------  ----------  ---------  ----------  -------
                                ----------  ---------  ----------  -------  ----------  ---------  ----------  -------

NOTE:The above amounts relate to amounts loaned to the Company to complete the Holding buyout as described in Note A of the notes to consolidated financial statements.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
               SCHEDULE VIII -- VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)

                     COL. A                          COL. B               COL. C               COL. D        COL. E
- -------------------------------------------------  -----------  --------------------------  -------------  -----------
                                                                  ADDITIONS CHARGED TO:
                                                   BALANCE AT   --------------------------                 BALANCE AT
                                                    BEGINNING     COST AND        OTHER                      END OF
DESCRIPTION                                         OF PERIOD     EXPENSES      ACCOUNTS    DEDUCTIONS(1)    PERIOD
- -------------------------------------------------  -----------  -------------  -----------  -------------  -----------
YEAR ENDED DECEMBER 31, 1991:
  Deducted from assets:
    Allowance for doubtful accounts -- trade.....   $     808     $     210    $   --       $       (412 ) $      606
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------
    Allowance for doubtful accounts -- finance
     lease receivables...........................  $      842   $        (7  ) $      292   $       (183 ) $      944
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------
  Contract & warranty reserves...................  $   10,796   $     1,274    $   --       $     (3,807 ) $    8,263
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------
  Workers' compensation..........................  $      242   $       836    $   --       $       (813 ) $      265
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------
  Claims.........................................  $    2,500   $     1,047    $   --       $       (830 ) $    2,717
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------

YEAR ENDED DECEMBER 31, 1992:
  Deducted from assets:
    Allowance for doubtful accounts -- trade.....  $      606   $       183    $   --       $       (166 ) $      623
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------
    Allowance for doubtful accounts -- finance
     lease receivables...........................  $      944   $        52    $   --       $       (317 ) $      679
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------
  Contract & warranty reserves...................  $    8,263   $     3,564    $   --       $     (3,452 ) $    8,375
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------
  Workers' compensation..........................  $      265   $     4,584    $   --       $     (3,008 ) $    1,841
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------
  Claims.........................................  $    2,717   $       783    $   --       $       (168 ) $    3,332
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------

YEAR ENDED DECEMBER 31, 1993:
  Deducted from assets:
    Allowance for doubtful accounts -- trade.....  $      623   $       234    $   --       $       (109 ) $      748
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------
    Allowance for doubtful accounts -- finance
     lease receivables...........................  $      679   $        52    $   --       $       (572 ) $      159
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------
  Contract & warranty reserves...................  $    8,375   $     5,439    $   --       $     (3,429 ) $   10,385
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------
  Workers' compensation..........................  $    1,841   $     1,200    $   --       $     (1,927 ) $    1,114
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------
  Claims.........................................  $    3,332   $     1,103    $   --       $     (1,106 ) $    3,329
                                                   -----------       ------         -----   -------------  -----------
                                                   -----------       ------         -----   -------------  -----------

- --------------
(1) Reclassification to other reserves and utilization of reserves.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
                      SCHEDULE IX -- SHORT-TERM BORROWINGS
                             (DOLLARS IN THOUSANDS)

                    COL. A                         COL. B         COL. C          COL. D        COL. E         COL. F
- -----------------------------------------------  -----------  ---------------   -----------   -----------   ------------
                                                                                                              WEIGHTED
                                                                                  MAXIMUM       AVERAGE       AVERAGE
                                                                                  AMOUNT        AMOUNT        INTEREST
                                                 BALANCE AT      WEIGHTED       OUTSTANDING   OUTSTANDING   RATE DURING
                                                   END OF         AVERAGE       DURING THE    DURING THE        THE
  CATEGORY OF AGGREGATE SHORT-TERM BORROWINGS      PERIOD      INTEREST RATE      PERIOD       PERIOD(1)     PERIOD(2)
- -----------------------------------------------  -----------  ---------------   -----------   -----------   ------------
BANK BORROWINGS:

  Year ended December 31, 1991.................   $   4,000           7.00%     $    4,000    $    2,053           8.38%

  Year ended December 31, 1992.................       5,000           7.00%          5,000         4,350           6.71%

  Year ended December 31, 1993.................       5,000           7.25%          5,000         4,998           7.25%

- --------------
(1) Amount of loan divided by number of days in year, times the number of days outstanding during the year.

(2) Total interest expense during the period divided by the average amount outstanding during the period.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
            SCHEDULE X -- SUPPLEMENTAL INCOME STATEMENT INFORMATION
                             (DOLLARS IN THOUSANDS)

                                                                                 COLUMN B
                                                          -------------------------------------------------------
                                                            CHARGED TO CONTINUING OPERATIONS' COST AND EXPENSES
                                                          -------------------------------------------------------
                        COLUMN A                          DECEMBER 31, 1991  DECEMBER 31, 1992  DECEMBER 31, 1993
- --------------------------------------------------------  -----------------  -----------------  -----------------
Maintenance and repairs.................................      $   9,543          $   9,646          $  15,663
                                                                 ------             ------            -------

Depreciation and amortization of intangible assets,
 pre-operating costs and similar deferrals (1)..........      $  --              $  --              $  --
                                                                 ------             ------            -------

Taxes other than payroll and income taxes (1)...........      $  --              $  --              $  --
                                                                 ------             ------            -------

Royalties (1)...........................................      $  --              $  --              $  --
                                                                 ------             ------            -------

Advertising costs (1)...................................      $  --              $  --              $  --
                                                                 ------             ------            -------

- --------------
(1) Amounts for these expenses are not presented as such amounts are less than 1% of total revenues in the year indicated.

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES

    SCHEDULE XIV -- SUPPLEMENTAL INFORMATION CONCERNING PROPERTY -- CASUALTY
                              INSURANCE OPERATIONS
                             (DOLLARS IN THOUSANDS)

         COL. A             COL. B       COL. C       COL. D       COL. E       COL. F        COL. G
- ------------------------  -----------  -----------  -----------  -----------  -----------  -------------
                                        RESERVES
                                           FOR
                                         UNPAID
                           DEFERRED      CLAIMS      DISCOUNT,
                            POLICY      AND CLAIM     IF ANY,                                   NET
    AFFILIATION WITH      ACQUISITION  ADJUSTMENT   DEDUCTED IN   UNEARNED      EARNED      INVESTMENT
       REGISTRANT            COSTS     EXPENSE(1)    COLUMN C    PREMIUMS(2)  PREMIUMS(3)     INCOME
- ------------------------  -----------  -----------  -----------  -----------  -----------  -------------
WHOLLY-OWNED INSURANCE SUBSIDIARY:

Year Ended:

  December 31, 1991.....   $   2,073    $  64,952    $  --        $  11,619    $  39,877     $   7,061
                          -----------  -----------  -----------  -----------  -----------  -------------
                          -----------  -----------  -----------  -----------  -----------  -------------
  December 31, 1992.....   $   1,832    $  75,780    $  --        $  10,463    $  40,347     $   8,227
                          -----------  -----------  -----------  -----------  -----------  -------------
                          -----------  -----------  -----------  -----------  -----------  -------------
  December 31, 1993.....   $   1,893    $  71,179    $  --        $   9,547    $  40,836     $   7,838
                          -----------  -----------  -----------  -----------  -----------  -------------
                          -----------  -----------  -----------  -----------  -----------  -------------

         COL. A                  COL. H           COL. I       COL. J      COL. K
- ------------------------   -------------------  -----------  -----------  ---------
                            CLAIMS AND CLAIM
                           ADJUSTMENT EXPENSES
                            INCURRED RELATED
                                   TO:          AMORTIZATION    PAID
                           -------------------  OR DEFERRED    CLAIMS
                             (1)        (2)       POLICY      AND CLAIM
    AFFILIATION WITH       CURRENT     PRIOR    ACQUISITION  ADJUSTMENT    PREMIUM
       REGISTRANT            YEAR      YEARS       COSTS      EXPENSES     WRITTEN
- ------------------------   --------  ---------  -----------  -----------  ---------
WHOLLY-OWNED INSURANCE S
Year Ended:
  December 31, 1991.....   $ 31,852  $   1,676   $    (341)   $  26,208   $  39,530
                           --------  ---------  -----------  -----------  ---------
                           --------  ---------  -----------  -----------  ---------
  December 31, 1992.....   $ 30,322  $   2,043   $    (241)   $  27,319   $  39,238
                           --------  ---------  -----------  -----------  ---------
                           --------  ---------  -----------  -----------  ---------
  December 31, 1993.....   $ 33,193  $    (454)  $      61    $  30,832   $  40,732
                           --------  ---------  -----------  -----------  ---------
                           --------  ---------  -----------  -----------  ---------

- --------------
(1) Includes reinsurance recoverable on unpaid claims and claims adjustment expense of $8,106, $13,888 and $7,380 in 1991, 1992 and 1993, respectively, in connection with the restatement of the balance sheet loss reserve amounts as reported in accordance with SFAS No. 113.
(2) Includes net ceded premiums of $333, $286 and $(526) in 1991, 1992 and 1993, respectively, in connection with the restatement of the balance sheet unearned premium amounts as reported in accordance with SFAS No. 113.
(3) Includes  premiums earned of $12,735, $13,161  and $13,400 in 1991, 1992 and
    1993, respectively, in connection with coverage provided to other entities in the consolidated group which have been eliminated in consolidation.

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
Checker Motors Corporation



    We have audited the consolidated financial statements of Checker Motors Corporation (a wholly-owned subsidiary of International Controls Corp.) and subsidiaries (Issuer Group) as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, and have issued our report thereon dated March 1, 1994, except for Note A as to which the date is July 26, 1994, (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 16(b) of this Registration Statement. These schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits.



    In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



                                          /s/_ERNST & YOUNG



Kalamazoo, Michigan
March 1, 1994, except for Note A
  as to which the date is July 26, 1994

    SCHEDULE II -- AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS,
              PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES
          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
                             (DOLLARS IN THOUSANDS)



               COL. A                   COL. B       COL. C              COL. D                       COL. E
- ------------------------------------  -----------  -----------  ------------------------  ------------------------------
                                                                       DEDUCTIONS
                                                                ------------------------     BALANCE AT END OF PERIOD
                                      BALANCE AT                    (1)          (2)      ------------------------------
                                       BEGINNING                  AMOUNTS      AMOUNTS          (1)             (2)
           NAME OF DEBTOR              OF PERIOD    ADDITIONS    COLLECTED   WRITTEN OFF      CURRENT       NOT CURRENT
- ------------------------------------  -----------  -----------  -----------  -----------  ---------------  -------------

Year Ended December 31, 1991
  David R. Markin(1)................   $     124    $       0    $       0    $       0      $       0       $     124
  Allan R. Tessler(1)...............         167            0            0            0              0             167
  Wilmer J. Thomas, Jr.(1)..........         167            0            0            0              0             167
  Martin L. Solomon(1)..............         167            0            0            0              0             167
  International Controls Corp.(1)...        (581)      22,100            0      (21,519)             0               0
                                      -----------  -----------         ---   -----------         -----     -------------
                                       $      44    $  22,100    $       0    $ (21,519)     $       0       $     625
                                      -----------  -----------         ---   -----------         -----     -------------
                                      -----------  -----------         ---   -----------         -----     -------------
Year Ended December 31, 1992
  David R. Markin(1)................   $     124    $       0    $       0    $       0      $       0       $     124
  Allan R. Tessler(1)...............         167            0            0            0              0             167
  Wilmer J. Thomas, Jr.(1)..........         167            0            0            0              0             167
  Martin L. Solomon(1)..............         167            0            0            0              0             167
  King Cars, Inc.(2)................           0          398            0            0            398               0
  International Controls Corp.(1)...           0       21,250            0       (4,666)             0          16,584
                                      -----------  -----------         ---   -----------         -----     -------------
                                       $     625    $  21,648    $       0    $  (4,666)     $     398       $  17,209
                                      -----------  -----------         ---   -----------         -----     -------------
                                      -----------  -----------         ---   -----------         -----     -------------
Year Ended December 31, 1993
  David R. Markin(1)................   $     124    $       0    $       0    $       0      $       0       $     124
  Allan R. Tessler(1)...............         167            0            0            0              0             167
  Wilmer J. Thomas, Jr.(1)..........         167            0            0            0              0             167
  Martin L. Solomon(1)..............         167            0            0            0              0             167
  King Cars, Inc.(2)................         398           24            0            0            422               0
  International Controls
   Corp.(1,3).......................      16,584       19,674            0      (21,229)             0          15,029
                                      -----------  -----------         ---   -----------         -----     -------------
                                       $  17,607    $  19,698    $       0    $ (21,229)     $     422       $  15,654
                                      -----------  -----------         ---   -----------         -----     -------------
                                      -----------  -----------         ---   -----------         -----     -------------

- ----------------
(1) Obligation is non-interest bearing demand obligation.
(2) Obligation is a promissory note due on December 31, 1994, bearing a 6.5% interest rate.
(3) Subsequent to year end, the Corporation distributed $15.0 million to ICC and the receivable from parent was discharged.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
      SCHEDULE IV -- INDEBTEDNESS OF AND TO RELATED PARTIES -- NOT CURRENT
                             (DOLLARS IN THOUSANDS)


           COL. A               COL. B      COL. C      COL. D      COL. E     COL. F      COL. G
- ----------------------------  -----------  ---------  -----------  ---------  ---------  -----------
                                             INDEBTEDNESS OF                     INDEBTEDNESS TO
                              ----------------------------------------------  ----------------------
                                                                               BALANCE
                              BALANCE AT                            BALANCE      AT
       NAME OF PERSON          BEGINNING   ADDITIONS  DEDUCTIONS    AT END    BEGINNING   ADDITIONS
- ----------------------------  -----------  ---------  -----------  ---------  ---------  -----------

Year Ended December 31, 1991
  American Country Insurance
   Company..................   $  --       $  --       $  --       $  --      $  --       $   2,500
                              -----------  ---------  -----------  ---------  ---------  -----------
                              -----------  ---------  -----------  ---------  ---------  -----------

Year Ended December 31, 1992
  American Country Insurance
   Company..................   $  --       $  --       $  --       $  --      $   2,500   $  --
                              -----------  ---------  -----------  ---------  ---------  -----------
                              -----------  ---------  -----------  ---------  ---------  -----------

Year Ended December 31, 1993
  American Country Insurance
   Company..................   $  --       $  --       $  --       $  --      $   2,500   $  --
                              -----------  ---------  -----------  ---------  ---------  -----------
                              -----------  ---------  -----------  ---------  ---------  -----------

           COL. A               COL. H    COL. I
- ----------------------------   --------  ---------

                                          BALANCE
       NAME OF PERSON          DEDUCTIONS  AT END
- ----------------------------   --------  ---------
Year Ended December 31, 1991
  American Country Insurance
   Company..................   $ --      $   2,500
                               --------  ---------
                               --------  ---------
Year Ended December 31, 1992
  American Country Insurance
   Company..................   $ --      $   2,500
                               --------  ---------
                               --------  ---------
Year Ended December 31, 1993
  American Country Insurance
   Company..................   $ --      $   2,500
                               --------  ---------
                               --------  ---------

- --------------
NOTE: The above amount relates to an amount loaned as part of a mortgage loan dated December 17, 1991 as described in Note D of the notes to consolidated financial statements.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP



                  SCHEDULE V -- PROPERTY, PLANT AND EQUIPMENT
                             (DOLLARS IN THOUSANDS)



                      COL. A                         COL. B      COL. C       COL. D         COL. E         COL. F
- --------------------------------------------------  ---------   ---------   -----------   -------------   ----------
                                                     BALANCE
                                                       AT                                 OTHER CHANGES   BALANCE AT
                                                    BEGINNING   ADDITIONS                  ADD/DEDUCT       END OF
                                                    OF PERIOD    AT COST    RETIREMENTS     DESCRIBE        PERIOD
                                                    ---------   ---------   -----------   -------------   ----------

YEAR ENDED DECEMBER 31, 1991:
  Land and buildings..............................  $   5,586    $   560     $    (31)        $ 419        $   6,534
  Transportation equipment........................     35,644      9,079      (12,383)           11           32,351
  Machinery, equipment, furniture and fixtures....     67,674      1,732       (1,337)         (433)          67,636
                                                    ---------   ---------   -----------       -----       ----------
                                                    $ 108,904    $11,371     $(13,751)        $  (3)       $ 106,521
                                                    ---------   ---------   -----------       -----       ----------
                                                    ---------   ---------   -----------       -----       ----------
YEAR ENDED DECEMBER 31, 1992:
  Land and buildings..............................  $   6,534    $   546     $ --            -$-           $   7,080
  Transportation equipment........................     32,351      9,273       (7,428)       --               34,196
  Machinery, equipment, furniture and fixtures....     67,636      2,481         (431)       --               69,686
                                                    ---------   ---------   -----------       -----       ----------
                                                    $ 106,521    $12,300     $ (7,859)       -$-           $ 110,962
                                                    ---------   ---------   -----------       -----       ----------
                                                    ---------   ---------   -----------       -----       ----------
YEAR ENDED DECEMBER 31, 1993:
  Land and buildings..............................  $   7,080    $   264     $ --            -$-           $   7,344
  Transportation equipment........................     34,196      6,232      (10,400)           26           30,054
  Machinery, equipment, furniture and fixtures....     69,686      6,145         (280)          (23)          75,528
                                                    ---------   ---------   -----------       -----       ----------
                                                    $ 110,962    $12,641     $(10,680)        $   3        $ 112,926
                                                    ---------   ---------   -----------       -----       ----------
                                                    ---------   ---------   -----------       -----       ----------

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
             SCHEDULE VI -- ACCUMULATED DEPRECIATION, DEPLETION AND
                 AMORTIZATION OF PROPERTY, PLANT AND EQUIPMENT

                             (DOLLARS IN THOUSANDS)

              COL. A                   COL. B        COL. C        COL. D         COL. E        COL. F
- -----------------------------------  -----------  -------------  -----------  ---------------  ---------
                                                    ADDITIONS
                                     BALANCE AT    CHARGED TO                  OTHER CHANGES    BALANCE
                                      BEGINNING       COST                      ADD/DEDUCT      AT END
                                      OF PERIOD    AND EXPENSE   RETIREMENTS     DESCRIBE      OF PERIOD
                                     -----------  -------------  -----------  ---------------  ---------

YEAR ENDED DECEMBER 31, 1991:
  Land and buildings...............   $   1,663     $     474     $  --          $      (2)    $   2,135
  Transportation equipment.........      18,552         9,063       (10,219)            13        17,409
  Machinery, equipment, furniture
   and fixtures....................      14,249         5,069          (739)             6        18,585
                                     -----------  -------------  -----------           ---     ---------
                                      $  34,464     $  14,606     $ (10,958)     $      17     $  38,129
                                     -----------  -------------  -----------           ---     ---------
                                     -----------  -------------  -----------           ---     ---------
YEAR ENDED DECEMBER 31, 1992:
  Land and buildings...............   $   2,135     $     507     $  --          $  --         $   2,642
  Transportation equipment.........      17,409         8,796        (6,065)             1        20,141
  Machinery, equipment, furniture
   and fixtures....................      18,585         4,944          (375)        --            23,154
                                     -----------  -------------  -----------           ---     ---------
                                      $  38,129     $  14,247     $  (6,440)     $       1     $  45,937
                                     -----------  -------------  -----------           ---     ---------
                                     -----------  -------------  -----------           ---     ---------
YEAR ENDED DECEMBER 31, 1993:
  Land and buildings...............   $   2,642     $     541     $  --          $  --         $   3,183
  Transportation equipment.........      20,141         8,191        (8,905)            21        19,448
  Machinery, equipment, furniture
   and fixtures....................      23,154         5,789          (272)           (21)       28,650
                                     -----------  -------------  -----------           ---     ---------
                                      $  45,937     $  14,521     $  (9,177)     $  --         $  51,281
                                     -----------  -------------  -----------           ---     ---------
                                     -----------  -------------  -----------           ---     ---------

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
               SCHEDULE VIII -- VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)


                COL. A                         COL. B                  COL. C              COL. D          COL. E
- ---------------------------------------  -------------------  ------------------------  -------------  ---------------
                                                               ADDITIONS CHARGED TO:
                                                              ------------------------

                                             BALANCE AT                                                  BALANCE AT
                                              BEGINNING        COST AND       OTHER                        END OF
              DESCRIPTION                     OF PERIOD        EXPENSES     ACCOUNTS    DEDUCTIONS(1)      PERIOD
- ---------------------------------------  -------------------  -----------  -----------  -------------  ---------------
YEAR ENDED DECEMBER 31, 1991:
  Deducted from assets:
    Allowance for doubtful accounts --
     trade.............................       $       5        $  --        $  --         $  --           $       5
                                                 ------       -----------  -----------  -------------        ------
                                                 ------       -----------  -----------  -------------        ------
  Workers' compensation................       $     242        $     836    $  --         $    (813)      $     265
                                                 ------       -----------  -----------  -------------        ------
                                                 ------       -----------  -----------  -------------        ------
  Claims...............................       $   2,500        $   1,047    $  --         $    (830)      $   2,717
                                                 ------       -----------  -----------  -------------        ------
                                                 ------       -----------  -----------  -------------        ------
YEAR ENDED DECEMBER 31, 1992:
  Deducted from assets:
    Allowance for doubtful accounts --
     trade                                    $       5        $  --        $  --         $  --           $       5
                                                 ------       -----------  -----------  -------------        ------
                                                 ------       -----------  -----------  -------------        ------
  Workers' compensation................       $     265        $   4,584    $  --         $  (3,008)      $   1,841
                                                 ------       -----------  -----------  -------------        ------
                                                 ------       -----------  -----------  -------------        ------
  Claims...............................       $   2,717        $     783    $  --         $    (168)      $   3,332
                                                 ------       -----------  -----------  -------------        ------
                                                 ------       -----------  -----------  -------------        ------
YEAR ENDED DECEMBER 31, 1993:
  Deducted from assets:
    Allowance for doubtful accounts --
     trade.............................       $       5        $     111    $  --         $     (68)      $      48
                                                 ------       -----------  -----------  -------------        ------
                                                 ------       -----------  -----------  -------------        ------
  Workers' compensation................       $   1,841        $   1,200    $  --         $  (1,927)      $   1,114
                                                 ------       -----------  -----------  -------------        ------
                                                 ------       -----------  -----------  -------------        ------
  Claims...............................       $   3,332        $   1,103    $  --         $  (1,106)      $   3,329
                                                 ------       -----------  -----------  -------------        ------
                                                 ------       -----------  -----------  -------------        ------

- --------------
(1) Reclassification to other reserves and utilization of reserves.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
                      SCHEDULE IX -- SHORT-TERM BORROWINGS
                             (DOLLARS IN THOUSANDS)



                COL. A                    COL. B        COL. C        COL. D       COL. E        COL. F
- --------------------------------------  -----------  -------------  -----------  -----------  -------------
                                                                      MAXIMUM      AVERAGE      WEIGHTED
                                                                      AMOUNT       AMOUNT        AVERAGE
                                        BALANCE AT     WEIGHTED     OUTSTANDING  OUTSTANDING  INTEREST RATE
   CATEGORY OF AGGREGATE SHORT-TERM       END OF        AVERAGE     DURING THE   DURING THE    DURING THE
              BORROWINGS                  PERIOD     INTEREST RATE    PERIOD      PERIOD(1)     PERIOD(2)
- --------------------------------------  -----------  -------------  -----------  -----------  -------------

BANK BORROWINGS:
  Year ended December 31, 1991........   $   4,000         7.00%     $   4,000    $   2,053         8.38%
  Year ended December 31, 1992........       5,000         7.00%         5,000        4,350         6.71%
  Year ended December 31, 1993........       5,000         7.25%         5,000        4,998         7.25%

- --------------
(1) Amount of loan divided by number of days in year, times the number of days outstanding during the year.
(2) Total interest expense during the period divided by the average amount outstanding during the period.

          CHECKER MOTORS CORPORATION AND SUBSIDIARIES -- ISSUER GROUP
            SCHEDULE X -- SUPPLEMENTAL INCOME STATEMENT INFORMATION
                             (DOLLARS IN THOUSANDS)



                                                                                         COLUMN B
                                                                        -------------------------------------------
                                                                          CHARGED TO CONTINUING OPERATIONS' COST
                                                                                       AND EXPENSES
                                                                        -------------------------------------------
                                                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                               COLUMN A                                     1991           1992           1993
- ----------------------------------------------------------------------  -------------  -------------  -------------
Maintenance and repairs...............................................    $   4,495      $   3,192      $   3,835
                                                                             ------         ------         ------
                                                                             ------         ------         ------
Depreciation and amortization of intangible assets, pre-operating
 costs and similar deferrals (1)......................................    $  --        $    --        $    --
                                                                              ------         ------         ------
                                                                              ------         ------         ------
Taxes other than payroll and income taxes (1).........................  $      1,374   $      1,404   $      2,070
                                                                              ------         ------         ------
                                                                              ------         ------         ------
Royalties (1).........................................................  $    --        $    --        $    --
                                                                              ------         ------         ------
                                                                              ------         ------         ------
Advertising costs (1).................................................  $    --        $    --        $    --
                                                                              ------         ------         ------
                                                                              ------         ------         ------

- --------------
(1) Amounts for these expenses are not presented as such amounts are less than 1% of total revenues in the year indicated.

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
Great Dane Trailers, Inc. and Subsidiaries



    We have audited the consolidated financial statements of Great Dane Trailers, Inc. and subsidiaries (a wholly-owned subsidiary of International Controls Corp.) as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993 and have issued our report thereon dated March 1, 1994 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in item 16(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.



    In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.



                                          /s/__ERNST & YOUNG



Atlanta, Georgia
March 1, 1994

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A WHOLLY-OWNED SUBSIDIARY OF INTERNATIONAL CONTROLS CORP.)
               SCHEDULE VIII -- VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)



                           COL. A                               COL. B           COL. C             COL. D         COL. E
- ------------------------------------------------------------  ----------   -------------------   -------------   ----------
                                                                            ADDITIONS CHARGED
                                                                                   TO:
                                                                           -------------------
                                                              BALANCE AT                                         BALANCE AT
                                                              BEGINNING    COST AND    OTHER                       END OF
                        DESCRIPTION                           OF PERIOD    EXPENSES   ACCOUNTS   DEDUCTIONS(1)     PERIOD
- ------------------------------------------------------------  ----------   --------   --------   -------------   ----------
YEAR ENDED DECEMBER 31, 1991:
Deducted from assets:
  Allowance for doubtful accounts:
    trade...................................................     $803        $210                    $(412)         $601
    finance lease receivables...............................     $842        $ (7)     $ 292         $(183)         $944
YEAR ENDED DECEMBER 31, 1992:
Deducted from assets:
  Allowance for doubtful accounts:
    trade...................................................     $601        $183                    $(166)         $618
    finance lease receivables...............................     $944        $ 52                    $(317)         $679
YEAR ENDED DECEMBER 31, 1993:
Deducted from assets:
  Allowance for doubtful accounts:
    trade...................................................     $618        $123      $ 258         $(299)         $700
    finance lease receivables...............................     $679        $ 52      $(584)        $  12          $159

- --------------
(1)   Utilization of reserves.

                   GREAT DANE TRAILERS, INC. AND SUBSIDIARIES
          (A WHOLLY-OWNED SUBSIDIARY OF INTERNATIONAL CONTROLS CORP.)
            SCHEDULE X -- SUPPLEMENTAL INCOME STATEMENT INFORMATION
                             (DOLLARS IN THOUSANDS)



                   COL. A                                           COL. B
- ---------------------------------------------  -------------------------------------------------
                                                         CHARGED TO COST AND EXPENSES
                                               -------------------------------------------------
                                                DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                    1991             1992             1993
                                               ---------------  ---------------  ---------------

Maintenance and repairs......................     $   4,986        $   6,690        $  11,746
                                                     ------           ------          -------
Depreciation and amortization of intangible
 assets, pre-operating costs and similar
 deferrals (1)...............................
Taxes other than payroll and income taxes
 (1).........................................
Royalties (1)................................
Advertising Costs (1)........................

- --------------
(1) Amounts for these expenses are not presented as such amounts are less than 1% of total revenues in the year indicated.

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                         DESCRIPTION                                        PAGE
- -----------  ----------------------------------------------------------------------------------  ---------
       1.1   Form of Underwriting Agreement among Alex. Brown & Sons Incorporated, SPP Hambro &
              Co., International Controls, Great Dane, Great Dane Nebraska, Inc., Great Dane
              Tennessee, Inc., Great Dane Los Angeles, Inc., Motors, Checker L.P., SCSM, Yellow
              Cab Company, Chicago AutoWerks Inc. and CMC Kalamazoo Inc. (the "Registrants")
              with respect to the    % Senior Secured Notes due 2001 of the Registrants and the
              Units consisting of the    % Senior Subordinated Notes due 2004 of the
              Registrants and Warrants to purchase common stock of the Registrant.
       3.1   Restated Articles of Incorporation of International Controls.
       3.2   By-Laws of International Controls as effective May 13, 1991 (incorporated herein by reference to Exhibit 3.3 of the Registrant's Annual Report of Form 10-K for
              the year ended December 31, 1992 (the 1992 10-K)).
       3.3   Articles of Incorporation of Great Dane.**
       3.4   Bylaws of Great Dane.**
       3.5   Articles of Incorporation of Great Dane Trailers Nebraska, Inc.**
       3.6   Bylaws of Great Dane Trailers Nebraska, Inc.**
       3.7   Certificate of Incorporation of Great Dane Trailers Tennessee, Inc.**
       3.8   Bylaws of Great Dane Trailers Tennessee, Inc.**
       3.9   Articles of Incorporation of Great Dane Los Angeles, Inc.**
       3.10  Bylaws of Great Dane Los Angeles, Inc.**
       3.11  Certificate of Incorporation of Motors.**
       3.12  Bylaws of Motors.**
       3.13  Articles of Incorporation of SCSM.**
       3.14  Bylaws of SCSM.**
       3.15  Certificate of Incorporation of Yellow Cab Company.**
       3.16  Bylaws of Yellow Cab Company.**
       3.17  Certificate of Incorporation of CMC Kalamazoo Inc.**
       3.18  Bylaws of CMC Kalamazoo Inc.**
       3.19  Certificate of Incorporation of AutoWerks Inc.**
       3.20  Bylaws of Chicago AutoWerks Inc.**
       4.1   Form of Indenture between International Controls and First Fidelity Bank, National
              Association ("First Fidelity"), New Jersey, as Trustee, relating to the 12 3/4%
              Senior Subordinated Debentures due August 1, 2001 of International Controls
              (incorporated herein by reference to Exhibit 4.1 to Registration Statement No.
              33-7212 filed with the Securities and Exchange Commission on July 15, 1986).
       4.2   Form of Indenture between International Controls and Midlantic National Bank, as
              Trustee, relating to the 14 1/2% Subordinated Discount Debentures due January 1,
              2006 of International Controls (incorporated herein by reference to Exhibit 4.1 to Registration Statement No. 33-1788 filed with the Securities and Exchange
              Commission on November 26, 1985).
       4.3   Form of Indenture between the Issuers and First Fidelity Bank, National
              Association, as Trustee, relating to the    % Senior Secured Notes due 2001.*
       4.4   Agreement to furnish additional documents upon request by the Securities and
              Exchange Commission (incorporated herein by reference to Exhibit 4.3 to
              International Controls' Annual Report on Form 10-K for the year ended December
              31, 1989 (the "1989 10-K")).
       4.5   Form of Indenture between International Controls and Marine Midland Bank, as
              Trustee, relating to the    % Senior Subordinated Notes due 2004.*
       4.6   Form of Warrant Agreement between International Controls and American Stock
              Transfer & Trust Company.

  EXHIBIT
    NO.                                         DESCRIPTION                                        PAGE
- -----------  ----------------------------------------------------------------------------------  ---------
       5.1   Opinion of Hutton Ingram Yuzek Gainen Carroll & Bertolotti regarding the legality of certain of the securities being registered.*
      10.1   Amended and Restated Agreement of Limited Partnership of Checker L.P.
              (incorporated herein by reference to Exhibit 10.17 to the 1989 10-K).
      10.2   Amendment, dated July 28, 1989, to Amended and Restated Agreement of Limited
              Partnership of Checker L.P. (incorporated herein by reference to Exhibit 19.1 to
              International Controls' Annual Report on Form 10-K for the year ended December
              31, 1991 (the "1991 10-K")).
      10.3   Amendment, dated June 25, 1991, to Amended and Restated Agreement of Limited
              Partnership of Checker L.P. (incorporated herein by reference to Exhibit 19.2 to the 1991 10-K).
      10.4   Amended and Restated Employment Agreement, dated as of November 1, 1985, between
              Motors and David R. Markin ("Markin Employment Agreement") (incorporated herein by reference to Exhibit 10.18 to the 1989 10-K).
      10.5   Amendment, dated as of March 4, 1992, to Markin Employment Agreement (incorporated herein by reference to Exhibit 10.3 to the 1991 10-K).
      10.6   Extension, dated July 12, 1993, of Amended and Restated Employment Agreement
              Between Checker and David R. Markin (incorporated herein by reference to Exhibit
              10.6 of International Controls' Annual Report on Form 10-K for the year ended
              December 31, 1993 (the "1993 10-K")).
      10.7   Amended and Restated Employment Agreement, dated as of June 1, 1992, between
              Checker L.P. and Jeffrey Feldman (incorporated herein by reference to Exhibit
              28.2 of International Controls' Quarterly Report on Form 10-Q for the quarter ended June 30, 1992 (the "June 1992 10-Q").
      10.8   Stated Benefit Salary Continuation Agreement (incorporated herein by reference to
              Exhibit 10.21 to the 1989 10-K).
      10.9   Employment Agreement, dated as of July 1, 1992, between International Controls and
              Jay H. Harris (incorporated herein by reference to Exhibit 28.1 to the June 1992
              10-Q) (the "Harris Employment Agreement").
      10.10  Loan and Guaranty Agreement, dated September 17, 1992, by and among Checker L.P.,
              Motors, SCSM and NBD Bank, N.A. (incorporated herein by reference to Exhibit 28.1 to International Controls' Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1992 (the "September 1992 10-Q")).
      10.11  First Amendment, dated as of November 1, 1993, to Loan and Guaranty Agreement.
      10.12  Credit and Guaranty Agreement, dated as of August 1, 1989, by and among SCSM,
              Motors, Checker L.P. and NBD Bank, N.A. (the "Credit Agreement") (incorporated herein by reference to Exhibit 10.10 to the 1992 10-K).
      10.13  First Amendment, dated as of June 1, 1990, to the Credit Agreement (incorporated herein by reference to Exhibit 10.11 of the 1992 10-K).
      10.14  Second Amendment, dated as of January 2, 1991, to the Credit Agreement
              (incorporated herein by reference to Exhibit 10.12 of the 1992 10-K).
      10.15  Third Amendment, dated as of November 1, 1993, to the Credit Agreement.
      10.16  Supplemental Agreement, dated as of April 20, 1992, among SCSM, Motors, Checker
              L.P. and NBD Bank, N.A. (incorporated herein by reference to Exhibit 10.13 of the
              1992 10-K).
      10.17  Second Supplemental Agreement, dated as of September 17, 1992, among SCSM, Motors,
              Checker L.P. and NBD Bank, N.A. (incorporated herein by reference to Exhibit 28.2 of the June 1991 10-Q).
      10.18  Lease, dated December 1, 1988, between SCSM and Park Corporation (incorporated herein by reference to Exhibit 10.25 to the 1989 10-K).

  EXHIBIT
    NO.                                         DESCRIPTION                                        PAGE
- -----------  ----------------------------------------------------------------------------------  ---------
      10.19  Loan and Security Agreement dated as of March 21, 1990, by and among Great
              Dane, Great Dane Trailers Indiana, Inc., Great Dane Trailers Nebraska,
              Inc., Great Dane Trailers Tennessee, Inc., certain lending institutions and Security Pacific Business Credit Inc., as Agent (the "Security
              Pacific Agreement") (incorporated herein by reference to Exhibit 10.26 to the 1989 10-K).
      10.20  First Amendment, dated as of March 30, 1990, to the Security Pacific
              Agreement (incorporated herein by reference to Exhibit 19.3 to the 1991
              10-K).
      10.21  Second Amendment, dated as of April 30, 1990, to the Security Pacific
              Agreement (incorporated herein by reference to Exhibit 19.4 to the 1991
              10-K).
      10.22  Third Amendment, dated as of August 14, 1990, to the Security Pacific
              Agreement (incorporated herein by reference to Exhibit 19.5 to the 1991
              10-K).
      10.23  Fourth Amendment, dated as of February 28, 1991, to the Security Pacific
              Agreement (incorporated herein by reference to Exhibit 19.6 to the 1991
              10-K).
      10.24  Waiver and Fifth Amendment, dated as of September 3, 1991, to the Security
              Pacific Agreement (incorporated herein by reference to Exhibit 19.7 to the 1991 10-K).
      10.25  Waiver, Consent and Sixth Amendment, dated April 30, 1992, to the Security
              Pacific Agreement (incorporated herein by reference to Exhibit 28 to
              International Controls' Quarterly Report on Form 10-Q for the quarter ended March 31, 1992).
      10.26  Seventh Amendment, dated as of July 10, 1992, to the Security Pacific
              Agreement (incorporated herein by reference to the June 1992 10-Q).
      10.27  Eighth Amendment, dated as of February 19, 1993, to the Security Pacific
              Agreement (incorporated herein by reference to Exhibit 10.24 of the 1992
              10-K).
      10.28  Waiver, Consent and Ninth Amendment, dated March 26, 1993, to the Security
              Pacific Agreement (incorporated herein by reference to Exhibit 10.29 of the 1992 10-K).
      10.29  Tenth Amendment, dated as of November 1, 1993, to the Security Pacific
              Agreement.
      10.30  Assumption Agreement dated as of August 1, 1989, by and between Motors and the West Virginia Economic Development Authority (incorporated herein by reference to Exhibit 10.12 to International Controls' Annual Report on
              Form 10-K for the year ended December 31, 1990).
      10.31  Agreement, dated as of September 1, 1991, between Checker L.P. and Jerry
              E. Feldman (incorporated herein by reference to Exhibit 10.12 to the 1991
              10-K).
      10.32  Form of Checker Motors Corporation Excess Benefit Retirement Plan,
              effective January 1, 1983 (incorporated herein by reference to Exhibit
              19.9 to the 1991 10-K).
      10.33  Amended and Restated License Agreement, dated December 30, 1992, between
              Motors and Checker Taxi Association, Inc. (incorporated herein by reference to Exhibit 10.28 of the 1992 10-K).
      10.34  Employment Agreement, dated as of January 1, 1994 between International
              Controls and David R. Markin.
      10.35  Eleventh Amendment, dated as of March 11, 1994, to the Security Pacific
              Agreement (incorporated herein by reference to Exhibit 10.1 to the
              International Controls' Quarterly Report on Form 10-Q for the quarter ended March 31, 1994).
      10.36  Employment Agreement dated as of November 4, 1991, between Great Dane and
              Willard R. Hildebrand.
      10.37  Form of Escrow Deposit Agreement between the Issuers and First Fidelity,
              dated as of          , 1994.*
      10.38  Settlement Agreement, dated as of June 21, 1994, among John Garamendi, as
              Insurance Commissioner of the State of California, Base Assets Trust,
              Checker L.P., Motors, Checker Holding Corp. III and International
              Controls.

  EXHIBIT
    NO.                                         DESCRIPTION                                        PAGE
- -----------  ----------------------------------------------------------------------------------  ---------
      10.39  Form of Loan Agreement, dated as of               , 1994, by and among the
              International Controls, Great Dane, Motors, Checker L.P., SCSM, Great
              Dane Trailers Nebraska, Inc., Great Dane Trailers Tennessee, Inc., Great
              Dane Los Angeles, Inc., Yellow Cab Company, Chicago AutoWorks Inc., CMC
              Kalamazoo Inc., NBD Bank, N.A., as agent, and the lenders named therein.*
      10.40  Form of Pledge, Security and Intercreditor Agreement, dated as of
                        , 1994, entered into by International Controls, the Senior Note
              Trustee and NBD Bank, N.A., as agent, and , as collateral agent, for the benefit of the lenders named therein.*
      10.41  Form of Security Agreement entered into by the Issuers in favor of the
              Senior Note Trustee, for the benefit of the Senior Note Holders.
      10.42  Form of      Agreement.
      10.43  Form of Security Agreement entered into by the Issuers in favor of as agent, for the benefit of the lenders named therein.
      10.44  Amendment to Harris Employment Agreement dated April 6, 1994, effective as of July 1, 1992**
       12.1  Statements regarding computation of ratios.**
       21.1  Subsidiaries of Registrant.
       23.1  Consent of Ernst & Young**
       23.2  Consent of Hutton Ingram Yuzek Gainen Carroll & Bertolotti -- see Exhibit
              5.1.
       24.1  Power of Attorney.**
       25.1  Statement of eligibility of Trustee for the Senior Notes.
       25.2  Statement of eligibility of Trustee for the Senior Subordinated Notes.
       28.1  Schedule P of Annual Statements provided by Country to Illinois Regulatory
              Authorities.

- --------------
 * To be filed by amendment
** Filed herewith

                                                                  APPENDIX A

                   EXPLANATION OF CORPORATE STRUCTURE CHART


          The following is an explanation of the corporate structure chart which appears on page 6 of the Prospectus. The purpose of the chart is to illustrate the basic corporate structure of the Company and its subsidiaries. That chart shows the following:


          Checker Motors Corporation and Great Dane Trailers, Inc. are 100%-owned subsidiaries of International Controls Corp.


          Great Dane Trailer, Nebraska, Inc., Great Dane Trailers Tennessee, Inc., and Great Dane Los Angeles, Inc., are 100%-owned subsidiaries of Great Dane. South Charleston Stamping & Manufacturing Company is 90%-owned by Motors and 10%-owned by Executive Life Insurance Company.


          Yellow Cab Company, Chicago AutoWerks Inc., CMC Kalamazoo Inc. and American Country Insurance Company are 100%-owned subsidiaries of Motors.